EXHIBIT 4F(6)
     [Conformed Copy]



                  REVOLVING CREDIT AGREEMENT (FACILITY A)



                               by and among



                          ATLANTIC ENERGY, INC.,

                         THE LENDERS PARTY HERETO,


                                    AND


                      THE BANK OF NEW YORK, AS AGENT




                             ________________

                                $35,000,000
                             ________________

                                                      Facilty A

                      Dated as of September 28, 1995

                             TABLE OF CONTENTS


1.  DEFINITIONS AND PRINCIPLES OF CONSTRUCTION               1

  1.1.  Definitions                                          1
  1.2.  Principles of Construction                          15

2.  AMOUNT AND TERMS OF LOANS                               16

  2.1.  Revolving Credit Loans                              16
  2.2.  Revolving Credit Notes                              16
  2.3.  Procedure for Borrowing Revolving Credit Loans      17
  2.4.  Competitive Bid Loans; Procedure                    18
  2.5.  Voluntary Reduction or Termination of Aggregate
        Commitments                                         21
  2.6.  Prepayments of the Loans                            21
  2.7.  Conversions and Continuations                       22
  2.8.  Interest Rate and Payment Dates                     23
  2.9.  Substituted Interest Rate                           24
  2.10. Taxes                                               25
  2.11. Illegality                                          27
  2.12. Increased Costs                                     27
  2.13. Indemnification for Loss                            28
  2.14. Survival of Certain Obligations                     29
  2.15. Use of Proceeds                                     29
  2.16. Capital Adequacy                                    29
  2.17. Change of Lending Office; Right to Substitute
        Lender                                              29
  2.18. Extension of Maturity Date                          30
  2.19. Change in Control                                   32
  2.20. Agent's Records                                     33

3.  FEES; PAYMENTS                                          33

  3.1.  Facility Fee                                        33
  3.2.  Agent's Fees                                        33
  3.3.  Pro Rata Treatment and Application of Principal
        Payments                                            33

4.  REPRESENTATIONS AND WARRANTIES                          34

  4.1.  Subsidiaries                                        34
  4.2.  Existence and Power                                 34
  4.3.  Authority; Enforceability                           34
  4.4.  Required Consents                                   34
  4.5.  No Conflicting Agreements, Compliance with
        Laws; Taxes                                         35
  4.6.  Franchises, Licenses, Etc.                          35

                                                      Facility A

  4.7.   Investment Company Act                             35
  4.8.   Public Utility Status                              35
  4.9.   Federal Reserve Regulations; Use of Loan
         Proceeds                                           35
  4.10.  Litigation                                         36
  4.11.  Financial Statements                               36
  4.12.  Plans                                              36
  4.13.  Ownership of Property; Liens                       36
  4.14.  Security Interests                                 37
  4.15.  Environmental Matters                              37
  4.16.  Certain Business Activities                        37

5.  CONDITIONS TO FIRST LOANS                               37

  5.1.  Evidence of Action                                  37
  5.2.  This Agreement; Notes                               38
  5.3.  Certificate as to Approvals and Liens               38
  5.4.  Pledge Agreement                                    38
  5.5.  Facility B Loan Documents                           38
  5.6.  Other Credit Facilities                             38
  5.7.  ACE Preferred Stock                                 39
  5.8.  Opinions of Counsel                                 39
  5.9.  Opinion of Special Counsel                          39
  5.10. Fees                                                39

6.  CONDITIONS OF LENDING - ALL LOANS                       39

  6.1.  Compliance                                          39
  6.2.  Borrowing Request; Competitive Bid Request          40

7.  AFFIRMATIVE COVENANTS                                   40

  7.1.  Financial Statements                                40
  7.2.  Certificates; Other Information                     40
  7.3.  Legal Existence                                     41
  7.4.  Taxes                                               41
  7.5.  Insurance                                           42
  7.6.  Condition of Property                               42
  7.7.  Observance of Legal Requirements                    42
  7.8.  Inspection of Property; Books and Records;
        Discussions                                         42
  7.9.  Licenses, Franchises, Intellectual Property,
        Etc.                                                42
  7.10. Indebtedness Capitalization Ratio                   42
  7.11. Ratio of Indebtedness to Annualized ACE
        Dividends                                           43

                                                      Facility A

8.  NEGATIVE COVENANTS                                      43

  8.1.  Indebtedness                                        43
  8.2.  Liens                                               43
  8.3.  Merger; Consolidation                               44
  8.4.  Restricted Payments                                 44
  8.5.  Investments, Acquisitions, Loans, Etc.              45
  8.6.  Amendments, Etc. of Intercompany Notes              46
  8.7.  Designation of Operating Subsidiaries               46
  8.8.  Certain Business Activities                         46

9.  DEFAULT                                                 46

  9.1.  Events of Default                                   46

10.  THE AGENT                                              49

  10.1.  Appointment                                        49
  10.2.  Delegation of Duties                               49
  10.3.  Exculpatory Provisions                             50
  10.4.  Reliance by Agent                                  50
  10.5.  Notice of Default                                  50
  10.6.  Non-Reliance on Agent and Other Lenders            51
  10.7.  Indemnification                                    51
  10.8.  Agent in Its Individual Capacity                   52
  10.9.  Successor Agent                                    52

11.  OTHER PROVISIONS                                       53

  11.1.  Amendments and Waivers                             53
  11.2.  Notices                                            53
  11.3.  No Waiver; Cumulative Remedies                     54
  11.4.  Survival of Representations and Warranties         55
  11.5.  Payment of Expenses and Taxes                      55
  11.6.  Lending Offices                                    55
  11.7.  Assignments and Participations                     56
  11.8.  Counterparts                                       57
  11.9.  Adjustments; Set-off                               58
  11.10. Indemnity                                          59
  11.11. Governing Law                                      59
  11.12. Headings Descriptive                               59
  11.13. Severability                                       59
  11.14. Integration                                        60
  11.15. Consent to Jurisdiction                            60
  11.16. Service of Process                                 60
  11.17. No Limitation on Service or Suit                   60
  11.18. WAIVER OF TRIAL BY JURY                            60

EXHIBITS

Exhibit A       List of Commitments
Exhibit B-1     Form of Revolving Credit Note
Exhibit B-2     Form of Competitive Bid Note
Exhibit C       Form of Borrowing Request
Exhibit D       Form of Competitive Bid Request
Exhibit E       Form of Invitation to Bid
Exhibit F       Form of Competitive Bid
Exhibit G       Form of Competitive Bid Accept/Reject Letter
Exhibit H       Form of Competitive Bid Loan Confirmation
Exhibit I       Form of Notice of Conversion/Continuation
Exhibit J       [Reserved]
Exhibit K       Form of Compliance Certificate
Exhibit L       Form of Pledge Agreement
Exhibit M       Form of Intercompany Note
Exhibit N       Form of Opinion of Counsel to the Borrower
Exhibit O       Form of Opinion of Special Counsel
Exhibit P       Form of Assignment and Acceptance Agreement
Exhibit Q       Form of Guaranty


SCHEDULES

Schedule 1.1    List of Lending Offices
Schedule 4.1    List of Subsidiaries
Schedule 4.1    List of Existing Pension Plans
Schedule 8.1    List of Existing Indebtedness
Schedule 8.2    List of Existing Liens
Schedule 8.5    List of Existing Investments

 REVOLVING CREDIT AGREEMENT (FACILITY A), dated as of
  September 28, 1995, by and among ATLANTIC ENERGY, INC., a New Jersey corporation (the "Borrower"), the lenders party hereto (together with their respective assigns, the "Lenders", each a "Lender") and THE BANK OF NEW YORK, as agent for the Lenders (in such capacity, the "Agent").

  1.  DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

      1.1. Definitions

           As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

           "ABR Advances": the Revolving Credit Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

           "ACE": Atlantic City Electric Company, a New Jersey corporation and a wholly owned Subsidiary of the Borrower.

           "ACE Preferred Stock": the Cumulative Preferred Stock,
  $100 par value, the No Par Preferred Stock and the Preference
  Stock, No Par Value of ACE outstanding from time to time.

           "Accountants": Deloitte & Touche LLP (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower.

           "Acquisition": the acquisition of a business by the Borrower or any of its Subsidiaries through either a merger with another Person or the purchase of all or substantially all of the capital Stock of another Person or all or substantially all of the assets of another Person or of a division of another Person.

           "Accumulated Funding Deficiency": as defined in Section
  302 of ERISA.

           "Advance": with respect to a Revolving Credit Loan, an ABR Advance or a Eurodollar Advance, as the case may be.

           "Affected Advance": as defined in Section 2.9.

           "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons thereof or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

           "Aggregate Commitments": on any date, the sum of all Commitments on such date.

           "Aggregate Credit Exposure": as of any date of determination, the sum of the aggregate outstanding principal balance of all Revolving Credit Loans and Competitive Bid Loans of all Lenders.

           "Aggregate Facility B Commitments": the aggregate of the Facility B Commitments of the Facility B Lenders.

           "Agreement": this Revolving Credit Agreement (Facility A), as the same may be amended, supplemented or otherwise modified from time to time.

           "Alternate Base Rate": on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the BNY Rate in effect on such date.

           "Annualized ACE Dividends": at any date of determination, an amount equal to (i) the amount of dividends paid to the Borrower by ACE during the fiscal quarter ending on such date of determination or, if such date of determination is not a fiscal quarter ending date, the immediately preceding fiscal quarter, multiplied by (ii) four.

           "Applicable Fee Percentage": with respect to the amount of the Aggregate Commitments, at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level, subject to the provisos set forth below:

                                                   Applicable
              Pricing Level                        Fee Percentage

              Pricing Level I                      0.125%
              Pricing Level II                     0.150%
              Pricing Level III                    0.175%
              Pricing Level IV                     0.250%


  provided that (i) changes in the Applicable Fee Percentage resulting from a change in the Pricing Level shall become effective on the effective date of any change in the Senior Debt Rating by Moody's or S&P and (ii) in the event of a split in ratings resulting in the Senior Debt Rating by S&P and Moody's falling within different Pricing Levels, the Applicable Fee Percentage shall be the lower percentage.

           "Applicable Lending Office": in respect of any Lender, (i) in the case of such Lender's ABR Advances and Competitive Bid
  Loans, its Domestic Lending Office and (ii) in the case of such Lender's Eurodollar Advances, its Eurodollar Lending Office.

           "Applicable Margin": with respect to the unpaid principal amount of Eurodollar Advances, at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level, subject to the provisos set forth below:

                Pricing Level                    Applicable Margin

                Pricing Level I                  0.300%
                Pricing Level II                 0.325%
                Pricing Level III                0.425%
                Pricing Level IV                 0.500%

  provided that (i) changes in the Applicable Margin resulting from a change in the Pricing Level shall become effective on the effective date of any change in the Senior Debt Rating by Moody's or S&P and (ii) in the event of a split in ratings resulting in the Senior Debt Rating by each of S&P and Moody's falling within different Pricing Levels, the Applicable Margin shall be the lower percentage.

           "Approved Financial Institutions": collectively, (i) each Lender, (ii) those major United States and foreign commercial banks with which the Borrower or its affiliates have formal line-of-credit relationships as of the Effective Date, (iii) domestic branches of major Canadian banks and (iv) such other banks as appropriate officers of the Borrower may deem appropriate and with respect to which the Agent shall have received advance written notice.

      "Assignment and Acceptance Agreement": an assignment and acceptance agreement executed by an assignor and an assignee pursuant to which the assignor assigns to the assignee all or any portion of such assignor's (i) Notes, (ii) Commitment, (iii) Facility B Notes and (iv) Facility B Commitment, substantially in the form of Exhibit P.

           "Assignment Fee": as defined in Section 11.7(b).

           "Atlantic Thermal": Atlantic Thermal Systems, Inc., a New Jersey corporation and a wholly owned Subsidiary of the Borrower.

           "ATE": ATE Investment, Inc., a New Jersey corporation and a wholly owned Subsidiary of the Borrower.

           "ATE Credit Agreement": the Revolving Credit and Term Loan Agreement, dated as of May 24, 1988, as amended, between ATE and BNY.

           "Authorized Signatory": as to (i) any Person which is a corporation, the chairman of the board, the president, any vice president, the chief financial officer or any other duly authorized officer (acceptable to the Agent) of such Person and
  (ii) any Person which is not a corporation, the general partner or other managing Person thereof.

           "Benefited Lender": as defined in Section 11.9.

           "Bid Rate": as defined in Section 2.4(b).

           "BNY": The Bank of New York.

           "BNY Rate": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

           "Borrowing Date": any Business Day on which (i) the
  Lenders make Revolving Credit Loans in accordance with a Borrowing Request or (ii) one or more Lenders make Competitive
  Bid Loans pursuant to Competitive Bids which have been accepted by the Borrower.

           "Borrowing Request": a request for Revolving Credit Loans in the form of Exhibit C.

           "Business Day": any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to close.

           "Capital Lease Obligations": with respect to any Person, obligations of such Person with respect to leases which, in accordance with GAAP, are required to be capitalized on the financial statements of such Person.

           "Change in Control": either (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of shares of capital Stock of the Borrower entitled to exercise more than 50% of the total voting power of all outstanding shares of capital Stock, unless such beneficial ownership is approved by the board of directors of the Borrower prior to the acquisition; or (ii) a majority of the board of directors of the Borrower are not Continuing Directors.

           "Code": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

           "Collateral": collectively, the collateral under and as defined in the Pledge Agreement.

           "Commitment": in respect of any Lender, such Lender's undertaking during the Commitment Period to make Revolving Credit Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the amount set forth next to the name of such Lender in Exhibit A under the heading "Commitment", as the same may be reduced pursuant to
  Section 2.5.

           "Commitment Period": the period from the Effective Date until the day before the Maturity Date.

           "Commitment Percentage": as to any Lender, the percentage set forth opposite the name of such Lender in Exhibit A under the heading "Commitment Percentage".

           "Competitive Bid": an offer by a Lender, in the form of Exhibit F, to make a Competitive Bid Loan.

           "Competitive Bid Accept/Reject Letter": a notification given by the Borrower pursuant to Section 2.4 in the form of Exhibit G.

           "Competitive Bid Loan": each Loan from a Lender to the Borrower pursuant to Section 2.4.

           "Competitive Bid Loan Confirmation": a confirmation by the Agent to a Lender of the acceptance by the Borrower of any Competitive Bid (or Portion thereof) made by such Lender, substantially in the form of Exhibit H.

           "Competitive Bid Note" and "Competitive Bid Notes": as defined in Section 2.4(g).

           "Competitive Bid Request": a request by the Borrower, in the form of Exhibit D, for Competitive Bids.

           "Competitive Interest Period": with respect to any Competitive Bid Loan, the period commencing on the date of such Competitive Bid Loan and ending on the date requested in the Competitive Bid Request with respect to such Competitive Bid Loan, which date shall not be earlier than 7 days after the date of such Competitive Bid Loan or later than 180 days after the date of such Competitive Bid Loan; provided, however, that if any Competitive Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would be a date on or after the Maturity Date, in which case such Competitive Interest Period shall end on the next preceding Business Day, and provided further that no Competitive Interest Period shall end after the Maturity Date. Interest shall accrue from and including the first day of a Competitive Interest Period to but excluding the last day of such Competitive Interest Period.

           "Compliance Certificate": a certificate in the form of Exhibit K.

           "Consenting Lenders": as defined in Section 2.18(b).

           "Consolidated": the Borrower and its Subsidiaries which are consolidated for financial reporting purposes.

           "Consolidated Total Indebtedness": at any date of determination, total Indebtedness of the Borrower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP.

           "Consolidated Total Capitalization": at any date of determination with respect to the Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP, the sum of (i) the amount classified as common shareholders equity for purposes of balance sheet presentation in accordance with GAAP, plus (ii) the amount classified as preferred stock for purposes of balance sheet presentation in accordance with GAAP, plus (iii) all Indebtedness (net of unamortized premium and discount), less (iv) unamortized capital Stock expense.

           "Contingent Obligation": as to any Person (the "secondary obligor"), any obligation of such secondary obligor (i) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (ii) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such secondary obligor, whether contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (D) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and (E) in respect of the liabilities of any partnership in which such secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate Property, provided, however, that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

           "Continuing Director": at any date of determination, a member of the board of directors of the Borrower who (i) was a member of such board for the prior of 24 months prior to such date or (ii) was nominated for election or elected to such board with the affirmative vote of at least two-thirds of the Continuing Directors.

           "Control Person": as defined in Section 2.16.

           "Conversion/Continuation Date": the date on which (i) a Eurodollar Advance is converted to an ABR Advance, (ii) the date on which an ABR Advance is converted to a Eurodollar Advance or
  (iii) the date on which a Eurodollar Advance is continued as a new Eurodollar Advance.

           "Credit Exposure": with respect to any Lender as of any date, the sum as of such date of the outstanding principal balance of such Lender's Revolving Credit Loans.

           "Default": any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

           "District Heating and Cooling Project": a proposed centralized steam and chilled water production facility located in Atlantic City, New Jersey.

           "Dollars" and "$": lawful currency of the United States of America.

           "Domestic Lending Office": in respect of any Lender, initially, the office or offices of such Lender designated as such on Schedule 1.1; thereafter, such other office of such Lender through which it shall be making or maintaining ABR Advances or Competitive Bid Loans, as reported by such Lender to the Agent and the Borrower, provided that any Lender may so report different Domestic Lending Offices for all of its ABR Advances and all of its Competitive Bid Loans, whereupon references to the Domestic Lending Office of such Lender shall mean either or both of such offices, as applicable.

           "Effective Date": September 28, 1995.

           "Employee Benefit Plan": an employee benefit plan within the meaning of Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

           "Environmental Laws": any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene, and including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA 9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA 6901 et seq.;
  (iii) the Toxic Substance Control Act, as amended, 15 USCA 2601 et seq.; (iv) the Water Pollution Control Act, as amended, 33
  USCA 1251 et seq.; (v) the Clean Air Act, as amended, 42 USCA
  7401 et seq.; (vi) the Hazardous Material Transportation Authorization Act of 1994, as amended, 49 USCA 5101 et seq. and
  (viii) all rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any analogous state law.

           "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

           "ERISA Affiliate": when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code (or, solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, Sections 414(m) or (o) of the Code) of which the Borrower or any of its Subsidiaries is a member.

           "Eurodollar Advances": collectively, the Revolving Credit Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

           "Eurodollar Interest Period": with respect to any Eurodollar Advance requested by the Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion/Continuation Date with respect to such Eurodollar Advance and ending one, two, three or six months thereafter, as selected by the Borrower in its irrevocable Borrowing Request or its irrevocable Notice of Conversion/Continuation, provided, however, that (i) if any Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Eurodollar Interest Period shall end on the immediately preceding Business Day, (ii) any Eurodollar Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period) shall end on the last Business Day of a calendar month and (iii) the Borrower shall select Interest Periods so as not to have more than three different Eurodollar Interest Periods outstanding at any one time for all Eurodollar Advances.

           "Eurodollar Lending Office": in respect of any Lender, initially, the office, branch or affiliate of such Lender designated as such on Schedule 1.1 (or, if no such office branch or affiliate is specified, its Domestic Lending Office);
  thereafter, such other office, branch or affiliate of such Lender through which it shall be making or maintaining Eurodollar
  Advances, as reported by such Lender to the Agent and the Borrower.

           "Eurodollar Rate": with respect to the Eurodollar Interest Period applicable to any Eurodollar Advance, a rate of interest per annum, as determined by the Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

                (a) the rate, as reported by BNY to the Agent, quoted by BNY to leading banks in the interbank eurodollar market as the rate at which BNY is offering Dollar deposits in an amount equal approximately to the Eurodollar Advance of BNY to which such Interest Period shall apply for a period equal to such Interest Period, as quoted at approximately 11:00 a.m. two Business Days prior to the first day of such Interest Period, by

                (b) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) or in respect of any other category of liabilities including deposits by reference to which the interest rate on Eurodollar Advances is determined or any category of extensions of credit or other assets which includes loans by non-domestic offices of any Lender to United States Residents. Such reserve requirements shall include, without limitation, those imposed under such Regulation D. Eurodollar Advances shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under such Regulation D. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement.

           "Event of Default": any of the events specified in Section 9.1, provided that any requirement for the giving of notice, the lapse of time, or any other condition has been satisfied.

           "Exchange Act": the Securities and Exchange Act of 1934, as amended.

           "Existing Pension Plans": as defined in Section 4.12.

           "Extension Consent Period": the period which is less than 35 days, but equal to or greater than 30 days, prior to the then current Maturity Date (provided, however, that if such 30th prior day falls on a day that is not a Business Day, such date shall be extended to the next following Business Day).

           "Extension Consent Required Lenders": Lenders having at least 66 2/3% of the Aggregate Commitments (without giving effect to any Loans outstanding).

           "Extension Request": as defined in Section 2.18.

           "Facility B": the $40,000,000 senior three-year revolving credit facility established pursuant to the Facility B Loan
  Documents.

           "Facility B Agent": The Bank of New York, in its capacity as agent for the Facility B Lenders under the Facility B Loan
  Documents.

           "Facility B Commitment": in respect of any Facility B Lender, such Facility B Lender's undertaking during the Commitment Period (as defined in the Facility B Credit Agreement) to make Facility B Loans, in an amount not in excess, and subject to the terms and conditions, of the Facility B Credit Agreement.

           "Facility B Commitment Percentage": as to any Facility B Lender, such Facility B Lender's Commitment Percentage as defined in the Facility B Credit Agreement.

           "Facility B Credit Agreement": the Revolving Credit Agreement (Facility B), dated as of the date hereof, among the Borrower, the Facility B Agent and the Facility B Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

           "Facility B Lenders": the Lenders party to the Facility B Loan Documents.

           "Facility B Loan Documents": collectively, the Facility B Credit Agreement, the Facility B Notes and the Pledge Agreement.

           "Facility B Maturity Date": the maturity date under the Facility B Credit Agreement, as from time to time extended pursuant thereto.

           "Facility B Notes": collectively, (i) the Revolving Credit Notes (Facility B) and (ii) the Competitive Bid Notes (Facility
  B) made by the Borrower pursuant to the Facility B Credit
  Agreement, as indorsed or modified from time to time.

           "Facility Fee": as defined in Section 3.1.

           "Federal Funds Rate": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%), equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as determined by BNY and reported to the Agent.

           "Financial Statements": as defined in Section 4.11.

           "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

           "Governmental Authority": any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

           "Highest Lawful Rate": as to any Lender, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on the Notes, or which may be owing to such Lender pursuant the Loan Documents under the laws applicable to such Lender and this transaction.

           "Indebtedness": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (ii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iii) obligations with respect to any conditional sale or title retention agreement, (iv) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit (other than trade letters of credit) issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (v) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than (A) carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business and (B) liabilities of Subsidiaries (other than ACE and Operating Subsidiaries) for which recourse may be had by the creditor only to the Property secured by the Lien), (vi) Capital Lease Obligations and (vii) Contingent Obligations.

           "Indebtedness Capitalization Ratio": the ratio of (i)
  Consolidated Total Indebtedness to (ii) Consolidated Total
  Capitalization.

           "Indemnified Person": as defined in Section 11.10.

           "Intercompany Loans": loans from time to time made by the Borrower to an Operating Subsidiary.

           "Intercompany Note": a promissory note made by an Operating Subsidiary to the Borrower evidencing the Intercompany Loans made by the Borrower to such Operating Subsidiary, substantially in the form of Exhibit M, as the same may be amended, modified or supplemented.

           "Interest Payment Date": (i) as to any ABR Advance, the last day of each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Eurodollar Advance in respect of which the Borrower has selected a Eurodollar Interest Period of one, two or three months, the last day of such Interest Period, (iii) as to any Eurodollar Advance in respect of which the Borrower has selected a Eurodollar Interest Period of six months, the day which is three months after the first day of such Interest Period and the last day of such Interest Period, (iv) as to any Competitive Bid Loan as to which the Borrower has selected an Interest Period of 90 days or less, the last day of such Competitive Interest Period, and (v) as to any Competitive Bid Loan as to which the Borrower has selected a Competitive Interest Period of more than 90 days, the day which is 90 days after the first day of such Competitive Interest Period and the last day of such Competitive Interest Period.

           "Interest Period": a Eurodollar Interest Period or a
  Competitive Interest Period, as the context may require.

           "Investments": as defined in Section 8.5.

           "Invitation to Bid": an invitation to make Competitive
  Bids in the form of Exhibit E.

           "Lien": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

           "Loan Documents": collectively, this Agreement, the Notes and the Pledge Agreement.

           "Loans": the Revolving Credit Loans and/or the Competitive Bid Loans, as the case may be.

           "Margin Stock": any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve
  System, as the same may be amended or supplemented from time to time.

           "Material Adverse Change": a material adverse change in
  (i) the financial condition, operations, business or Property of the Borrower and its Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform its obligations under the Loan Documents.

           "Material Adverse Effect": a material adverse effect on
  (i) the financial condition, operations, business or Property of the Borrower and its Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform its obligations under the Loan Documents.

           "Maturity Date": September 26, 1996, or any date subsequent thereto resulting from an extension of the Maturity
  Date pursuant to Section 2.18, or such earlier date on which the Notes shall become due and payable, whether by acceleration or otherwise.

           "Maximum Offer": as defined in Section 2.4(b).

           "Maximum Request": as defined in Section 2.4(a).

           "Moody's": Moody's Investors Service, Inc., or any successor thereto.

           "Multiemployer Plan": a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

           "Nonconsenting Lender": as defined in Section 2.18.

           "Note": a Revolving Credit Note or a Competitive Bid Note, as the case may be.

           "Notes": the Revolving Credit Notes and/or the Competitive Bid Notes, as the case may be.

           "Notice of Conversion/Continuation": a notice substantially in the form of Exhibit I.

           "Operating Subsidiaries": collectively (i) Atlantic Generation, Inc., (ii) ATE, (iii) Atlantic Thermal, (iv) Atlantic Jersey Thermal Systems, Inc., (v) Atlantic Energy Technologies, Inc. and (vi) and each other Subsidiary of the Borrower engaged in the conduct of an active trade or business which is designated as an Operating Subsidiary pursuant to Section 8.7.

           "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

           "Pension Plan": at any date of determination, any Employee Benefit Plan (including a Multiemployer Plan), the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Borrower, any of its Subsidiaries or any ERISA Affiliate.

           "Permitted Investments": Investments permitted under
  Section 8.5.

           "Permitted Liens": Liens permitted to exist under Section
  8.2.

           "Permitted Recipient": a Person in which the Borrower owns 50% or less of the Stock or voting power.

           "Permitted Recipient Loans": loans from time to time made to a Permitted Recipient by the Borrower to the extent permitted by Section 8.5.

           "Person": any individual, firm, partnership, joint venture, corporation, association, business enterprise, limited liability company, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

           "Pledge Agreement": the Pledge Agreement, made by the Borrower in favor of the Agent, as collateral agent for itself, the Lenders, the Facility B Agent and the Facility B Lenders, substantially in the form of Exhibit L, as the same may be amended, supplemented or otherwise modified from time to time.

           "Portion": as defined in Section 2.4(b).

           "Pricing Level I": any time when the Senior Debt Rating is
  (i) A- or higher by S&P or (ii) A3 or higher by Moody's, provided, however, that in the event that (x) the Senior Debt Rating is not available from either S&P or Moody's, such rating agency shall be deemed to have assigned its lowest rating and (y) the Senior Debt Rating is not available from both S&P and Moody's, Pricing Level IV shall be applicable.

           "Pricing Level II": any time when (i) the Senior Debt Rating is (a) BBB or higher by S&P or (b) Baa2 or higher by Moody's and (ii) Pricing Level I does not apply, provided, however, that in the event that (x) the Senior Debt Rating is not available from either S&P or Moody's, such rating agency shall be deemed to have assigned its lowest rating and (y) the Senior Debt Rating is not available from both S&P and Moody's, Pricing Level IV shall be applicable.

           "Pricing Level III": any time when (i) the Senior Debt Rating is (a) BBB- or higher by S&P or (b) Baa3 or higher by Moody's and (ii) Pricing Levels I and II do not apply, provided, however, that in the event that (x) the Senior Debt Rating is not available from either S&P or Moody's, such rating agency shall be deemed to have assigned its lowest rating and (y) the Senior Debt Rating is not available from both S&P and Moody's, Pricing Level IV shall be applicable.

           "Pricing Level IV": any time when Pricing Levels I, II and III do not apply.

           "Prohibited Transaction": a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

           "Property": all types of real, personal, tangible, intangible or mixed property.

           "Real Property": all real property owned or leased (or previously owned or leased) by the Borrower or any of its Subsidiaries (or any of their respective predecessors).

           "Replacement Lender": as defined in Section 2.18.

           "Reportable Event": with respect to any Pension Plan, (i) any event set forth in Sections 4043(b) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(c) or 4063(a) of ERISA or the regulations thereunder, (ii) an event requiring the Borrower, any of its Subsidiaries or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, or (iii) any failure to make any payment required by
  Section 412(m) of the Code.

           "Required Lenders": (i) if the Commitments exist and no Revolving Credit Loans are outstanding, Lenders having Commitments equal to at least 66-2/3% of the sum of the Aggregate Commitments; (ii) if the Commitments exist and Revolving Credit Loans are outstanding, Lenders holding Revolving Credit Notes having an aggregate unpaid principal balance equal to at least 66-2/3% of the aggregate of Revolving Credit Loans outstanding; and (iii) if the Commitments have been terminated or otherwise no longer exist, Lenders holding Notes having an aggregate unpaid principal balance equal to at least 66-2/3% of the aggregate of Loans outstanding.

           "Restricted Payment": as to any Person (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Stock or other equity interest in such Person now or hereafter outstanding (other than a dividend payable solely in shares of such Stock to the holders of such shares) and (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of Stock or other equity interest in such Person now or hereafter outstanding.

           "Restricted Subsidiaries": collectively, the Operating
  Subsidiaries and ACE.

           "Revolving Credit Loans": as defined in Section 2.1.

           "Senior Debt Rating": the long-term senior secured debt rating of ACE as from time to time determined by S&P and/or
  Moody's.

           "S&P": Standard & Poor's Ratings Group, a division of
  McGraw-Hill, Inc., or any successor thereto.

           "SEC": the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

           "Special Counsel": Emmet, Marvin & Martin, LLP, special counsel to the Agent.

           "Stock": any and all shares, rights, interests, participations, warrants or other equivalents (however designated) of corporate stock.

           "Submission Deadline": as defined in Section 2.4(b).

           "Subsidiary": as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or
  (ii) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

           "Tax": any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

           "Tax on the Overall Net Income": as to any Person, a Tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its Domestic Lending Office) is located or by any political subdivision or taxing authority thereof or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

           "Termination Event": with respect to any Pension Plan, (i) a Reportable Event, (ii) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under
  Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Pension Plan under Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any Pension Plan under
  Section 4042 of ERISA.

           "United States": the United States of America (including the States thereof and the District of Columbia).

      1.2. Principles of Construction

           (a) All terms defined in a Loan Document shall have the meanings given such terms therein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant thereto, unless otherwise defined therein.

           (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

           (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

           (d) The phrase "may not" is prohibitive and not permissive.

           (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

           (f) Unless specifically provided in a Loan Document to the contrary, references to a time shall refer to New York City time.

           (g) Unless specifically provided in a Loan Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

           (h) References in any Loan Document to a fiscal period shall refer to that fiscal period of the Borrower.


  2.  AMOUNT AND TERMS OF LOANS

      2.1. Revolving Credit Loans

           Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each a "Revolving Credit Loan" and, as the context may require, collectively with all other Revolving Credit Loans of such Lender and with the Revolving Credit Loans of all other Lenders, the "Revolving Credit Loans") to the Borrower from time to time during the Commitment Period, provided, however, that immediately after giving effect thereto (i) such Lender's Credit Exposure would not exceed such Lender's Commitment, and (ii) the Aggregate Credit Exposure would not exceed the Aggregate Commitments. During the Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Aggregate Commitments, all in accordance with the terms and conditions of this Agreement.

      2.2. Revolving Credit Notes

           The Revolving Credit Loans made by a Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B-1, with appropriate insertions therein as to date and principal amount (each, as indorsed or modified from time to time, a "Revolving Credit Note" and, collectively with the Revolving Credit Notes of all other Lenders, the "Revolving Credit Notes"), payable to the order of such Lender for the account of its Applicable Lending Office and representing the obligation of the Borrower to pay the lesser of (i) the original amount of the Commitment of such Lender and (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by such Lender, with interest thereon as prescribed in Section 2.8. Each Revolving Credit Note shall (iii) be dated the first Borrowing Date, (iv) be stated to mature on the Maturity Date and
  (v) bear interest from the date thereof on the unpaid principal balance thereof at the applicable interest rate or rates per annum determined as provided in Section 2.8. Interest shall be payable as specified in Section 2.8.

      2.3. Procedure for Borrowing Revolving Credit Loans

           (a) The Borrower may borrow Revolving Credit Loans under the Aggregate Commitments on any Business Day during the Commitment Period, provided, however, that the Borrower shall notify the Agent in writing by facsimile transmission no later than (i) 12:00 p.m., three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Advances and (ii) 11:30 a.m. on the requested Borrowing Date, in the case of ABR
  Advances, in each case specifying (A) the aggregate principal amount to be borrowed under the Aggregate Commitments, (B) the requested Borrowing Date, (C) whether such borrowing is to consist of one or more Eurodollar Advances, ABR Advances, or a combination thereof and (D) if the borrowing is to consist of one or more Eurodollar Advances, the length of the Eurodollar
  Interest Period for each such Eurodollar Advance, provided, however, that no Eurodollar Interest Period selected in respect of any Revolving Credit Loan shall end after the Maturity Date.
  If the Borrower fails to give timely notice in connection with a request for a Eurodollar Advance, the Borrower shall be deemed to have elected that such Advance shall be made as an ABR Advance. Each such notice shall be irrevocable and confirmed promptly (and in any event within five Business Days) by delivery to the Agent of a manually signed Borrowing Request. Each ABR Advance shall be in an aggregate principal amount equal to $1,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if the unused amount of the Aggregate Commitments is less than such amount, then such lesser amount of the Aggregate Commitments), and each Eurodollar Advance shall be in an aggregate principal amount equal to $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

           (b) Upon receipt of each notice of borrowing from the Borrower, the Agent shall promptly notify each Lender thereof. Subject to its receipt of the notice referred to in the preceding sentence, each Lender will make the amount of its Commitment Percentage of each borrowing available to the Agent for the account of the Borrower at the office of the Agent set forth in
  Section 11.2 not later than 2:00 p.m. on the relevant Borrowing Date requested by the Borrower, in funds immediately available to the Agent at such office. The amounts so made available to the Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Agent, be made available on such date to the Borrower by the Agent at the office of the Agent specified in
  Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Agent.

           (c) Unless the Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by fax or other writing) that such Lender will not make available to the Agent such Lender's Commitment Percentage of the Revolving Credit Loans requested by the Borrower, the Agent may assume that such Lender has made such share available to the Agent on the Borrowing Date in accordance with this Section, provided that such Lender received notice of the proposed borrowing from the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made its Commitment Percentage of such Loans available to the Agent, such Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower to the date such amount is paid to the Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in
  Section 2.8 for such Loans, and, in the case of such Lender, the Federal Funds Rate in effect on each such day (as determined by the Agent). Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Loan as part of the Revolving Credit Loans for purposes of this Agreement, which Revolving Credit Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Revolving Credit Loans.

           (d) If a Lender makes a new Revolving Credit Loan on a Borrowing Date on which the Borrower is to repay a Revolving Credit Loan or Competitive Bid Loan from such Lender, such Lender shall apply the proceeds of such new Revolving Credit Loan to make such repayment, and only the excess of the proceeds of such new Revolving Credit Loan over the Revolving Credit Loan or Competitive Bid Loan being repaid need be made available to the Agent.

           (e) Notwithstanding the provisions of Section 2.3(a), the Agent may act without liability upon the basis of telephonic notice of borrowing believed by the Agent in good faith to be from an authorized officer of the Borrower prior to receipt of written notice and confirmation by facsimile or otherwise. In each such case, the Borrower waives the right to dispute the Agent's record of the terms of such telephone notice of such borrowing.

      2.4. Competitive Bid Loans; Procedure

           (a) The Borrower may make Competitive Bid Requests by 12:00 p.m. at least one Business Day prior to the proposed Borrowing Date for one or more Competitive Bid Loans. Each Competitive Bid Request given to the Agent (which shall promptly on the same day give notice thereof to each Lender by facsimile transmission of an Invitation to Bid if the Competitive Bid Request is not rejected pursuant to this Section), shall be given in writing by facsimile transmission (confirmed promptly, and in any event within five Business Days, by the delivery to the Agent of a Competitive Bid Request manually signed by the Borrower), and shall specify (i) the proposed Borrowing Date, which shall be a Business Day, (ii) the aggregate amount of the requested Competitive Bid Loans (the "Maximum Request") which amount (A) shall not exceed an amount which, on the proposed Borrowing Date and after giving effect to the requested Competitive Bid Loans, would cause the Aggregate Credit Exposure to exceed the Aggregate Commitments and (B) shall be in a principal amount equal to $1,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) the Competitive Interest Period(s) therefor and the last day of each such Competitive Interest Period, and
  (iv) if more than one Competitive Interest Period is so specified, the principal amount allocable to each such Competitive Interest Period (which amount shall not be less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof). A Competitive Bid Request that does not conform substantially to the form of Exhibit D shall be rejected, and the Agent shall promptly notify the Borrower of such rejection. Notwithstanding anything contained herein to the contrary, (1) not more than three Competitive Interest Periods may be requested pursuant to any Competitive Bid Request and (2) not more than three Competitive Bid Loans may be outstanding at any one time.

           (b) Each Lender in its sole discretion may (but is not obligated to) submit one or more Competitive Bids to the Agent not later than 10:00 a.m. on the proposed Borrowing Date specified in such Competitive Bid Request (such time being herein called the "Submission Deadline"), by fax or other writing, and thereby irrevocably offer to make all or any part (any such part referred to as a "Portion") of any Competitive Bid Loan described in the relevant Competitive Bid Request at a rate of interest per annum (each a "Bid Rate") specified therein in an aggregate principal amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, provided that Competitive Bids submitted by BNY may only be submitted if BNY notifies the Borrower of the terms of its Competitive Bid not later than thirty minutes prior to the Submission Deadline. Multiple Competitive Bids may be delivered to the Agent by a Lender. The aggregate Portions of Competitive Bid Loans for any or all Competitive Interest Periods offered by each Lender in its Competitive Bid may exceed the Maximum Request contained in the relevant Competitive Bid Request, provided that each Competitive Bid shall set forth the maximum aggregate amount of the Competitive Bid Loans offered thereby which the Borrower may accept (the "Maximum Offer"), which Maximum Offer shall not exceed the Maximum Request. If the Agent has not received a Competitive Bid from any Lender by the Submission Deadline, such Lender shall be deemed not to have made a Competitive Bid and shall not be permitted or obligated to make a Competitive Bid Loan on the proposed Borrowing Date.

           (c) The Agent shall promptly give notice by telephone (promptly confirmed by fax or other writing) to the Borrower of all Competitive Bids received by the Agent prior to the Submission Deadline which comply in all material respects with this Section. The Borrower shall, in its sole discretion but subject to Section 2.4(d), irrevocably accept or reject any such Competitive Bid (or any Portion thereof) not later than 10:30 a.m. on the day of the Submission Deadline by notice to the Agent by telephone (confirmed by fax or other writing in the form of a Competitive Bid Accept/Reject Letter promptly the same day). Promptly upon receipt by the Agent of such a Competitive Bid Accept/Reject Letter, the Agent will give notice to each Lender that submitted a Competitive Bid as to the extent, if any, that such Lender's Competitive Bid shall have been accepted. If the Agent fails to receive notice from the Borrower of its acceptance or rejection of any Competitive Bids at or prior to 10:30 a.m. on the day of the Submission Deadline, all such Competitive Bids shall be deemed to have been rejected by the Borrower, and the Agent will give to each Lender that submitted a Competitive Bid notice of such rejection by telephone on such day. In due course following the acceptance of any Competitive Bid, the Agent shall notify each Lender which submitted a Competitive Bid, in the form of a Competitive Bid Loan Confirmation, of the amount, maturity date and Bid Rate for each Competitive Bid Loan.

           (d) If the Borrower accepts a Portion of a proposed Competitive Bid Loan for a single Competitive Interest Period at the Bid Rate provided therefor in a Lender's Competitive Bid, such Portion shall be in a principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof (subject to such lesser allocation as may be made pursuant to the provisions of this Section 2.4(d)). The aggregate principal amount of Competitive Bid Loans accepted by the Borrower following Competitive Bids responding to a Competitive Bid Request shall not exceed the Maximum Request. The aggregate principal amount of Competitive Bid Loans accepted by the Borrower pursuant to a Lender's Competitive Bid shall not exceed the Maximum Offer therein contained. If the Borrower accepts any Competitive Bid Loans or Portion offered in any Competitive Bid, the Borrower must accept Competitive Bids (and Competitive Bid Loans and Portions thereby offered) based exclusively upon the successively lowest Bid Rates within each Competitive Interest Period and no other criteria. If two or more Lenders submit Competitive Bids with identical Bid Rates for the same Competitive Interest Period and the Borrower accepts any thereof, the Borrower shall, subject to the first three sentences of this Section 2.4(d), accept all such Competitive Bids as nearly as possible in proportion to the amounts of such Lender's respective Competitive Bids with identical Bid Rates for such Competitive Interest Period, provided, that if the amount of Competitive Bid Loans to be so allocated is not sufficient to enable each such Lender to make such Competitive Bid Loan (or Portions thereof) in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof, the Borrower shall round the Competitive Bid Loans (or Portions thereof) allocated to such Lender or Lenders as the Borrower shall select as necessary to a minimum of $1,000,000 or an integral multiple of $500,000 in excess thereof.

           (e) Not later than 2:00 p.m. on the relevant Borrowing Date, each Lender whose Competitive Bid was accepted by the Borrower shall make available to the Agent at its office set forth in Section 11.2, in immediately available funds, the proceeds of such Lender's Competitive Bid Loan(s). The amounts so made available to the Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Agent, be made available on such date to the Borrower by the Agent at the office of the Agent specified in Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Agent.

           (f) All notices required by this Section 2.4 shall be given in accordance with Section 11.2.

           (g) The Competitive Bid Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B-2 (each, as indorsed or modified from time to time, a "Competitive Bid Note" and, collectively with the Competitive Bid Notes of all other Lenders, the "Competitive Bid Notes"), payable to the order of such Lender for the account of its Applicable Lending Office, and dated the first Borrowing Date. Each Competitive Bid Loan shall be due and payable on the earlier of (i) the last day of the Competitive Interest Period applicable thereto and (ii) the Maturity Date.

      2.5. Voluntary Reduction or Termination of Aggregate
  Commitments

           The Borrower shall have the right, upon at least three Business Days' prior written notice to the Agent, at any time to terminate the Aggregate Commitments or from time to time to permanently reduce the Aggregate Commitments, provided, however, that each such reduction shall be in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each reduction of the Aggregate Commitments shall be applied pro rata according to the Commitment Percentage of each Lender. Simultaneously with each reduction of the Aggregate Commitments under this Section, the Borrower shall (i) pay the Facility Fee accrued on the amount by which the Aggregate Commitments have been reduced and (ii) prepay the Loans as required by Section
  2.6. The Aggregate Commitments shall not be reduced below an amount equal to the Aggregate Credit Exposure (after giving effect to any prepayment of the Loans made simultaneously with such reduction of the Aggregate Commitments). The Aggregate Commitments shall not be reduced to the extent that, immediately after giving effect thereto, the Commitment of any Lender would exceed the the aggregate principal amount of all Revolving Credit Loans then outstanding from such Lender.

      2.6. Prepayments of the Loans

           (a) Voluntary Prepayments. The Borrower may, at its option, prepay the Revolving Credit Loans without premium or penalty, in full at any time or in part from time to time by notifying the Agent in writing no later than 11:30 a.m. on the date of the proposed prepayment date, in the case of Revolving Credit Loans consisting of ABR Advances and no later than 12:00 p.m. on the third Business Day prior to the proposed prepayment date, in the case of Revolving Credit Loans consisting of Eurodollar Advances, specifying the Revolving Credit Loans to be prepaid, the amount to be prepaid and the date of prepayment. Competitive Bid Loans may not be prepaid. Such notice shall be irrevocable and the amount specified in such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. Each partial prepayment of Revolving Credit Loans shall be in an aggregate principal amount of (A) $1,000,000 or an integral multiple of $1,000,000 in excess thereof, or (B) if the outstanding principal balance of the Revolving Credit Loans is less that the minimum amounts set forth in clause (A), then such lesser outstanding principal balance. After giving effect to any partial prepayment with respect to Eurodollar Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal amount of such Eurodollar Advances shall exceed (subject to Section 2.7) $1,000,000 or an integral multiple of $1,000,000 in excess thereof. If any prepayment is made in respect of any Eurodollar Advance or Competitive Bid Loan, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the applicable Lenders in accordance with Section 2.13.

           (b) Mandatory Prepayments Relating to Reductions of the Aggregate Commitments. Simultaneously with each reduction of the Aggregate Commitments under Section 2.5, the Borrower shall prepay the Loans by the amount, if any, by which the aggregate unpaid principal balance of the Loans exceeds the amount of the Aggregate Commitments as so reduced. Such prepayments shall be applied (i) first, to prepay the Revolving Credit Loans pro rata according to the Commitment of each Lender, and (ii) then, to the extent of any excess remaining, to prepay the Competitive Bid Loans, pro rata according to the outstanding amount of each Competitive Bid Loan.

      2.7. Conversions and Continuations

           (a) The Borrower may elect from time to time to convert Eurodollar Advances to ABR Advances by giving the Agent at least one Business Day's prior irrevocable notice in writing by facsimile transmission of such election (confirmed promptly, and in any event within five Business Days, by the delivery of a manually signed Notice of Conversion/Continuation), specifying the amount to be so converted, provided, that any such conversion of Eurodollar Advances shall only be made on the last day of the Interest Period applicable thereto. In addition, the Borrower may elect from time to time to (i) convert ABR Advances to Eurodollar Advances and (ii) to continue Eurodollar Advances by selecting a new Interest Period therefor, in each case by giving the Agent at least three Business Days' prior irrevocable notice in writing by facsimile transmission of such election (confirmed promptly, and in any event within five Business Days, by the delivery of a manually signed Notice of Conversion/Continuation), in the case of a conversion to, or continuation of, Eurodollar Advances, specifying the amount to be so converted and the initial Interest Period relating thereto, provided that any such conversion of ABR Advances to Eurodollar Advances shall only be made on a Business Day and any such continuation of Eurodollar Advances shall only be made on the last day of the Interest Period applicable to the Eurodollar Advances which are to be continued as such new Eurodollar Advances. The Agent shall promptly provide the Lenders with a copy of each such Notice of Conversion/Continuation. ABR Advances and Eurodollar Advances may be converted or continued pursuant to this Section in whole or in part, provided that conversions of ABR Advances to Eurodollar Advances, or continuations of Eurodollar Advances shall be in an aggregate principal amount of $1,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

           (b) Notwithstanding anything in this Section to the contrary, no ABR Advance may be converted to a Eurodollar Advance and no Eurodollar Advance may be continued, if the Borrower or the Agent has knowledge that a Default or Event of Default has occurred and is continuing either (i) at the time the Borrower shall notify the Agent of its election to convert or continue or
  (ii) on the requested Conversion/Continuation Date. In such event, such ABR Advance shall be automatically continued as an ABR Advance, or such Eurodollar Advance shall be automatically converted to an ABR Advance on the last day of the Interest Period applicable to such Eurodollar Advance. If an Event of Default shall have occurred and be continuing, the Agent shall, at the request of the Required Lenders, notify the Borrower (by telephone or otherwise) that all, or such lesser amount as the Required Lenders shall designate, of the outstanding Eurodollar Advances shall be automatically converted to ABR Advances, in which event such Eurodollar Advances shall be automatically converted to ABR Advances on the date such notice is given.

           (c) No Interest Period selected in respect of conversion or continuation of any Eurodollar Advance shall end after the Maturity Date.

           (d) Each conversion or continuation shall be effected by each Lender by applying the proceeds of its new ABR Advance or Eurodollar Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that such conversion shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

           (e) Notwithstanding the provisions of Section 2.7(a), the Agent may act without liability upon the basis of telephonic notice of such conversion or continuation believed by the Agent in good faith to be from an authorized officer of the Borrower prior to receipt of written notice and confirmation, by facsimile or otherwise. In each such case, the Borrower waives the right to dispute the Agent's record of the terms of such telephone notice of such conversion or continuation.

      2.8. Interest Rate and Payment Dates

           (a)  Prior to Maturity. Except as otherwise provided in
  Section 2.8(b), prior to maturity, the Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below:

     ADVANCES                                RATE

  Each ABR Advance                      Alternate Base Rate.

  Each Eurodollar Advance               Eurodollar Rate for the
                                        applicable Interest Period
                                      plus the Applicable Margin.

  Each Competitive                      Bid Rate applicable thereto
  Bid Loan                              for the applicable
                                        Competitive Interest
                                        Period.


  Late Charges. If all or any portion of the principal balance of or interest payable on any of the Loans or any other amount payable under the Loan Documents shall not be paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such overdue balance or amount shall bear interest at a rate per annum (whether before or after the entry of a judgment thereon) equal to 2% plus the rate which would otherwise be applicable pursuant to Section 2.8(a), from the date of such nonpayment to, but not including, the date such balance is paid in full. All such interest shall be payable on demand.

           (b) In General. Interest on (i) ABR Advances to the extent based on the BNY Rate shall be calculated on the basis of a 365 or 366-day year (as the case may be), and (ii) ABR Advances to the extent based on the Federal Funds Rate, on Eurodollar Advances and on Competitive Bid Loans shall be calculated on the basis of a 360-day year, in each case, for the actual number of days elapsed, including the first day but excluding the last. Except as otherwise provided in Section 2.8(b), interest shall be payable in arrears on each Interest Payment Date and upon each payment (including prepayment) of the Loans. Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate or reserve requirements shall become effective as of the opening of business on the day on which such change shall become effective. The Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the BNY Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate or a Eurodollar Rate by the Agent pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error. At no time shall the interest rate payable on the Loans, together with the Facility Fee and all other amounts payable under the Loan Documents, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate. If any amount paid hereunder would exceed the maximum amount of interest permitted by the Highest Lawful Rate, then such amount shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Highest Lawful Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum allowable amount for such period shall be deemed to have been applied as a prepayment of the Loans. The Borrower acknowledges that to the extent interest payable on ABR Advances is based on the BNY Rate, the BNY Rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the BNY Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

      2.9. Substituted Interest Rate

           In the event that (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or (ii) any Lender shall have notified the Agent that it has determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lender of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to any portion of the Revolving Credit Loans that the Borrower has requested be made as Eurodollar Advances or Eurodollar Advances that will result from the requested conversion or continuation of any portion of the Advances into or as Eurodollar Advances (each, an "Affected Advance"), the Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination on or, to the extent practicable, prior to the requested Borrowing Date or Conversion/Continuation Date for such Affected Advances. If the Agent shall give such notice, (a) any Affected Advances shall be made as ABR Advances, (b) the Advances (or any portion thereof) that were to have been converted to or continued as Affected Advances shall be converted to or continued as ABR Advances and (c) any outstanding Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances. Until any notice under clauses (i) or (ii), as the case may be, of this Section has been withdrawn by the Agent (by notice to the Borrower promptly upon either (1) the Agent having determined that such circumstances affecting the interbank eurodollar market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 2.8 or (2) the Agent having been notified by such Lender that circumstances no longer render the Advances (or any portion thereof) Affected Advances, no further Eurodollar Advances shall be required to be made by the Lenders, nor shall the Borrower have the right to convert or continue all or any portion of the Loans to Eurodollar Advances.

      2.10.     Taxes

           (a) Payments to Be Free and Clear. Provided that all documentation, if any, then required to be delivered by any Lender or the Agent pursuant to subsection (c) has been delivered, all sums payable by the Borrower under the Loan Documents shall (except to the extent required by law) be paid free and clear of and without any deduction or withholding on account of any Tax (other than a Tax on the Overall Net Income of any Lender (for which payment need not be free and clear but no deduction or withholding shall be made unless then required by applicable law)) imposed, levied, collected, withheld or assessed by or within the United States or any political subdivision in or of the United States or any other jurisdiction from or to which a payment is made by or on behalf of the Borrower or by any federation or organization of which the United States or any such jurisdiction is a member at the time of payment.

           (b) Grossing-up of Payments. If the Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax (other than a Tax on the Overall Net
  Income of a Lender) from any sum paid or payable by the Borrower to the Agent or any Lender under any of the Loan Documents:

                (i) the Borrower shall notify the Agent and such Lender of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it;

                (ii) the Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on the Agent or such Lender, as the case may be) on behalf of and in the name of the Agent or such Lender;

                (iii) the sum payable by the Borrower to the Agent or a Lender in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Agent or such Lender, as the case may be, receives on the due date therefor a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                (iv) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, the Borrower shall deliver to the Agent and the applicable Lender evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant Governmental Authority;

  provided that no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment and Acceptance, as the case may be, in respect of payments to such Lender.

           (c) Refunds and Credits. If the Borrower makes any additional payment to any Lender pursuant to this Section 2.10 in respect of any Tax, and such Lender determines that it has received (i) a refund of such Tax or (ii) a credit against or relief or remission for, or a reduction in the amount of, any tax or other governmental charge attributable solely to any deduction or credit for any Tax with respect to which it has received payments under this Section 2.10, such Lender shall to the extent that it can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to the Borrower such amount as such Lender shall have determined to be attributable to the deduction or withholding of such Tax. If, within one year after the payment of any such amount to the Borrower, such Lender determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this
  Section 2.10(c), the Borrower shall upon notice and demand of such Lender promptly repay the amount of such overpayment. Any determination made by such Lender pursuant to this Section 2.10(c) shall in the absence of bad faith or manifest error be conclusive, and nothing in this Section 2.10(c) shall be construed as requiring any Lender to conduct its business or to arrange or alter in any respect its tax or financial affairs (except as required by Section 2.17(a)) so that it is entitled to receive such a refund, credit or reduction or as allowing any person to inspect any records, including tax returns of any Lender.

           (d) Limitation of Liability. No Lender shall be entitled to demand any payment under this Section 2.10 more than six months following the payment to or for the account of such Lender of all other amounts payable hereunder and under any Note held by such Lender and the termination of such Lender's Commitment; provided, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive any payment under this Section 2.10 to the extent that such payment relates to the retroactive application of any Tax if such demand is made within six months after the implementation of such Tax.

           (e) U.S. Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than the United States shall deliver to the Agent for transmission to the Borrower, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or the Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form W-8, Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c), or Temporary Treasury Regulations Section 35a9999-4T or Section 35a9999-5, or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441 or 1442 of the Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. The Borrower shall not be required to pay any additional amount to any such Lender under subsection
  (b)(iii) above if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection shall relieve the Borrower of its obligation to pay any additional amounts pursuant to subsection (b)(iii) in the event that, as a result of any change in applicable law, such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

      2.11.     Illegality

           Notwithstanding any other provisions herein, if any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain its Eurodollar Advances as contemplated by this Agreement, (i) the commitment of such Lender hereunder to make Eurodollar Advances or convert ABR Advances to Eurodollar Advances shall forthwith be suspended and (ii) such Lender's Loans then outstanding as Eurodollar Advances affected hereby, if any, shall be converted automatically to ABR Advances on the last day of the then current Interest Period applicable thereto or within such earlier period as required by law. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section and such Lender shall notify the Agent and the Borrower that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated.

           Increased Costs

           In the event that any law, regulation, treaty or directive hereafter enacted, promulgated, approved or issued or any change in any presently existing law, regulation, treaty or directive therein or in the interpretation or application thereof by any Governmental Authority charged with the administration thereof or compliance by any Lender (or any corporation directly or indirectly owning or controlling such Lender) with any request or directive from any Governmental Authority:

      (a) does or shall subject any Lender to any Taxes of any kind whatsoever with respect to any Eurodollar Advances or its obligations under this Agreement to make Eurodollar Advances, or change the basis of taxation of payments to any Lender of principal, interest or any other amount payable hereunder in respect of its Eurodollar Advances, including any Taxes required to be withheld from any amounts payable under the Loan Documents (except for imposition of, or change in the rate of, Tax on the Overall Net Income of such Lender or its Applicable Lending
  Office for any of such Advances by the jurisdiction in which such Lender is incorporated or has its principal office or such Applicable Lending Office, including, in the case of Lenders incorporated in any State of the United States, such tax imposed by the United States); or

      (b) does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender in respect of its Eurodollar Advances which is not otherwise included in the determination of a Eurodollar Rate;

  and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, converting, continuing or maintaining its Eurodollar Advances or its commitment to make such Eurodollar Advances, or to reduce any amount receivable hereunder in respect of its Eurodollar Advances, then, in any such case, the Borrower shall pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduction in such amount receivable which such Lender deems to be material as determined by such Lender; provided, however, that (i) nothing in this Section shall require the Borrower to indemnify the Lenders with respect to withholding Taxes for which the Borrower has no obligation under Section 2.10, and (ii) no Lender shall be entitled to demand any payment under this Section 2.12 more than six months following the payment to or for the account of such Lender of all other amounts payable hereunder and under any Note held by such Lender and the termination of such Lender's Commitment; provided, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive any payment under this Section 2.12 to the extent that such payment relates to the retroactive application of any law, regulation, treaty or directive if such demand is made within six months after the implementation of such retroactive application. A statement setting forth the calculations of any additional amounts payable pursuant to the foregoing sentence submitted by a Lender to the Borrower shall be conclusive absent manifest error.

      2.12.     Indemnification for Loss

           Notwithstanding anything contained herein to the contrary, if the Borrower shall fail to borrow, convert or continue an Advance after it shall have given notice to do so in which it shall have requested a Eurodollar Advance pursuant to Section 2.3 or 2.7, as the case may be, or if the Borrower shall fail to borrow a Competitive Bid Loan after it shall have accepted one or more offers therefor pursuant to Section 2.4, or if a Eurodollar Advance or a Competitive Bid Loan shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or if any repayment or prepayment of the principal amount of a Eurodollar Advance or a Competitive Bid Loan is made for any reason on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on written demand directly to such Lender the amount (calculated by such Lender using any method chosen by such Lender which is reasonable and customarily used by such Lender for such purpose) equal to any loss or out-of-pocket expense suffered by such Lender as a result of such failure to borrow, convert or continue, or such termination, repayment or prepayment, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Advance or Competitive Bid Loan, as the case may be, or redeploying funds prepaid or repaid, in amounts which correspond to such Eurodollar Advance or Competitive Bid Loan, as the case may be, and any internal processing charge customarily charged by such Lender in connection therewith. Calculations of all amounts payable under this Section shall be made on the assumption that each Lender has funded each of its relevant Eurodollar Advances and Competitive Bid Loans through the purchase of deposits bearing interest at the applicable rate of interest for, in an amount equal to the principal amount of, and with a maturity equivalent to the Interest Period applicable to, such Eurodollar Advance or Competitive Bid Loan, as the case may be.

      2.13.     Survival of Certain Obligations

           The obligations of the Borrower under Sections 2.10, 2.12, 2.13, 2.16, 11.5 and 11.10 shall survive the termination of the Aggregate Commitments and the payment of the Loans and all other amounts payable under the Loan Documents.

      2.14.     Use of Proceeds

           The proceeds of the Loans shall be used solely to (i) pay all of the fees due hereunder, (ii) pay the reasonable out-of-pocket fees and expenses incurred by the Borrower in connection with the Loan Documents, (iii) for the general corporate purposes of the Borrower, including, without limitation, the making of Intercompany Loans to Operating Subsidiaries of the Borrower and Permitted Recipient Loans to Permitted Recipients to the extent permitted by Section 8.5 and
  (iv) to make repurchases of its stock to the extent permitted by
  Section 8.4. Notwithstanding anything to the contrary contained in any Loan Document, the Borrower agrees that no part of the proceeds of any Loan will be used, directly or indirectly, for a purpose which violates any law, including, without limitation, the provisions of Regulations G, U or X of the Board of Governors of the Federal Reserve System, as amended.

      2.15.     Capital Adequacy

           If the amount of capital required or expected to be maintained by any Lender or any Person directly or indirectly owning or controlling such Lender (each a "Control Person"), shall be affected by (i) the introduction or phasing in of any law, rule or regulation after the Effective Date, (ii) any change after the Effective Date in the interpretation of any existing law, rule or regulation by any Governmental Authority charged with the administration thereof, or (iii) compliance by such Lender or such Control Person with any directive, guideline or request from any Governmental Authority (whether or not having the force of law) promulgated or made after the Effective Date, and such Lender shall have determined that such introduction, phasing in, change or compliance shall have had or will thereafter have the effect of reducing (A) the rate of return on such Lender's or such Control Person's capital, or (B) the asset value to such Lender or such Control Person of the Loans made or maintained by such Lender, in either case to a level below that which such Lender or such Control Person could have achieved or would thereafter be able to achieve but for such introduction, phasing in, change or compliance (after taking into account such Lender's or such Control Person's policies regarding capital adequacy) by an amount deemed by such Lender to be material to such Lender or Control Person, then, within ten days after demand by such Lender, the Borrower shall pay to such Lender or such Control Person such additional amount or amounts as shall be sufficient to compensate such Lender or such Control Person, as the case may be, for such reduction.

      2.16.     Change of Lending Office; Right to Substitute Lender

           (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.12 or 2.13 or to a requirement under Section 2.10 to withhold and deduct taxes, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Except in the case of a change of Applicable Lending Office made at the request of the Borrower, no change in Applicable Lending Office will be made if greater costs and expenses would result under Section 2.12 or
  2.13 or if the aforementioned requirement under Section 2.10 would result from any such change in designation. Nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in Section 2.10, 2.12, or 2.16.

           (b)  In addition to the Borrower's rights under subsection
  (a) of this Section, upon the occurrence of any event giving rise to the operation of Section 2.10, 2.12 or 2.13, the Borrower may, within a period of 60 days following the Borrower's obtaining knowledge of the occurrence of the event giving rise to the operation of such provisions, at its own expense, make arrangements for another bank or financial institution reasonably acceptable to the Agent to purchase and accept the rights and obligations under this Agreement of any Lender entitled to payment under Section 2.10, 2.12 or 2.13, whereupon such Lender shall assign to the bank or financial institution designated by the Borrower its rights and obligations hereunder pursuant to the provisions of Section 11.7 of this Agreement.

      2.17.     Extension of Maturity Date

           (a) Provided that no Default or Event of Default exists during the periods set forth below, the Borrower may request that the Maturity Date be extended for additional 329-day periods by giving written notice of such request (each, an "Extension Request") to the Agent during the period not more than 90 days but not less than 60 days prior to the then Maturity Date and, upon the receipt of such notice, the Agent shall promptly notify each Lender of such Extension Request.

                (i) If all Lenders consent to an Extension Request during the Extension Consent Period by giving written notice thereof to the Borrower and the Agent, then, effective on the then current Maturity Date, such Maturity Date shall be extended by 329 days from and including the then current Maturity Date, provided, however, that if the 329th day of such extension falls on a day that is not a Business Day, such Maturity Date shall be the next following Business Day.

                (ii) If at least Extension Consent Required Lenders (but not all Lenders) consent to an Extension Request during the Extension Consent Period (by giving written notice thereof to the Borrower and the Agent) the Maturity Date shall be extended by 329 days (subject to the proviso in subsection (a)(i) above) from and including the then current Maturity Date, with respect to the Commitments of the Lenders consenting to such Extension Request.

                (iii) If Lenders (each a "Nonconsenting Lender") hav-ing Commitments equal to less than 33 1/3% of the Aggregate Commitments (without giving effect to any Loans outstanding) do not consent to an Extension Request during the Extension Consent Period, the Borrower may elect to (A) withdraw such Extension Request, (B) terminate the Commitment of each Nonconsenting
  Lender effective on the then current Maturity Date (with the Commitments of each other Consenting Lender continuing in full force and effect) and, on such Maturity Date, pay to the Agent for distribution to each such Nonconsenting Lender the out-standing principal balance, if any, of the Notes of each such Nonconsenting Lender, together with any accrued and unpaid inter-est thereon to the date of such payment, any accrued and unpaid Facility Fees due to such Lender, and any other amount due to such Lender whereupon (1) effective on such then current Maturity Date, such Maturity Date shall be extended for 329 days (subject to the proviso in subsection (a)(i) above), and (2) each Nonconsenting Lender shall cease to be a "Lender" for all pur-poses of this Agreement (except with respect to its rights hereunder to be reimbursed for costs and expenses in connection with, and to indemnification with respect to, matters at-tributable to events, acts or conditions occurring prior to such payment) and shall no longer have any obligations hereunder, (C) request one or more of the Consenting Lenders (each, a "Replacement Lender") to elect to increase its Commitment by an amount up to the amount of the Commitment of such Nonconsenting Lenders, or (D) designate another bank or banks (any such bank, also a "Replacement Lender") acceptable to the Agent and willing to assume the Commitments of any such Nonconsenting Lender or Lenders. Upon the Commitment of a Nonconsenting Lender being as-sumed by a Replacement Lender under clauses (C) or (D) above, effective on the then current Maturity Date or such earlier date as shall be determined by the Borrower and the Agent, each such Replacement Lender shall assume the Commitment of each such Nonconsenting Lender by executing and delivering an Assignment and Acceptance Agreement and, if such Nonconsenting Lender is the holder of Notes, by purchasing such Notes of such Nonconsenting Lender, which shall sell the same without recourse or warranty (except as to the amount due thereon, its title to such Notes and its right to sell the same) to such Replacement Lender at a price in immediately available funds equal to the amount payable under clause (B) above, whereupon (x) effective on the then current Maturity Date, such Maturity Date shall be extended by 329 days (subject to the proviso in subsection (a)(i) above) from and including the then current Maturity Date, (y) each Replacement Lender, if applicable, shall be deemed to be a "Lender" for all purposes of this Agreement, and (z) each Nonconsenting Lender shall cease to be a "Lender" for all purposes of this Agreement (except with respect to its rights hereunder to be reimbursed for costs and expenses in connection with, and to indemnification with respect to, matters attributable to events, acts or conditions occurring prior to such assumption and purchase) and shall no longer have any obligations hereunder.

                (iv) If Extension Consent Required Lenders do not consent to an Extension Request during the Extension Consent
  Period, the Maturity Date shall not be extended.

                (v) Each Lender will use its best efforts to respond during the Extension Consent Period to any Extension Request, provided that no Lender's failure to so respond shall create any claim against it or have the effect of extending the Maturity
  Date or such Lender's Commitment beyond the Maturity Date.

           (b) In the event the Borrower elects to terminate the Commitment of a Nonconsenting Lender under Section 2.18(a)(iii)(B) above, the Agent is authorized to amend Exhibit A, effective on the then current Maturity Date, and promptly distribute a copy thereof to the Borrower and the remaining Lenders (the "Consenting Lenders") reflecting the names of all Consenting Lenders and Replacement Lenders and the new Commitment Percentage of each such Consenting Lender and Replacement Lender (after giving effect to the termination of each Nonconsenting Lender's Commitment and the assumption by any Replacement Lender of such Commitment).

           (c) Notwithstanding anything to the contrary set forth herein, in the event that at the time of an Extension Request, the Facility B Credit Agreement is then in effect and the Borrower has requested an extension of the Facility B Maturity Date pursuant thereto, then (i) each Consenting Lender must consent to an extension of both this Agreement and the Facility B Credit Agreement, (ii) each Nonconsenting Lender whose Commitment is terminated shall also have its Facility B Commitment terminated and (iii) each Replacement Lender which assumes all or a portion of the Commitment of a Nonconsenting Lender shall assume all or a like portion of such Nonconsenting Lender's Facility B Commitment, it being the intention of the parties that at all times during which this Agreement and the Facility B Credit Agreement are both in effect, each Lender shall also be a Facility B Lender and its Commitment Percentage shall equal its Facility B Commitment Percentage.

      2.18.     Change in Control

           (a) The Borrower will notify the Agent and the Lenders in writing within one Business Day after the occurrence of a Change in Control. Upon receipt of such notice, each Lender shall have the right to terminate its Commitment and Facility B Commitment within five Business Days of the receipt of such notice. If a Lender so elects to terminate its Commitment and Facility B Commitment, the Borrower shall, not later than five Business Days after such Lender has given such notice, repay such Lender's
  Loans and Facility B Loans together with any accrued interest and fees and other amounts due such Lender under the Loan Documents and the Facility B Loan Documents.

           (b) Notwithstanding the foregoing, in lieu of terminating the Commitments and Facility B Commitments of the Lenders and Facility B Lenders as provided in subsection (a) hereof, the Borrower may request one or more of the Lenders not terminating its Commitment and Facility B Commitment (also, a "Replacement Lender") to elect to increase its Commitment and Facility B Commitment by an amount up to the amount of the Commitment and Facility B Commitment of such terminating Lender, or may designate another bank or banks (any such bank, also a "Replacement Lender") reasonably acceptable to the Agent and willing to assume the Commitments and Facility B Commitments of any such terminating Lender or Lenders. Upon the Commitment and Facility B Commitment of a terminating Lender being assumed by a Replacement Lender, each such Replacement Lender shall assume the Commitment and Facility B Commitment of each such terminating Lender by executing and delivering an Assignment and Acceptance Agreement and, if such terminating Lender is the holder of Notes or Facility B Notes, by purchasing such Notes or Facility B
  Notes, as the case may be, of such terminating Lender, which shall sell the same without recourse or warranty (except as to the amount due thereon, its title to such Notes or Facility B Notes, as the case may be, and its right to sell the same) to such Replacement Lender at a price in immediately available funds equal to the outstanding principal balance, if any, of the Notes and Facility B notes, as the case may be, of each such terminating Lender, together with any accrued and unpaid interest thereon to the date of such payment, any accrued and unpaid fees due to such Lender hereunder and under the Facility B Loan Documents, whereupon each Replacement Lender shall be deemed to be a "Lender" for all purposes of this Agreement, and (z) each terminating Lender shall cease to be a "Lender" for all purposes of this Agreement (except with respect to its rights hereunder and under the Facility B Loan Documents to be reimbursed for costs and expenses in connection with, and to indemnification with respect to, matters attributable to events, acts or conditions occurring prior to such assumption and purchase) and shall no longer have any obligations hereunder.

      2.19.     Agent's Records

           The Agent's records regarding the amount of each Loan, each payment by the Borrower of principal and interest on the Loans and other information relating to the Loans shall be presumptively correct absent manifest error.


  3.  FEES; PAYMENTS

      3.1. Facility Fee

           The Borrower agrees to pay to the Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, during the period from and including the Effective Date through but excluding the Maturity Date, a fee (the "Facility Fee") equal to the Applicable Fee Percentage per annum of the average daily sum of the Aggregate Commitments, regardless of usage, during such period. The Facility Fee shall be payable
  (i) quarterly in arrears on the last day of each March, June, September and December during such period, (ii) on the date of any reduction in the Aggregate Commitments (to the extent of such reduction) and (iii) on the Maturity Date. The Facility Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

      3.2. Agent's Fees

           The Borrower agrees to pay to the Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Agent.

      3.3. Pro Rata Treatment and Application of Principal Payments

           Each payment, including each prepayment, of principal and interest on the Loans and of the Facility Fee shall be made by the Borrower to the Agent at its office set forth in Section 11.2 in funds immediately available to the Agent at such office by 12:00 p.m. on the due date for such payment, and, promptly upon receipt thereof by the Agent, shall be remitted by the Agent in like funds as received, to the Lenders according to the Commitment Percentage of each Lender, in the case of the Facility Fee and pro rata according to the aggregate outstanding principal balance of the Loans, in the case of principal and interest due thereon. The failure of the Borrower to make any such payment by such time shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 12:00 p.m. on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans. If any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next Business Day and (except with respect to payments in respect of the Facility Fee) interest shall be payable at the applicable rate specified herein during such extension. If any payment is made with respect to any Eurodollar Advance prior to the last day of the applicable Interest Period, the Borrower shall indemnify each Lender in accordance with
  Section 2.13.


  4.  REPRESENTATIONS AND WARRANTIES

      In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties to the Agent and each Lender:

      4.1. Subsidiaries

           On the Effective Date, the Borrower has only the Subsidiaries set forth on Schedule 4.1. The shares of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned free and clear of any Liens.

      4.2. Existence and Power

           Each of the Borrower and its Subsidiaries is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted therein or the Property owned therein makes such qualification necessary, except where such failure to qualify, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      4.3. Authority; Enforceability

           The Borrower has full legal power and authority and has taken all necessary actions, including, without limitation, any necessary stockholder action, to enter into, execute, deliver and perform the terms of the Loan Documents and to make the borrowings contemplated hereby and by the Notes and to incur the obligations provided for herein and therein, all of which have are in full compliance with its articles of incorporation and by-laws or its other organization documents. The Loan Documents (other than the Notes) constitute, and the Notes, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

      4.4. Required Consents

           Except for information filings required to be made in the ordinary course of business which are not a condition to the Borrower's performance under the Loan Documents, no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance by the Borrower of the Loan Documents or is required as a condition to the validity or enforceability of the Loan Documents against the Borrower.

      4.5. No Conflicting Agreements, Compliance with Laws; Taxes

           On the initial Borrowing Date, (i) neither the Borrower nor any of its Subsidiaries will be in default, (A) under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound or (B) with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority, the effect of which default could reasonably be expected to have a Material Adverse Effect, and (ii) the execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, or require the mandatory repayment of, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower or any of its Subsidiaries pursuant to the terms of, any such mortgage, indenture, contract or agreement.

      4.6. Franchises, Licenses, Etc.

           Each of the Borrower and ACE possesses or has the right to use all franchises, licenses, privileges and other rights that are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse Effect.

      4.7. Investment Company Act

           The Borrower is not an "investment company" or a company "controlled" by an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

      4.8. Public Utility Status

           The Borrower and each of its Subsidiaries are exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended, except Section 9(a)(2) thereof, pursuant to Rule 2 of the General Rules and Regulations of the SEC under said Act.

      4.9. Federal Reserve Regulations; Use of Loan Proceeds

           Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock.

      4.10.     Litigation

           Except as set forth in the Financial Statements or as disclosed after the date of the Financial Statements in the most recent annual report filed by the Borrower with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, or in a quarterly or periodic report filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act with respect to a period or date subsequent to the end of the fiscal year covered by such annual report, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or any of their respective Properties or rights, which (i) reasonably may be expected to have a Material Adverse Effect or (ii) call into question the validity or enforceability of any of the Loan Documents.

      4.11.     Financial Statements

           The Borrower has heretofore delivered to the Agent and the Lenders copies of its Form 10-K for the fiscal year ending
  December 31, 1994, containing the audited Consolidated Balance Sheets of the Borrower and its Subsidiaries and the related Consolidated Statements of Operations, Stockholder's Equity and Cash Flows for the period then ended, and its Form 10-Q for the fiscal quarter ended March 31, 1995, containing the unaudited Consolidated Balance Sheet of the Borrower and its Subsidiaries for such fiscal quarter, together with the related Consolidated Statements of Operations and Cash Flows for the fiscal quarter then ended (with the applicable related notes and schedules, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP and fairly present the Consolidated financial condition and results of the operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein. Except as reflected in the Financial Statements or in the notes thereto, neither the Borrower nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, Contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown on the Financial Statements and was not. Since December 31, 1994, there has been no Material Adverse Change.

      4.12.     Plans

           The only Pension Plans in effect as of the Effective Date (the "Existing Pension Plans") are listed on Schedule 4.12. Each Employee Benefit Plan of the Borrower, its Subsidiaries and their respective ERISA Affiliates is in compliance with ERISA and the Code, where applicable, in all material respects and there is no event or condition existing or anticipated under or with respect to any Existing Pension Plan that could have a Material Adverse Effect.

      4.13.     Ownership of Property; Liens

           The Borrower has good and marketable title to, or a valid leasehold interest in, all of its Property, subject to no Liens, except Permitted Liens, and each Subsidiary has good and marketable title to, or a valid leasehold interest in, all of its Property, except to the extent that the failure to have such title or leasehold interest could not reasonably be expected to have a Material Adverse Effect.

      4.14.     Security Interests

           The Pledge Agreement is effective to create in favor of the Agent, for (i) the benefit of the Agent and the Facility B Agent and for the ratable benefit of the Lenders and the Facility B Lenders, a legal, valid and enforceable security interest in the Collateral, and, on and after the taking of possession of the Intercompany Notes by the Agent as collateral agent, and assuming the continued possession thereof by the Agent as collateral agent, the security interest granted by the Pledge Agreement shall at all times constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower in such Collateral, in each case prior and superior in right to any other Person.

      4.15.     Environmental Matters

           Except as disclosed in the most recent report filed by the Borrower with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, or in a quarterly or periodic report filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act with respect to a period or date subsequent to the end of the fiscal year covered by such annual report, (i) the Borrower and each of its Subsidiaries is in compliance with the requirements of all applicable Environmental Laws, noncompliance with which reasonably may be expected to have a Material Adverse Effect,
  (ii) there have been no releases or disposals of hazardous wastes, hazardous substances or other substances in quantities or locations which might result in the Borrower or any of its Subsidiaries incurring any remedial obligations under applicable law which could, either singly or in the aggregate, reasonably be expected to have Material Adverse Effect, and (iii) neither the Borrower nor any of its Subsidiaries has received notice or order advising it that it has or may have any remedial obligation with respect to any such releases or disposals or that it is or may be responsible for the costs of any remedial action taken or to be taken by any other Persons with respect to any such releases or disposals, which obligation or cost, if fully payable could, either singly or in the aggregate, reasonably may be expected to have Material Adverse Effect.

      4.16.     Certain Business Activities

           The Borrower does not engage in any business other than the holding of Permitted Investments.


  5.  CONDITIONS TO FIRST LOANS


           In addition to the conditions precedent set forth in
  Section 6, the obligation of each Lender to make its first
  Revolving Credit Loan, or of any Lender to make the first
  Competitive Bid Loan, on the first Borrowing Date shall be subject to the fulfillment of the following conditions precedent:

      5.1. Evidence of Action

           The Agent shall have received a certificate, dated the Effective Date, of the Secretary or Assistant Secretary of the Borrower (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Agent) taken by it to authorize the Loan Documents and the transactions contemplated thereby, (ii) attaching a true and complete copy of its articles of incorporation and by-laws, (iii) setting forth the incumbency of its officer or officers who may sign the Loan Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing of the Secretary of State of the jurisdiction of its incorporation and of each other jurisdiction in which it is qualified to do business.

      5.2. This Agreement; Notes

           The Agent shall have received (i) counterparts of this Agreement signed by each of the parties hereto (or receipt by the Agent from a party hereto of a fax signature page signed by such party which shall have agreed to promptly provide the Agent with originally executed counterparts hereof) and (ii) for each Lender, a Revolving Credit Note and a Competitive Bid Note, duly executed by an Authorized Signatory of the Borrower.

      5.3. Certificate as to Approvals and Liens

           The Agent shall have received a certificate of an Authorized Signatory of the Borrower certifying that (i) all approvals and consents of all Persons required to be obtained in connection with the consummation of the transactions contemplated by the Loan Documents and the Facility B Loan Documents have been duly obtained and are in full force and effect, and that all required notices have been given and all required waiting periods have expired and (ii) upon the making of the first Loans under the Agreement and under the Facility B Loan Documents there will exist no Liens on the Collateral other than Liens in favor of the Facility B Agent, the Facility B Lenders, the Agent and the Lenders under the Pledge Agreement.

      5.4. Pledge Agreement

           The Agent shall have received the Pledge Agreement, duly executed by an Authorized Signatory of the Borrower, together with Intercompany Notes duly executed by each Operating Subsidiary, duly indorsed by the Borrower to the order of the Agent, as collateral agent for itself, the Lenders, the Facility B Agent and the Facility B Lenders.

      5.5. Facility B Loan Documents

           Each of the Facility B Credit Agreement and the Facility B Notes shall have been duly executed and delivered by the parties thereto.

      5.6. Other Credit Facilities

           (a) The Revolving Credit Commitment under the ATE Credit Agreement shall have been permanently reduced to an amount not in excess of $25,000,000, and the Agent shall have received satisfactory evidence thereof; and

           (b) The Borrower shall have paid, or made arrangements satisfactory to the Agent to pay on the Borrowing Date, with the proceeds of a Loan under this Agreement, a borrowing under the Facility B Credit Agreement, or both, all principal and accrued interest due to BNY under the Borrower's $20,000,000 unsecured line of credit with BNY.

      5.7. ACE Preferred Stock

           The Agent shall have received a copy of the relevant portions of the charter of ACE, and of each certificate of designation filed pursuant to such charter, setting forth the terms applicable to each class and series of the ACE Preferred Stock outstanding on the Effective Date, certified by an Authorized Signatory of the Borrower to be a true and complete copy thereof, and such terms shall be satisfactory to the Agent.

      5.8. Opinions of Counsel

           The Agent shall have received (i) an opinion of Ballard Spahr Andrews & Ingersoll, counsel to the Borrower, and (ii) an opinion of James E. Franklin II, Esq., general counsel of the Borrower, in each case addressed to the Facility B Agent, the Facility B Lenders, the Agent, the Lenders and Special Counsel and dated the Effective Date, covering the matters set forth in Exhibit N and satisfactory in form and substance to the Agent.

      5.9. Opinion of Special Counsel

           The Agent shall have received an opinion of Special
  Counsel, addressed to the Facility B Agent, the Facility B
  Lenders, the Agent, the Lenders and Special Counsel, substantially in the form of Exhibit O.

      5.10.     Fees

           All fees payable to the Agent on the first Borrowing Date, and the fees and expenses of Special Counsel incurred and recorded to date in connection with the preparation, negotiation and closing of the Loan Documents, shall have been paid.


  6.  CONDITIONS OF LENDING - ALL LOANS

      The obligation of each Lender to make any Loan is subject to the satisfaction of the following conditions precedent as of the date of such Loan:

      6.1. Compliance

           On each Borrowing Date and after giving effect to the Loans to be made thereon, (i) the Borrower shall have complied with all of the terms, covenants and conditions of this Agreement relating to such Loans, (ii) there shall exist no Event of Default, (iii) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, and (iv) the Aggregate Credit Exposure will not exceed the Aggregate Commitments. Each borrowing by the Borrower shall constitute a certification by the Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

      6.2. Borrowing Request; Competitive Bid Request

           In the case of the borrowing of Revolving Credit Loans, the Agent shall have received a Borrowing Request, and in the case of a borrowing of a Competitive Bid Loan, the Agent shall have received a Competitive Bid Request and such other documents required to be delivered by the Borrower pursuant to Section 2.4, in each case duly executed by an Authorized Signatory of the Borrower.


  7.  AFFIRMATIVE COVENANTS

      The Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the Agent, the Borrower shall:

      7.1. Financial Statements

           Maintain a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Agent and each Lender:

                (a) As soon as available, but in any event not later than 5 days after the due date thereof, or if an extension of time to file has been obtained by the Borrower pursuant to Rule 12b-25 under the Exchange Act, not later than 5 days after the expiration of such extension, (i) a complete copy of the Borrower's Annual Report on Form 10-K in respect of each fiscal year as filed by the Borrower with the SEC, together with a copy all financial statements and financial statement schedules incorporated therein by reference, and (ii) a complete copy of the Borrower's Quarterly Report on Form 10-Q in respect of each fiscal quarter as filed by the Borrower with the SEC, together with a copy of any financial statements incorporated therein by reference.

                (b) Within 45 days after the end of each of the first three fiscal quarters (90 days after the end of the last fiscal quarter), a Compliance Certificate, duly executed by the chief financial officer of the Borrower (or such other officer as may be reasonably acceptable to the Agent).

                (c) Such other information as the Agent or any Lender may reasonably request from time to time.

      7.2. Certificates; Other Information

           Furnish to the Agent and each Lender:

                (a) Prompt written notice if any Default or Event of Default shall have occurred and be continuing;

                     (b) Promptly upon becoming available, copies of all (i) annual reports to shareholders, proxy statements and other materials (other than reports specified in Section 7.1) which the Borrower or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC, or any other Governmental Authority succeeding to the functions thereof and (ii) material news releases and annual reports relating to the Borrower or any of its Subsidiaries;

                (c) Prompt written notice of any change by either Moody's or S&P in the Senior Debt Rating;

                (d)  Prompt written notice of any agreement,
        indenture or other document or instrument entered into by, or which becomes binding upon, ACE which restricts or has the effect of restricting the payment by ACE of dividends with respect to its Stock;

                (e) Prompt written notice of the forgiveness of any Intercompany Note or the conversion thereof to Stock or other instruments, in each case to the extent permitted by Section 8.6, together with a total of all such forgiveness or conversions since the Effective Date; and

                (f) Such other information as the Agent or any Lender shall reasonably request from time to time.

      7.3. Legal Existence

           Maintain, and cause each of its Restricted Subsidiaries so to maintain, its legal existence in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

      7.4. Taxes

           Pay and discharge when due, and cause each of its Restricted Subsidiaries so to do, all Taxes, assessments and governmental charges, license fees and levies upon, or with respect to the Borrower, such Restricted Subsidiary and all Taxes upon the income, profits and Property of the Borrower and its Restricted Subsidiaries which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on the Property of the Borrower or such Restricted Subsidiary (other than a Lien described in Section 8.2(i)), unless and to the extent only that such Taxes, assessments, charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Restricted Subsidiary and provided that any such contested Tax, assessment, charge, license fee or levy shall not constitute, or create, a Lien on any Property of the Borrower or such Restricted Subsidiary senior to the Liens granted to the Agent and the Lenders under the Pledge Agreement on such Property, and, provided further, that the Borrower shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

      7.5. Insurance

           Maintain, and cause each of its Restricted Subsidiaries to maintain insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption coverage) as is consistent with industry standards followed by companies engaged in the same business; and furnish to the Agent, upon written request, full information as to insurance policies and reserves for self insurance.

      7.6. Condition of Property

           At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of its Restricted Subsidiaries so to do, all Property necessary to the operation of the Borrower's or such Restricted Subsidiary's business.

      7.7. Observance of Legal Requirements

           Observe and comply, and cause each of its Restricted Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, including, without limitation, ERISA and all Environmental Laws, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

      7.8. Inspection of Property; Books and Records; Discussions

           Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities and permit representatives of the Agent and any Lender to visit its offices, to inspect any of its Property and examine and make copies or abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, prospects, licenses, Property and financial condition of the Borrower and its Restricted Subsidiaries with the officers thereof and the Accountants.

      7.9. Licenses, Franchises, Intellectual Property, Etc.

           Obtain or maintain, as applicable, and cause ACE to obtain or maintain, as applicable, in full force and effect, all licenses, franchises, Intellectual Property, permits, authorizations and other rights as are necessary for the conduct of its business and the failure of which to obtain or maintain could reasonably be expected to have a Material Adverse Effect.

      7.10.     Indebtedness Capitalization Ratio

           Maintain as of the last day of each fiscal quarter of the Borrower, an Indebtedness Capitalization Ratio of less than or equal to 0.65:1.00.

      7.11.     Ratio of Indebtedness to Annualized ACE Dividends

           Maintain at all times, a ratio of (i) Indebtedness of the Borrower to (ii) Annualized ACE Dividends of less than or equal to 2.50:1.00.


  8.  NEGATIVE COVENANTS

      The Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the Agent, the Borrower shall not:

      8.1. Indebtedness

           Create, incur, assume or suffer to exist any liability for Indebtedness except (i) Indebtedness due under the Loan Documents and the Facility B Loan Documents, (ii) Indebtedness of the Borrower existing on the date hereof as set forth on Schedule
  8.1, excluding increases and refinancings thereof, (iii) provided that no Default or Event of Default would exist before and after giving effect thereto, Contingent Obligations of the Borrower not in excess of $70,000,000 in respect of Indebtedness for borrowed money of Atlantic Thermal or any of its Subsidiaries in connection with its District Heating and Cooling Project, provided that any Contingent Obligation of the Borrower with respect to such Indebtedness is unsecured and (iv) provided no Default or Event of Default would exist before and after giving effect thereto other Indebtedness and Contingent Obligations of the Borrower in an aggregate amount not in excess of $10,000,000 provided that any such Indebtedness constituting a Contingent Obligation shall be unsecured.

      8.2. Liens

           Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired except
  (i) Liens for Taxes, assessments or similar charges incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest, (ii) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA),
  (iii) deposits or pledges to secure bids, tenders, contracts
  (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar restrictions affecting real Property which do not adversely affect the value of such real Property or the financial condition of the Borrower or impair its use for the operation of the business of the Borrower,
  (v) Liens arising by operation of law such as mechanics', materialmen's, carriers', warehousemen's liens incurred in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted by it, provided that enforcement of such Liens is stayed pending such contest, (vi) Liens arising out of judgments or decrees which are being contested in good faith and by appropriate proceedings diligently conducted by it, provided that enforcement of such Liens is stayed pending such contest,
  (vii) Liens in favor of the Agent and the Lenders under the Loan Documents and the Facility B Agent and the Facility B Lenders under the Facility B Loan Documents, (viii) Liens on Property of the Borrower existing on the Effective Date as set forth on
  Schedule 8.2 as renewed from time to time, but not any increases in the amounts secured thereby, (ix) Liens on Property of the Borrower acquired after the Effective Date provided that such Liens are limited to the Property so acquired and were not created in contemplation of such acquisition and (x) Liens securing Indebtedness for borrowed money (or Contingent
  Obligations in connection therewith) of the Borrower provided that the Agent, the Lenders, the Facility B Agent and the Facility B Lenders are ratably secured pursuant to documentation in form and substance satisfactory to the Agent and the Facility
  B Agent.

      8.3. Merger; Consolidation

           (a) Consolidate with, be acquired by, or merge into or with any Person, or permit any of its Restricted Subsidiaries so to do, except that if no Default or Event of Default would exist before and after giving effect thereto, (i) the Borrower or any Restricted Subsidiary may merge with another entity provided that the resulting corporation shall have a net worth not less than the net worth of the Borrower or Restricted Subsidiary involved in such merger, (ii) the entity to be merged with is in the same business as a Restricted Subsidiary of the Borrower or in a related business (including other types of utilities), (iii) in the case of a merger involving the Borrower, the Borrower is the survivor and (iv) in the case of a merger involving an Operating Subsidiary, the survivor (if not such Operating Subsidiary) shall assume the obligations of such Operating Subsidiary under the Intercompany Note theretofore delivered by such Operating Subsidiary to the Borrower by an instrument in form and substance satisfactory to the Agent.

           (b) Sell, lease or otherwise dispose of all or any part of its Property, or enter into any sale-leaseback transaction except:

                (i) Sales or other dispositions of inventory in the ordinary course of business;

                (ii) Sales or other dispositions of equipment and materials in the ordinary course of business which, in the reasonable opinion of the Borrower, is obsolete or no longer useful in the conduct of its business; and

                (iii)     Sales or other dispositions of other
        Property for consideration not in excess of $25,000,000 per sale or other disposition provided that no Default or Event of Default shall exist immediately before or after giving effect thereto.

      8.4. Restricted Payments

           Declare or pay any Restricted Payments payable in cash or otherwise or apply any of its Property thereto or set apart any sum therefor, or permit any of its Restricted Subsidiaries so to do, except that (i) a Restricted Subsidiary may declare and pay Restricted Payments to its parent or to the Borrower, (ii) provided that no Default or Event of Default has occurred and is then continuing or would occur giving effect thereto, (A) the Borrower may (1) declare and pay cash dividends on its common Stock in any fiscal year and (2) repurchase its Stock, and (B)
  ACE may declare and pay cash dividends on, and make mandatory and optional sinking fund payments with respect to, the ACE Preferred Stock.

      8.5. Investments, Acquisitions, Loans, Etc.

           At any time, purchase or otherwise acquire, hold or invest in the Stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution, time deposit or otherwise, in or with any Person, or make any Acquisition (all of which are sometimes referred to herein as "Investments") except:

                (a) Investments in (i) obligations issued or guaranteed by the United States Government, (ii) obligations of Federal agencies; (iii) State general obligation or revenue bonds having a rating category not less than Aa or AA by Moody's or S&P, respectively; (iv) State bond anticipation, tax anticipation or revenue anticipation notes having a rating category not less than MIG-2 or AA by Moody's or S&P, respectively; (v) any of the following which, by their terms, mature within twelve months from the date of issuance: (A) commercial paper rated not less than Prime-1 or A-1 by Moody's or S&P, respectively; (B) bankers' acceptance drawn on and accepted by Approved Financial Institutions; (C) certificates of deposit issued by Approved Financial Institutions and (D) money market mutual funds investing in securities rated as "First Tier Eligible Securities" by Moody's or S&P.

                (b) Investments existing on the Effective Date as set forth on Schedule 8.5.

                (c) Investments consisting of Intercompany Loans to Operating Subsidiaries, provided that (i) no Default or Event of Default shall exist before and after giving effect thereto and
  (ii) such Operating Subsidiary shall have executed and delivered to the Borrower an Intercompany Note, which Intercompany Note shall be in form and substance satisfactory to the Agent, shall have been duly indorsed by the Borrower to the order of the Agent, as collateral agent for itself, the Lenders, the Facility
  B Agent and the Facility B Lenders and shall have been delivered to the Agent, as such collateral agent.

                (d)  Investments consisting of loans to Permitted
  Recipients, provided that (i) no Default or Event of Default shall exist before and after giving effect thereto, and (ii) the aggregate amount of all such Investments shall not exceed
  $10,000,000.

                (e) Acquisitions provided that (i) no Default or Event of Default shall exist before and after giving effect thereto, (ii) the Person or business to be acquired is in the same or a related business to a Subsidiary of the Borrower (including other types of utilities) or the assets or to be acquired are devoted to or usable in such a business and (iii) no more than $25,000,000 of proceeds of Loans are used therefor.

                (f) Equity Investments in Operating Subsidiaries, provided (i) that no Default or Event of Default would exist before or after giving effect thereto and (ii) not more than $20,000,000 of such Investments in the aggregate shall be made with the proceeds of Loans or the forgiveness of Indebtedness or the conversion to equity of any such Indebtedness, in each case to the extent permitted by Section 8.6.

      8.6. Amendments, Etc. of Intercompany Notes

           Enter into or agree to any amendment, modification or waiver of any term or condition of any Intercompany Note or forgive all or any portion of any amount due thereunder or convert all or any portion thereof into Stock or other interests or instruments, provided, however, that if no Default or Event of Default exists before and after giving effect thereto, the Borrower may so convert or forgive such Intercompany Note or Intercompany Notes not in excess of $20,000,000 in the aggregate, provided further that any such conversion or forgiveness in excess thereof may only be made if the Agent shall have received 30 days prior written notice thereof and the Operating Subsidiary whose Intercompany Note is to be forgiven or converted shall have executed and delivered to the Agent a guaranty substantially in the form of Exhibit Q hereto, together with such legal opinions, certificates and other documents as the Agent reasonably may request, each in form and substance satisfactory to the Agent.

      8.7. Designation of Operating Subsidiaries

           Designate any Subsidiary as an additional Operating Subsidiary to whom proceeds of Loans may be loaned by the Borrower unless (i) no Default or Event of Default shall exist before or after giving effect thereto, (ii) the prospective Operating Subsidiary is a Subsidiary of the Borrower, (iii) the prospective Operating Subsidiary is engaged in the conduct of an active trade or business, (iv) the prospective Operating Subsidiary executes an Intercompany Note, in favor of the Borrower and in form and substance satisfactory to the Agent, evidencing its obligation to repay Intercompany Loans made to it by the Borrower from time to time, which Intercompany Note has been duly indorsed by the Borrower to the order of the Agent, as collateral agent for itself, the Lenders, the Facility B Agent and the Facility B Lenders, and (v) the Agent shall have received a written certificate signed by an Authorized Signatory of the Borrower designating such Operating Subsidiary and certifying as to its status as described in clauses (ii) and (iii) above.

      8.8. Certain Business Activities

           Engage in any business other than the holding of Permitted
  Investments.


  9.  DEFAULT

      9.1. Events of Default

           The following shall each constitute an "Event of Default" hereunder:

                (a)  The failure of the Borrower to pay any
  installment of principal on any Note on the date when due and payable; or

                (b)  The failure of the Borrower to pay any
  installment of interest or any other fees or expenses payable under any Loan Document or otherwise to the Agent with respect to the loan facilities established hereunder within three Business Days of the date when due and payable; or

                (c) The use of the proceeds of any Loan in a manner inconsistent with or in violation of Section 2.15; or

                (d) The failure of the Borrower to observe or perform any covenant or agreement contained in Sections 7.3, 7.10, 7.11 or Section 8; or

                (e) The failure of the Borrower to observe or perform any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have obtained knowledge thereof; or

                (f) Any representation or warranty made in any Loan Document or in any certificate delivered or to be delivered pursuant thereto shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

                (g) Obligations of the Borrower (other than its obligations under the Notes), ACE or any of any Operating Subsidiary, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or operating leases in excess of $10,000,000 in the aggregate (i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (ii) shall not be paid when due or within any grace period for the payment thereof, or (iii) the holders of any such obligations shall have the right to declare such obligation due and payable prior to the expressed maturity thereof;

                (h) The Borrower, ACE or any Operating Subsidiary shall (i) suspend or discontinue its business, (ii) make an assignment for the benefit of creditors, (iii) generally not be paying its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Borrower or such Subsidiary; or

                (i) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Borrower, ACE or any Operating Subsidiary bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower or any of its Subsidiaries under the United States bankruptcy laws or any other applicable Federal or state law,
  (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any of its Subsidiaries or of any substantial part of the Property thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any of its Subsidiaries, and any such decree or order continues unstayed and in effect for a period of 60 days; or

                (j) Judgments or decrees against the Borrower or any of its Subsidiaries aggregating in excess of $10,000,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 consecutive days from the entry thereof; or

                (k) Any Loan Document shall cease, for any reason, to be in full force and effect or the Borrower shall so assert in writing or shall disavow any of its obligations thereunder; or

                (l) The occurrence of an Event of Default under and as defined in the Pledge Agreement; or

                (m) The occurrence of an Event of Default under and as defined in any Facility B Loan Document; or

                (n) The Borrower shall own less than 100% of the issued and outstanding common Stock of ACE; or

                (o) (i) any Termination Event shall occur; (ii) any Accumulated Funding Deficiency, whether waived, shall exist with respect to any Pension Plan; (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan; (iv) the Borrower, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan under Title IV of ERISA; or (v) any other event or condition shall occur or exist with respect to an Employee Benefit Plan; and the occurrence of any of such events would have a Material Adverse Effect.

           Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in clause (h) or (i) above, the Aggregate Commitments shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon, and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Agent may, and, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, declare the Aggregate Commitments to be terminated forthwith, whereupon the Aggregate Commitments shall immediately terminate, and (ii) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon, and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to the Loan
  Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. The Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

           In the event that the Aggregate Commitments shall have been terminated or the Notes shall have been declared due and payable pursuant to the provisions of this Section, any funds received by the Agent and the Lenders from or on behalf of the Borrower shall be applied by the Agent and the Lenders in liquidation of the Loans and the obligations of the Borrower under the Loan Documents in the following manner and order, in each case pro rata in proportion to the amounts due to each Person entitled to payment: (i) first, to the payment of interest on, and then the principal portion of, any Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrower; (ii) second, to the payment of any fees or expenses due the Agent from the Borrower, (iii) third, to reimburse the Agent and the Lenders for any expenses (to the extent not paid pursuant to clause (ii) above due from the Borrower pursuant to the provisions of Section 11.5; (iv) fourth, to the payment of accrued Facility Fees and all other fees, expenses and amounts due under the Loan Documents (other than principal and interest on the Notes); (v) fifth, to the payment of interest due on the Notes; (vi) sixth, to the payment of principal outstanding on the Revolving Credit Notes;
  (vii) seventh, to the payment of principal outstanding on the Competitive Bid Notes; and (viii) eighth, to the payment of any other amounts owing to the Agent and the Lenders under any Loan Document.


  10. THE AGENT

      10.1.     Appointment

           Each Lender hereby irrevocably designates and appoints BNY as the Agent of such Lender under the Loan Documents and each such Lender hereby irrevocably authorizes BNY, as the Agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in any Loan Document, the Agent shall not have any duties or responsibilities other than those expressly set forth therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

      10.2.     Delegation of Duties

           The Agent may execute any of its duties under the Loan
  Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.

      10.3.     Exculpatory Provisions

           Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except the Agent for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, perfection, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower or any other Person to perform its obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of the Borrower. The Agent shall not be under any liability or responsibility whatsoever, as Agent, to the Borrower or any other Person as a consequence of any failure or delay in performance, or any breach, by any Lender of any of its obligations under any of the Loan Documents.

      10.4.     Reliance by Agent

           The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, fax, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may treat each Lender, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of such Lender in its Loans and in its Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Agent, shall have been filed with the Agent. The Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability, perfection or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

      10.5.     Notice of Default

           The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice thereof from a Lender or the Borrower. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders and the Borrower. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

      10.6.     Non-Reliance on Agent and Other Lenders

           Each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analyses, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

      10.7.     Indemnification

           Each Lender agrees to indemnify and reimburse the Agent in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), pro rata according to the outstanding principal balance of the Loans (or at any time when no Loans are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including, without limitation, any amounts paid to the Lenders (through the Agent) by the Borrower pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the finally adjudicated gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its pro rata share of any unpaid fees owing to the Agent, and any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 11.5, to the extent that the Agent has not been paid such fees or has not be reimbursed for such costs and expenses by the Borrower.
  The failure of any Lender to reimburse the Agent promptly upon demand for its pro rata share of any amount required to be by the Lenders to the Agent as provided in this Section shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its pro rata share of such amount, but no Lender shall be responsible for the failure of other Lender to reimburse the Agent for such other Lender's pro rata share of such amount. The agreements in this Section shall survive the payment of all amounts payable under the Loan Documents.

      10.8.     Agent in Its Individual Capacity

           BNY and its respective affiliates may make loans to, accept deposits from, issue letters of credit for the account of, and generally engage in any kind of business with, the Borrower as though BNY were not Agent hereunder. With respect to the Commitment made or renewed by BNY and the Notes issued to BNY, BNY shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall in each case include BNY.

      10.9.     Successor Agent

           If at any time the Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders a written notice of its resignation as Agent under the Loan Documents, such resignation to be effective upon the earlier of (i) the written acceptance of the duties of the Agent under the Loan Documents by a successor Agent and (ii) on the 30th day after the date of such notice. Upon any such resignation, the Required Lenders shall have the right, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent of the Borrower shall not be required upon the occurrence and during the continuance of a Default or an Event of Default), to appoint from among the Lenders a successor Agent.
  If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which successor Agent shall be a commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital, surplus, and undivided profits of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent's rights, powers, privileges and duties as Agent under the Loan Documents shall be terminated. The Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation as Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents. If at any time there shall not be a duly appointed and acting Agent, the Borrower agrees to make each payment due under the Loan Documents directly to the Lenders entitled thereto during such time.


  11. OTHER PROVISIONS

      11.1.     Amendments and Waivers

           With the written consent of the Required Lenders, the Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents and, with the consent of the Required Lenders, the Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or a consent to a departure from, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences; provided, however, that:

           (a) no such amendment, supplement, modification, waiver or consent shall, without the written consent of all of the Lenders, (i) increase the Commitment of any Lender or the Aggregate Commitments, (ii) extend the Maturity Date (except as provided in Section 2.18); (iii) decrease the rate, or extend the time of payment, of interest of, or change or forgive the principal amount of, or change the pro rata allocation of payments under, any Note; (iv) release all or any part of the Collateral; (v) change the provisions of Sections 3.4, 11.1 or 11.7(a) or (vi) change the definition of Required Lenders;

           (b) without the written consent of BNY, no such amendment, supplement, modification or waiver shall amend, modify or waive any provision of Section 10 or otherwise change any of the rights or obligations of the Agent hereunder or under the Loan Documents.

           Any such amendment, supplement, modification or waiver shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the parties to the applicable Loan Document, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and other Loan Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The Loan Documents may not be amended orally or by any course of conduct.

      11.2.     Notices

           All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first-class postage prepaid, or, in the case of notice by fax, when sent, addressed as follows in the case of the Borrower or the Agent, at the Domestic Lending Office, in the case of each Lender, or to such other addresses as to which the Agent may be hereafter notified by the respective parties thereto or any future holders of the Notes:

           The Borrower:

           Atlantic Energy, Inc.
           6801 Black Horse Pike
           Pleasantville, New Jersey 08232-4130
           Attention:     Louis M. Walters,
                     Treasurer
           Telephone:     (609) 645-4441
           Fax:      (609) 645-4550

           The Agent:

           The Bank of New York
           One Wall Street
           Agency Function Administration
           18th Floor
           New York, New York 10286
           Attention:     Patricia Clancy
           Telephone:     (212) 635-4696
           Fax:      (212) 635-6365 or 6366 or 6367

           with a copy to:

           The Bank of New York
           Energy Industries Division
           One Wall Street
           19th Floor
           New York, New York 10286
           Attention:     Mary Lou Bradley,
                     Vice President
           Telephone:     (212) 635-7533
           Fax:      (212) 635-7923

  except that any notice, request or demand by the Borrower to or upon the Agent or the Lenders pursuant to Sections 2.3, 2.4 or
  2.7 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by fax or other electronic means as fully as if originally signed.

      11.3.     No Waiver; Cumulative Remedies

           No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      11.4.     Survival of Representations and Warranties

           All representations and warranties made under the Loan
  Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

      11.5.     Payment of Expenses and Taxes

           The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether any Loan is made (i) to pay or reimburse the Agent for all its out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation, execution and syndication of, the Loan Documents and any amendment, supplement or modification thereto (whether or not executed), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse the Agent and the Lenders for all of their respective costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred in connection with (A) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of the Borrower under any of the Loan Documents and
  (B) the enforcement of this Section, (iii) to pay, indemnify, and hold each Lender and the Agent harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (iv) to pay, indemnify and hold each Lender and the Agent and each of their respective officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable counsel fees and disbursements) with respect to the enforcement and performance of the Loan Documents and the enforcement and performance of the provisions of any subordination agreement in favor of the Agent and the Lenders (all the foregoing, collectively, the "indemnified liabilities") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted or not prohibited under applicable law; provided, however, that the Borrower shall have no obligation hereunder to pay indemnified liabilities to the Agent or any Lender arising from the finally adjudicated gross negligence or willful misconduct of the Agent or such Lender or claims between one indemnified party and another indemnified party. The agreements in this Section shall survive the termination of the Aggregate Commitments and the payment of all amounts payable under the Loan Documents.

      11.6.     Lending Offices

           Each Lender shall have the right at any time and from time to time to transfer its Loans to a different office, provided that such Lender shall promptly notify the Agent and the Borrower of any such change of office. Such office shall thereupon become such Lender's Domestic Lending Office or Eurodollar Lending
  Office, as the case may be, provided, however, that no such Lender shall be entitled to receive any greater amount under Sections 2.10, 2.12 or 2.13 as a result of a transfer of any such Loans to a different office of such Lender than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred.

      11.7.     Assignments and Participations

           (a) The Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign, delegate or transfer any of its rights or obligations under the Loan Documents without the prior written consent of the Agent and each Lender.

           (b) Each Lender shall have the right at any time, upon written notice to the Agent of its intent to do so, to sell, assign, transfer or negotiate all or any part of such Lender's rights under the Loan Documents and the Facility B Loan Documents to one or more of its affiliates, to one or more of the other Lenders (or to affiliates of such other Lenders) or, with the prior written consent of the Borrower and the Agent (which consent shall not be unreasonably withheld or delayed and which consent of the Borrower shall not be required upon the occurrence and during the continuance of an Event of Default), to sell, assign, transfer or negotiate all or any part of such Lender's rights and obligations under the Loan Documents and the Facility B Loan Documents to any other bank, insurance company, pension fund, mutual fund or other financial institution, provided that
  (i) each such sale, assignment, transfer or negotiation (other than sales, assignments, transfers or negotiations (x) to affiliates of such Lender or (y) of a Lender's entire interest) shall be in a minimum amount of $5,000,000, (ii) each such sale, assignment, transfer or negotiation shall be of an equal percentage of such Lenders interest under the Loan Documents and the Facility B Loan Documents (it being the intention of the parties that at all times during which the Loan Documents and the Facility B Loan Documents are both in effect, each Lender shall also be a Facility B Lender and its Commitment Percentage shall equal its Facility B Commitment Percentage) and (iii) there shall be paid to the Agent by the assigning Lender a fee (the "Assignment Fee") of $3,000 for the assignment of both the Loan Documents and the Facility B Loan Documents. For each assignment, the parties to such assignment shall execute and deliver to the Agent for its acceptance and recording an Assignment and Acceptance Agreement. Upon such execution, delivery, acceptance and recording by the Agent, from and after the effective date specified in such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under the Loan Documents. The Borrower agrees upon written request of the Agent and at the Borrower's expense to execute and deliver (A) to such assignee, a Revolving Credit Note, dated the effective date of such Assignment and Acceptance Agreement, in an aggregate principal amount equal to the Loans assigned to, and Commitments assumed by, such assignee, (B) to such assignee, a Competitive Bid Note, dated the effective date of such Assignment and Acceptance Agreement and (C) to such assignee, a Revolving Credit Note, dated the effective date of such Assignment and Acceptance Agreement, in an aggregate principal amount equal to the balance of such assignor Lender's Revolving Credit Loans and Commitments, if any, and each assignor Lender shall cancel and return to the Borrower its existing Revolving Credit Note. Upon any such sale, assignment or other transfer, the Commitments and the Commitment Percentages set forth in Exhibit A shall be adjusted accordingly by the Agent.

           (c) Each Lender may grant participations in all or any part of its Loans, its Notes and its Commitment to one or more banks, insurance companies, financial institutions, pension funds or mutual funds, provided that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to the Loan Documents for the performance of such obligations, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, (iv) no sub-participations shall be permitted and (v) the voting rights of any holder of any participation shall be limited to decisions that only do any of the following: (A) subject the participant to any additional obligation, (B) reduce the principal of, or interest on the Notes or any fees or other amounts payable hereunder, (C) postpone any date fixed for the payment of principal of, or interest on the Notes or any fees or other amounts payable hereunder, (D) release any security interest or Collateral except to the extent that such release is specifically provided for in any Loan Document or (E) release any guarantor under any guarantee. The Borrower acknowledges and agrees that any such participant shall for purposes of Sections 2.10, 2.12,
  2.13 and 2.16 be deemed to be a "Lender"; provided, however, the Borrower shall not, at any time, be obligated to pay any participant in any interest of any Lender hereunder any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of such interest had such Lender not sold such participation.

           (d)  If any (i) assignment is made pursuant to subsection
  (b) above or (ii) any participation is granted pursuant to subsection (c) above, shall be made to any Person that is not a U.S. Person, such Person shall furnish such certificates, documents or other evidence to the Borrower and the Agent, in the case of clause (i) and to the Borrower and the Lender which sold such participation in the case of clause (ii), as shall be required by Section 2.10(e).

           (e) No Lender shall, as between and among the Borrower, the Agent and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any sale, assignment, transfer or negotiation of, or granting of participations in, all or any part of its Loans, its Commitment or its Note, except that a Lender shall be relieved of its obligations to the extent of any such sale, assignment, transfer, or negotiation of all or any part of its Loans, its Commitment or its Notes pursuant to subsection (b) above.

           (f) Notwithstanding anything to the contrary contained in this Section, any Lender may at any time or from time to time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, provided that any such assignment shall not release such assignor from its obligations thereunder.

      11.8.     Counterparts

           Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Loan Document or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Loan Document transmitted by fax shall be deemed to be an originally executed counterpart. A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Borrower and the Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by fax or other electronic means to the same extent as if originally signed.

      11.9.     Adjustments; Set-off

           (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or any part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1
  (h) or (i), or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender in respect of such other Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from each of the other Lenders such portion of each such other Lender's Loans, and shall provide each of such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off, to the extent not prohibited by law) with respect to such portion as fully as if such Lender were the direct holder of such portion.

           (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing in connection with the Loan Documents, or at any time upon the occurrence and during the continuance of an Event of Default, under Section 9.1(a) or (b), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of the Borrower to such Lender, any amount owing from such Lender to the Borrower, at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

      11.10.    Indemnity

           The Borrower agrees to indemnify and hold harmless the Agent and each Lender and their respective affiliates, directors, officers, employees, attorneys and agents (each an "Indemnified Person") from and against any loss, cost, liability, damage or expense (including the reasonable fees and disbursements of counsel of such Indemnified Person, including all local counsel hired by any such counsel) incurred by such Indemnified Person in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact by the Borrower in any document or schedule executed or filed with any Governmental Authority by or on behalf of the Borrower; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents relating to the use of the proceeds of any or all borrowings made by the Borrower which are alleged to be in violation of Section 2.15, or in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable thereto; or (iv) any acquisition or proposed acquisition by the Borrower of all or a portion of the Stock, or all or a portion of the assets, of any Person whether such Indemnified Person is a party thereto. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Aggregate Commitments and the payment of all indebtedness of the Borrower under the Loan Documents, provided that the Borrower shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court having jurisdiction to have resulted primarily out of the gross negligence or wilful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person.

      11.11.    Governing Law

           The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws.

      11.12.    Headings Descriptive

           Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

      11.13.    Severability

           Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

      11.14.    Integration

           All exhibits to a Loan Document shall be deemed to be a part thereof. Except for agreements between the Agent and the Borrower with respect to certain fees, the Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders with respect to the subject matter thereof.

      11.15.    Consent to Jurisdiction

           The Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. The Borrower hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Borrower hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

      11.16.    Service of Process

           The Borrower hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of the Borrower set forth in
  Section 11.2.  The Borrower hereby agrees that any such service
  (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

      11.17.    No Limitation on Service or Suit

           Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Agent or any Lender to serve process in any manner permitted by law or limit the right of the Agent or any Lender to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions in which the Borrower may be served.

      11.18.    WAIVER OF TRIAL BY JURY

           THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE AGENT, OR THE LENDERS, OR COUNSEL TO THE AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY
  OR OTHERWISE, THAT THE AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT
  BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.


             [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Revolving Credit Agreement (Facility A) to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                               ATLANTIC ENERGY, INC.



                               By:   /s/ Jerrold L. Jacobs
                               Name: Jerrold L. Jacobs
                               Title:                      President & Chief
                                     Executive Officer


                               THE BANK OF NEW YORK,
                               Individually and as Agent



                               By:   /s/ Mary Lou Bradley
                               Name: Mary Lou Bradley
                               Title:                      Vice President



                               THE FIRST NATIONAL BANK
                                 OF CHICAGO



                               By:   /s/ Kenneth J. Bauer
                               Name: Kenneth J. Bauer
                               Title:                      Authorized Agent



                               MELLON BANK, N.A.


                               By:   /s/ A. Gary Chace
                               Name: A. Gary Chace
                               Title:                      Senior Vice President
                       ATLANTIC ENERGY EXHIBIT A

                          LIST OF COMMITMENTS

                             (Facility A)
                                                         Commitment
  Lender                        Commitment               Percentage

  The Bank of New York         $18,666,000               53.3314%

  The First National Bank      $11,667,000               33.3343%
    of Chicago

  Mellon Bank, N.A.            $ 4,667,000               13.3343%

    Total                      $35,000,000              100.0000%

                      ATLANTIC ENERGY EXHIBIT B-1
                     FORM OF REVOLVING CREDIT NOTE

                             (Facility A)

  $________
                                       ______, 1995
                                       New York, New York


                               FOR VALUE RECEIVED, on the Maturity Date,
ATLANTIC ENERGY,
  INC., a New Jersey corporation (the "Borrower"), hereby promises to pay to the order of ________________ (the "Lender"), at the office of THE BANK OF NEW YORK, as Agent (the "Agent"), located at One Wall Street, New York, New York or at such other place as the Agent may specify from time to time, in lawful money of the United States of America, the principal sum of $_____, or such lesser unpaid principal balance as shall be outstanding here-under, together with interest from the date hereof, on the unpaid principal balance hereof, payable at the rate or rates and at the time or times provided for in the Revolving Credit Agreement
  (Facility A), dated as of September 28, 1995, among the Borrower, the Lenders party thereto and the Agent (as the same may be amended, modified or supplemented from time to time, the "Agreement"). Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined. In no event shall interest payable hereon exceed the Highest Lawful
  Rate.

                               This Note is one of the Revolving Credit Notes
referred to in
  the Agreement and is entitled to the benefits of, and is subject to the terms set forth in, the Agreement. The principal of this
  Note is payable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise provided in the Agreement, if any payment on this Note becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next Business Day and interest shall be payable at the applicable rate or rates specified in the Agreement during such extension period.

                               The (i) date and amount of each Revolving Credit
 Loan made by
  the Lender, (ii) its character as an ABR Advance or a Eurodollar
  Advance, (iii) the Eurodollar Rate and Eurodollar Interest Period applicable to any Eurodollar Advances, and (iv) each payment and prepayment of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be indorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or indorsement shall not affect the obligations of the Borrower to make payment when due of any amount owing hereunder.

                               Presentment for payment, demand, protest, notice
 of protest and
  notice of dishonor and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby waived, except as specifically otherwise provided in the Agreement.

                               This Note is being delivered in, is intended to
 be performed
  in, and shall be construed and interpreted in accordance with and be governed by the internal laws of, the State of New York, without regard to principles of conflicts of law.

                               This Note may only be amended by an instrument
 in writing
  executed pursuant to the provisions of Section 11.1 of the Agreement.


                                  ATLANTIC ENERGY, INC.


                                  By:
                                  Name:
                                  Title:

                              SCHEDULE TO
                          REVOLVING CREDIT NOTE



                                                      Interest
                                                      Rate on
                                                      Eurodollar
                                                      Advances
           Type of                       Amount of    (without
           Advance(ABR                   principal     regard to
           or Eurodollar    Amount of    paid or       Applicable
  Date     Rate)            Advance      prepaid       Margin

                              SCHEDULE TO
                    REVOLVING CREDIT NOTE - continued








  Interest
  Period (if
  Eurodollar                      Notation
  Advance)                        Made By

                        ATLANTIC ENERGY EXHIBIT B-2

                       FORM OF COMPETITIVE BID NOTE

                               (Facility A)

                                                ________, 1995
                                            New York, New York


 FOR VALUE RECEIVED, ATLANTIC ENERGY, INC., a New Jersey cor-poration (the "Borrower"), hereby promises to pay to the order of ____________________ (the "Lender"), at the office of THE BANK OF NEW YORK, as Agent (the "Agent"), located at One Wall Street, New York, New York or at such other place as the Agent may specify from time to time, in lawful money of the United States of America, the outstanding principal balance of the Lender's Competitive Bid Loans, together with interest thereon payable at the rate or rates and at the time or times provided for in the Revolving Credit Agreement (Facility A), dated as of
September 28, 1995, among the Borrower, the Lenders party thereto and the Agent (as the same may be amended, modified or supplemented from time to time, the "Agreement"). Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined. In no event shall interest payable hereon exceed the Highest Lawful Rate.

 This Note is one of the Competitive Bid Notes referred to in the Agreement and is entitled to the benefits of, and is subject to the terms set forth in, the Agreement. The principal of this
Note is payable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise provided in the Agreement, if any payment on this Note becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next Business Day and interest shall be payable at the applicable rate or rates specified in the Agreement during such extension period.

 The (i) date and amount of each Competitive Bid Loan made by the Lender, (ii) the interest rate and Interest Period applicable thereto and (iii) each payment and prepayment of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be indorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or indorsement shall not affect the obligations of the Borrower to make payment when due of any amount owing hereunder.

 Presentment for payment, demand, protest, notice of protest and notice of dishonor and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby waived, except as specifically otherwise provided in the Agreement.

 This Note is being delivered in, is intended to be performed in, and shall be construed and interpreted in accordance with and be governed by the internal laws of, the State of New York, without regard to principles of conflicts of law.

      This Note may only be amended by an instrument in writing executed pursuant to the provisions of Section 11.1 of the Agreement.


                          ATLANTIC ENERGY, INC.


                          By:
                          Name:
                          Title:

                                SCHEDULE TO
                           COMPETITIVE BID NOTE


                                  Amount of
 Amount of                                     Principal
 Competitive          Interest     Bid         Payment or        Notation
Date   Loan           Period       Rate        Prepayment        Made by

                           ATLANTIC ENERGY EXHIBIT C

                           FORM OF BORROWING REQUEST

                                  (Facility A)


     _______ __
                                                       ,199_


The Bank of New York, as Agent
Agency Function Administration
One Wall Street
18th Floor
New York, New York 10286
Attention:  Patricia Clancy

The Bank of New York, as Agent
Energy Industries Division
One Wall Street
19th Floor
New York, New York 10286
Attention:  Mary Lou Bradley,
     Vice President

       Re: Revolving Credit Agreement (Facility A),
                  dated as of September 28, 1995, by and
                  among ATLANTIC ENERGY, INC. (the "Bor-
                  rower"), the Lenders party thereto, and THE
                  BANK OF NEW YORK, as Agent (the "Agree-
                  ment")


           Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined.

      (a) Pursuant to Section 2.3 of the Agreement, the Bor-rower hereby gives notice of its intention to borrow Revolving Credit Loans in an aggregate principal amount of $_______ on ______ __, 19__, which borrowing(s) shall consist of the following Advances:
                                           Initial Interest
  Type of Advance
  Period for Eurodollar
  (Eurodollar or ABR)                      Amount
  Advances

  (a)
  (b)

      (b) The Borrower hereby certifies that on the date hereof and, after giving effect to the Loans requested hereby on the Borrowing Date set forth above:

           (a) The Borrower is and shall be in compliance with all of the terms, covenants and conditions of the Agreement relating to such Loan.

           (b) There exists and there shall exist no Event of Default under the Agreement.

           (c) Each of the representations and warranties contained in the Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date.

           (d)  After giving effect to the Revolving Credit
  Loans requested to be made hereby, the Aggregate Credit
  Exposure will not exceed the Aggregate Commitments.


      IN WITNESS WHEREOF, the Borrower has caused this request and certificate to be executed by its Authorized Signatory as of the date and year first written above.


                             ATLANTIC ENERGY, INC.



                             By:
                             Name:
                             Title:

                      ATLANTIC ENERGY EXHIBIT D

                   FORM OF COMPETITIVE BID REQUEST

                             (Facility A)

                                         [Date]

  The Bank of New York, as Agent
  Agency Function Administration
  One Wall Street
  18th Floor
  New York, New York 10286
  Attention:    Patricia Clancy

  The Bank of New York, as Agent
  Energy Industries Division
  One Wall Street
  19th Floor
  New York, New York 10286
  Attention: Mary Lou Bradley
           Vice President


  Re: Revolving Credit Agreement (Facility A),
             dated as of September 28, 1995, by and
             among ATLANTIC ENERGY, INC. (the "Bor-
             rower"), the Lenders party thereto, and THE
             BANK OF NEW YORK, as Agent (the "Agree-
             ment")

                Capitalized terms used herein which defined in the Agreement shall have the meanings therein defined.

           Pursuant to Section 2.4 of the Agreement, the Bor-rower hereby gives notice of its request to borrow
  Competitive Bid Loans in the aggregate sum of $____________ on ____________, which borrowing shall consist of the following Competitive Interest Periods and amounts corresponding thereto:

  Competitive
  Interest Period                        Amount
  (1)
  (2)
  (3)

      The Borrower hereby certifies that on the date hereof and, after giving effect to the Competitive Bid Loans requested hereby, on the Borrowing Date set forth above:

           (a) The Borrower is and shall be in compliance with all of the terms, covenants and conditions of the Agreement relating to such Loans.

           (b) There exists and there shall exist no Event of Default under the Agreement.

           (c) Each of the representations and warranties contained in the Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date.

           (d)  After giving effect to the Competitive Bid
  Loans requested to be made hereby, the Aggregate Credit
  Exposure will not exceed the Aggregate  Commitments.


      IN WITNESS WHEREOF, the Borrower has caused this request and certificate to be executed by its Authorized Signatory as of the date and year first written above.


                             ATLANTIC ENERGY, INC.



                             By:
                             Name:
                             Title:

                       ATLANTIC ENERGY EXHIBIT E

                       FORM OF INVITATION TO BID

                             (Facility A)

                                           _____ __, 199_

  To the Lenders under the Credit
  Agreement referred to below

  Re: Revolving Credit Agreement (Facility A),
             dated as of September 28, 1995, by and
             among ATLANTIC ENERGY, INC. (the "Bor-
             rower"), the Lenders party thereto, and THE
             BANK OF NEW YORK, as Agent (the "Agree-
             ment")



                Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined.

           Pursuant to a Competitive Bid Request, a copy of which is appended hereto or enclosed herewith, the Borrower has given notice of its request to borrow Competitive Bid Loans in the aggregate sum of $____________ on ____________

           The Lenders are hereby invited to bid to make such Competitive Bid Loans by 10:00 a.m. on the proposed Borrowing
  Date, pursuant to the terms and conditions of the Agreement.

                               Very truly yours,

                               THE BANK OF NEW YORK,
                               as Agent


                               By:
                               Name:
                               Title:

                       ATLANTIC ENERGY EXHIBIT F
                        FORM OF COMPETITIVE BID
                             (Facility A)

                                               _____ __, 199_

  The Bank of New York, as Agent
  Agency Function Administration
  One Wall Street
  18th Floor
  New York, New York 10286
  Attention:  Patricia Clancy

  The Bank of New York, as Agent
  Energy Industries Division
  One Wall Street
  19th Floor
  New York, New York 10286
  Attention:  Mary Lou Bradley,
              Vice President

  Re: Revolving Credit Agreement (Facility A),
             dated as of September 28, 1995, by and
             among ATLANTIC ENERGY, INC. (the "Bor-
             rower"), the Lenders party thereto, and THE
             BANK OF NEW YORK, as Agent (the "Agree-
             ment")

           Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined.

           In response to a Competitive Bid Request, the undersigned Lender hereby offers to lend Competitive Bid Loans in the aggregate sum of $____________ on ____________, which borrowing shall consist of the following Competitive Interest Periods and the amounts and Bid Rates corresponding thereto:

  Competitive
  Interest Period           Amount               Bid Rate

  (1)
  (2)
  (3)

                                    Very truly yours,
                                    [LENDER]
                                    By:
                                    Name:
                                    Title:

                       ATLANTIC ENERGY EXHIBIT G
             FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER
                             (Facility A)

                          _______ __, 199_

  The Bank of New York, as Agent
  Agency Function Administration
  One Wall Street
  18th Floor
  New York, New York 10286
  Attention:    Patricia Clancy

  The Bank of New York, as Agent
  Energy Industries Division
  One Wall Street
  19th Floor
  New York, New York 10286
  Attention:    Mary Lou Bradley,
           Vice President

  Re: Revolving Credit Agreement (Facility A),
             dated as of September 28, 1995, by and
             among ATLANTIC ENERGY, INC. (the "Bor-
             rower"), the Lenders party thereto, and THE
             BANK OF NEW YORK, as Agent (the "Agree-
             ment")

           Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined.

      Pursuant to Section 2.4(c) of the Agreement, the Bor-rower hereby gives notice of its [rejection/acceptance] of [Lender's] Competitive Bid, dated _____ __, 199_, in the aggregate sum of $_________ on ________, which borrowing shall consist of the following Competitive Interest Periods and the amounts and Bid Rates corresponding thereto:
    Competitive
  Interest Period           Amount                Bid Rate
  (1)
  (2)
  (3)
                                  Very truly yours,
                                  ATLANTIC ENERGY, INC.
                                  By:
                                  Name:
                                  Title:
                      ATLANTIC ENERGY EXHIBIT H

              FORM OF COMPETITIVE BID LOAN CONFIRMATION

                             (Facility A)


                                         _____ __, 199_
  To [Lender]

  Re: Revolving Credit Agreement (Facility A), dated as of
        September 28, 1995, by and among ATLANTIC ENERGY, INC.
        (the "Borrower"), the Lenders party thereto, and THE
        BANK OF NEW YORK, as Agent (the "Agreement")



           Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined.

           In accordance with Section 2.4(c) of the Agreement we hereby notify you that pursuant to a Competitive Bid Accept Letter, the Borrower gave notice of its acceptance of [Lender's] Competitive Bid, dated _____________, in the aggregate sum of $____________ on ____________, which borrowing shall consist of the following Competitive Interest Periods and the following amounts and Bid Rates corresponding thereto:

  Competitive
  Interest Period             Amount              Bid Rate

  (1)
  (2)
  (3)

      Pursuant to Section 2.4(e) of the Agreement, [Lender] is required to make available to the Agent at its office the proceeds of Lender's Competitive Bid Loan(s) set forth in
  Section 11.2 of the Agreement, in immediately available funds, not later than 2:00 p.m. on the Borrowing Date specified above.

                                  Very truly yours,

                                  THE BANK OF NEW YORK,
                                  as Agent

                                  By:
                                  Name:
                                  Title:
                       ATLANTIC ENERGY EXHIBIT I

               FORM OF NOTICE OF CONVERSION/CONTINUATION

                             (Facility A)

                                         _______ __, 199_


  The Bank of New York, as Agent
  Agency Function Administration
  One Wall Street
  18th Floor
  New York, New York 10286
  Attention:    Patricia Clancy

  The Bank of New York, as Agent
  Energy Industries Division
  One Wall Street
  19th Floor
  New York, New York 10286
  Attention:    Mary Lou Bradley,
           Vice President

  Re: Revolving Credit Agreement (Facility A),
             dated as of September 28, 1995, by and
             among ATLANTIC ENERGY, INC. (the "Bor-
             rower"), the Lenders party thereto, and THE
             BANK OF NEW YORK, as Agent (the "Agree-
             ment")



           Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined.

      1. Pursuant to Section 2.7 of the Agreement, the Bor-rower requests to convert or continue Advances as set forth below:

           (a) on ____ __, 199_, to convert $_______ in
  principal amount of presently outstanding Eurodollar Advances having an Interest Period that expires on ____ __, 199_ to ABR Advances.

           (b) on ____ __, 199_, to continue as Eurodollar Ad-vances, $_______ in principal amount of presently outstanding Eurodollar Advances having an Interest Period that expires on ____ __, 199_ for an additional Interest Period of __ months;

           (c) on ____ __, 199_, to convert $_______ in
  principal amount of presently outstanding ABR Advances to Eurodollar Advances that have an initial Interest Period of __ months.

      2. The Borrower hereby certifies that on the date hereof and on the requested Conversion/Continuation Date set forth above, there exists and there shall exist no Default or Event of Default under the Agreement.

      IN WITNESS WHEREOF, the Borrower has caused this request and certificate to be executed by its Authorized Signatory as of the date and year first written above.


                             ATLANTIC ENERGY, INC.



                             By:
                             Name:
                             Title:

                       ATLANTIC ENERGY EXHIBIT K

                    FORM OF COMPLIANCE CERTIFICATE

                             (Facility A)

  I, ______________, do hereby certify that I am the ___________ of ATLANTIC ENERGY, INC., a New Jersey corporation (the "Borrower"), and that, as such, I am duly authorized to execute and deliver this Compliance Certificate on the Borrower's behalf pursuant to Section 7.1(c) of each of (i) the Revolving Credit Agreement (Facility A), dated as of September 28, 1995, among the Borrower, the Lenders party thereto and The Bank of New York, as Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Facility A Agreement") and (ii) the Revolving Credit Agreement (Facility B), dated as of September 28, 1995, among the Borrower, the Lenders party thereto and The Bank of New York, as Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Facility B Agreement" and, together with the Facility A Agreement, the "Agreements"). Capitalized terms used herein that are defined in the Agreements shall have the meanings therein defined.

  I hereby certify that:

  1.  The Indebtedness Capitalization Ratio as of ______ __,
  199_ , is _.__:1.00, calculated as set forth on Schedule 1.

  2  The Ratio of Indebtedness of the Borrower to Annualized
  ACE Dividends as of ______ __, 199_, is _.__:1.00, calculated as set forth on Schedule 2.

  3.  There exists no Event of Default under the Agreement.

                             IN WITNESS WHEREOF, I have
  executed this Compliance Certificate on this ___ day of ______________, 19__.



    _______________________

Schedule 1 to Compliance Certificate
dated __/__/__

             COMPUTATION OF INDEBTEDNESS CAPITALIZATION RATIO

1. Total Indebtedness of the Borrower
and its Subsidiaries determined
on a Consolidated basis
in accordance with GAAP                           $_________

2.  Preferred Stock and any premium
thereon of the Borrower and its
Subsidiaries determined on a
Consolidated basis in accordance
with GAAP                                         $_________

3.  Common Stock and any premium
thereon of the Borrower and its
Subsidiaries determined on a
Consolidated basis in accordance
with GAAP                                         $_________

4.  Retained earnings of the Borrower
and its Subsidiaries determined on a
Consolidated basis in accordance
with GAAP                                         $_________

5.  All Indebtedness (net of unamortized
premium and discount) of the Borrower
and its Subsidiaries determined on a
Consolidated basis in accordance
with GAAP                                         $_________

6.  Sum of Items 2 through 5                      $_________

7.  Unamortized capital Stock expense
of the Borrower and its Subsidiaries
determined on a Consolidated basis
in accordance with GAAP                           $_________

8.  Items 6 minus Item 7                          $_________

9.  Indebtedness Capitalization Ratio
Item 1:Item 8                                     _.__:1.00

11. Maximum permitted ratio
pursuant to Section 7.10 of
each of the Agreements                            0.65:1.00

Schedule 2 to Compliance Certificate
dated __/__/__

        CALCULATION OF RATIO OF TOTAL INDEBTEDNESS OF THE BORROWER
                        TO ANNUALIZED ACE DIVIDENDS


1.  Indebtedness of the Borrower
$_________

2.The amount of dividends paid
to the Borrower by ACE during
the fiscal quarter ending on
the date of determination or,
if such date of determination
is not a fiscal quarter ending
date, the immediately preceding
fiscal quarter                                    $_________

3.  Annualized ACE Dividends
(Item 2 multiplied by 4)                          $_________

4.  Ratio of Indebtedness to Annualized
ACE Dividends
(Item 1:Item 3)                                   _.__:1.00

5.  Maximum permitted ratio
pursuant to Section 7.11 of
each of the Agreements                            2.50:1.00.

                         ATLANTIC ENERGY EXHIBIT L

                         FORM OF PLEDGE AGREEMENT

                               (Facility A)


PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of ______ __, 1995, made by ATLANTIC ENERGY, INC., a New Jersey corporation (the "Borrower"), to THE BANK OF NEW YORK, in its capacity as collateral agent (in such capacity, the "Secured Party") for itself in its capacity as Agent and for the Lenders under and as defined in each of the Facility A Credit Agreement as defined below (in such capacity, the "Facility A Agent") and the Facility B Credit Agreement as defined below (in such capacity, the "Facility B Agent" and, together with the Facility A Agent, the "Agents").

                                 RECITALS

         I.                     The Borrower has entered into
a. the Revolving Credit Agreement (Facility A), dated as of the date hereof, among the Borrower, the Lenders party thereto (each, a "Facility A Lender", and collectively, the "Facility A Lenders") and the Facility A Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Facility A Credit Agreement") and b. the Revolving Credit Agreement (Facility B), dated as of the date hereof among the Borrower, the Lenders party thereto (each, a "Facility B Lender", collectively, the "Facility B Lenders" and together with the Facility A Lenders, the "Lenders") and the Facility B Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Facility B Credit Agreement" and, together with the Facility B Credit Agreement, the "Credit Agreements"). Capitalized terms used herein that are not defined herein and are defined in the Credit Agreements shall have the meanings defined therein.

         II. The Lenders have agreed a. to make loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Facility A Credit Agreement and b. to make loans to the Borrower and to participate in Letters of Credit issued by Issuing Bank (as defined in the Facility B Credit Agreement) pursuant to, and upon the terms and subject to the conditions specified in, the Facility B Credit Agreement. The Borrower desires to secure the prompt and complete payment, observance and performance of all of its obligations of every kind and nature now or hereafter incurred, existing or created under or in respect of the Loan Documents (as defined in the Facility A Credit Agreement which Loan Documents are herein referred to as the "Facility A Loan Documents") and the Loan Documents (as defined in the Facility B Credit Agreement which Loan Documents are herein referred to as the "Facility B Loan Documents" and, together with the "Facility A Loan Documents", the "Loan Documents"), as such obligations may be amended, increased, modified, renewed, refinanced, refunded or extended from time to time, (collectively, the "Obligations").

         III. The obligations of the Lenders to make loans under the Credit Agreements and the Issuing Bank to issue Letters of Credit under the Facility B Credit Agreement and the Facility B Lenders to participate therein are conditioned upon, among other things, the execution and delivery by the Borrower of this Agreement.

         In consideration of the premises
and in order to induce the Secured Party and the Lenders to enter into the Credit Agreements and make the loans under the Credit Agreements and the Issuing Bank to issue the Letters of Credit under the Facility B Credit Agreement and the Facility B Lenders to participate therein, the Borrower hereby agrees with the Secured Party for its benefit and for the ratable benefit of the Lenders as follows:

A.Grant of Security

                                To secure the prompt and complete
payment, observance and performance of all of the Obligations, the Borrower hereby assigns and pledges to the Secured Party, for its benefit, for the benefit of the Agents, for the benefit of the Issuing Bank and for the ratable benefit of the Lenders, and hereby grants to the Secured Party, for its benefit, for the benefit of the Agents, for the benefit of the Issuing Bank and for the ratable benefit of the Lenders, a continuing first priority security interest in all of the Borrower's right, title and interest in and to all promissory notes and other debt instruments evidencing Indebtedness owed by any of the Borrower's Operating Subsidiaries to the Borrower (each, an "Intercompany Note"), in each case whether now owned or hereafter acquired, including, without limitation, the Intercompany Notes owned on the date hereof as set forth on
Schedule 1, and all interest and other payments thereunder and instruments and other Property from time to time delivered in respect thereof or in exchange therefor, and all additions thereto, substitutions and replacements therefor, and the products and Proceeds thereof (the "Collateral").

                                As used herein, the term
"Proceeds" shall have the meaning as set forth in Article 9 of the New York Uniform Commercial Code (as the same is amended from time to time, the "UCC") and, to the extent not otherwise included, shall include, but not be limited to, a. distributions payable in Property; b. any and all proceeds of causes and rights of action or settlements thereof, escrowed amounts or Property, judicial and arbitration judgments and awards, payable to the Borrower from or in respect of any Person from time to time; c. all claims of the Borrower for losses or damages arising out of or relating to or for any breach of any agreements, covenants, representations or warranties or any default whether or not with respect to or under any of the foregoing Collateral (without limiting any direct or independent rights of the Secured Party or any Lender with respect to the Collateral); and d. any and all other amounts from time to time paid or payable under or in connection with the Collateral.

         B.                     Delivery of Collateral

                                All notes and other instruments
representing or evidencing the Collateral at any time owned or acquired by the Borrower shall be delivered to and held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, and shall bear appropriate indorsements or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Secured Party.
Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right, at any time in its discretion and without notice to the Borrower, to transfer to or to register in the name of the Secured Party or any of its nominees any or all of the Collateral. In addition, upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

         C.                     Representations and Warranties

The Borrower represents and warrants as follows:

                      1.    The Borrower is the legal and
beneficial owner of the Collateral, free and clear of all Liens other than the Lien created by this Agreement.

                         2.   This Agreement creates a valid
security interest in the Collateral, securing the payment of the Obligations. The delivery and pledge of the Collateral pursuant to this Agreement create a valid and perfected first priority security interest in the Collateral securing the payment of the Obligations.

                           3.    The Intercompany Notes listed
on Schedule 1 constitute all of the Intercompany Notes held by the Borrower on the date of this Agreement. To the best of the Borrower's knowledge, each of such Intercompany Notes has been duly authorized, issued and delivered, and constitutes the legal, valid, binding and enforceable obligations of the respective makers thereof.

         D.                     Further Assurances

                            1.  The Borrower agrees that from
time to time, at its expense, the Borrower shall promptly execute and deliver all further instruments and documents, and take all further action, that the Secured Party may reasonably request, in order to perfect and protect any security interests granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower shall promptly execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, and promptly take such other action as the Secured Party may reasonably request, in order to perfect and preserve the security interests granted hereby.

                                2.     The Borrower hereby authorizes
the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower where permitted by law. The Secured Party shall provide the Borrower with a copy of any such statement or amendment, provided that no failure to do so shall affect the rights of the Secured Party hereunder, result in any liability of the Secured Party or the Lenders to the Borrower or in any way affect the validity of such filing. A photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                                3.     The Borrower shall furnish to
the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

E.  Certain Rights as to the Collateral

                            4.        So long as no Event of Default
shall have occurred and be continuing:

                             a.   The Borrower shall be entitled
to exercise any and all consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the Credit Agreements, provided, however, that the Borrower shall not exercise or refrain from exercising any such right without the consent of the Secured Party if such action or inaction would have a material adverse effect on the fair market value of any part of the Collateral or the validity, priority or perfection of the security interests granted hereby or the remedies of the Secured Party hereunder.

                     b.   The Borrower shall be entitled
to receive and retain any and all principal, interest and other distributions paid in respect of the Collateral to the extent not prohibited by this Agreement, provided, however, that any and all principal, interest and other distributions paid or payable other than in cash in respect of, and instruments and other Property received, receivable or otherwise distributed in respect of, or in exchange for, Collateral, shall forthwith be delivered to the Secured Party to be held as Collateral and shall, if received by the Borrower, be received in trust for the benefit of the Secured Party, be segregated from the other Property of the Borrower, and be forthwith delivered to the Secured Party, as Collateral in the same form as so received (with any necessary indorsement).

                     c.   The Secured Party shall execute
and deliver (or cause to be executed and delivered) to the Borrower all instruments as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the rights which it is entitled to exercise pursuant to clause (i) above and to receive the principal or interest payments, or other distributions which it is authorized to receive and retain pursuant to clause (ii) above.

        5. Upon the occurrence and during the continuance of an Event of Default and at the Secured
Party's option and following written notice by the Secured
Party to the relevant Borrower:

                            a.   All rights of
the Borrower to
exercise the consensual rights which it would otherwise be entitled to exercise pursuant to Section 5(a)(i) and to receive the principal, and interest payments and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 5(a)(ii) shall cease, and all such rights shall thereupon become vested in the Secured Party, who shall thereupon have the sole right to exercise such consensual rights and to receive and hold as Collateral such principal or interest payments and distributions.

                         b.   All principal and interest
payments and other distributions which are received by the Borrower contrary to the provisions of Section 5(b)(i) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Secured Party as Collateral in the same form as so received (with any necessary indorsement).

                        6. In the event that all or any part of the instruments constituting the Collateral are lost, destroyed or wrongfully taken while such instruments are in the possession of the Secured Party, the Borrower agrees that it will cause the delivery of new instruments in place of the lost, destroyed or wrongfully taken securities or instruments upon request therefor by the Secured Party without the necessity of any indemnity bond or other security other than the Secured Party's agreement or indemnity therefor customary for security agreements similar to this Agreement.

         E.                     Other Covenants and Agreements
of the Borrower

                                The Borrower covenants and agrees
that on and after the date hereof until the indefeasible cash payment in full of the Obligations, unless the Secured Party shall otherwise consent in writing:

       1. Defense of Collateral. It will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the interests of the Secured Party.

      2. Security Interest. The security interest granted hereby constitutes and will at all times constitute a continuing (and so long as the Secured Party has possession of the Collateral) perfected first priority security interests in the Collateral.

    3. Encumbrances; Filings. It will not (i) further hypothecate, pledge, encumber, transfer, sell or otherwise suffer to exist a security interest in, or a Lien on, the Collateral or any portion thereof in favor of any Person other than the Secured Party as provided herein, except for transfers or sales to the extent permitted under the Credit Agreements or (ii) sign or file or authorize the signing or filing of any document or instrument perfecting any Lien on the Collateral. The inclusion of "Proceeds" of the Collateral under the security interest granted herein shall not be deemed a consent by the Secured Party to any sale or other disposition of any Collateral.

         F.                     Secured Party Appointed
Attorney-in-Fact

                                Effective upon the occurrence and
during the continuance of an Event of Default, the Borrower hereby irrevocably appoints the Secured Party the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured
Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                            1.   to ask, demand, collect, sue
for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                               2.   to file any claims or take any
action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral, and

                        3.   to receive, indorse and collect
all instruments made payable to the Borrower representing any principal payment, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. The powers granted to the Secured Party under this Section constitute a power coupled with an interest which shall survive until all of the Obligations have been indefeasibly paid in full in cash.

         G.                     The Secured Party May Perform

                                If the Borrower fails to perform
any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Secured Party incurred in connection therewith shall be payable by the Borrower under
Section 12.

         H.                     The Secured Party's Duties

                                The powers conferred on the
Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not be under any obligation to (i) ascertain or take action with respect to exchanges, maturities, tenders or other matters relative to any Collateral, whether the Secured Party or any Lender has or is deemed to have knowledge of such matters, or (ii) take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of the Borrower and shall be added to the Obligations.

         I.                     Events of Default

                                The following shall each
constitute an "Event of Default" hereunder:

                             1.   If any representation or
warranty made herein or in any certificate furnished by the Borrower in connection with this Agreement shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

                                  2.   If the Borrower shall fail to
observe or perform any term, covenant or agreement contained in Section 6(c) of this Agreement; or

                                  3.   If the Borrower shall fail to
perform or observe any other covenant or agreement on its part to be performed or observed pursuant to this Agreement and such failure shall have continued unremedied for a period of thirty days after the Borrower shall become aware of such failure; or

                                4.   The occurrence of an Event of
Default under and as defined in either of the Credit
Agreements; or

                                 5.   If the Borrower shall contest
or disavow its obligations under this Agreement or this Agreement shall not remain in full force and effect.

         J.                     Remedies

                                Upon the occurrence of an Event
of Default or at any time thereafter during the continuance thereof, the Secured Party may, and upon direction of the Required Lenders shall, exercise any and all remedies and other rights provided under this Agreement, including, without limitation, the following:

                          1.   The Secured Party may exercise
in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the Collateral) and also may without notice, except as specified below, sell, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as may be commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least five Business Days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                                 2.   Any cash held by the Secured
Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as Collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Secured Party pursuant to Section 12) in whole or in part by the Secured Party, for the ratable benefit of the Lenders, against all or any part of the Obligations in accordance with
Section 9.1 of each Credit Agreement. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Obligations shall be promptly paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

                           3.   The Borrower hereby expressly
waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement.

         K.                     No Segregation of Moneys; No
Interest

                                No moneys or any other Property
received by the Secured Party hereunder need be segregated in any manner except to the extent required by law, and any such moneys or other Property may be deposited under such general conditions as may be prescribed by law applicable to the Secured Party, and neither the Secured Party nor any Lender shall be liable for any interest thereon.

         L.                     Notices

                                All notices and other
communications provided for hereunder shall be given in the manner and to the addresses set forth in Section 11.2 of the Facility A Credit Agreement. Any notice given to the Secured Party as Secured Party thereunder shall be deemed to have been given to The Bank of New York as Agent under the Facility B Credit Agreement.

         M.                     Continuing Security Interest;
Transfer of Notes

                                This Agreement shall create a
continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible cash payment in full of the Obligations and the termination of the Credit Agreement, (ii) be binding upon the Borrower, its successors and assigns and (iii) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party, any successor to Secured Party as agent and the ratable benefit of the Lenders. Except to the extent not permitted by Section 11.7 of the Credit Agreements, any Lender may assign or otherwise transfer the notes held by it under the Credit Agreements to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, any other Loan Document, or any Collateral. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor.

         N.                     Other Provisions

         1. This Agreement is the "Pledge Agreement" referred to in each of the Credit Agreements.
Each of the Secured Party and the Borrower acknowledges that certain provisions of each of the Credit Agreements, including, without limitation, Sections 1.2 (Other
Definitional Provisions), 11.1 (Amendments and Waivers), 11.3
(No Waiver; Cumulative Remedies), 11.4 (Survival of
Representations and Warranties), 11.7 (Assignments and
Participations), 11.8 (Counterparts), 11.12 (Headings
Descriptive), 11.13 (Severability), 11.14 (Integration),
11.15 (Consent to Jurisdiction), 11.16 (Service of Process),
11.17 (No Limitation on Service or Suit) and 11.18 (WAIVER OF
TRIAL BY JURY) thereof, are made applicable to this Agreement and all such provisions are incorporated by reference herein as if fully set forth herein.

          2.                              All Schedules hereto shall be
deemed to be a part hereof.

       3. Each and every right, remedy and power granted to the Secured Party hereunder or allowed at law or by any other agreement shall be cumulative and not exclusive, and may be exercised by the Secured Party from time to time.

         4. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws rules, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein, terms used in Articles 8 and 9 of the UCC are used herein as therein defined.

         The parties hereto have caused
this Pledge Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                          ATLANTIC ENERGY, INC.



                          By:
                          Name:
                          Title:


                          THE BANK OF NEW YORK,
                           as Collateral Agent for the
                           Facility A Lenders under the
                           Facility A Credit Agreement
                           and the Facility B Lenders
                           under the Facility B Credit
                           Agreement


                          By:
                          Name:
                          Title:

                              Schedule 1
                       to the Pledge Agreement,
                      Dated as of _____ __, 1995


                      LIST OF INTERCOMPANY NOTES


  Maker                                       Date

  Atlantic Generation, Inc.                   _____ __, 1995


  ATE Investment, Inc.                        _____ __, 1995


  Atlantic Thermal Systems, Inc.              _____ __, 1995


  Atlantic Jersey Thermal Systems, Inc.       _____ __, 1995


  Atlantic Energy Technologies, Inc.          _____ __, 1995

                       ATLANTIC ENERGY EXHIBIT M

                       FORM OF INTERCOMPANY NOTE

                             (Facility A)

  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY SECURITIES OR BLUE SKY LAWS. IT MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION COMPLYING WITH OR EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE.


                                         ____________ __, 199_


      FOR VALUE RECEIVED, the undersigned, _________________, a __________ corporation (the "Borrower"), hereby promises to pay to the order of ATLANTIC ENERGY, INC. (the "Company"), at the office of the Company, upon demand by the Company, the aggregate unpaid principal amount of all loans made by the Company to the Borrower from time to time as reflected on the attached Schedule hereto, pursuant to an intercompany account or otherwise, in lawful money of the United States of America in same day funds, and to pay interest from the date set forth on the attached Schedule on which principal is advanced hereunder on the unpaid principal amount from time to time outstanding, in like funds, at said office, with each repayment of principal hereunder, at a rate per annum equal to 1/4% above the borrowing rate of the Company for amounts advanced hereunder and provided to the Borrower by the Company on the date of any such advance. All interest hereunder shall be calculated on the basis of the actual number of days that principal is outstanding over a year of 365 or 366 days, as appropriate.

      The unpaid principal amount hereof may be declared due and payable by the Company, whereupon the same shall immediately become due and payable, upon the occurrence or at any time during the continuance of an Event of Default under, and as defined in, either of the Revolving Credit Agreements (Facility A or Facility B) among the Company, the Lenders parties thereto, and The Bank of New York, as Agent.

      The Borrower hereby waives diligence, presentment, de-mand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      All borrowings evidenced by this Intercompany Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Intercompany Note.

      NEITHER THE BORROWER NOR ANY OTHER PERSONS LIABLE FOR
  THE INDEBTEDNESS TO THE COMPANY, NOR ANY ASSIGNEE, SURVIVOR, HEIR OR PERSONAL REPRESENTATIVE OF THE BORROWER OR ANY SUCH OTHER PERSON OR ENTITY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS INTERCOMPANY NOTE, ANY RELATED INSTRUMENT OR AGREEMENT, ANY COLLATERAL FOR THE PAYMENT HEREOF OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE COMPANY AND SUCH PERSONS OR ENTITIES, OR ANY OF THEM. NEITHER THE BORROWER NOR ANY SUCH PERSON OR ENTITY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BORROWER AND THE COMPANY AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. THE BORROWER HAS NOT IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

      THIS INTERCOMPANY NOTE SHALL BE CONSTRUED IN ACCORDANCE
  WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY AND
  ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                               [BORROWER]



                               By:
                               Name:
                               Title:

                     SCHEDULE TO INTERCOMPANY NOTE

                              [BORROWER]

                       LOANS BALANCE OUTSTANDING
                         INTERCOMPANY ACCOUNT

                                              Loan Balance
  Date          Advance        Repayment           Outstanding

  _____    _______        _________           ____________

  _____    _______        _________           ____________

  _____    _______        _________           ____________

  _____    _______        _________           ____________

  _____    _______        _________           ____________

  _____    _______        _________           ____________

  _____    _______        _________           ____________

  _____    _______        _________           ____________

  _____    _______        _________           ____________

  _____    _______        _________           ____________

  _____    _______        _________           ____________

  _____    _______        _________           ____________

  _____    _______        _________           ____________

  _____    _______        _________           ____________

  _____    _______        _________           ____________

  _____    _______        _________           ____________

  _____    _______        _________           ____________

  _____    _______        _________           ____________

  _____    _______        _________           ____________

                              ENDORSEMENT


       The undersigned, ATLANTIC ENERGY, INC. a New Jersey corporation (the "Company"), hereby assigns, transfers and endorses to and makes payable to the order of The Bank of New York, as collateral agent for itself in its capacity as Agent and the Lenders under and as defined in each of the (i) Revolving Credit Agreement (Facility A), dated as of September 28, 1995, among the Borrower, the Lenders party thereto and the Agent (as the same may be amended, supplemented or otherwise modified from time to time) and
  (ii) Revolving Credit Agreement (Facility B), dated as of September 28, 1995, among the Borrower, the Lenders party thereto and the Agent (as the same may be amended, supplemented or otherwise modified from time to time), that certain Intercompany Note, dated ___________ __, ____, made by ___________________ to the order of the Company. This endorsement is made with recourse to the undersigned for payment or collection.

  DATED:  __________ __, 199_




 ATLANTIC ENERGY, INC.



                               By:
                               Name:
                               Title:

                       ATLANTIC ENERGY EXHIBIT N

                  MEMORANDUM OF OPINIONS TO BE GIVEN
                      BY COUNSEL TO THE BORROWER



      In connection with the (i) Revolving Credit Agreement (Facility A) (the "Facility A Agreement"), dated as of September 28, 1995, by and among Atlantic Energy, Inc. (the "Borrower"), the Lenders party thereto (the "Facility A Lenders") and The Bank of New York, as Agent (the "Facility A Agent") and (ii) Revolving Credit Agreement (Facility B) (the "Facility B Agreement" and, together with the Facility A Agreement, the "Agreements"), dated as of September 28, 1995, by and among the Borrower, the Lenders party thereto (the "Facility B Lenders"), The Bank of New York, as Issuing Bank and The Bank of New York, as Agent (the "Facility B Agent"), set forth below is the substance of the opinions to be included in the opinion letters referred to in Section 5.8 of the Facility B Agreement and the corresponding provision of the Facility A Agreement (collectively, the "Opinions").

           The opinion letters should be addressed to "The Bank of New York, as Agent and as Issuing Bank and the Lenders under the Credit Agreements referred to below". It should specifically authorize Special Counsel's reliance thereon.

           Capitalized terms used in the Opinions and which are not otherwise defined therein shall have the respective meanings ascribed thereto in the Agreements. For purposes of the opinions set forth below, the term "Transaction Documents" means, collectively, the "Loan Documents" under and as defined in each of the Agreements and the term "Notes" means, collectively, the "Notes" under and as defined in each of the Agreements.

Opinions:

           1. The Borrower has only the Subsidiaries set forth on Schedule 4.1 to each Agreement. The shares of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned free and clear of any Liens.

           2. Each of the Borrower and its Subsidiaries is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its in-corporation or formation, has all requisite power and au-thority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted therein or the Property owned therein makes such qualification necessary, except where such failure to qualify, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

           3.   The Borrower has full legal power and
  authority and has taken all necessary actions, including, without limitation, any necessary stockholder action, to enter into, execute, deliver and perform the terms of the Transaction Documents and to make the borrowings contemplated thereby and by the Notes, to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary corporate or other applicable action and are in full compliance with its charter and by-laws or its other organization documents.

           4. Each of the Transaction Documents (other than the Notes) constitutes, and the Notes, when issued and delivered pursuant to the applicable Agreement for value received, will constitute, the valid and legally binding obligations of the Borrower, enforceable in accordance with its respective terms.

           5. To the best of counsel's knowledge after due inquiry, except as set forth in the Financial Statements, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) pending or threatened against the Borrower or any of its Subsidiaries or any of their respective Properties or rights, which (i) reasonably may be expected to have a Material Adverse Effect, or (ii) call into question the validity or enforceability of any of the Transaction Docu-ments.

           6. Except for information filings required to be made in the ordinary course of business which are not a condition to the Borrower's performance under the Transaction Documents, no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of the Transaction Documents or is required as a condition to the validity or enforceability of the Transaction Documents.

           7. To the best of counsel's knowledge after due inquiry, neither the Borrower nor any of its Subsidiaries is in default (x) under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound or (y) with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority, the effect of which default could reasonably be expected to have a Material Adverse Effect.

           8. The execution, delivery or carrying out of the terms of the Transaction Documents will not constitute a default under, or require the mandatory repayment of, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower or any of its Subsidiaries pursuant to the terms of, any such mortgage, indenture, contract or agreement.

           9. To the best of counsel's knowledge after due inquiry, each of the Borrower and ACE possesses or has the right to use all franchises, licenses, privileges and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse Effect.

           10. The Borrower is not an "investment company" or a company "controlled" by an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

           11. The Borrower and each of its Subsidiaries are exempt from the provisions of the Public Utility Holding
  Company Act of 1935, as amended, except Section 9(a)(2) thereof, pursuant to Rule 2 of the General Rules and Regulations of the SEC under said Act.

           12. To the best of counsel's knowledge after due inquiry, neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. If used in accordance with Section 2.15 of each Agreement, no part of the proceeds of the Loans will be used, directly or indi-rectly, for a purpose which violates any law, rule or regula-tion of any Governmental Authority, including without limita-tion the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended. If used in accordance with Section 2.15 of each Agreement, no part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock.

           13. The Pledge Agreement is effective to create in favor of The Bank of New York, as collateral agent for each of The Bank of New York, as Agent under the Facility A Agreement, The Bank of New York, as Agent under the Facility B Agreement, The Bank of New York, Issuing Bank under the Facility B Agreement and each of the Lenders under the Agreements in all of the Borrower's right, title and interest in and to all Intercompany Notes (as defined in the Pledge Agreement) when issued and delivered, provided that such Intercompany Notes remain in the continued possession of such collateral agent.

      14. To the best of counsel's knowledge after due inquiry, no indenture, certificate of designation for pre-ferred Stock, agreement or instrument to which the Borrower or ACE is a party, prohibits or restrains, directly or indi-rectly, the payment of dividends or other payments by ACE to the Borrower except for the terms of the ACE Preferred Stock as in existence on the Effective Date.

                       ATLANTIC ENERGY EXHIBIT O

                  FORM OF OPINION OF SPECIAL COUNSEL


                                              _____ __, 1995


  The Bank of New York,
  as Agent and the other
  Lenders under the Credit
  Agreements referred to below


  Ladies and Gentlemen:


      We have acted as Special Counsel to (1) The Bank of New York, as Agent (in such capacity, the "Facility A Agent") in connection with the Revolving Credit Agreement (Facility A), dated as of September 28, 1995, by and among Atlantic Energy, Inc. (the "Borrower"), the Lenders party thereto and the Facility A Agent (the "Facility A Agreement") and (2) The Bank of New York, as Agent (in such capacity, the "Facility B Agent") in connection with the Revolving Credit Agreement (Facility B), dated as of September 28, 1995, by and among the Borrower, the Lenders party thereto and the Facility B Agent (the "Facility B Agreement" and, together with the Facility A Agreement, the "Agreements"). Capitalized terms used herein which are defined in the Facility A Agreement shall have the meanings therein defined, unless the context hereof otherwise requires.

      We have examined originals or copies certified to our satisfaction of the documents required to be delivered pursu-ant to the provisions of Sections 5 and 6 of each of the Agreements. In conducting such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies.

      Based upon the foregoing examination, and relying with your permission upon the opinions of Ballard Spahr Andrews & Ingersoll, special counsel to the Borrower, and James E.
  Franklin II, Esq., General Counsel of the Borrower, we are of the opinion that all legal preconditions to the making of the first Loans under and as defined in each of the Agreements and the issuance of the first Letter of Credit under and as defined in the Facility B Agreement have been satisfactorily met.

      This opinion is rendered solely for your benefit in connection with the transactions referred to herein and may not be relied upon by any other Person.

      In rendering the foregoing opinion, we express no opinion as to laws other than the laws of the State of New
  York and the federal laws of the United States of America.


                                    Very truly yours,


                                    EMMET, MARVIN & MARTIN,
                                      LLP

                       ATLANTIC ENERGY EXHIBIT P

              FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


      This Assignment and Acceptance Agreement is made and en-tered into as of _____ __, 19__, by and between ____________
  (the "Assignor") and ____________ (the "Assignee").

                            R E C I T A L S

      (i) All capitalized terms not otherwise defined herein which are used herein shall have the meanings set forth in the Facility A Credit Agreement (as defined below).

      (ii) The Assignor, certain other lenders (together with any prior assignees, the "Facility A Lenders") and The Bank of New York, as agent (in such capacity the "Facility A Agent"), are parties to that certain Revolving Credit Agreement (Facility A), dated as of September 28, 1995 (the "Facility A Credit Agreement") with ATLANTIC ENERGY, INC., a New Jersey corporation (the "Borrower"). Pursuant to the Facility A Credit Agreement, the Facility A Lenders (i) agreed to make Revolving Credit Loans (the "Facility A Revolving Credit Loans") under the Aggregate Commitments (as defined in the Facility A Credit Agreement, which Aggregate Commitments are hereinafter referred to as the "Aggregate Facility A Commitments") in the aggregate amount of $35,000,000 and (ii) may, in their sole discretion and upon the Borrower's request, make Competitive Bid Loans to the Borrower from time to time (the "Facility A Competitive Bid Loans" and, together with the Facility A Revolving Credit Loans, the "Facility A Loans").

      (iii) The amount of the Assignor's Facility A Commitment (without giving effect to the assignment effected hereby or to other assignments thereof which have not yet be-come effective) is specified in Item 1 of Schedule 1 hereto. The outstanding principal amount of the Assignor's Facility A Loans (without giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective) is specified in Item 2 of Schedule 1 hereto.

      (iv) The Assignor, certain other lenders (together with any prior assignees, the "Facility B Lenders") and The Bank of New York, as agent (in such capacity the "Facility B Agent" and, together with it in its capacity as Facility A Agent, the "Agent"), are parties to that certain Revolving Credit Agreement (Facility B), dated as of September 28, 1995 (the "Facility B Credit Agreement") with the Borrower. Pursuant to the Facility B Credit Agreement, the Facility B Lenders (i) agreed to make Revolving Credit Loans (the "Facility B Revolving Credit Loans") under the Aggregate Commitments (as defined in the Facility B Credit Agreement, which Commitments are hereinafter referred to as the "Aggregate Facility B Commitments" and, together with the Aggregate Facility A Com-mitments, the "Aggregate Commitments") in the aggregate amount of $40,000,000 and to participate in Letters of Credit issued by the Issuing Bank (under and as defined in the Facility B Credit Agreement) and (ii) may, in their sole discretion and upon the Borrowers' request make Competitive Bid Loans to the Borrower from time to time (the "Facility B Competitive Bid Loans" and, together with the Facility B Revolving Credit Loans, the "Facility B Loans").

      (v) The amount of the Assignor's Facility B Commitment, including its Letter of Credit Commitment (as defined in the Facility B Credit Agreement and without giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective), is specified in Item 1 of
  Schedule 1 hereto. The outstanding principal amount of the Assignor's Facility B Loans, including its Letter of Credit Exposure (as defined in the Facility B Credit Agreement and without giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective), is specified in Item 2 of Schedule 1 hereto.

      (vi) The Assignor wishes to sell and assign to the As-signee, and the Assignee wishes to purchase and assume from the Assignor, (i) the portion of the Assignor's Facility A Commitment and Facility B Commitment specified in Item 3 of
  Schedule 1 hereto (the "Assigned Commitment") and (ii) the portion of the Assignor's Facility A Revolving Credit Loans, Facility B Revolving Credit Loans and/or the portion of the Assignor's Facility A Competitive Bid Loans or Facility B Competitive Bid Loans specified in Item 5 of Schedule 1 hereto (the "Assigned Loans").

      The parties agree as follows:

      (a)  Assignment

           Subject to the terms and conditions set forth herein and in the Credit Agreements, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse, on the date set forth above (the "Assignment Date") (i) all right, title and interest of the Assignor to the Assigned Loans and (ii) all obligations of the Assignor under the Credit Agreements with respect to the Assigned Commitment. As full consideration for the sale of the Assigned Loans and the Assigned Commitment, the Assignee shall pay to the Assignor on the Assignment Date the principal amount of the Assigned Loans (the "Purchase Price") [and the Assignor shall pay to the Assignee on the Assignment Date the fee specified in Item 6 of Schedule 1 hereto]. It is understood by the parties hereto that each sale, assignment, transfer or negotiation of rights under the Credit Agreements shall be of an equal percentage of such Lenders interest under in each of the Credit Agreements, it being the intention that at all times during which the Facility A Credit Agreement and Facility B Credit Agreement are both in effect, each Facility
  A Lender shall be a Facility B Lender and its Commitment Percentage in each thereof shall be identical.

      (b)  Representation and Warranties

           Each of the Assignor and the Assignee represents and warrants to the other that (i) it has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement; (ii) the execution, delivery and performance of this Agreement have been authorized by all action, corporate or otherwise, and do not violate any provisions of its charter or by-laws or any contractual obligations or requirement of law binding on it; and (iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. The Assignor further represents that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor.

      (c)  Condition Precedent

           The obligations of the Assignor and the Assignee hereunder shall be subject to the fulfillment of the conditions that the Assignor shall have (i) received payment in full of the Purchase Price and (ii) complied with the other applicable provisions of Section 11.7 of each Credit Agreement.

      (d)  Notice of Assignment

           The Assignor agrees to give notice of the assignment and assumption of the Assigned Loans and the Assigned Commitment to the Agent and the Borrower and hereby instructs the Agent and the Borrower to make all payments with respect to the Assigned Loans and the Assigned Com-mitment directly to the Assignee at the applicable Lending Offices specified on Schedule 2 hereto; provided, however, that the Borrower and the Agent shall be entitled to continue to deal solely and directly with the Assignor in connection with the interests so assigned until the Agent, the Issuing Bank and the Borrower, to the extent required by Section 11.7 of each Credit Agreements, shall have received notice of the assignment and shall have consented in writing thereto by signing this Agreement and the Agent shall have recorded and accepted this Agreement and received the Assignment Fee required to be paid pursuant to Section 11.7 of each Credit Agreement. From and after the date (the "Assignment Effec-tive Date") on which the Agent shall notify the Borrower and the Assignor that the requirements set forth in the foregoing sentence shall have occurred and all consents (if any) required shall have been given, (i) the Assignee shall be deemed to be a party to the Credit Agreements and, to the extent that rights and obligations thereunder shall have been assigned to the Assignee as provided in such notice of as-signment to the Agent, shall have the rights and obligations of a Lender under the Credit Agreements, and (ii) the Assignee shall be deemed to have appointed the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. After the Assignment Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of prin-cipal, interest, fees and other amounts) to the Assignee.
  The Assignor and Assignee shall make all appropriate adjust-ment in payments under the Assigned Loans and the Assigned Commitment for periods prior to the Assignment Effective Date hereof directly between themselves. If the Assignee is not a United States Person as defined in Section 7701(a)(30) of the Code, the Assignee shall deliver herewith the forms required by Section 2.10(c) of the Credit Agreements to evidence the Assignee's complete exemption from United States withholding taxes with respect to payments under the Loan Documents.

      (e)  Independent Investigation

           The Assignee acknowledges that it is purchasing the Assigned Loans and the Assigned Commitments from the Assignor totally without recourse and, except as provided in Section 2 hereof, without representation or warranty. The Assignee further acknowledges that it has made its own independent investigation and credit evaluation of the Borrower in connection with its purchase of the Assigned Loans and the Assigned Commitments. Except for the representations or warranties set forth in Section 2, the Assignee acknowledges that it is not relying on any representation or warranty of the Assignor, expressed or implied, including, without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectibility, interest rate, repayment schedule or accrual status of the Assigned Loans or the Assigned Commitment, the legality, validity, genuineness or enforceability of any Loan Document, or financial condition or creditworthiness of the Borrower or any other Person. The Assignor has not and will not be acting as either the representative, agent or trustee of the Assignee with respect to matters arising out of or relating to the Credit Agreements or this Agreement. From and after the Assignment Effective Date, except as set forth in Section 4 above, the Assignor shall have no rights or obligations with respect to the Assigned Loans or the Assigned Commitments.

      (f)  Consent of the Borrower; Issuance of Notes.

           1. Pursuant to the provisions of Section 11.7 of each Credit Agreement, and to the extent required thereby, the Borrower, by signing below, consents to this Agreement and to the assignment contemplated herein. The Borrower further agrees to execute and deliver:

                (i)  to the Assignee, (a) a Facility A
  Revolving Credit Note, in an aggregate principal amount of $____, (b) a Facility B Revolving Credit Note, in an ag-gregate principal amount of $____, (c) a Facility A Competitive Bid Note and (d) a Facility B Competitive Bid Note; and

                (ii) to the Assignor, (a) a Facility A
  Revolving Credit Note, in an aggregate principal amount of $____, and (b) a Facility B Revolving Credit Note, in an ag-gregate principal amount of $____.

           2. Upon receipt of its new Notes as set forth in subsection (a)(ii) above, the Assignor shall deliver its replaced Facility A Revolving Credit Note and Facility B
  Revolving Credit Note to the Borrower.

      (g)  Method of Payment

           All payments to be made by either party hereunder shall be in funds available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.

      (h)  Integration

           This Agreement shall supersede any prior agreement or understanding between the parties (other than the Credit
  Agreements) as to the subject matter hereof.

      (i)  Counterparts

           This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon both parties, their successors and assigns.

      (j)  Headings

           Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

      (k)  Amendments; Waivers

           This Agreement may not be amended, changed, waived or modified except by a writing executed by the parties hereto, and may not be amended, changed, waived or modified in any manner inconsistent with Section 11.7 of each Credit Agreement without the prior written consent of the Agent.

      (l)  Governing Law.

           This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws.

 IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                               , as Assignor


                                  By:
                                  Name:
                                  Title:


                                               , as Assignee


                                  By:
                                  Name:
                                  Title:


  Consented to:

  ATLANTIC ENERGY, INC.


  By:
  Name:
  Title:


  Accepted:

  THE BANK OF NEW YORK, as Agent


  By:
  Name:
  Title:


  THE BANK OF NEW YORK, as Issuing Bank


  By:
  Name:
  Title:

                              SCHEDULE 1

                                  TO

                  ASSIGNMENT AND ACCEPTANCE AGREEMENT

                                between
                  _____________________, as Assignor
                                  and
                  _____________________, as Assignee

                              relating to

              Revolving Credit Agreement (Facility A) and
               Revolving Credit Agreement (Facility B),
                  each dated as of September 28, 1995
                                 among
                        ATLANTIC ENERGY, INC.,
                 the respective Lenders party thereto,
                                  and
                    The Bank of New York, as Agent,


  Item 1.  Assignor's Commitments*

      (a)  Facility A Commitment              $___________
      (b)  Facility B Commitment              $___________


  Item 2.  Assignor's Loans:

      (a)  Facility A Revolving
           Credit Loans* consisting
           of:
                ABR Advances                       $___________
           Eurodollar Advances                $___________
           Letter of Credit Exposure          $___________

  * Without giving effect to the assisgnment contemplated hereby or other assignments which have not as yet become efective.
      (b)  Facility A Competitive
           Bid Loans* consisting of Loans
           at the interest rates and
           for the Interest Periods
           set forth below:

           Rate: __% Interest Period: ___      $___________
           Rate: __% Interest Period: ___      $___________
           Rate: __% Interest Period: ___      $___________

      (c)  Facility B Revolving
           Credit Loans* consisting
           of:
           ABR Advances                       $___________
           Eurodollar Advances                $___________

      (d)  Facility B Competitive
           Bid Loans* consisting of Loans
           at the interest rates and
           for the Interest Periods
           set forth below:

           Rate: __% Interest Period: ___     $___________
           Rate: __% Interest Period: ___     $___________
           Rate: __% Interest Period: ___     $___________


  Item 3.  Amount of Assigned Commitments:

      (a)  Assigned Facility A Revolving
           Credit Commitment                  $___________

      (b)  Assigned Facility B Revolving
           Credit Commitment                  $___________

  Item 4.  Percentage of Assigned Commitments
           in Facility A as a percentage of
           the Aggregate Commitments
           of Facility A of all Facility
           A Lenders                                    ___%

           Percentage of Assigned Commitments
           in Facility B as a percentage of
           the Aggregate Commitments
           of Facility B of all Facility
           A Lenders                                    ___%

   Item 5. Amount of Assigned Loans:

      (a)  Assignor's Facility A Revolving
           Credit Loans consisting
           of:
           ABR Advances                       $___________
           Eurodollar Advances                $___________
           Letter of Credit Exposure          $___________

      (b)  Assignor's Facility A Competitive
           Bid Loans consisting of Loans
           at the interest rates and
           for the Interest Periods
           set forth below:

           Rate: __% Interest Period: ___      $___________
           Rate: __% Interest Period: ___      $___________
           Rate: __% Interest Period: ___      $___________

      (c)  Assignor's Facility B Revolving
           Credit Loans consisting
           of:
           ABR Advances                       $___________
           Eurodollar Advances                $___________
      (d)  Assignor's Facility B Competitive
           Bid Loans consisting of Loans
           at the interest rates and
           for the Interest Periods
           set forth below:

           Rate: __% Interest Period: ___      $___________
           Rate: __% Interest Period: ___      $___________
           Rate: __% Interest Period: ___      $___________


  Item 6.  Amount of Fee
           payable to Assignee           $___________

                              SCHEDULE 2

                                  TO

                  ASSIGNMENT AND ACCEPTANCE AGREEMENT

                                between
                  _____________________, as Assignor
                                  and
                  _____________________, as Assignee

                              relating to

              Revolving Credit Agreement (Facility A) and
               Revolving Credit Agreement (Facility B),
                  each dated as of September 28, 1995
                                 among
                        ATLANTIC ENERGY, INC.,
                 the respective Lenders party thereto,
                                  and
                    The Bank of New York, as Agent,


  DOMESTIC LENDING OFFICE         EURODOLLAR LENDING OFFICE

  ____________________            ____________________
  ____________________            ____________________
  ____________________            ____________________
  Attention: ______________       Attention: ______________
  Telephone: (___) ___-____       Telephone: (___) ___-____
  Telecopy:  (___) ___-____       Telecopy:  (___) ___-____


  ADDRESS FOR NOTICES
  ____________________
  ____________________
  ____________________
  Attention: ______________
  Telephone: (___) ___-____
  Telecopy:  (___) ___-____

                       ATLANTIC ENERGY EXHIBIT Q

             FORM OF GUARANTY AND SUBORDINATION AGREEMENT

      Guaranty and Subordination Agreement (as the same may be amended, supplemented or otherwise modified from time to time, this "Guaranty"), dated as of _____ __, 199_, made by
  _________, a ______ corporation ("         ") and each Person
  which becomes a party hereto pursuant to Section 10 hereof (together with _________, the "Guarantors", each, a "Guarantor") and ATLANTIC ENERGY, INC., a New Jersey corporation (the "Borrower") to THE BANK OF NEW YORK, as Agent (in such capacity, the "Agent") [(i)] for itself and for the ratable benefit of the Lenders.

      A. The Borrower has entered into two Revolving Credit Agreements (Facility A and Facility B), dated as of
  September 28, 1995, among the Borrower, the signatory Lenders thereto and the Agent (as the same may be amended, extended, increased, modified, refunded or refinanced from time to time, the "Credit Agreements"). Section 8.7 of the Credit Agreements provides that the Guarantors and the Borrower shall execute and deliver this Guaranty in the event that the Borrower shall convert or forgive Intercompany Notes of the Guarantors.

      B. The Guarantors have derived and expect to continue to derive substantial benefit from the Credit Agreements and the making of the Loans and the issuance of the Letters of Credit thereunder, including, without limitation, the lending, directly or indirectly, by the Borrower of a portion of the proceeds of the Loans to the Guarantors. The Guarantors acknowledge that the Agent and the Lenders are relying on this Guaranty in agreeing to continue to make the Loans subsequent to the conversion or forgiveness of an Intercompany Note, and that the Agent and the Lenders would not do so without the execution and delivery of this Guaranty.

      C. Each of the Guarantors wishes to (i) guarantee the obligations of the Borrower under the Loan Documents and (ii) subordinate, subject to the terms and conditions contained herein, any obligations due it from the Borrower to the prior indefeasible cash payment in full of the Borrower Obligations (as hereinafter defined).

      In consideration of the premises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Agent and the Lenders to make the Loans and to induce BNY to issue the Letters of Credit and the Lenders to participate therein, the Borrower and each of the Guarantors covenant and agree as follows:

      1.  Definitions

           Except as otherwise provided herein, capitalized terms that are defined in the Credit Agreements and are not defined herein shall have the meanings assigned to such terms therein. For purposes hereof, the following terms shall have the following meanings:

           "Additional Guarantor": each Guarantor which becomes a party hereto pursuant to Section 10 hereof.

           "Borrower Obligations": all obligations and liabilities, whether now existing or hereafter arising, of the Borrower under the Loan Documents, whether direct, indirect or contingent, incurred as primary obligor or otherwise, secured or unsecured, and whether or not on open account, including all principal and interest thereon (whether arising or accruing before or after the occurrence of any Event of Default set forth in Section 9.1(i) or (j) of the Credit Agreements and whether allowed as a claim), and all reasonable costs and expenses of the Agent and the Lenders in enforcing, preserving and protecting any thereof, whether or not suit is instituted (as the same may be amended, increased, modified, renewed, refinanced, refunded or extended from time to time).

           "Consideration": as of any date of determination and with respect to each Guarantor, an amount equal to the lesser of (a) the total "value" (within the meaning of Section 548 of the Bankruptcy Code as in effect on the date hereof) given, directly or indirectly, to such Guarantor during the period commencing on the date such Guarantor became a party to this Guaranty and ending on such date of determination, in exchange for its execution and delivery of this Guaranty, and (b) the amount of "fair consideration" (within the meaning of Article 10 of the New York Debtor Creditor Law as in effect on the date hereof) given, directly or indirectly, to such Guarantor during the period commencing on the date such Guarantor became a party to this Guaranty and ending on such date of determination in exchange for its execution and delivery of this Guaranty.

           "Guarantor Obligations": with respect to each Guarantor, all of the obligations and liabilities of such Guarantor hereunder, whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired.

           "Net Worth": as of any date and with respect to each Guarantor, the lesser of the following:

                (a)(i) all of such Guarantor's "property, at a fair valuation" (within the meaning of Section 101(32) of the Bankruptcy Code as in effect on the date hereof) on such date, minus (ii) the sum of such Guarantor's "debts" (within the meaning of Section 101(12) of the Bankruptcy Code as in effect on the date hereof) on such date, or

                (b)(i) the "fair salable value of the assets" (within the meaning of Article 10 of the New York Debtor Creditor Law as in effect on the date hereof) of such Guarantor on such date, minus (ii) "the amount that will be required to pay such Guarantor's probable liability on its existing debts as they become absolute and matured" (as such phrase would be construed under Article 10 of the New York Debtor Creditor Law as in effect on the date hereof) on such date.

           "Subordinated Debt": all indebtedness for borrowed money and any other obligations, contingent or otherwise, of the Borrower to any Guarantor, including, without limitation, all amounts, fees and expenses payable by the Borrower to any Guarantor in respect thereof, in each case whether outstanding on the date of execution of this Guaranty or hereafter arising or created.

           "Supplement": a Supplement to this Guaranty, duly completed, in the form of Annex 1 hereto.

      (e)  Guaranty

           (A) Subject to Section 2(b) hereof, each Guarantor hereby absolutely, irrevocably and unconditionally guarantees the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Borrower
  Obligations.   This Guaranty constitutes a guaranty of
  payment, and neither the Agent nor any Lender shall have any obligation to enforce any Loan Document or exercise any right or remedy with respect to any collateral security thereunder by any action, including, without limitation, making or perfecting any claim against any Person or any collateral security for any of the Borrower Obligations prior to being entitled to the benefits of this Guaranty. The Agent may, at its option, proceed against the Guarantors, or any one or more of them, in the first instance to enforce the Guarantor Obligations without first proceeding against the Borrower or any other Person, and without first resorting to any other rights or remedies, as the Agent may deem advisable. In furtherance hereof, if the Agent or any Lender is prevented by law from collecting or otherwise hindered from collecting or otherwise enforcing any Borrower Obligation in accordance with its terms, the Agent or such Lender, as the case may be, shall be entitled to receive hereunder from the Guarantors after demand therefor, the sums which would have been otherwise due had such collection or enforcement not been prevented or hindered.

           (B) Notwithstanding anything to the contrary contained in this Guaranty, the maximum liability of each Guarantor hereunder shall not, as of any date of determination, exceed the lesser of (i) the highest amount that is valid and enforceable against such Guarantor under principles of New York State contract law, and (ii) the sum of (1) all Consideration received by such Guarantor as of such date of determination, plus (2) the lesser of (A) 95% of the Net Worth of such Guarantor on the date such Guarantor became a party to this Guaranty after giving effect to (1) this Guaranty and (2) the receipt by such Guarantor of any Consideration on the date such Guarantor became a party to this Guaranty, and (B) 95% of the Net Worth of such Guarantor on such date of determination.

           (C)  Each Guarantor agrees that its Guarantor
  Obligations may at any time and from time to time exceed the maximum liability of such Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of the Agent or any Lenders hereunder.

           (D)  Subject to the limitations contained in
  Section 2(b), the obligations hereunder of each Guarantor shall be joint and several with the obligations hereunder of the other Guarantors from time to time party hereto.

      (f)  Absolute Obligation

           Subject to Section 9, no Guarantor shall be released from liability hereunder unless and until the Maturity Date shall have occurred and either (a) the Borrower Obligations shall have been indefeasibly paid in full, in cash, or (b) the Guarantor Obligations of such Guarantor shall have been paid in full, in cash. Each Guarantor acknowledges and agrees that (1) neither the Agent nor any Lender has made any representation or warranty to such Guarantor with respect to the Borrower, its Subsidiaries, any Loan Document or any agreement, instrument or document executed or delivered in connection therewith or any other matter whatsoever, and (2) such Guarantor shall be liable hereunder, and such liability shall not be affected or impaired, irrespective of (A) the validity or enforceability of any Loan Document or any agreement, instrument or document executed or delivered in connection therewith, or the collectability of any of the Borrower Obligations, (B) the preference or priority ranking with respect to any of the Borrower Obligations, (C) the existence, validity, enforceability or perfection of any security interest or collateral security under any Loan Document or the release, exchange, substitution or loss or impairment of any such security interest or collateral security, (D) any failure, delay, neglect or omission by the Agent or any Lender to realize upon any direct or indirect collateral security, indebtedness, liability or obligation, any Loan Document or any agreement, instrument or document executed or delivered in connection therewith, or any of the Borrower Obligations,
  (E) the existence or exercise of any right of set-off by the Agent or any Lender, (F) the existence, validity or enforceability of any other guaranty with respect to any of the Borrower Obligations, the liability of any other Person in respect of any of the Borrower Obligations, or the release of any such Person or any other guarantor of any of the Borrower Obligations, (G) any act or omission of the Agent or any Lender in connection with the administration of any Loan Document or any of the Borrower Obligations, (H) the bankruptcy, insolvency, reorganization or receivership of, or any other proceeding for the relief of debtors commenced by or against, any Person, (I) the disaffirmance or rejection, or the purported disaffirmance or purported rejection, of any of the Borrower Obligations, any Loan Document or any agreement, instrument or document executed or delivered in connection therewith, in any bankruptcy, insolvency, reorganization or receivership, or any other proceeding for the relief of debtors, relating to any Person, (J) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of any Loan Document or any agreement, instrument or document executed or delivered in connection therewith or any of the Borrower Obligations, or which might cause or permit to be invoked any alteration in the time, amount, manner or payment or performance of any of the Borrower's obligations and liabilities (including, without limitation, the Borrower Obligations), (K) the merger or consolidation of the Borrower into or with any Person, (L) the sale by the Borrower of all or any part of its assets, (M) the fact that at any time and from time to time none of the Borrower Obligations may be outstanding or owing to the Agent or any Lender, (N) any amendment or modification of, or supplement to, any Loan Document or (O) any other reason or circumstance which might otherwise constitute a defense available to or a discharge of the Borrower in respect of its obligations or liabilities (including, without limitation, the Borrower Obligations) or of such Guarantor in respect of any of the Guarantor Obligations (other than by the performance in full thereof).

      (g)  Representations and Warranties

           Each of the Guarantors hereby makes the following representations and warranties to the Agent:

                (A) Existence and Power. It is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted therein or the Property owned therein makes such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

                (B)  Authority. It has full legal power and
  authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party and the transactions contemplated thereby, all of which have been duly authorized by all proper and necessary corporate or other applicable action and are in full compliance with its Certificate of Incorporation or By-Laws or its other organization documents.

                (C) Binding Agreement. The Loan Documents to which its is a party constitute its valid and legally binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

                (D)  Litigation. Except as disclosed in a
  schedule to the Credit Agreements, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on its behalf) pending or, to its knowledge, threatened against it or any of its Property or rights, which (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect, (ii) call into question the validity or enforceability of any of the Loan Documents, (iii) could reasonably be expected to result in the rescission, termination or cancellation of any material franchise, right, license, permit or similar authorization held by it or (iv) might materially and adversely affect any of the Transactions.

                (E)  Required Consents. No consent,
  authorization or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of the Loan Documents to which it is a party and the transactions contemplated thereby, or is required as a condition to the validity or enforceability of such Loan Documents.

                (F)  No Conflicting Agreements. It is not in
  default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, the effect of which default could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents to which it is a party and the transactions contemplated thereby, will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any of its Property or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement.

                (G) Compliance with Applicable Laws. It is not in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect. It is complying in all material respects with all statutes, regulations, rules and orders applicable to it of all Governmental Authorities a violation of which could reasonably be expected to have a Material Adverse Effect.

                (H) Property. It has good and marketable title to all of its Property, title to which is material to such Guarantor, subject to no Liens, except for Liens described in
  Section 8.2(i), (ii), (iii), (iv), (v), (vi) or (vii) of the
  Credit Agreements.

                (I) Franchises, Intellectual Property, Etc. It possesses or has the right to use all franchises, Intellectual Property, licenses and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse Effect. No event has occurred which permits or, to the best of its knowledge, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any such franchise, Intellectual Property, license or other right which revocation or termination could reasonably be expected to have a Material Adverse Effect.

                (J) No Misrepresentation. No representation or warranty contained in any Loan Document to which it is a party and no certificate or report furnished or to be furnished by it in connection with the transactions contemplated thereby, contains or will contain a misstatement of material fact, or, to the best of its knowledge, omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made.

      (h)  Events of Default

           Each of the following shall constitute an "Event of Default" hereunder:

                (A)  Any of the Guarantors shall fail to
  observe or perform any term, covenant or agreement contained in Section 2 of this Guaranty; or

                (B)  Any of the Guarantors shall fail to
  perform or observe any other term, covenant or agreement on its part to be performed or observed pursuant to this Guaranty and such failure shall have continued unremedied for a period of 30 days after such Guarantor shall become aware of such failure; or

                (C)  Any representation of any Guarantor
  contained herein or in any certificate, report or notice delivered or to be delivered by such Guarantor pursuant hereto shall prove to have been incorrect or misleading in any material respect when made; or

                (D)  This Guaranty shall cease to be in full
  force and effect or any of the Guarantors shall so assert or shall disavow any of its obligations hereunder; or

                (E)  The occurrence of an "Event of Default"
  under and as defined in the Credit Agreements.

      (i)  Subordination

           (A) No payment of any nature whatsoever due in respect of the Subordinated Debt payable to any of the Guarantors shall be made unless and until the Borrower
  Obligations have been first indefeasibly paid in full in cash.

           (B) Upon any bankruptcy, insolvency, liquidation or reorganization of the Borrower, or upon the filing of a petition in bankruptcy or commencement of any proceeding in bankruptcy against the Borrower or upon any distribution of the assets of the Borrower or upon any dissolution, winding up, liquidation or reorganization of the Borrower, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings, or upon any assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Borrower, or in the event any of the Subordinated Debt shall for any reason become or be declared due and payable or otherwise:

                (i)  the Agent shall first be entitled to
  receive indefeasible payment in full in cash of the Borrower
  Obligations (whenever arising) before any Guarantor shall be entitled to receive any payment on account of the Subordinated Debt;

                (ii)  any payment by, or distribution of the
  assets of, the Borrower of any kind or character, whether in cash, property or securities, to which any Guarantor would be entitled except for the provisions of this Guaranty, in connection with the Subordinated Debt, shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent to the extent necessary to make payment in full in cash of the Borrower Obligations remaining unpaid, after giving effect to any concurrent payment or distribution (or provision therefor) in cash to the Agent; and

                (iii) None of the Guarantors shall ask, demand by legal proceedings or otherwise, or take or receive from the Borrower, by set-off, counterclaim or in any other manner, any payment or distribution on account of the Subordinated Debt other than as expressly permitted hereunder;

                (iv) Each of the Guarantors agrees to declare the Subordinated Debt to be due and payable and, at least 30 days before the time required by applicable law or rule, to file proof of claim therefor, in default of which the Agent is hereby irrevocably authorized so to declare and file in order to effectuate the provisions hereof; and

                (v)  The Agent shall have the right, and is
  hereby authorized, to vote the interest of each Guarantor with respect to the Subordinated Debt, including, without limitation, the right to make all acceptances, rejections, consents or approvals on its behalf (including the right to accept, approve or disapprove of any plan of reorganization) in connection with any insolvency or other proceeding, and to execute and deliver for and on behalf of the Guarantor any instrument, agreement or other document in connection therewith, and if for any reason this clause shall not be enforceable, each Guarantor agrees to vote and give or make such acceptances, rejections, consents or approvals in the manner directed by the Agent. Each of the Guarantors hereby irrevocably appoints the Agent its attorney-in-fact for purposes of exercising the rights and authority granted to it under this clause.

           Notwithstanding the foregoing, in the event that any payment by, or distribution of the assets of, the Borrower of any kind or character prohibited hereby, whether in cash, property or securities, shall for any reason be received by any of the Guarantors in respect of the Subordinated Debt, such payment or distribution shall be held in trust for the benefit of the Agent, and shall be immediately paid over to the Agent, to the extent necessary to make payment in full in cash of the Borrower Obligations remaining unpaid, after giving effect to any concurrent payment or distribution (or provision therefor) in cash to the Agent.

           (C) Without the prior written consent of the Agent, the Borrower will not give, and none of the Guarantors will receive or accept, any collateral of any nature whatsoever for the Subordinated Debt on any Property or assets, whether now existing or hereafter acquired, of the Borrower.

           (D) Nothing contained in this Guaranty is intended to or shall impair, as between and among the Borrower, its creditors (other than the holders of the Borrower Obligations) and the Guarantors, the obligation of the Borrower to pay to the Guarantors any amount due in respect of the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, or affect the relative rights of the Guarantors and the creditors of the Borrower (other than the holders of the Borrower Obligations), in each case subject to the rights of the holders of the Borrower Obligations under this Guaranty.

           (E) Unless and until the Borrower Obligations have been indefeasibly paid in full in cash and the Credit Agreements have been terminated, each of the Guarantors agrees not to declare any part of the Subordinated Debt to be due and payable or exercise any of the rights or remedies which it may have, or bring (in its capacity as holder of the Subordinated Debt) or join with any other creditor in instituting, any proceedings against the Borrower under any bankruptcy, insolvency, reorganization, arrangement, receivership or other similar law, unless the Borrower Obligations shall have been declared immediately due and payable or, in the case of the institution of any such proceedings, the Agent shall have joined in the institution thereof or expressly consented thereto in writing. In the event that the Agent shall have so declared the Borrower Obligations immediately due and payable, each of the Guarantors agrees to declare the Subordinated Debt then due to be due and payable, provided, however, if the Agent shall rescind any such declaration, each of the Guarantors shall automatically be deemed to have rescinded its declaration.

           (F) No right of the Agent to enforce this Guaranty shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of any of the Guarantors, or by any noncompliance by the Guarantors with the terms, provisions and covenants herein, and the Agent are hereby expressly authorized to extend, waive, renew, increase, decrease, modify or amend the terms of the Borrower Obligations or any collateral security therefor, and to waive any default, modify, amend, rescind or waive any provision of any document executed and delivered in connection with the Borrower Obligations and to release, sell or exchange any such collateral security and otherwise deal freely with the Borrower, all without notice to or consent of the Guarantors and without affecting the liabilities and obligations of the parties hereto.

           (G) The Borrower and the Guarantors each waives notice of acceptance of this Guaranty by the Agent and the Lenders, and each of the Guarantors waives notice of and consents to the making, amount and terms of the Borrower Obligations which may exist from time to time and any renewal, extension, increase, amendment or modification thereof and any other action which the Agent or the Lenders in its sole and absolute discretion, may take or omit to take with respect thereto. This Section (g) shall constitute a continuing offer to the Agent and the Lenders, its provisions are made for the benefit of the Agent and the Lenders, and the Agent and the Lenders are made obligees hereunder and may enforce such provisions.

           (H) Each of the Guarantors agrees that no payment or distribution to the Agent pursuant to the provisions of this Guaranty shall entitle any of the Guarantors to exercise any rights of subrogation in respect thereof until the Borrower Obligations shall have been indefeasibly paid in full in cash. Each of the Guarantors agrees that the subordination provisions contained herein shall not be affected by any action or failure to act by the holders of the Borrower Obligations which results, or may result, in affecting, impairing or extinguishing any right of reimbursement or subrogation or other right or remedy of such Guarantor.

           (I) None of the Guarantors shall sell, assign, transfer or otherwise dispose of all or any part of the Subordinated Debt without having first obtained the prior written consent of the Agent which consent may be withheld for any reason or for no reason.

           (J) The Borrower agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions of this Guaranty.

           (K)  Each of the Guarantors agrees that the
  provisions of this Guaranty shall be applicable to the Borrower Obligations whenever the same may arise and notwithstanding the fact that no Borrower Obligations may be outstanding from time to time and may have paid down to zero at any time or from time to time, it being understood that the Credit Agreements permit the Borrower to borrow, repay and reborrow from time to time subject to the terms and conditions thereof, all or any of which terms and conditions may be waived.

           (L)  All rights and interests of the Agent
  hereunder, and all agreements and obligations of the Borrower and the Guarantors under this Guaranty, shall remain in full force and effect irrespective of:

                (i) any lack of validity or enforceability of any of the Loan Documents;

                (ii) any change in the time, manner or place of payment of, or any other term of, all or any of the Borrower Obligations, or any other amendment or waiver of or any consent to departure from any of the Borrower
  Obligations;

                (iii) any exchange, release or non-perfection of the Collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Borrower Obligations; or

                (iv) any other circumstance which might
  otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Borrower Obligations or this Guaranty. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Borrower Obligations is rescinded or must otherwise be returned by the Agent upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

           (M) Each of the Guarantors authorizes the Agent, without notice or demand and without affecting or impairing the obligations of any of the Guarantors, from time to time to (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Borrower Obligations, or any part thereof, including, without limitation, to increase or decrease the rate of interest thereon or the principal amount thereof;
  (ii) take or hold security for the payment of the Borrower Obligations and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as the Agent, in its sole discretion, may determine; (iv) release and substitute one or more indorsers, warrantors, borrowers or other obligors; and (v) exercise or refrain from exercising any rights against the Borrower or any other Person.

      (j)  Notices

           Except as otherwise specifically provided herein, all notices, requests, consents, demands, waivers and other communications hereunder shall be given in the manner provided in Section 11.2 of the Credit Agreements and, if to the Agent or the Borrower, at their respective addresses set forth therein or, if to the Guarantor, the address set forth below (or if to an Additional Guarantor, to the address set forth in the Supplement executed and delivered by such Additional Guarantor) or to such other addresses as to which the Agent may be hereafter notified by the respective parties hereto:




                Attention:              ,

                Telephone:  (   ) ___-____
                Fax:        (___) ___-____.

      (k)  Expenses

           The Guarantors will upon demand pay to the Agent any and all reasonable sums, costs and expenses which the Agent may pay or incur pursuant to the provisions of this Guaranty or in negotiating, executing or enforcing this Guaranty or in enforcing payment of its Guarantor Obligations, including, but not limited to court costs, reasonable collection charges, reasonable travel expenses, and reasonable attorneys' fees and disbursements. All sums, costs and expenses which are due and payable pursuant to this Section shall bear interest, payable on demand, at the highest rate then payable on the Borrower Obligations.

      (l)  Repayment in Bankruptcy, etc.

           If, at any time or times subsequent to the payment of all or any part of the Borrower Obligations or the Guarantor Obligations, the Agent or any Lender shall be required to repay any amounts previously paid by or on behalf of the Borrower or any Guarantor in reduction thereof by virtue of an order of any court having jurisdiction in the premises, including, without limitation, as a result of an adjudication that such amounts constituted preferential payments or fraudulent conveyances, the Guarantors unconditionally agree to pay to the Agent within 10 days after demand a sum in cash equal to the amount of such repayment, together with interest on such amount from the date of such repayment by the Agent or such Lender, as the case may be, to the date of payment to the Agent at the applicable after-maturity rates set forth in the Credit Agreements.

      (m)  Additional Guarantors

           Upon the execution and delivery to the Agent of a Supplement by any Person, such Person shall be a Guarantor.

      (n)  Other Provisions

           (A) This Guaranty is the "Guaranty" referred to in the Credit Agreements. Each of the Agent and the Guarantors acknowledges that certain provisions of the Credit Agreements, including, without limitation, Sections 11.1 (Amendments and Waivers), 11.3 (No Waiver; Cumulative Remedies), 11.7 (Assignments and Participations), 11.8 (Counterparts), 11.12 (Governing Law), 11.14 (Severability),
  11.15. (Integration), 11.16 (Consent to Jurisdiction), 11.17 (Service of Process), 11.18 (No Limitation on Service or
  Suit) and 11.19 (WAIVER OF TRIAL BY JURY) thereof, are made applicable to this Guaranty and all such provisions are incorporated by reference herein as if fully set forth herein.

           (B) All Schedules and Annexes hereto shall be deemed to be a part hereof. With respect to an Additional Guarantor, all references in this Agreement to (i) a Schedule hereof shall refer to the corresponding Schedule to the Supplement executed and delivered by such Additional Guarantor and (ii) the date hereof, shall refer to the date on which the Additional Guarantor became a Grantor hereunder by executing and delivering a Supplement.

           (C) No failure by the Agent to exercise, and no delay by the Agent in exercising, any right or remedy hereunder shall operate as a waiver thereof.

           (D) Each and every right, remedy and power granted to the Agent hereunder or allowed at law, in equity or by other agreement shall be cumulative and not exclusive, and may be exercised by the Agent from time to time.

           (E) Each Guarantor hereby waives presentment, demand for payment, notice of default, nonperformance and dishonor, protest and notice of protest of or in respect of this Guaranty, the Loan Documents and the Borrower Obligations, notice of acceptance of this Guaranty and reliance hereupon by the Agent and each Lender, and the incurrence of any of the Borrower Obligations, notice of any sale of collateral security or any default of any sort and notice of any amendment, modification, increase or waiver of any Loan Document.

           (F) No Guarantor is relying upon the Agent or any Lender to provide to such Guarantor any information concerning the Borrower or any Subsidiary of the Borrower, and each Guarantor has made arrangements satisfactory to such Guarantor to obtain from the Borrower on a continuing basis such information concerning the Borrower and its Subsidiaries as such Guarantor may desire.

           (G) Each Guarantor agrees that any statement of account with respect to the Borrower Obligations from the Agent or any Lender to the Borrower which binds the Borrower shall also be binding upon such Guarantor, and that copies of said statements of account maintained in the regular course of the Agent's or such Lender's business, as the case may be, may be used in evidence against such Guarantor in order to establish its Guarantor Obligations.

           (H)  Each Guarantor acknowledges that it has
  received a copy of the Loan Documents. In addition, such Guarantor acknowledges having read each Loan Document and having had the advice of counsel in connection with all matters concerning its execution and delivery of this Guaranty, and, accordingly, waives any right it may have to have the provisions of this Guaranty strictly construed against the Agent and the Lenders.

 The Guarantors and the Borrower have each caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.





                               By:
                               Name:
                               Title:






                               By:
                               Name:
                               Title:


  Accepted and Agreed to:


  THE BANK OF NEW YORK, as Agent



  By:
  Name:
  Title:

                             Annex 1 to the Guaranty and
                               Subordination Agreement


      FORM OF SUPPLEMENT TO GUARANTY AND SUBORDINATION AGREEMENT


  SUPPLEMENT, dated as of _____ __, 199_, made by ___________, a ______ corporation (the "New Guarantor") to the Guaranty (the "Guaranty"), dated as of ____ __, 1994, made by each Guarantor party thereto and ATLANTIC ENERGY, INC., a New Jersey corporation (the "Borrower") to THE BANK OF NEW YORK, as Agent (in such capacity, the "Agent").

  Reference is made to the Credit Agreements (Facility A and Facility B), dated as of September 28, 1995, by and among the Borrower, the Lenders party thereto (the "Lenders") and the Agent (as the same may be amended, extended, increased, modified, refunded or refinanced from time to time, the "Credit Agreements").

  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty or the Credit Agreements, as the case may be.

  Accordingly, the Agent and the New Guarantor agree as follows:

  In accordance with Section 10 of the Guaranty, by signing this Supplement, the New Guarantor (a) shall be, and shall be deemed to be, a "Guarantor" under, and as such term is defined in, the Guaranty with the same force and effect as if originally named therein as a Guarantor, (b) shall have made, and shall be deemed to have made, the representations and warranties contained in Section 4 of the Guaranty on and as of the date hereof, and (c) shall have made, and shall be deemed to have made, all of the covenants and agreements of a Guarantor set forth in the Guaranty.

  Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

  This Supplement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws rules.

  Every provision of this Supplement is intended to be severable, and if any term or provision hereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

  (o)For purposes of Section 7 of the Guaranty, the address of the New Grantor is as follows:




           Attention:                  ,


           Telephone:  (___) ___-____
           Fax:        (___) ___-____.

  This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective when the Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Agent.

           The New Grantor and the Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

                 [NAME OF NEW GUARANTOR]


           By:
           Name:
           Title:

           THE BANK OF NEW YORK, AS AGENT


           By:
           Name:
           Title:

                     ATLANTIC ENERGY SCHEDULE 1.1
              TO REVOLVING CREDIT AGREEMENT (FACILITY A)
                    DATED AS OF SEPTEMBER 28, 1995


                        LIST OF LENDING OFFICES


  DOMESTIC LENDING OFFICES             EURODOLLAR LENDING OFFICES

1.The Bank of New York            The Bank of New York
One Wall Street                   One Wall Street
Agency Function Administration    Agency Function Administration
18th Floor                        18th Floor
New York, NY 10286                New York, NY 10286
Attention:    Patricia Clancy     Attention:Patricia Clancy
Telephone:    (212) 635-4696      Telephone:(212) 635-4696
Telecopy:     (212) 635-6365 or   Telecopy: (212) 635-6365 or
              (212) 635-6366 or             (212) 635-6366 or
              (212) 635-6367                (212) 635-6367


2.The First National Bank         The First National Bank
  of Chicago                        of Chicago
One First National Plaza          One First National Plaza
Chicago, IL 60670                 Chicago, IL 60670
Attention:Peggy Corcoran or       Attention:Peggy Corcoran or
         Rita Bhatia                        Rita Bhatia
         Operating Services Dept.           Operating Services Dept.
Telephone:(312) 732-5957 or       Telephone:(312) 732-5957 or
              (312) 732-5205                (312) 732-5205
Telecopy:      (312) 732-4840                Telecopy: (312) 732-4840


3.Mellon Bank, N.A.               Mellon Bank, N.A.
Three Mellon Bank Center          Three Mellon Bank Center
Room 2302                         Room 2302
Pittsburgh, PA 15259-0003         Pittsburgh, PA 15259-0003
Attention:Sue Cooke               Attention:Sue Cooke
            Loan Administration             Loan Administration
     Telephone:(412) 236-0437 Telephone:(412) 236-0437
   Telecopy:  (412) 236-2027 or             Telecopy: (412) 236-2027 or
              (412) 236-2028                (412) 236-2028

                                                    Facility B


    [Conformed Copy]


                      REVOLVING CREDIT AGREEMENT (FACILITY B)



                                   by and among



                              ATLANTIC ENERGY, INC.,

                             THE LENDERS PARTY HERETO,


                                        AND


                          THE BANK OF NEW YORK, AS AGENT




                                 ________________

                                    $40,000,000
                                 ________________





                          Dated as of September 28, 1995

                                 TABLE OF CONTENTS


1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION                  1

   1.1.  Definitions                                           1
   1.2.  Principles of Construction                           16

2.  AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT           17

   2.1.  Revolving Credit Loans                               17
   2.2.  Revolving Credit Notes                               17
   2.3.  Procedure for Borrowing Revolving Credit Loans       17
   2.4.  Competitive Bid Loans; Procedure                     19
   2.5.  Voluntary Reduction or Termination of Aggregate
         Commitments; Letter of Credit                        21
   2.6.  Prepayments of the Loans                             22
   2.7.  Conversions and Continuations                        22
   2.8.  Interest Rate and Payment Dates                      23
   2.9.  Substituted Interest Rate                            25
   2.10  Taxes                                                25
   2.11  Illegality                                           27
   2.12  Increased Costs                                      28
   2.13  Indemnification for Loss                             29
   2.14  Survival of Certain Obligations                      29
   2.15  Use of Proceeds                                      29
   2.16  Capital Adequacy                                     30
   2.17  Change of Lending Office; Right to Substitute
         Lender                                               30
   2.18. Letter of Credit Sub-Facility                        31
   2.19. Letter of Credit Participation and Funding
         Commitments                                          32
   2.20. Absolute Obligation with respect to Letter of
         Credit Payments                                      33
   2.21. Increased Costs Based on Letters of Credit           33
   2.22. Extension of Maturity Date                           34
   2.23. Change in Control                                    36
   2.24. Agent's Records                                      37

3. FEES; PAYMENTS                                             37

  3.1.   Facility Fee                                         37
  3.2.   Letter of Credit Fees                                37
  3.3.   Agent's Fees                                         37
  3.4.   Pro Rata Treatment and Application of Principal
         Payments                                             38

4.  REPRESENTATIONS AND WARRANTIES                            38

  4.1.  Subsidiaries                                          38
  4.2.  Existence and Power                                   38
  4.3.  Authority; Enforceability                             39
  4.4.  Required Consents                                     39
  4.5.  No Conflicting Agreements, Compliance with
        Laws; Taxes                                           39
  4.6.  Franchises, Licenses, Etc.                            39
  4.7.  Investment Company Act                                39
  4.8.  Public Utility Status                                 40
  4.9.  Federal Reserve Regulations; Use of Loan
        Proceeds                                              40
  4.10. Litigation                                            40
  4.11. Financial Statements                                  40
  4.12. Plans                                                 41
  4.13. Ownership of Property; Liens                          41
  4.14. Security Interests                                    41
  4.15. Environmental Matters                                 41
  4.16. Certain Business Activities                           42

5.  CONDITIONS TO FIRST LOANS OR THE ISSUANCE OF FIRST
    LETTERS OF CREDIT                                        42

  5.1.  Evidence of Action                                   42
  5.2.  This Agreement; Notes                                42
  5.3.  Certificate as to Approvals and Liens                42
  5.4.  Pledge Agreement                                     43
  5.5.  Facility A Loan Documents                            43
  5.6.  Other Credit Facilities                              43
  5.7.  ACE Preferred Stock                                  43
  5.8.  Opinions of Counsel                                  43
  5.9.  Opinion of Special Counsel                           43
  5.10. Fees                                                 44

6.  CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF
    CREDIT                                                   44

  6.1.  Compliance                                           44
  6.2.  Borrowing Request; Competitive Bid Request           44
  6.3.  Letter of Credit Request                             44

7.  AFFIRMATIVE COVENANTS                                    44

  7.1.  Financial Statements                                 45
  7.2.  Certificates; Other Information                      45
  7.3.  Legal Existence                                      46
  7.4.  Taxes                                                46
  7.5.  Insurance                                            46

  7.6.  Condition of Property                                46
  7.7.  Observance of Legal Requirements                     47
  7.8.  Inspection of Property; Books and Records;
        Discussions                                          47
  7.9.  Licenses, Franchises, Intellectual Property,
        Etc.                                                 47
  7.10. Indebtedness Capitalization Ratio                    47
  7.11. Ratio of Indebtedness to Annualized ACE
        Dividends                                            47

8.  NEGATIVE COVENANTS                                       47

  8.1.  Indebtedness                                         47
  8.2.  Liens                                                48
  8.3.  Merger; Consolidation                                48
  8.4.  Restricted Payments                                  49
  8.5.  Investments, Acquisitions, Loans, Etc.               49
  8.6.  Amendments, Etc. of Intercompany Notes               50
  8.7.  Designation of Operating Subsidiaries                51
  8.8.  Certain Business Activities                          51

9.  DEFAULT                                                  51

  9.1.  Events of Default                                    51

10.  THE AGENT                                               54

  10.1. Appointment                                          54
  10.2. Delegation of Duties                                 54
  10.3. Exculpatory Provisions                               54
  10.4. Reliance by Agent                                    55
  10.5. Notice of Default                                    55
  10.6. Non-Reliance on Agent and Other Lenders              56
  10.7. Indemnification                                      56
  10.8. Agent in Its Individual Capacity                     57
  10.9. Successor Agent                                      57

11.  OTHER PROVISIONS                                        58

  11.1. Amendments and Waivers                               58
  11.2. Notices                                              58
  11.3. No Waiver; Cumulative Remedies                       59
  11.4. Survival of Representations and Warranties           60
  11.5. Payment of Expenses and Taxes                        60
  11.6. Lending Offices                                      60
  11.7. Assignments and Participations                       61
  11.8. Counterparts                                         62
  11.9. Adjustments; Set-off                                 63
  11.10 Indemnity                                            64

  11.11. Governing Law                                       64
  11.12. Headings Descriptive                                64
  11.13. Severability                                        64
  11.14. Integration                                         65
  11.15. Consent to Jurisdiction                             65
  11.16. Service of Process                                  65
  11.17. No Limitation on Service or Suit                    65
  11.18. WAIVER OF TRIAL BY JURY                             65

EXHIBITS

Exhibit A    List of Commitments
Exhibit B-1  Form of Revolving Credit Note
Exhibit B-2  Form of Competitive Bid Note
Exhibit C    Form of Borrowing Request
Exhibit D    Form of Competitive Bid Request
Exhibit E    Form of Invitation to Bid
Exhibit F    Form of Competitive Bid
Exhibit G    Form of Competitive Bid Accept/Reject Letter
Exhibit H    Form of Competitive Bid Loan Confirmation
Exhibit I    Form of Notice of Conversion/Continuation
Exhibit J    Form of Letter of Credit Request
Exhibit K    Form of Compliance Certificate
Exhibit L    Form of Pledge Agreement
Exhibit M    Form of Intercompany Note
Exhibit N    Form of Opinion of Counsel to the Borrower
Exhibit O    Form of Opinion of Special Counsel
Exhibit P    Form of Assignment and Acceptance Agreement
Exhibit Q    Form of Guaranty


SCHEDULES

Schedule 1.1 List of Lending Offices
Schedule 4.1 List of Subsidiaries
Schedule 4.1 List of Existing Pension Plans
Schedule 8.1 List of Existing Indebtedness
Schedule 8.2 List of Existing Liens
Schedule 8.5 List of Existing Investments

      REVOLVING CREDIT AGREEMENT (FACILITY B), dated as of September 28, 1995, by and among ATLANTIC ENERGY, INC., a New Jersey corporation (the "Borrower"), the lenders party hereto (together with their respective assigns, the "Lenders", each a "Lender") and THE BANK OF NEW YORK, as agent for the Lenders (in such capacity, the "Agent").


A.       DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

         1.   Definitions

              As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

              "ABR Advances": the Revolving Credit Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

              "ACE": Atlantic City Electric Company, a New Jersey corporation and a wholly owned Subsidiary of the Borrower.

              "ACE Preferred Stock": the Cumulative Preferred Stock, $100 par value, the No Par Preferred Stock and the Preference Stock, No Par Value of ACE outstanding from time to time.

              "Accountants": Deloitte & Touche LLP (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower.

              "Acquisition": the acquisition of a business by the Borrower or any of its Subsidiaries through either a merger with another Person or the purchase of all or substantially all of the capital Stock of another Person or all or substantially all of the assets of another Person or of a division of another Person.

              "Accumulated Funding Deficiency": as defined in Section 302 of ERISA.

              "Advance": with respect to a Revolving Credit Loan, an ABR Advance or a Eurodollar Advance, as the case may be.

              "Affected Advance": as defined in Section 2.9.

              "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons thereof or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

              "Aggregate Commitments": on any date, the sum of all Commitments on such date.

              "Aggregate Credit Exposure": as of any date of determination, the sum of (i) the aggregate outstanding principal balance of all Revolving Credit Loans and Competitive Bid Loans of all Lenders, plus (ii) an amount equal to Letter of Credit Exposure of all Lenders.

              "Aggregate Facility A Commitments": the aggregate of the Facility A Commitments of the Facility A Lenders.

              "Agreement": this Revolving Credit Agreement (Facility
B), as the same may be amended, supplemented or otherwise modified from time to time.

              "Alternate Base Rate": on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the BNY Rate in effect on such date.

              "Annualized ACE Dividends": at any date of determination, an amount equal to (i) the amount of dividends paid to the Borrower by ACE during the fiscal quarter ending on such date of determination or, if such date of determination is not a fiscal quarter ending date, the immediately preceding fiscal quarter, multiplied by (ii) four.

              "Applicable Fee Percentage": with respect to the amount of the Aggregate Commitments, at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level, subject to the provisos set forth below:

                                         Applicable
                Pricing Level            Fee Percentage

                Pricing Level I           0.150%
                Pricing Level II          0.175%
                Pricing Level III         0.200%
                Pricing Level IV          0.250%


provided that (i) changes in the Applicable Fee Percentage resulting from a change in the Pricing Level shall become effective on the effective date of any change in the Senior Debt Rating by Moody's or S&P and (ii) in the event of a split in ratings resulting in the Senior Debt Rating by S&P and Moody's falling within different Pricing Levels, the Applicable Fee Percentage shall be the lower percentage.

              "Applicable Lending Office": in respect of any Lender,
(i) in the case of such Lender's ABR Advances and Competitive Bid Loans, its Domestic Lending Office and (ii) in the case of such Lender's
Eurodollar Advances, its Eurodollar Lending Office.

              "Applicable Margin": with respect to (i) the unpaid principal amount of Eurodollar Advances, and (ii) the daily amount available to be drawn under each Letter of Credit in the case of the Letter of Credit Fees, in each case at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level, subject to the provisos set forth below:

                 Pricing Level              Applicable Margin

                 Pricing Level I             0.275%
                 Pricing Level II            0.300%
                 Pricing Level III           0.400%
                 Pricing Level IV            0.500%

provided that (i) changes in the Applicable Margin resulting from a change in the Pricing Level shall become effective on the effective date of any change in the Senior Debt Rating by Moody's or S&P and (ii) in the event of a split in ratings resulting in the Senior Debt Rating by each of S&P and Moody's falling within different Pricing Levels, the Applicable Margin shall be the lower percentage.

      "Approved Financial Institutions": collectively, (i) each Lender,
(ii) those major United States and foreign commercial banks with which the Borrower or its affiliates have formal line-of-credit relationships as of the Effective Date, (iii) domestic branches of major Canadian banks and (iv) such other banks as appropriate officers of the Borrower may deem appropriate and with respect to which the Agent shall have received advance written notice.

      "Assignment and Acceptance Agreement": an assignment and acceptance agreement executed by an assignor and an assignee pursuant to which the assignor assigns to the assignee all or any portion of such assignor's (i) Notes, (ii) Commitment, (iii) Facility A Notes and (iv) Facility A Commitment, substantially in the form of Exhibit P.

      "Assignment Fee": as defined in Section 11.7(b).

      "Atlantic Thermal": Atlantic Thermal Systems, Inc., a New Jersey corporation and a wholly owned Subsidiary of the Borrower.

      "ATE": ATE Investment, Inc., a New Jersey corporation and a wholly owned Subsidiary of the Borrower.

      "ATE Credit Agreement": the Revolving Credit and Term Loan
Agreement, dated as of May 24, 1988, as amended, between ATE and BNY.

      "Authorized Signatory": as to (i) any Person which is a corporation, the chairman of the board, the president, any vice president, the chief financial officer or any other duly authorized officer (acceptable to the Agent) of such Person and (ii) any Person which is not a corporation, the general partner or other managing Person thereof.

      "Benefited Lender": as defined in Section 11.9.

      "Bid Rate": as defined in Section 2.4(b).

           "BNY": The Bank of New York.

      "BNY Rate": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

      "Borrowing Date": any Business Day on which (i) the Lenders make Revolving Credit Loans in accordance with a Borrowing Request, (ii) one or more Lenders make Competitive Bid Loans pursuant to Competitive Bids which have been accepted by the Borrower or (iii) the Issuing Bank issues a Letter of Credit.

      "Borrowing Request": a request for Revolving Credit Loans in the form of Exhibit C.

      "Business Day": any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to close.

      "Capital Lease Obligations": with respect to any Person, obligations of such Person with respect to leases which, in accordance with GAAP, are required to be capitalized on the financial statements of such Person.

      "Change in Control": either (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of shares of capital Stock of the Borrower entitled to exercise more than 50% of the total voting power of all outstanding shares of capital Stock, unless such beneficial ownership is approved by the board of directors of the Borrower prior to the acquisition; or (ii) a majority of the board of directors of the Borrower are not Continuing Directors.

      "Code": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

      "Collateral": collectively, the collateral under and as defined in the Pledge Agreement.

      "Commitment": in respect of any Lender, such Lender's undertaking during the Commitment Period to make Revolving Credit Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the amount set forth next to the name of such Lender in Exhibit A under the heading "Commitment", as the same may be reduced pursuant to Section 2.5.

      "Commitment Period": the period from the Effective Date until the day before the Maturity Date.

      "Commitment Percentage": as to any Lender, the percentage set forth opposite the name of such Lender in Exhibit A under the heading "Commitment Percentage".

           "Competitive Bid": an offer by a Lender, in the form of Exhibit F, to make a Competitive Bid Loan.

      "Competitive Bid Accept/Reject Letter": a notification given by the Borrower pursuant to Section 2.4 in the form of Exhibit G.

      "Competitive Bid Loan": each Loan from a Lender to the Borrower pursuant to Section 2.4.

      "Competitive Bid Loan Confirmation": a confirmation by the Agent to a Lender of the acceptance by the Borrower of any Competitive Bid (or Portion thereof) made by such Lender, substantially in the form of Exhibit H.

      "Competitive Bid Note" and "Competitive Bid Notes": as defined in
Section 2.4(g).

      "Competitive Bid Request": a request by the Borrower, in the form of Exhibit D, for Competitive Bids.

      "Competitive Interest Period": with respect to any Competitive
Bid Loan, the period commencing on the date of such Competitive Bid Loan and ending on the date requested in the Competitive Bid Request with respect to such Competitive Bid Loan, which date shall not be earlier than 7 days after the date of such Competitive Bid Loan or later than 180 days after the date of such Competitive Bid Loan; provided, however, that if any Competitive Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would be a date on or after the Maturity Date, in which case such Competitive Interest Period shall end on the next preceding Business Day, and provided further that no Competitive Interest Period shall end after the Maturity Date. Interest shall accrue from and including the first day of a Competitive Interest Period to but excluding the last day of such Competitive Interest Period.

      "Compliance Certificate": a certificate in the form of Exhibit K.

      "Consenting Lenders": as defined in Section 2.22(b).

      "Consolidated": the Borrower and its Subsidiaries which are consolidated for financial reporting purposes.

      "Consolidated Total Indebtedness": at any date of determination, total Indebtedness of the Borrower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP.

      "Consolidated Total Capitalization": at any date of determination with respect to the Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP, the sum of (i) the amount classified as common shareholders equity for purposes of balance sheet presentation in accordance with GAAP, plus (ii) the amount classified as preferred stock for purposes of balance sheet presentation in accordance with GAAP, plus
(iii) all Indebtedness (net of unamortized premium and discount), less
(iv) unamortized capital Stock expense.

           "Contingent Obligation": as to any Person (the "secondary obligor"), any obligation of such secondary obligor (i) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (ii) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such secondary obligor, whether contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (D) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and (E) in respect of the liabilities of any partnership in which such secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate Property, provided, however, that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

      "Continuing Director": at any date of determination, a member of the board of directors of the Borrower who (i) was a member of such board for the prior of 24 months prior to such date or (ii) was nominated for election or elected to such board with the affirmative vote of at least two-thirds of the Continuing Directors.

      "Control Person": as defined in Section 2.16.

      "Conversion/Continuation Date": the date on which (i) a Eurodollar Advance is converted to an ABR Advance, (ii) the date on which an ABR Advance is converted to a Eurodollar Advance or (iii) the date on which a Eurodollar Advance is continued as a new Eurodollar Advance.

      "Credit Exposure": with respect to any Lender as of any date, the sum as of such date of (i) the outstanding principal balance of such Lender's Revolving Credit Loans, plus (ii) an amount equal to such Lender's Letter of Credit Exposure.

      "Default": any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

      "District Heating and Cooling Project": a proposed centralized steam and chilled water production facility located in Atlantic City, New Jersey.

      "Dollars" and "$": lawful currency of the United States of America.

           "Domestic Lending Office": in respect of any Lender, initially, the office or offices of such Lender designated as such on Schedule 1.1; thereafter, such other office of such Lender through which it shall be making or maintaining ABR Advances or Competitive Bid Loans, as reported by such Lender to the Agent and the Borrower, provided that any Lender may so report different Domestic Lending Offices for all of its ABR Advances and all of its Competitive Bid Loans, whereupon references to the Domestic Lending Office of such Lender shall mean either or both of such offices, as applicable.

      "Effective Date": September 28, 1995.

      "Employee Benefit Plan": an employee benefit plan within the meaning of Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

      "Environmental Laws": any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene, and including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA 9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA 6901 et seq.; (iii) the Toxic Substance Control Act, as amended, 15 USCA 2601 et seq.; (iv) the Water Pollution Control Act, as amended, 33 USCA 1251 et seq.; (v) the Clean Air Act, as amended, 42 USCA 7401 et seq.; (vi) the Hazardous Material Transportation Authorization Act of 1994, as amended, 49 USCA 5101 et seq. and (viii) all rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any analogous state law.

      "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

      "ERISA Affiliate": when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code (or, solely for purposes of potential liability under Section 302(c)(11) of ERISA and
Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, Sections 414(m) or (o) of the
Code) of which the Borrower or any of its Subsidiaries is a member.

      "Eurodollar Advances": collectively, the Revolving Credit Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

      "Eurodollar Interest Period": with respect to any Eurodollar Advance requested by the Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion/Continuation Date with respect to such Eurodollar Advance and ending one, two, three or six months thereafter, as selected by the Borrower in its irrevocable Borrowing Request or its irrevocable Notice of Conversion/Continuation, provided, however, that (i) if any Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Eurodollar Interest Period shall end on the immediately preceding Business Day, (ii) any Eurodollar Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period) shall end on the last Business Day of a calendar month and (iii) the Borrower shall select Interest Periods so as not to have more than four different Eurodollar Interest Periods outstanding at any one time for all Eurodollar Advances.

      "Eurodollar Lending Office": in respect of any Lender, initially, the office, branch or affiliate of such Lender designated as such on
Schedule 1.1 (or, if no such office branch or affiliate is specified, its Domestic Lending Office); thereafter, such other office, branch or affiliate of such Lender through which it shall be making or maintaining Eurodollar Advances, as reported by such Lender to the Agent and the Borrower.

      "Eurodollar Rate": with respect to the Eurodollar Interest Period applicable to any Eurodollar Advance, a rate of interest per annum, as determined by the Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

           (a) the rate, as reported by BNY to the Agent, quoted by BNY to leading banks in the interbank eurodollar market as the rate at which BNY is offering Dollar deposits in an amount equal approximately to the Eurodollar Advance of BNY to which such Interest Period shall apply for a period equal to such Interest Period, as quoted at approximately 11:00 a.m. two Business Days prior to the first day of such Interest Period, by

           (b) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) or in respect of any other category of liabilities including deposits by reference to which the interest rate on Eurodollar Advances is determined or any category of extensions of credit or other assets which includes loans by non-domestic offices of any Lender to United States Residents. Such reserve requirements shall include, without limitation, those imposed under such Regulation D. Eurodollar Advances shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under such Regulation D. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement.

      "Event of Default": any of the events specified in Section 9.1, provided that any requirement for the giving of notice, the lapse of time, or any other condition has been satisfied.

           "Exchange Act": the Securities and Exchange Act of 1934, as amended.

      "Existing Pension Plans": as defined in Section 4.12.

      "Extension Consent Period": the period which is less than 35 days, but equal to or greater than 30 days, prior to the then current Maturity Date (provided, however, that if such 30th prior day falls on a day that is not a Business Day, such date shall be extended to the next following Business Day).

      "Extension Consent Required Lenders": Lenders having at least
66 2/3% of the Aggregate Commitments (without giving effect to any Loans outstanding).

      "Extension Request": as defined in Section 2.22.

      "Facility A": the $35,000,000 senior 364-day revolving credit facility established pursuant to the Facility A Loan Documents.

      "Facility A Agent": The Bank of New York, in its capacity as agent for the Facility A Lenders under the Facility A Loan Documents.

      "Facility A Commitment": in respect of any Facility A Lender, such Facility A Lender's undertaking during the Commitment Period (as defined in the Facility A Credit Agreement) to make Facility A Loans, in an amount not in excess, and subject to the terms and conditions, of the Facility A Credit Agreement.

      "Facility A Commitment Percentage": as to any Facility A Lender, such Facility A Lender's Commitment Percentage as defined in the Facility A Credit Agreement.

      "Facility A Credit Agreement": the Revolving Credit Agreement (Facility A), dated as of the date hereof, among the Borrower, the Facility A Agent and the Facility A Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

      "Facility A Lenders": the Lenders party to the Facility A Loan
Documents.

      "Facility A Loan Documents": collectively, the Facility A Credit Agreement, the Facility A Notes and the Pledge Agreement.

      "Facility A Maturity Date": the maturity date under the Facility A Credit Agreement, as from time to time extended pursuant thereto.

      "Facility A Notes": collectively, (i) the Revolving Credit Notes (Facility A) and (ii) the Competitive Bid Notes (Facility A) made by the Borrower pursuant to the Facility A Credit Agreement, as indorsed or modified from time to time.

      "Facility Fee": as defined in Section 3.1.

      "Federal Funds Rate": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%), equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as determined by BNY and reported to the Agent.

      "Financial Statements": as defined in Section 4.11.

      "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      "Governmental Authority": any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

      "Highest Lawful Rate": as to any Lender or the Issuing Bank, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on the Notes or by the Issuing Bank on the Reimbursement Agreements held thereby, as the case may be, or which may be owing to such Lender or the Issuing Bank pursuant the Loan Documents under the laws applicable to such Lender or the Issuing Bank and this transaction.

      "Indebtedness": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (ii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iii) obligations with respect to any conditional sale or title retention agreement, (iv) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit (other than trade letters of credit) issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (v) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than (1) carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business and (2) liabilities of Subsidiaries (other than ACE and Operating Subsidiaries) for which recourse may be had by the creditor only to the Property secured by the Lien), (vi) Capital Lease Obligations and (vii) Contingent Obligations.

      "Indebtedness Capitalization Ratio": the ratio of (i)
Consolidated Total Indebtedness to (ii) Consolidated Total
Capitalization.

      "Indemnified Person": as defined in Section 11.10.

      "Intercompany Loans": loans from time to time made by the Borrower to an Operating Subsidiary.

      "Intercompany Note": a promissory note made by an Operating
Subsidiary to the Borrower evidencing the Intercompany Loans made by the Borrower to such Operating Subsidiary, substantially in the form of Exhibit M, as the same may be amended, modified or supplemented.

      "Interest Payment Date": (i) as to any ABR Advance, the last day of each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Eurodollar Advance in respect of which the Borrower has selected a Eurodollar Interest Period of one, two or three months, the last day of such Interest Period, (iii) as to any Eurodollar Advance in respect of which the Borrower has selected a Eurodollar Interest Period of six months, the day which is three months after the first day of such Interest Period and the last day of such Interest Period, (iv) as to any Competitive Bid Loan as to which the Borrower has selected an Interest Period of 90 days or less, the last day of such Competitive Interest Period, and (v) as to any Competitive Bid Loan as to which the Borrower has selected a Competitive Interest Period of more than 90 days, the day which is 90 days after the first day of such Competitive Interest Period and the last day of such Competitive Interest Period.

      "Interest Period": a Eurodollar Interest Period or a Competitive Interest Period, as the context may require.

      "Investments": as defined in Section 8.5.

      "Invitation to Bid": an invitation to make Competitive Bids in the form of Exhibit E.

      "Issuing Bank": The Bank of New York.

      "Letter of Credit": as defined in Section 2.18.

      "Letter of Credit Fees": as defined in Section 3.2.

      "Letter of Credit Commitment": the commitment of the Issuing Bank to issue Letters of Credit having an aggregate outstanding face amount up to $10,000,000, and the commitment of the Lenders to participate in the Letter of Credit Exposure as set forth in Section 2.19.

      "Letter of Credit Exposure": at any date, (i) in respect of all the Lenders, the sum, without duplication, of (x) the aggregate undrawn face amount of the outstanding Letters of Credit at such date, (y) the aggregate amount of unpaid drafts drawn on all Letters of Credit at such date, and (z) the aggregate unpaid reimbursement obligations in respect of the Letters of Credit at such date (after giving effect to any Loans made on such date to pay any such reimbursement obligations), and (ii) in respect of any Lender, an amount equal to such Lender's Commitment Percentage multiplied by the amount determined under clause (i) of this definition.

      "Letter of Credit Request": a request in the form of Exhibit J.

      "Lien": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

      "Loan Documents": collectively, this Agreement, the Notes, the Pledge Agreement and the Reimbursement Agreements.

      "Loans": the Revolving Credit Loans and/or the Competitive Bid Loans, as the case may be.

      "Margin Stock": any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

      "Material Adverse Change": a material adverse change in (i) the financial condition, operations, business or Property of the Borrower and its Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform its obligations under the Loan Documents.

      "Material Adverse Effect": a material adverse effect on (i) the financial condition, operations, business or Property of the Borrower and its Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform its obligations under the Loan Documents.

      "Maturity Date": September 27, 1998, or any date subsequent thereto resulting from an extension of the Maturity Date pursuant to
Section 2.22, or such earlier date on which the Notes shall become due and payable, whether by acceleration or otherwise.

      "Maximum Offer": as defined in Section 2.4(b).

      "Maximum Request": as defined in Section 2.4(a).

      "Moody's": Moody's Investors Service, Inc., or any successor thereto.

           "Multiemployer Plan": a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Nonconsenting Lender": as defined in Section 2.22.

      "Note": a Revolving Credit Note or a Competitive Bid Note, as the case may be.

      "Notes": the Revolving Credit Notes and/or the Competitive Bid Notes, as the case may be.

      "Notice of Conversion/Continuation": a notice substantially in the form of Exhibit I.

      "Operating Subsidiaries": collectively (i) Atlantic Generation, Inc., (ii) ATE, (iii) Atlantic Thermal, (iv) Atlantic Jersey Thermal Systems, Inc., (v) Atlantic Energy Technologies, Inc. and (vi) and each other Subsidiary of the Borrower engaged in the conduct of an active trade or business which is designated as an Operating Subsidiary pursuant to Section 8.7.

      "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental
Authority succeeding to the functions thereof.

      "Pension Plan": at any date of determination, any Employee
Benefit Plan (including a Multiemployer Plan), the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Borrower, any of its Subsidiaries or any ERISA Affiliate.

      "Permitted Investments": Investments permitted under Section 8.5.

      "Permitted Liens": Liens permitted to exist under Section 8.2.

      "Permitted Recipient": a Person in which the Borrower owns 50% or less of the Stock or voting power.

      "Permitted Recipient Loans": loans from time to time made to a Permitted Recipient by the Borrower to the extent permitted by Section 8.5.

      "Person": any individual, firm, partnership, joint venture, corporation, association, business enterprise, limited liability company, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

      "Pledge Agreement": the Pledge Agreement, made by the Borrower in favor of the Agent, as collateral agent for itself, the Lenders, the Facility A Agent and the Facility A Lenders, substantially in the form of Exhibit L, as the same may be amended, supplemented or otherwise modified from time to time.

           "Portion": as defined in Section 2.4(b).

      "Pricing Level I": any time when the Senior Debt Rating is (i) A-or higher by S&P or (ii) A3 or higher by Moody's, provided, however, that in the event that (x) the Senior Debt Rating is not available from either S&P or Moody's, such rating agency shall be deemed to have assigned its lowest rating and (y) the Senior Debt Rating is not available from both S&P and Moody's, Pricing Level IV shall be applicable.

      "Pricing Level II": any time when (i) the Senior Debt Rating is
(a) BBB or higher by S&P or (b) Baa2 or higher by Moody's and (ii) Pricing Level I does not apply, provided, however, that in the event that (x) the Senior Debt Rating is not available from either S&P or Moody's, such rating agency shall be deemed to have assigned its lowest rating and (y) the Senior Debt Rating is not available from both S&P and Moody's, Pricing Level IV shall be applicable.

      "Pricing Level III": any time when (i) the Senior Debt Rating is
(a) BBB- or higher by S&P or (b) Baa3 or higher by Moody's and (ii) Pricing Levels I and II do not apply, provided, however, that in the event that (x) the Senior Debt Rating is not available from either S&P or Moody's, such rating agency shall be deemed to have assigned its lowest rating and (y) the Senior Debt Rating is not available from both S&P and Moody's, Pricing Level IV shall be applicable.

      "Pricing Level IV": any time when Pricing Levels I, II and III do not apply.

      "Prohibited Transaction": a transaction that is prohibited under
Section 4975 of the Code or Section 406 of ERISA and not exempt under
Section 4975 of the Code or Section 408 of ERISA.

      "Property": all types of real, personal, tangible, intangible or mixed property.

      "Real Property": all real property owned or leased (or previously owned or leased) by the Borrower or any of its Subsidiaries (or any of their respective predecessors).

      "Reimbursement Agreement": as defined in Section 2.18(b).

      "Replacement Lender": as defined in Section 2.22.

      "Reportable Event": with respect to any Pension Plan, (i) any event set forth in Sections 4043(b) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(c) or 4063(a) of ERISA or the regulations thereunder, (ii) an event requiring the Borrower, any of its Subsidiaries or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, or (iii) any failure to make any payment required by Section 412(m) of the Code.

      "Required Lenders": (i) if the Commitments exist and no Revolving Credit Loans or Letters of Credit are outstanding, Lenders having Commitments equal to at least 66-2/3% of the sum of the Aggregate Commitments; (ii) if the Commitments exist and Revolving Credit Loans or Letters of Credit are outstanding, Lenders holding Revolving Credit
Notes and participation interests in Letters of Credit having an aggregate unpaid principal balance and Letter of Credit Exposure equal to at least 66-2/3% of the aggregate of Revolving Credit Loans outstanding and Letter of Credit Exposure; and (iii) if the Commitments have been terminated or otherwise no longer exist, Lenders holding Notes and participation interests in Letters of Credit having an aggregate unpaid principal balance and Letter of Credit Exposure equal to at least 66-2/3% of the aggregate of Loans outstanding and Letter of Credit Exposure.

      "Restricted Payment": as to any Person (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Stock or other equity interest in such Person now or hereafter outstanding (other than a dividend payable solely in shares of such Stock to the holders of such shares) and (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of Stock or other equity interest in such Person now or hereafter outstanding.

      "Restricted Subsidiaries": collectively, the Operating
Subsidiaries and ACE.

      "Revolving Credit Loans": as defined in Section 2.1.

      "Senior Debt Rating": the long-term senior secured debt rating of ACE as from time to time determined by S&P and/or Moody's.

      "S&P": Standard & Poor's Ratings Group, a division of
McGraw-Hill, Inc., or any successor thereto.

      "SEC": the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

      "Special Counsel": Emmet, Marvin & Martin, LLP, special counsel to the Agent.

      "Stock": any and all shares, rights, interests, participations, warrants or other equivalents (however designated) of corporate stock.

      "Submission Deadline": as defined in Section 2.4(b).

      "Subsidiary": as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

           "Tax": any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

      "Tax on the Overall Net Income": as to any Person, a Tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its Domestic Lending Office) is located or by any political subdivision or taxing authority thereof or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

      "Termination Event": with respect to any Pension Plan, (i) a Reportable Event, (ii) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA,
(iii) the institution of proceedings to terminate a Pension Plan under
Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

      "United States": the United States of America (including the States thereof and the District of Columbia).

 2.   Principles of Construction

      (a) All terms defined in a Loan Document shall have the meanings given such terms therein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant thereto, unless otherwise defined therein.

      (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in
Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

      (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

      (d)  The phrase "may not" is prohibitive and not permissive.

      (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

      (f) Unless specifically provided in a Loan Document to the contrary, references to a time shall refer to New York City time.

      (g) Unless specifically provided in a Loan Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

      (h) References in any Loan Document to a fiscal period shall refer to that fiscal period of the Borrower.


B.    AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT

 1.   Revolving Credit Loans

      Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each a "Revolving Credit Loan" and, as the context may require, collectively with all other Revolving Credit Loans of such Lender and with the Revolving Credit Loans of all other Lenders, the "Revolving Credit Loans") to the Borrower from time to time during the Commitment Period, provided, however, that immediately after giving effect thereto (i) such Lender's Credit Exposure would not exceed such Lender's Commitment, and (ii) the Aggregate Credit Exposure would not exceed the Aggregate Commitments. During the Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Aggregate Commitments, all in accordance with the terms and conditions of this Agreement.

 2.   Revolving Credit Notes

      The Revolving Credit Loans made by a Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B-1, with appropriate insertions therein as to date and principal amount (each, as indorsed or modified from time to time, a "Revolving Credit Note" and, collectively with the Revolving Credit Notes of all other Lenders, the "Revolving Credit Notes"), payable to the order of such Lender for the account of its Applicable Lending Office and representing the obligation of the Borrower to pay the lesser of (i) the original amount of the Commitment of such Lender and (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by such Lender, with interest thereon as prescribed in Section 2.8. Each Revolving Credit Note shall (iii) be dated the first Borrowing Date, (iv) be stated to mature on the Maturity Date and (v) bear interest from the date thereof on the unpaid principal balance thereof at the applicable interest rate or rates per annum determined as provided in Section 2.8. Interest shall be payable as specified in Section 2.8.

 3.   Procedure for Borrowing Revolving Credit Loans

      (a) The Borrower may borrow Revolving Credit Loans under the Aggregate Commitments on any Business Day during the Commitment Period, provided, however, that the Borrower shall notify the Agent in writing by facsimile transmission no later than (i) 12:00 p.m., three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Advances and (ii) 11:30 a.m. on the requested Borrowing Date, in the case of ABR Advances, in each case specifying (1) the aggregate principal amount to be borrowed under the Aggregate Commitments, (2) the requested Borrowing Date, (3) whether such borrowing is to consist of one or more Eurodollar Advances, ABR Advances, or a combination thereof and (4) if the borrowing is to consist of one or more Eurodollar Advances, the length of the Eurodollar Interest Period for each such Eurodollar Advance, provided, however, that no Eurodollar Interest Period selected in respect of any Revolving Credit Loan shall end after the Maturity Date. If the Borrower fails to give timely notice in connection with a request for a Eurodollar Advance, the Borrower shall be deemed to have elected that such Advance shall be made as an ABR Advance. Each such notice shall be irrevocable and confirmed promptly (and in any event within five Business Days) by delivery to the Agent of a manually signed Borrowing Request. Each ABR Advance shall be in an aggregate principal amount equal to $1,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if the unused amount of the Aggregate Commitments is less than such amount, then such lesser amount of the Aggregate Commitments), and each Eurodollar Advance shall be in an aggregate principal amount equal to $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

      (b) Upon receipt of each notice of borrowing from the Borrower, the Agent shall promptly notify each Lender thereof. Subject to its receipt of the notice referred to in the preceding sentence, each Lender will make the amount of its Commitment Percentage of each borrowing available to the Agent for the account of the Borrower at the office of the Agent set forth in Section 11.2 not later than 2:00 p.m. on the relevant Borrowing Date requested by the Borrower, in funds immediately available to the Agent at such office. The amounts so made available to the Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Agent, be made available on such date to the Borrower by the Agent at the office of the Agent specified in Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Agent. In the event of any inconsistency between the provisions of this Section and Sections 2.18 and 2.19 with respect to Loans made pursuant to Section 2.18 to reimburse the Issuing Bank for amounts paid by the Issuing Bank under Letters of Credit, the provisions of Sections 2.18 and 2.19 shall control.

      (c) Unless the Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by fax or other writing) that such Lender will not make available to the Agent such Lender's Commitment Percentage of the Revolving Credit Loans requested by the Borrower, the Agent may assume that such Lender has made such share available to the Agent on the Borrowing Date in accordance with this Section, provided that such Lender received notice of the proposed borrowing from the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made its Commitment Percentage of such Loans available to the Agent, such Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower to the date such amount is paid to the Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in
Section 2.8 for such Loans, and, in the case of such Lender, the Federal Funds Rate in effect on each such day (as determined by the Agent).
Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Loan as part of the Revolving Credit Loans for purposes of this Agreement, which Revolving Credit Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Revolving Credit Loans.

           (d) If a Lender makes a new Revolving Credit Loan on a Borrowing Date on which the Borrower is to repay a Revolving Credit Loan or Competitive Bid Loan from such Lender, such Lender shall apply the proceeds of such new Revolving Credit Loan to make such repayment, and only the excess of the proceeds of such new Revolving Credit Loan over the Revolving Credit Loan or Competitive Bid Loan being repaid need be made available to the Agent.

      (e) Notwithstanding the provisions of Section 2.3(a), the Agent may act without liability upon the basis of telephonic notice of borrowing believed by the Agent in good faith to be from an authorized officer of the Borrower prior to receipt of written notice and confirmation by facsimile or otherwise. In each such case, the Borrower waives the right to dispute the Agent's record of the terms of such telephone notice of such borrowing.

 4.   Competitive Bid Loans; Procedure

      (a) The Borrower may make Competitive Bid Requests by 12:00 p.m. at least one Business Day prior to the proposed Borrowing Date for one or more Competitive Bid Loans. Each Competitive Bid Request given to the Agent (which shall promptly on the same day give notice thereof to each Lender by facsimile transmission of an Invitation to Bid if the Competitive Bid Request is not rejected pursuant to this Section), shall be given in writing by facsimile transmission (confirmed promptly, and in any event within five Business Days, by the delivery to the Agent of a Competitive Bid Request manually signed by the Borrower), and shall specify (i) the proposed Borrowing Date, which shall be a Business Day,
(ii) the aggregate amount of the requested Competitive Bid Loans (the "Maximum Request") which amount (A) shall not exceed an amount which, on the proposed Borrowing Date and after giving effect to the requested Competitive Bid Loans, would cause the Aggregate Credit Exposure to exceed the Aggregate Commitments and (B) shall be in a principal amount equal to $1,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) the Competitive Interest Period(s) therefor and the last day of each such Competitive Interest Period, and (iv) if more than one Competitive Interest Period is so specified, the principal amount allocable to each such Competitive Interest Period (which amount shall not be less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof). A Competitive Bid Request that does not conform substantially to the form of Exhibit D shall be rejected, and the Agent shall promptly notify the Borrower of such rejection. Notwithstanding anything contained herein to the contrary, (1) not more than three Competitive Interest Periods may be requested pursuant to any Competitive Bid Request and (2) not more than three Competitive Bid Loans may be outstanding at any one time.

      (b) Each Lender in its sole discretion may (but is not obligated to) submit one or more Competitive Bids to the Agent not later than 10:00 a.m. on the proposed Borrowing Date specified in such Competitive Bid Request (such time being herein called the "Submission Deadline"), by fax or other writing, and thereby irrevocably offer to make all or any part (any such part referred to as a "Portion") of any Competitive Bid Loan described in the relevant Competitive Bid Request at a rate of interest per annum (each a "Bid Rate") specified therein in an aggregate principal amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, provided that Competitive Bids submitted by BNY may only be submitted if BNY notifies the Borrower of the terms of its Competitive Bid not later than thirty minutes prior to the Submission Deadline. Multiple Competitive Bids may be delivered to the Agent by a Lender. The aggregate Portions of Competitive Bid Loans for any or all Competitive Interest Periods offered by each Lender in its Competitive Bid may exceed the Maximum Request contained in the relevant Competitive Bid Request, provided that each Competitive Bid shall set forth the maximum aggregate amount of the Competitive Bid Loans offered thereby which the Borrower may accept (the "Maximum Offer"), which Maximum Offer shall not exceed the Maximum Request. If the Agent has not received a Competitive Bid from any Lender by the Submission Deadline, such Lender shall be deemed not to have made a Competitive Bid and shall not be permitted or obligated to make a Competitive Bid Loan on the proposed Borrowing Date.

      (c) The Agent shall promptly give notice by telephone (promptly confirmed by fax or other writing) to the Borrower of all Competitive Bids received by the Agent prior to the Submission Deadline which comply in all material respects with this Section. The Borrower shall, in its sole discretion but subject to Section 2.4(d), irrevocably accept or reject any such Competitive Bid (or any Portion thereof) not later than 10:30 a.m. on the day of the Submission Deadline by notice to the Agent by telephone (confirmed by fax or other writing in the form of a Competitive Bid Accept/Reject Letter promptly the same day). Promptly upon receipt by the Agent of such a Competitive Bid Accept/Reject Letter, the Agent will give notice to each Lender that submitted a Competitive Bid as to the extent, if any, that such Lender's Competitive Bid shall have been accepted. If the Agent fails to receive notice from the Borrower of its acceptance or rejection of any Competitive Bids at or prior to 10:30 a.m. on the day of the Submission Deadline, all such Competitive Bids shall be deemed to have been rejected by the Borrower, and the Agent will give to each Lender that submitted a Competitive Bid notice of such rejection by telephone on such day. In due course following the acceptance of any Competitive Bid, the Agent shall notify each Lender which submitted a Competitive Bid, in the form of a Competitive Bid Loan Confirmation, of the amount, maturity date and Bid Rate for each Competitive Bid Loan.

      (d) If the Borrower accepts a Portion of a proposed Competitive Bid Loan for a single Competitive Interest Period at the Bid Rate provided therefor in a Lender's Competitive Bid, such Portion shall be in a principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof (subject to such lesser allocation as may be made pursuant to the provisions of this Section 2.4(d)). The aggregate principal amount of Competitive Bid Loans accepted by the Borrower following Competitive Bids responding to a Competitive Bid Request shall not exceed the Maximum Request. The aggregate principal amount of Competitive Bid Loans accepted by the Borrower pursuant to a Lender's Competitive Bid shall not exceed the Maximum Offer therein contained. If the Borrower accepts any Competitive Bid Loans or Portion offered in any Competitive Bid, the Borrower must accept Competitive Bids (and Competitive Bid Loans and Portions thereby offered) based exclusively upon the successively lowest Bid Rates within each Competitive Interest Period and no other criteria. If two or more Lenders submit Competitive Bids with identical Bid Rates for the same Competitive Interest Period and the Borrower accepts any thereof, the Borrower shall, subject to the first three sentences of this Section 2.4(d), accept all such Competitive Bids as nearly as possible in proportion to the amounts of such Lender's respective Competitive Bids with identical Bid Rates for such Competitive Interest Period, provided, that if the amount of Competitive Bid Loans to be so allocated is not sufficient to enable each such Lender to make such Competitive Bid Loan (or Portions thereof) in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof, the Borrower shall round the Competitive Bid Loans (or Portions thereof) allocated to such Lender or Lenders as the Borrower shall select as necessary to a minimum of $1,000,000 or an integral multiple of $500,000 in excess thereof.

      (e) Not later than 2:00 p.m. on the relevant Borrowing Date, each Lender whose Competitive Bid was accepted by the Borrower shall make available to the Agent at its office set forth in Section 11.2, in immediately available funds, the proceeds of such Lender's Competitive Bid Loan(s). The amounts so made available to the Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Agent, be made available on such date to the Borrower by the Agent at the office of the Agent specified in Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Agent.

      (f) All notices required by this Section 2.4 shall be given in accordance with Section 11.2.

      (g) The Competitive Bid Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B-2 (each, as indorsed or modified from time to time, a "Competitive Bid Note" and, collectively with the Competitive Bid Notes of all other Lenders, the "Competitive Bid Notes"), payable to the order of such Lender for the account of its Applicable Lending Office, and dated the first Borrowing Date. Each Competitive Bid Loan shall be due and payable on the earlier of (i) the last day of the Competitive Interest Period applicable thereto and (ii) the Maturity Date.

 5.   Voluntary Reduction or Termination of Aggregate Commitments;
Letter of Credit

      The Borrower shall have the right, upon at least three Business Days' prior written notice to the Agent, at any time to terminate the Aggregate Commitments or from time to time to permanently reduce the Aggregate Commitments or the Letter of Credit Commitments, provided, however, that each such reduction shall be in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each reduction of the Aggregate Commitments shall be applied pro rata according to the Commitment Percentage of each Lender. Simultaneously with each reduction of the Aggregate Commitments under this Section, the Borrower shall (i) pay the Facility Fee accrued on the amount by which the Aggregate Commitments have been reduced and (ii) prepay the Loans as required by Section 2.6. The Aggregate Commitments shall not be reduced below an amount equal to the Aggregate Credit Exposure (after giving effect to any prepayment of the Loans made simultaneously with such reduction of the Aggregate Commitments). The Aggregate Commitments shall not be reduced to the extent that, immediately after giving effect thereto, the Commitment of any Lender would exceed the sum of (i) the aggregate principal amount of all Revolving Credit Loans then outstanding from such Lender plus (ii) the Letter of Credit Exposure of such Lender. The Letter of Credit Commitment shall not be reduced below an amount equal to the Letter of Credit Exposure.

      6.   Prepayments of the Loans

      (a) Voluntary Prepayments. The Borrower may, at its option, prepay the Revolving Credit Loans without premium or penalty, in full at any time or in part from time to time by notifying the Agent in writing no later than 11:30 a.m. on the date of the proposed prepayment date, in the case of Revolving Credit Loans consisting of ABR Advances and no later than 12:00 p.m. on the third Business Day prior to the proposed prepayment date, in the case of Revolving Credit Loans consisting of Eurodollar Advances, specifying the Revolving Credit Loans to be prepaid, the amount to be prepaid and the date of prepayment. Competitive Bid Loans may not be prepaid. Such notice shall be irrevocable and the amount specified in such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. Each partial prepayment of Revolving Credit Loans shall be in an aggregate principal amount of (A) $1,000,000 or an integral multiple of $1,000,000 in excess thereof, or (B) if the outstanding principal balance of the Revolving Credit Loans is less that the minimum amounts set forth in clause (A), then such lesser outstanding principal balance. After giving effect to any partial prepayment with respect to Eurodollar Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal amount of such Eurodollar Advances shall exceed (subject to Section 2.7) $1,000,000 or an integral multiple of $1,000,000 in excess thereof. If any prepayment is made in respect of any Eurodollar Advance or Competitive Bid Loan, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the applicable Lenders in accordance with Section 2.13.

      (b) Mandatory Prepayments Relating to Reductions of the Aggregate Commitments. Simultaneously with each reduction of the Aggregate Commitments under Section 2.5, the Borrower shall prepay the Loans by the amount, if any, by which the aggregate unpaid principal balance of the Loans exceeds the amount of the Aggregate Commitments as so reduced. Such prepayments shall be applied (i) first, to prepay the Revolving Credit Loans pro rata according to the Commitment of each Lender, and (ii) then, to the extent of any excess remaining, to prepay the Competitive Bid Loans, pro rata according to the outstanding amount of each Competitive Bid Loan.

 7.   Conversions and Continuations

      (a) The Borrower may elect from time to time to convert Eurodollar Advances to ABR Advances by giving the Agent at least one Business Day's prior irrevocable notice in writing by facsimile transmission of such election (confirmed promptly, and in any event within five Business Days, by the delivery of a manually signed Notice of Conversion/Continuation), specifying the amount to be so converted, provided, that any such conversion of Eurodollar Advances shall only be made on the last day of the Interest Period applicable thereto. In addition, the Borrower may elect from time to time to (i) convert ABR Advances to Eurodollar Advances and (ii) to continue Eurodollar Advances by selecting a new Interest Period therefor, in each case by giving the Agent at least three Business Days' prior irrevocable notice in writing by facsimile transmission of such election (confirmed promptly, and in any event within five Business Days, by the delivery of a manually signed Notice of Conversion/Continuation), in the case of a conversion to, or continuation of, Eurodollar Advances, specifying the amount to be so converted and the initial Interest Period relating thereto, provided that any such conversion of ABR Advances to Eurodollar Advances shall only be made on a Business Day and any such continuation of Eurodollar Advances shall only be made on the last day of the Interest Period applicable to the Eurodollar Advances which are to be continued as such new Eurodollar Advances. The Agent shall promptly provide the Lenders with a copy of each such Notice of Conversion/Continuation. ABR Advances and Eurodollar Advances may be converted or continued pursuant to this Section in whole or in part, provided that conversions of ABR Advances to Eurodollar Advances, or continuations of Eurodollar Advances shall be in an aggregate principal amount of $1,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

      (b) Notwithstanding anything in this Section to the contrary, no ABR Advance may be converted to a Eurodollar Advance and no Eurodollar Advance may be continued, if the Borrower or the Agent has knowledge that a Default or Event of Default has occurred and is continuing either
(i) at the time the Borrower shall notify the Agent of its election to convert or continue or (ii) on the requested Conversion/Continuation Date. In such event, such ABR Advance shall be automatically continued as an ABR Advance, or such Eurodollar Advance shall be automatically converted to an ABR Advance on the last day of the Interest Period applicable to such Eurodollar Advance. If an Event of Default shall have occurred and be continuing, the Agent shall, at the request of the Required Lenders, notify the Borrower (by telephone or otherwise) that all, or such lesser amount as the Required Lenders shall designate, of the outstanding Eurodollar Advances shall be automatically converted to ABR Advances, in which event such Eurodollar Advances shall be automatically converted to ABR Advances on the date such notice is given.

      (c) No Interest Period selected in respect of conversion or continuation of any Eurodollar Advance shall end after the Maturity Date.

      (d) Each conversion or continuation shall be effected by each Lender by applying the proceeds of its new ABR Advance or Eurodollar Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that such conversion shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

      (e) Notwithstanding the provisions of Section 2.7(a), the Agent may act without liability upon the basis of telephonic notice of such conversion or continuation believed by the Agent in good faith to be from an authorized officer of the Borrower prior to receipt of written notice and confirmation, by facsimile or otherwise. In each such case, the Borrower waives the right to dispute the Agent's record of the terms of such telephone notice of such conversion or continuation.

 8.   Interest Rate and Payment Dates

      (a) Prior to Maturity. Except as otherwise provided in Section 2.8(b), prior to maturity, the Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below:

      ADVANCES                        RATE

     Each ABR Advance              Alternate Base Rate.

     Each Eurodollar Advance       Eurodollar Rate for the
                                   applicable Interest Period
                                   plus the Applicable Margin.

     Each Competitive              Bid Rate applicable thereto
                                   for Bid Loan the applicable
                                   Competitive Interest Period.


 (b) Late Charges. If all or any portion of the principal balance of or interest payable on any of the Loans or any other amount payable under the Loan Documents shall not be paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such overdue balance or amount shall bear interest at a rate per annum (whether before or after the entry of a judgment thereon) equal to 2% plus the rate which would otherwise be applicable pursuant to Section 2.8(a), from the date of such nonpayment to, but not including, the date such balance is paid in full. All such interest shall be payable on demand.

      (c) In General. Interest on (i) ABR Advances to the extent based on the BNY Rate shall be calculated on the basis of a 365 or 366-day year (as the case may be), and (ii) ABR Advances to the extent based on the Federal Funds Rate, on Eurodollar Advances and on Competitive Bid Loans shall be calculated on the basis of a 360-day year, in each case, for the actual number of days elapsed, including the first day but excluding the last. Except as otherwise provided in Section 2.8(b), interest shall be payable in arrears on each Interest Payment Date and upon each payment (including prepayment) of the Loans. Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate or reserve requirements shall become effective as of the opening of business on the day on which such change shall become effective. The Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the BNY Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate or a Eurodollar Rate by the Agent pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error. At no time shall the interest rate payable on the Loans, together with the Facility Fee and all other amounts payable under the Loan Documents, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate. If any amount paid hereunder would exceed the maximum amount of interest permitted by the Highest Lawful Rate, then such amount shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Highest Lawful Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum allowable amount for such period shall be deemed to have been applied as a prepayment of (x) the Loans or, if no Loans are then outstanding, (y) any unpaid reimbursement obligations in respect of Letters of Credit. The Borrower acknowledges that to the extent interest payable on ABR Advances is based on the BNY Rate, the BNY Rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the BNY Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

      9.   Substituted Interest Rate

      In the event that (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or (ii) any Lender shall have notified the Agent that it has determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lender of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to any portion of the Revolving Credit Loans that the Borrower has requested be made as Eurodollar Advances or Eurodollar Advances that will result from the requested conversion or continuation of any portion of the Advances into or as Eurodollar Advances (each, an "Affected Advance"), the Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination on or, to the extent practicable, prior to the requested Borrowing Date or Conversion/Continuation Date for such Affected Advances. If the Agent shall give such notice, (a) any Affected Advances shall be made as ABR Advances, (b) the Advances (or any portion thereof) that were to have been converted to or continued as Affected Advances shall be converted to or continued as ABR Advances and (c) any outstanding Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances. Until any notice under clauses (i) or (ii), as the case may be, of this Section has been withdrawn by the Agent (by notice to the Borrower promptly upon either (1) the Agent having determined that such circumstances affecting the interbank eurodollar market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 2.8 or (2) the Agent having been notified by such Lender that circumstances no longer render the Advances (or any portion thereof) Affected Advances, no further Eurodollar Advances shall be required to be made by the Lenders, nor shall the Borrower have the right to convert or continue all or any portion of the Loans to Eurodollar Advances.

 10.  Taxes

      (a) Payments to Be Free and Clear. Provided that all documentation, if any, then required to be delivered by any Lender or the Agent pursuant to subsection (c) has been delivered, all sums payable by the Borrower under the Loan Documents shall (except to the extent required by law) be paid free and clear of and without any deduction or withholding on account of any Tax (other than a Tax on the Overall Net Income of any Lender (for which payment need not be free and clear but no deduction or withholding shall be made unless then required by applicable law)) imposed, levied, collected, withheld or assessed by or within the United States or any political subdivision in or of the United States or any other jurisdiction from or to which a payment is made by or on behalf of the Borrower or by any federation or organization of which the United States or any such jurisdiction is a member at the time of payment.

      (b) Grossing-up of Payments. If the Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax (other than a Tax on the Overall Net Income of a Lender) from any sum paid or payable by the Borrower to the Agent or any Lender under any of the Loan Documents:

                (i) the Borrower shall notify the Agent and such Lender of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it;

           (ii) the Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on the Agent or such Lender, as the case may be) on behalf of and in the name of the Agent or such Lender;

           (iii) the sum payable by the Borrower to the Agent or a Lender in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Agent or such Lender, as the case may be, receives on the due date therefor a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

           (iv) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, the Borrower shall deliver to the Agent and the applicable Lender evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant Governmental Authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment and Acceptance, as the case may be, in respect of payments to such Lender.

      (c) Refunds and Credits. If the Borrower makes any additional payment to any Lender pursuant to this Section 2.10 in respect of any Tax, and such Lender determines that it has received (i) a refund of such Tax or (ii) a credit against or relief or remission for, or a reduction in the amount of, any tax or other governmental charge attributable solely to any deduction or credit for any Tax with respect to which it has received payments under this Section 2.10, such Lender shall to the extent that it can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to the Borrower such amount as such Lender shall have determined to be attributable to the deduction or withholding of such Tax. If, within one year after the payment of any such amount to the Borrower, such Lender determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this Section 2.10(c), the Borrower shall upon notice and demand of such Lender promptly repay the amount of such overpayment. Any determination made by such Lender pursuant to this Section 2.10(c) shall in the absence of bad faith or manifest error be conclusive, and nothing in this Section 2.10(c) shall be construed as requiring any Lender to conduct its business or to arrange or alter in any respect its tax or financial affairs (except as required by Section 2.17(a)) so that it is entitled to receive such a refund, credit or reduction or as allowing any person to inspect any records, including tax returns of any Lender.

      (d) Limitation of Liability. No Lender shall be entitled to demand any payment under this Section 2.10 more than six months following the payment to or for the account of such Lender of all other amounts payable hereunder and under any Note held by such Lender and the termination of such Lender's Commitment; provided, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive any payment under this Section 2.10 to the extent that such payment relates to the retroactive application of any Tax if such demand is made within six months after the implementation of such Tax.

      (e) U.S. Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than the United States shall deliver to the Agent for transmission to the Borrower, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or the Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form W-8, Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c), or Temporary Treasury Regulations Section 35a9999-4T or
Section 35a9999-5, or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441 or 1442 of the Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. The Borrower shall not be required to pay any additional amount to any such Lender under subsection (b)(iii) above if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection shall relieve the Borrower of its obligation to pay any additional amounts pursuant to subsection
(b)(iii) in the event that, as a result of any change in applicable law, such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

 11.  Illegality

      Notwithstanding any other provisions herein, if any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain its Eurodollar Advances as contemplated by this Agreement, (i) the commitment of such Lender hereunder to make Eurodollar Advances or convert ABR Advances to Eurodollar Advances shall forthwith be suspended and (ii) such Lender's Loans then outstanding as Eurodollar Advances affected hereby, if any, shall be converted automatically to ABR Advances on the last day of the then current Interest Period applicable thereto or within such earlier period as required by law. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section and such Lender shall notify the Agent and the Borrower that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated.

 12.  Increased Costs

      In the event that any law, regulation, treaty or directive hereafter enacted, promulgated, approved or issued or any change in any presently existing law, regulation, treaty or directive therein or in the interpretation or application thereof by any Governmental Authority charged with the administration thereof or compliance by any Lender (or any corporation directly or indirectly owning or controlling such Lender) with any request or directive from any Governmental Authority:

      (a) does or shall subject any Lender to any Taxes of any kind whatsoever with respect to any Eurodollar Advances or its obligations under this Agreement to make Eurodollar Advances, or change the basis of taxation of payments to any Lender of principal, interest or any other amount payable hereunder in respect of its Eurodollar Advances, including any Taxes required to be withheld from any amounts payable under the Loan Documents (except for imposition of, or change in the rate of, Tax on the Overall Net Income of such Lender or its Applicable Lending Office for any of such Advances by the jurisdiction in which such Lender is incorporated or has its principal office or such Applicable Lending Office, including, in the case of Lenders incorporated in any State of the United States, such tax imposed by the United States); or

      (b) does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender in respect of its Eurodollar Advances which is not otherwise included in the determination of a Eurodollar Rate;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, converting, continuing or maintaining its Eurodollar Advances or its commitment to make such Eurodollar Advances, or to reduce any amount receivable hereunder in respect of its Eurodollar Advances, then, in any such case, the Borrower shall pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduction in such amount receivable which such Lender deems to be material as determined by such Lender; provided, however, that (i) nothing in this Section shall require the Borrower to indemnify the Lenders with respect to withholding Taxes for which the Borrower has no obligation under Section 2.10, and (ii) no Lender shall be entitled to demand any payment under this Section 2.12 more than six months following the payment to or for the account of such Lender of all other amounts payable hereunder and under any Note held by such Lender and the termination of such Lender's Commitment; provided, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive any payment under this Section 2.12 to the extent that such payment relates to the retroactive application of any law, regulation, treaty or directive if such demand is made within six months after the implementation of such retroactive application. A statement setting forth the calculations of any additional amounts payable pursuant to the foregoing sentence submitted by a Lender to the Borrower shall be conclusive absent manifest error.

 13.  Indemnification for Loss

      Notwithstanding anything contained herein to the contrary, if the Borrower shall fail to borrow, convert or continue an Advance after it shall have given notice to do so in which it shall have requested a Eurodollar Advance pursuant to Section 2.3 or 2.7, as the case may be, or if the Borrower shall fail to borrow a Competitive Bid Loan after it shall have accepted one or more offers therefor pursuant to Section 2.4, or if a Eurodollar Advance or a Competitive Bid Loan shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or if any repayment or prepayment of the principal amount of a Eurodollar Advance or a Competitive Bid Loan is made for any reason on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on written demand directly to such Lender the amount (calculated by such Lender using any method chosen by such Lender which is reasonable and customarily used by such Lender for such purpose) equal to any loss or out-of-pocket expense suffered by such Lender as a result of such failure to borrow, convert or continue, or such termination, repayment or prepayment, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Advance or Competitive Bid Loan, as the case may be, or redeploying funds prepaid or repaid, in amounts which correspond to such Eurodollar Advance or Competitive Bid Loan, as the case may be, and any internal processing charge customarily charged by such Lender in connection therewith. Calculations of all amounts payable under this Section shall be made on the assumption that each Lender has funded each of its relevant Eurodollar Advances and Competitive Bid Loans through the purchase of deposits bearing interest at the applicable rate of interest for, in an amount equal to the principal amount of, and with a maturity equivalent to the Interest Period applicable to, such Eurodollar Advance or Competitive Bid Loan, as the case may be.

 14.  Survival of Certain Obligations

      The obligations of the Borrower under Sections 2.10, 2.12, 2.13, 2.16, 2.21, 11.5 and 11.10 shall survive the termination of the Aggregate Commitments and the Letter of Credit Commitment, the payment of the Loans, the reimbursement obligations in respect of the Letters of Credit and all other amounts payable under the Loan Documents.

 15.  Use of Proceeds

      The proceeds of the Loans shall be used solely to (i) pay all of the fees due hereunder, (ii) pay the reasonable out-of-pocket fees and expenses incurred by the Borrower in connection with the Loan Documents,
(iii) for the general corporate purposes of the Borrower, including, without limitation, the making of Intercompany Loans to Operating Subsidiaries of the Borrower and Permitted Recipient Loans to Permitted Recipients to the extent permitted by Section 8.5 and (iv) to make repurchases of its stock to the extent permitted by Section 8.4. Notwithstanding anything to the contrary contained in any Loan Document, the Borrower agrees that no part of the proceeds of any Loan will be used, directly or indirectly, for a purpose which violates any law, including, without limitation, the provisions of Regulations G, U or X of the Board of Governors of the Federal Reserve System, as amended.

 16.  Capital Adequacy

      If the amount of capital required or expected to be maintained by any Lender or any Person directly or indirectly owning or controlling such Lender (each a "Control Person"), shall be affected by (i) the introduction or phasing in of any law, rule or regulation after the Effective Date, (ii) any change after the Effective Date in the interpretation of any existing law, rule or regulation by any Governmental Authority charged with the administration thereof, or (iii) compliance by such Lender or such Control Person with any directive, guideline or request from any Governmental Authority (whether or not having the force of law) promulgated or made after the Effective Date, and such Lender shall have determined that such introduction, phasing in, change or compliance shall have had or will thereafter have the effect of reducing (1) the rate of return on such Lender's or such Control Person's capital, or (2) the asset value to such Lender or such Control Person of the Loans made or maintained by such Lender, in either case to a level below that which such Lender or such Control Person could have achieved or would thereafter be able to achieve but for such introduction, phasing in, change or compliance (after taking into account such Lender's or such Control Person's policies regarding capital adequacy) by an amount deemed by such Lender to be material to such Lender or Control Person, then, within ten days after demand by such Lender, the Borrower shall pay to such Lender or such Control Person such additional amount or amounts as shall be sufficient to compensate such Lender or such Control Person, as the case may be, for such reduction.

 17.  Change of Lending Office; Right to Substitute Lender

      (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.12, 2.13 or 2.21 or to a requirement under Section 2.10 to withhold and deduct taxes, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Except in the case of a change of Applicable Lending Office made at the request of the Borrower, no change in Applicable Lending Office will be made if greater costs and expenses would result under Section 2.12, 2.13 or 2.21 or if the aforementioned requirement under Section 2.10 would result from any such change in designation. Nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in
Section 2.10, 2.12, 2.16 or 2.21.

      (b) In addition to the Borrower's rights under subsection (a) of this Section, upon the occurrence of any event giving rise to the operation of Section 2.10, 2.12, 2.13 or 2.21, the Borrower may, within a period of 60 days following the Borrower's obtaining knowledge of the occurrence of the event giving rise to the operation of such provisions, at its own expense, make arrangements for another bank or financial institution reasonably acceptable to the Agent to purchase and accept the rights and obligations under this Agreement of any Lender entitled to payment under Section 2.10, 2.12, 2.13 or 2.21, whereupon such Lender shall assign to the bank or financial institution designated by the Borrower its rights and obligations hereunder pursuant to the provisions of Section 11.7 of this Agreement.

 18.  Letter of Credit Sub-Facility

      (a) Subject to the terms and conditions of this Agreement, the Issuing Bank agrees, in reliance on the agreement of the other Lenders set forth in Section 2.19, to issue standby letters of credit (the "Letters of Credit"; each, individually, a "Letter of Credit") during the Commitment Period for the account of the Borrower. The aggregate amount of Letter of Credit Exposure at any one time outstanding shall not exceed the lesser of (i) the amount of the Letter of Credit Commitment and (ii) the excess, if any, of the sum of the Aggregate Commitments over the sum of the aggregate outstanding Loans. Each Letter of Credit issued pursuant to this Section shall have a termination date which shall be not later than one Business Day before the Maturity Date. No Letter of Credit shall be issued if the Agent, or any Lender by notice to the Agent no later than 1:00 p.m. one Business Day prior to the requested date of issuance of such Letter of Credit, shall have determined that the conditions set forth in Section 6 have not been satisfied.

      (b) Each Letter of Credit shall be issued for the account of the Borrower in support of an obligation of the Borrower in favor of a beneficiary who has requested the issuance of such Letter of Credit as a condition to a transaction entered into in connection with the business of an Operating Subsidiary of the Borrower, which transaction does not include obligations for the borrowing of money or Contingent Obligations with respect thereto. The Borrower shall give the Agent a Letter of Credit Request for the issuance of each Letter of Credit by 11:00 a.m., three Business Days prior to the requested date of issuance. Such Letter of Credit Request shall be accompanied by the Issuing Bank's standard Application and Agreement for Standby Letter of Credit (each, a "Reimbursement Agreement") executed by an Authorized Signatory of the Borrower, and shall specify (i) the beneficiary of such Letter of Credit and the obligations of the Borrower in respect of which such Letter of Credit is to be issued, (ii) the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof, (iii) the maximum amount to be available under such Letter of Credit, and (iv) the requested date of issuance. In the event of any conflict between the provisions of a Reimbursement Agreement and this Section 2.18, the provisions of this Section 2.18 shall control. Upon receipt of such Letter of Credit Request from the Borrower, the Agent shall promptly notify the Issuing Bank and each other Lender thereof. The Issuing Bank shall, on the proposed date of issuance and subject to the other terms and conditions of this Agreement, issue the requested Letter of Credit. Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Bank, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as the Issuing Bank shall reasonably require. Each Letter of Credit shall be used solely for the purposes described therein.

      (c) Each payment by the Issuing Bank of a draft drawn under a Letter of Credit shall give rise to an obligation on the part of the Borrower to reimburse the Issuing Bank immediately for the amount thereof. If the Borrower shall have failed to reimburse the Issuing Bank in full on or before 12:00 p.m., on the date the Issuing Bank shall make payment on a draft drawn under a Letter of Credit, the Borrower's obligations to make such reimbursement may be satisfied by the automatic making of an ABR Advance by each Lender under its Revolving Credit Note in the principal amount equal to its Commitment Percentage of the amount of such draft paid by the Issuing Bank (it being understood that such reimbursement by means of an ABR Advance shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

 19.  Letter of Credit Participation and Funding Commitments

      (a) Each Lender hereby unconditionally and irrevocably, severally for itself only and without any notice to or the taking of any action by such Lender, takes an undivided participating interest in the obligations of the Issuing Bank under and in connection with each Letter of Credit in an amount equal to such Lender's Commitment Percentage of the amount of such Letter of Credit. Each Lender shall be liable to the Issuing Bank for its Commitment Percentage of the unreimbursed amount of any draft drawn and honored under each Letter of Credit. Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to
Section 2.20 that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by the Borrower with any of its obligations under the Loan Documents. Each payment by a Lender of such Commitment Percentage of the amount of such Letter of Credit or of any amounts so rescinded, avoided, restored or returned shall be treated as the making by such Lender of an automatic ABR Advance.

      (b) The Agent will promptly notify each Lender (which notice shall be promptly confirmed in writing) of the date and the amount of any draft presented under any Letter of Credit with respect to which full reimbursement of payment is not made by the Borrower as provided in
Section 2.18(c), and forthwith upon receipt of such notice, such Lender (other than the Issuing Bank) shall make available to the Agent for the account of the Issuing Bank its Commitment Percentage of the amount of such unreimbursed draft (which shall constitute such Lender's automatic ABR Advance) at the office of the Agent specified in Section 11.2, in lawful money of the United States and in immediately available funds, before 4:00 p.m., on the day such notice was given by the Agent, if the relevant notice was given by the Agent at or prior to 1:00 p.m., on such day, and before 12:00 p.m., on the next Business Day, if the relevant notice was given by the Agent after 1:00 p.m., on such day. The Agent shall distribute the payments made by each Lender pursuant to the immediately preceding sentence to the Issuing Bank promptly upon receipt thereof in like funds as received. Each Lender shall indemnify and hold harmless the Agent and the Issuing Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and an administration fee of not less than $100 payable to the Issuing Bank as the issuer of the relevant Letter of Credit) resulting from any failure on the part of such Lender to provide, or from any delay in providing, the Agent with such Lender's Commitment Percentage of the amount of any payment made by the Issuing Bank under a Letter of Credit in accordance with this clause (b) above (except in respect of losses, liabilities or other obligations suffered by the Issuing Bank resulting from the gross negligence or willful misconduct of the Issuing Bank). If a Lender does not make available to the Agent when due such Lender's Commitment Percentage of any unreimbursed payment made by the Issuing Bank under a Letter of Credit (other than payments made by the Issuing Bank by reason of its gross negligence or willful misconduct), such Lender shall be required to pay interest to the Agent for the account of the Issuing Bank on such Lender's Commitment Percentage of such payment at a rate of interest per annum equal to the Federal Funds Rate plus 1% from the date such Lender's payment is due until the date such payment is received by the Agent. The Agent shall distribute such interest payments to the Issuing Bank upon receipt thereof in like funds as received. If the Agent receives a Lender's Commitment Percentage of any unreimbursed payment under a Letter of Credit after the date when due and the Agent receives interest on any late payment from such Lender in accordance with the provisions of the preceding sentence, such Lender's automatic ABR Advance shall be deemed to have been made to the Borrower on the date the Issuing Bank made payment under such Letter of Credit.

      (c) Whenever the Agent is reimbursed by the Borrower, for the account of the Issuing Bank, for any payment under a Letter of Credit and such payment relates to an amount previously paid by a Lender in respect of its Commitment Percentage of the amount of such payment under such Letter of Credit, the Agent will pay over such payment to such Lender (i) before 4:00 p.m. on the day such payment from the Borrower is received, if such payment is received at or prior to 1:00 p.m. on such day, or (ii) before 12:00 p.m. on the next succeeding Business Day, if such payment from the Borrower is received after 1:00 p.m. on such day.

 20.  Absolute Obligation with respect to Letter of Credit Payments

      The Borrower's obligation to reimburse the Agent for the account of the Issuing Bank in respect of a Letter of Credit for each payment under or in respect of such Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the beneficiary of such Letter of Credit, the Agent, the Issuing Bank, as issuer of such Letter of Credit, any Lender or any other Person, including, without limitation, any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit; provided, however, that the Borrower shall not be obligated to reimburse the Agent for the account of the Issuing Bank, as issuer of a Letter of Credit, for any wrongful payment under such Letter of Credit made as a result of the Issuing Bank's gross negligence or willful misconduct.

 21.  Increased Costs Based on Letters of Credit

      Without limiting the provisions of Section 2.12 but without duplication of any amounts payable thereunder, if any law or regulation or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof or GAAP shall either (i) impose, modify or make applicable any reserve, special deposit, assessment or similar requirement against letters of credit issued or participated in by any Lender, or (ii) impose on the Agent or such Lender any other condition regarding the Letters of Credit (except for imposition of, or changes in the rate of, Tax on the Overall Net Income of the Agent or such Lender) and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost to the Issuing Bank (or any successor thereto as issuer of Letters of Credit) of issuing or maintaining the Letters of Credit or the cost to any Lender of making or maintaining any Loan pursuant to Section 2.18(c) or its obligations pursuant to Section 2.19, or the cost to the Agent of performing its functions hereunder with respect to the Letters of Credit, in any case by an amount which the Agent, the Issuing Bank, or any Lender, as the case may be, deems material, then, upon demand by the Agent, the Issuing Bank or such Lender, as the case may be, the Borrower shall immediately pay to the Agent, the Issuing Bank or such Lender, as the case may be, from time to time as specified by the Agent, the Issuing Bank or such Lender, additional amounts which shall be sufficient to compensate the Agent, the Issuing Bank or such Lender, as the case may be, for such increased cost, provided, however, that no Lender shall be entitled to demand any payment under this Section 2.21 more than six months following the payment to or for the account of such Lender of all other amounts payable hereunder and under any Note held by such Lender and the termination of such Lender's Commitment; provided, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive any payment under this Section 2.21 to the extent that such payment relates to the retroactive application of any law or regulation or any change in the interpretation or application thereof if such demand is made within six months after the implementation of such retroactive application. A statement in reasonable detail as to such increased cost incurred by the Agent, the Issuing Bank or such Lender, as the case may be, as a result of any event mentioned in clauses (i) or (ii) above, submitted by the Agent, the Issuing Bank or such Lender, as the case may be, to the Borrower shall be conclusive, absent manifest error, as to the amount thereof.

 22.  Extension of Maturity Date

      (a) Provided that no Default or Event of Default exists during the periods set forth below, the Borrower may request that the Maturity Date be extended for additional periods of one year each by giving written notice of such request (each, an "Extension Request") to the Agent during the period not more than 90 days but not less than 60 days prior to the then Maturity Date and, upon the receipt of such notice, the Agent shall promptly notify each Lender of such Extension Request.

           (i) If all Lenders consent to an Extension Request during the Extension Consent Period by giving written notice thereof to the Borrower and the Agent, then, effective on the then current Maturity Date, such Maturity Date shall be extended to the corresponding day of the next following calendar year, provided, however, that if such day falls on a day that is not a Business Day, such Maturity Date shall be the next following Business Day.

           (ii) If at least Extension Consent Required Lenders (but not all Lenders) consent to an Extension Request during the Extension Consent Period (by giving written notice thereof to the Borrower and the Agent) the Maturity Date shall be extended to the corresponding day of the next following calendar year (subject to the proviso in subsection
(a)(i) above) from and including the then current Maturity Date, with respect to the Commitments of the Lenders consenting to such Extension Request.

           (iii) If Lenders (each a "Nonconsenting Lender") having Commitments equal to less than 33 1/3% of the Aggregate Commitments (without giving effect to any Loans outstanding) do not consent to an Extension Request during the Extension Consent Period, the Borrower may elect to (1) withdraw such Extension Request, (2) terminate the Commitment of each Nonconsenting Lender effective on the then current Maturity Date (with the Commitments of each other Consenting Lender continuing in full force and effect) and, on such Maturity Date, pay to the Agent for distribution to each such Nonconsenting Lender the outstanding principal balance, if any, of the Notes of each such Nonconsenting Lender, together with any accrued and unpaid interest thereon to the date of such payment, any accrued and unpaid Facility Fees due to such Lender, and any other amount due to such Lender whereupon (A) effective on such then current Maturity Date, such Maturity Date shall be extended to the corresponding day of the next following calendar year (subject to the proviso in subsection (a)(i) above), and (B) each Nonconsenting Lender shall cease to be a "Lender" for all purposes of this Agreement (except with respect to its rights hereunder to be reimbursed for costs and expenses in connection with, and to indemnification with respect to, matters attributable to events, acts or conditions occurring prior to such payment) and shall no longer have any obligations hereunder, (3) request one or more of the Consenting Lenders (each, a "Replacement Lender") to elect to increase its Commitment by an amount up to the amount of the Commitment of such Nonconsenting Lenders, or (4) designate another bank or banks (any such bank, also a "Replacement Lender") acceptable to the Agent and the Issuing Bank and willing to assume the Commitments of any such Nonconsenting Lender or Lenders. Upon the Commitment of a Nonconsenting Lender being assumed by a Replacement Lender under clauses (C) or (D) above, effective on the then current Maturity Date or such earlier date as shall be determined by the Borrower and the Agent, each such Replacement Lender shall assume the Commitment of each such Nonconsenting Lender by executing and delivering an Assignment and Acceptance Agreement and, if such Nonconsenting Lender is the holder of Notes, by purchasing such Notes of such Nonconsenting Lender, which shall sell the same without recourse or warranty (except as to the amount due thereon, its title to such Notes and its right to sell the same) to such Replacement Lender at a price in immediately available funds equal to the amount payable under clause (B) above, whereupon (x) effective on the then current Maturity Date, such Maturity Date shall be extended to the corresponding day of the next following calendar year (subject to the proviso in subsection (a)(i) above), (y) each Replacement Lender, if applicable, shall be deemed to be a "Lender" for all purposes of this Agreement, and (z) each Nonconsenting Lender shall cease to be a "Lender" for all purposes of this Agreement (except with respect to its rights hereunder to be reimbursed for costs and expenses in connection with, and to indemnification with respect to, matters attributable to events, acts or conditions occurring prior to such assumption and purchase) and shall no longer have any obligations hereunder.

           (iv) If Extension Consent Required Lenders do not consent to an Extension Request during the Extension Consent Period, the Maturity Date shall not be extended.

           (v) Each Lender will use its best efforts to respond during the Extension Consent Period to any Extension Request, provided that no Lender's failure to so respond shall create any claim against it or have the effect of extending the Maturity Date or such Lender's Commitment beyond the Maturity Date.

      (b) In the event the Borrower elects to terminate the Commitment of a Nonconsenting Lender under Section 2.22(a)(iii)(B) above, the Agent is authorized to amend Exhibit A, effective on the then current Maturity Date, and promptly distribute a copy thereof to the Borrower and the remaining Lenders (the "Consenting Lenders") reflecting the names of all Consenting Lenders and Replacement Lenders and the new Commitment Percentage of each such Consenting Lender and Replacement Lender (after giving effect to the termination of each Nonconsenting Lender's Commitment and the assumption by any Replacement Lender of such Commitment).

      (c) Notwithstanding anything to the contrary set forth herein, in the event that at the time of an Extension Request, the Facility A Credit Agreement is then in effect and the Borrower has requested an extension of the Facility A Maturity Date pursuant thereto, then (i) each Consenting Lender must consent to an extension of both this Agreement and the Facility A Credit Agreement, (ii) each Nonconsenting Lender whose Commitment is terminated shall also have its Facility A Commitment terminated and (iii) each Replacement Lender which assumes all or a portion of the Commitment of a Nonconsenting Lender shall assume all or a like portion of such Nonconsenting Lender's Facility A Commitment, it being the intention of the parties that at all times during which this Agreement and the Facility A Credit Agreement are both in effect, each Lender shall also be a Facility A Lender and its Commitment Percentage shall equal its Facility A Commitment Percentage.

 23.  Change in Control

      (a) The Borrower will notify the Agent and the Lenders in writing within one Business Day after the occurrence of a Change in Control. Upon receipt of such notice, each Lender shall have the right to terminate its Commitment and Facility A Commitment within five Business Days of the receipt of such notice. If a Lender so elects to terminate its Commitment and Facility A Commitment, the Borrower shall, not later than five Business Days after such Lender has given such notice, repay such Lender's Loans and Facility A Loans together with any accrued interest and fees and other amounts due such Lender under the Loan Documents and the Facility A Loan Documents.

      (b) Notwithstanding the foregoing, in lieu of terminating the Commitments and Facility A Commitments of the Lenders and Facility A Lenders as provided in subsection (a) hereof, the Borrower may request one or more of the Lenders not terminating its Commitment and Facility A Commitment (also, a "Replacement Lender") to elect to increase its Commitment and Facility A Commitment by an amount up to the amount of the Commitment and Facility A Commitment of such terminating Lender, or may designate another bank or banks (any such bank, also a "Replacement Lender") reasonably acceptable to the Agent and the Issuing Bank and willing to assume the Commitments and Facility A Commitments of any such terminating Lender or Lenders. Upon the Commitment and Facility A Commitment of a terminating Lender being assumed by a Replacement Lender, each such Replacement Lender shall assume the Commitment and Facility A Commitment of each such terminating Lender by executing and delivering an Assignment and Acceptance Agreement and, if such terminating Lender is the holder of Notes or Facility A Notes, by purchasing such Notes or Facility A Notes, as the case may be, of such terminating Lender, which shall sell the same without recourse or warranty (except as to the amount due thereon, its title to such Notes or Facility A Notes, as the case may be, and its right to sell the same) to such Replacement Lender at a price in immediately available funds equal to the outstanding principal balance, if any, of the Notes and Facility A notes, as the case may be, of each such terminating Lender, together with any accrued and unpaid interest thereon to the date of such payment, any accrued and unpaid fees due to such Lender hereunder and under the Facility A Loan Documents, whereupon each Replacement Lender shall be deemed to be a "Lender" for all purposes of this Agreement, and (z) each terminating Lender shall cease to be a "Lender" for all purposes of this Agreement (except with respect to its rights hereunder and under the Facility A Loan Documents to be reimbursed for costs and expenses in connection with, and to indemnification with respect to, matters attributable to events, acts or conditions occurring prior to such assumption and purchase) and shall no longer have any obligations hereunder.

 24.  Agent's Records

      The Agent's records regarding the amount of each Loan and Letter of Credit, each payment by the Borrower of principal and interest on the Loans and reimbursement obligations in respect of Letters of Credit and other information relating to the Loans and the Letters of Credit shall be presumptively correct absent manifest error.


C.    FEES; PAYMENTS

 1.   Facility Fee

      The Borrower agrees to pay to the Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, during the period from and including the Effective Date through but excluding the Maturity Date, a fee (the "Facility Fee") equal to the Applicable Fee Percentage per annum of the average daily sum of the Aggregate Commitments, regardless of usage, during such period. The Facility Fee shall be payable (i) quarterly in arrears on the last day of each March, June, September and December during such period, (ii) on the date of any reduction in the Aggregate Commitments (to the extent of such reduction) and (iii) on the Maturity Date. The Facility Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

 2.   Letter of Credit Fees

      The Borrower agrees to pay to the Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, a fee (the "Letter of Credit Fee") with respect to each Letter of Credit for the period from and including the date of issuance thereof to and including the expiration date thereof, at a rate per annum equal to the Applicable Margin on the average daily amount available to be drawn under such Letter of Credit. The Letter of Credit Fee shall be (i) calculated on the basis of a 360-day year for the actual number of days elapsed, (ii) payable quarterly in arrears on the last day of each March, June, September and December of each year and on the date that the Aggregate Commitments shall expire and (iii) nonrefundable. In addition to the Letter of Credit Fee, the Borrower agrees to pay to the Issuing Bank, for its own account, its standard fees and charges customarily charged to customers similar to the Borrower with respect to any Letter of Credit.

 3.   Agent's Fees

      The Borrower agrees to pay to the Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Agent.

      4.   Pro Rata Treatment and Application of Principal Payments

      Each payment, including each prepayment, of principal and interest on the Loans, of the Facility Fee and the Letter of Credit Fees shall be made by the Borrower to the Agent at its office set forth in
Section 11.2 in funds immediately available to the Agent at such office by 12:00 p.m. on the due date for such payment, and, promptly upon receipt thereof by the Agent, shall be remitted by the Agent in like funds as received, to the Lenders according to the Commitment Percentage of each Lender, in the case of the Facility Fee and the Letter of Credit Fees and pro rata according to the aggregate outstanding principal balance of the Loans, in the case of principal and interest due thereon. The failure of the Borrower to make any such payment by such time shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 12:00 p.m. on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans. If any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next Business Day and (except with respect to payments in respect of the Facility Fee and the Letter of Credit Fees) interest shall be payable at the applicable rate specified herein during such extension. If any payment is made with respect to any Eurodollar Advance prior to the last day of the applicable Interest Period, the Borrower shall indemnify each Lender in accordance with Section 2.13.


D.    REPRESENTATIONS AND WARRANTIES

 In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans and the Issuing Bank to issue the Letters of Credit and the Lenders to participate therein, the Borrower makes the following representations and warranties to the Agent and each
Lender:

 1.   Subsidiaries

      On the Effective Date, the Borrower has only the Subsidiaries set forth on Schedule 4.1. The shares of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned free and clear of any Liens.

 2.   Existence and Power

      Each of the Borrower and its Subsidiaries is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted therein or the Property owned therein makes such qualification necessary, except where such failure to qualify, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      3.   Authority; Enforceability

      The Borrower has full legal power and authority and has taken all necessary actions, including, without limitation, any necessary stockholder action, to enter into, execute, deliver and perform the terms of the Loan Documents and to make the borrowings contemplated hereby and by the Notes and to incur the obligations provided for herein and therein, all of which have are in full compliance with its articles of incorporation and by-laws or its other organization documents. The Loan Documents (other than the Notes) constitute, and the Notes, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

 4.   Required Consents

      Except for information filings required to be made in the ordinary course of business which are not a condition to the Borrower's performance under the Loan Documents, no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance by the Borrower of the Loan Documents or is required as a condition to the validity or enforceability of the Loan Documents against the Borrower.

 5.   No Conflicting Agreements, Compliance with Laws; Taxes

      On the initial Borrowing Date, (i) neither the Borrower nor any of its Subsidiaries will be in default, (1) under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound or (2) with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority, the effect of which default could reasonably be expected to have a Material Adverse Effect, and (ii) the execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, or require the mandatory repayment of, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower or any of its Subsidiaries pursuant to the terms of, any such mortgage, indenture, contract or agreement.

 6.   Franchises, Licenses, Etc.

      Each of the Borrower and ACE possesses or has the right to use all franchises, licenses, privileges and other rights that are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse Effect.

 7.   Investment Company Act

      The Borrower is not an "investment company" or a company
"controlled" by an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

      8.   Public Utility Status

      The Borrower and each of its Subsidiaries are exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended, except Section 9(a)(2) thereof, pursuant to Rule 2 of the General Rules and Regulations of the SEC under said Act.

 9.   Federal Reserve Regulations; Use of Loan Proceeds

      Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock.

 10.  Litigation

      Except as set forth in the Financial Statements or as disclosed after the date of the Financial Statements in the most recent annual report filed by the Borrower with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, or in a quarterly or periodic report filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act with respect to a period or date subsequent to the end of the fiscal year covered by such annual report, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or any of their respective Properties or rights, which (i) reasonably may be expected to have a Material Adverse Effect or (ii) call into question the validity or enforceability of any of the Loan Documents.

 11.  Financial Statements

      The Borrower has heretofore delivered to the Agent and the Lenders copies of its Form 10-K for the fiscal year ending December 31, 1994, containing the audited Consolidated Balance Sheets of the Borrower and its Subsidiaries and the related Consolidated Statements of Operations, Stockholder's Equity and Cash Flows for the period then ended, and its Form 10-Q for the fiscal quarter ended March 31, 1995, containing the unaudited Consolidated Balance Sheet of the Borrower and its Subsidiaries for such fiscal quarter, together with the related Consolidated Statements of Operations and Cash Flows for the fiscal quarter then ended (with the applicable related notes and schedules, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP and fairly present the Consolidated financial condition and results of the operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein. Except as reflected in the Financial Statements or in the notes thereto, neither the Borrower nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, Contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown on the Financial Statements and was not. Since December 31, 1994, there has been no Material Adverse Change.

 12.  Plans

      The only Pension Plans in effect as of the Effective Date (the "Existing Pension Plans") are listed on Schedule 4.12. Each Employee Benefit Plan of the Borrower, its Subsidiaries and their respective ERISA Affiliates is in compliance with ERISA and the Code, where applicable, in all material respects and there is no event or condition existing or anticipated under or with respect to any Existing Pension Plan that could have a Material Adverse Effect.

 13.  Ownership of Property; Liens

      The Borrower has good and marketable title to, or a valid leasehold interest in, all of its Property, subject to no Liens, except Permitted Liens, and each Subsidiary has good and marketable title to, or a valid leasehold interest in, all of its Property, except to the extent that the failure to have such title or leasehold interest could not reasonably be expected to have a Material Adverse Effect.

 14.  Security Interests

      The Pledge Agreement is effective to create in favor of the Agent, for (i) the benefit of the Agent and the Facility A Agent and for the ratable benefit of the Lenders and the Facility A Lenders, a legal, valid and enforceable security interest in the Collateral, and, on and after the taking of possession of the Intercompany Notes by the Agent as collateral agent, and assuming the continued possession thereof by the Agent as collateral agent, the security interest granted by the Pledge Agreement shall at all times constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower in such Collateral, in each case prior and superior in right to any other Person.

 15.  Environmental Matters

      Except as disclosed in the most recent report filed by the Borrower with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, or in a quarterly or periodic report filed with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act with respect to a period or date subsequent to the end of the fiscal year covered by such annual report,
(i) the Borrower and each of its Subsidiaries is in compliance with the requirements of all applicable Environmental Laws, noncompliance with which reasonably may be expected to have a Material Adverse Effect, (ii) there have been no releases or disposals of hazardous wastes, hazardous substances or other substances in quantities or locations which might result in the Borrower or any of its Subsidiaries incurring any remedial obligations under applicable law which could, either singly or in the aggregate, reasonably be expected to have Material Adverse Effect, and
(iii) neither the Borrower nor any of its Subsidiaries has received notice or order advising it that it has or may have any remedial obligation with respect to any such releases or disposals or that it is or may be responsible for the costs of any remedial action taken or to be taken by any other Persons with respect to any such releases or disposals, which obligation or cost, if fully payable could, either singly or in the aggregate, reasonably may be expected to have Material Adverse Effect.

 16.  Certain Business Activities

      The Borrower does not engage in any business other than the holding of Permitted Investments.


E.    CONDITIONS TO FIRST LOANS OR THE ISSUANCE OF FIRST LETTERS OF
      CREDIT

      In addition to the conditions precedent set forth in Section 6, the obligation of each Lender to make its first Revolving Credit Loan, any Lender to make the first Competitive Bid Loan or the Issuing Bank to issue the first Letter of Credit, in each case on the first Borrowing Date, and the Lenders to participate therein, shall be subject to the fulfillment of the following conditions precedent:

 1.   Evidence of Action

      The Agent shall have received a certificate, dated the Effective Date, of the Secretary or Assistant Secretary of the Borrower (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Agent) taken by it to authorize the Loan Documents and the transactions contemplated thereby,
(ii) attaching a true and complete copy of its articles of incorporation and by-laws, (iii) setting forth the incumbency of its officer or officers who may sign the Loan Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing of the Secretary of State of the jurisdiction of its incorporation and of each other jurisdiction in which it is qualified to do business.

 2.   This Agreement; Notes

      The Agent shall have received (i) counterparts of this Agreement signed by each of the parties hereto (or receipt by the Agent from a party hereto of a fax signature page signed by such party which shall have agreed to promptly provide the Agent with originally executed counterparts hereof) and (ii) for each Lender, a Revolving Credit Note and a Competitive Bid Note, duly executed by an Authorized Signatory of the Borrower.

 3.   Certificate as to Approvals and Liens

      The Agent shall have received a certificate of an Authorized Signatory of the Borrower certifying that (i) all approvals and consents of all Persons required to be obtained in connection with the consummation of the transactions contemplated by the Loan Documents and the Facility A Loan Documents have been duly obtained and are in full force and effect, and that all required notices have been given and all required waiting periods have expired and (ii) upon the making of the first Loans under the Agreement and under the Facility A Loan Documents there will exist no Liens on the Collateral other than Liens in favor of the Facility A Agent, the Facility A Lenders, the Agent and the Lenders under the Pledge Agreement.

      4.   Pledge Agreement

      The Agent shall have received the Pledge Agreement, duly executed by an Authorized Signatory of the Borrower, together with Intercompany Notes duly executed by each Operating Subsidiary, duly indorsed by the Borrower to the order of the Agent, as collateral agent for itself, the Lenders, the Facility A Agent and the Facility A Lenders.

 5.   Facility A Loan Documents

      Each of the Facility A Credit Agreement and the Facility A Notes shall have been duly executed and delivered by the parties thereto.

 6.   Other Credit Facilities

      (a)  The Revolving Credit Commitment under the ATE Credit
Agreement shall have been permanently reduced to an amount not in excess of $25,000,000, and the Agent shall have received satisfactory evidence thereof; and

      (b) The Borrower shall have paid, or made arrangements satisfactory to the Agent to pay on the Borrowing Date, with the proceeds of a Loan under this Agreement or a borrowing under the Facility B Credit Agreement, or both, all principal and accrued interest due to BNY under the Borrower's $20,000,000 unsecured line of credit with BNY.

 7.   ACE Preferred Stock

      The Agent shall have received a copy of the relevant portions of the charter of ACE, and of each certificate of designation filed pursuant to such charter, setting forth the terms applicable to each class and series of the ACE Preferred Stock outstanding on the Effective Date, certified by an Authorized Signatory of the Borrower to be a true and complete copy thereof, and such terms shall be satisfactory to the Agent.

 8.   Opinions of Counsel

      The Agent shall have received (i) an opinion of Ballard Spahr Andrews & Ingersoll, counsel to the Borrower, and (ii) an opinion of James E. Franklin II, Esq., general counsel of the Borrower, in each case addressed to the Facility A Agent, the Facility A Lenders, the Agent, the Lenders and Special Counsel and dated the Effective Date, covering the matters set forth in Exhibit N and satisfactory in form and substance to the Agent.

 9.   Opinion of Special Counsel

      The Agent shall have received an opinion of Special Counsel, addressed to the Facility A Agent, the Facility A Lenders, the Agent, the Lenders and Special Counsel, substantially in the form of Exhibit O.

      10.  Fees

      All fees payable to the Agent on the first Borrowing Date, and the fees and expenses of Special Counsel incurred and recorded to date in connection with the preparation, negotiation and closing of the Loan Documents, shall have been paid.


F.    CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF CREDIT

 The obligation of each Lender to make any Loan or the Issuing Bank to issue any Letter of Credit on a Borrowing Date and each Lender to participate therein is subject to the satisfaction of the following conditions precedent as of the date of such Loan or the issuance of such Letter of Credit, as the case may be:

 1.   Compliance

      On each Borrowing Date and after giving effect to the Loans to be made, or the Letters of Credit to be issued, thereon, (i) the Borrower shall have complied with all of the terms, covenants and conditions of this Agreement relating to such Loans or Letters of Credit, (ii) there shall exist no Event of Default, (iii) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, and
(iv) the Aggregate Credit Exposure will not exceed the Aggregate Commitments. Each borrowing by the Borrower and each request by the Borrower for the issuance of a Letter of Credit shall constitute a certification by the Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

 2.   Borrowing Request; Competitive Bid Request

      In the case of the borrowing of Revolving Credit Loans, the Agent shall have received a Borrowing Request, and in the case of a borrowing of a Competitive Bid Loan, the Agent shall have received a Competitive Bid Request and such other documents required to be delivered by the Borrower pursuant to Section 2.4, in each case duly executed by an Authorized Signatory of the Borrower.

 3.   Letter of Credit Request

      With respect to the issuance of each Letter of Credit, the Agent shall have received a Letter of Credit Request duly executed by an Authorized Signatory of the Borrower.


G.    AFFIRMATIVE COVENANTS

 The Borrower agrees that, so long as this Agreement is in effect, any Loan or reimbursement obligations (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the Agent, the Borrower shall:

 1.   Financial Statements

      Maintain a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Agent and each Lender:

           (a) As soon as available, but in any event not later than 5 days after the due date thereof, or if an extension of time to file has been obtained by the Borrower pursuant to Rule 12b-25 under the Exchange Act, not later than 5 days after the expiration of such extension, (i) a complete copy of the Borrower's Annual Report on Form 10-K in respect of each fiscal year as filed by the Borrower with the SEC, together with a copy all financial statements and financial statement schedules incorporated therein by reference, and (ii) a complete copy of the Borrower's Quarterly Report on Form 10-Q in respect of each fiscal quarter as filed by the Borrower with the SEC, together with a copy of any financial statements incorporated therein by reference.

           (b) Within 45 days after the end of each of the first three fiscal quarters (90 days after the end of the last fiscal quarter), a Compliance Certificate, duly executed by the chief financial officer of the Borrower (or such other officer as may be reasonably acceptable to the Agent).

           (c) Such other information as the Agent or any Lender may reasonably request from time to time.

 2.   Certificates; Other Information

      Furnish to the Agent and each Lender:

           (a) Prompt written notice if any Default or Event of Default shall have occurred and be continuing;

           (b) Promptly upon becoming available, copies of all (i) annual reports to shareholders, proxy statements and other materials (other than reports specified in Section 7.1) which the Borrower or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC, or any other Governmental Authority succeeding to the functions thereof and (ii) material news releases and annual reports relating to the Borrower or any of its Subsidiaries;

           (c) Prompt written notice of any change by either Moody's or S&P in the Senior Debt Rating;

           (d) Prompt written notice of any agreement, indenture or other document or instrument entered into by, or which becomes binding upon, ACE which restricts or has the effect of restricting the payment by ACE of dividends with respect to its Stock;

                (e) Prompt written notice of the forgiveness of any Intercompany Note or the conversion thereof to Stock or other instruments, in each case to the extent permitted by Section 8.6, together with a total of all such forgiveness or conversions since the Effective Date; and

           (f) Such other information as the Agent or any Lender shall reasonably request from time to time.

 3.   Legal Existence

      Maintain, and cause each of its Restricted Subsidiaries so to maintain, its legal existence in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

 4.   Taxes

      Pay and discharge when due, and cause each of its Restricted Subsidiaries so to do, all Taxes, assessments and governmental charges, license fees and levies upon, or with respect to the Borrower, such Restricted Subsidiary and all Taxes upon the income, profits and Property of the Borrower and its Restricted Subsidiaries which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on the Property of the Borrower or such Restricted Subsidiary (other than a Lien described in Section 8.2(i)), unless and to the extent only that such Taxes, assessments, charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Restricted Subsidiary and provided that any such contested Tax, assessment, charge, license fee or levy shall not constitute, or create, a Lien on any Property of the Borrower or such Restricted Subsidiary senior to the Liens granted to the Agent and the Lenders under the Pledge Agreement on such Property, and, provided further, that the Borrower shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

 5.   Insurance

      Maintain, and cause each of its Restricted Subsidiaries to maintain insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption coverage) as is consistent with industry standards followed by companies engaged in the same business; and furnish to the Agent, upon written request, full information as to insurance policies and reserves for self insurance.

 6.   Condition of Property

      At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of its Restricted Subsidiaries so to do, all Property necessary to the operation of the Borrower's or such Restricted Subsidiary's business.

      7.   Observance of Legal Requirements

      Observe and comply, and cause each of its Restricted Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, including, without limitation, ERISA and all Environmental Laws, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

 8.   Inspection of Property; Books and Records; Discussions

      Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities and permit representatives of the Agent and any Lender to visit its offices, to inspect any of its Property and examine and make copies or abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, prospects, licenses, Property and financial condition of the Borrower and its Restricted Subsidiaries with the officers thereof and the Accountants.

 9.   Licenses, Franchises, Intellectual Property, Etc.

      Obtain or maintain, as applicable, and cause ACE to obtain or maintain, as applicable, in full force and effect, all licenses, franchises, Intellectual Property, permits, authorizations and other rights as are necessary for the conduct of its business and the failure of which to obtain or maintain could reasonably be expected to have a Material Adverse Effect.

 10.  Indebtedness Capitalization Ratio

      Maintain as of the last day of each fiscal quarter of the Borrower, an Indebtedness Capitalization Ratio of less than or equal to 0.65:1.00.

 11.  Ratio of Indebtedness to Annualized ACE Dividends

      Maintain at all times, a ratio of (i) Indebtedness of the Borrower to (ii) Annualized ACE Dividends of less than or equal to 2.50:1.00.


H.    NEGATIVE COVENANTS

 The Borrower agrees that, so long as this Agreement is in effect, any Loan or reimbursement obligations (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the Agent, the Borrower shall not:

 1.   Indebtedness

      Create, incur, assume or suffer to exist any liability for Indebtedness except (i) Indebtedness due under the Loan Documents and the Facility A Loan Documents, (ii) Indebtedness of the Borrower existing on the date hereof as set forth on Schedule 8.1, excluding increases and refinancings thereof, (iii) provided that no Default or Event of Default would exist before and after giving effect thereto, Contingent Obligations of the Borrower not in excess of $70,000,000 in respect of Indebtedness for borrowed money of Atlantic Thermal or any of its Subsidiaries in connection with its District Heating and Cooling Project, provided that any Contingent Obligation of the Borrower with respect to such Indebtedness is unsecured and (iv) provided no Default or Event of Default would exist before and after giving effect thereto other Indebtedness and Contingent Obligations of the Borrower in an aggregate amount not in excess of $10,000,000 provided that any such Indebtedness constituting a Contingent Obligation shall be unsecured.

 2.   Liens

      Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired except (i) Liens for Taxes, assessments or similar charges incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest, (ii) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA), (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business,
(iv) zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar restrictions affecting real Property which do not adversely affect the value of such real Property or the financial condition of the Borrower or impair its use for the operation of the business of the Borrower, (v) Liens arising by operation of law such as mechanics', materialmen's, carriers', warehousemen's liens incurred in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted by it, provided that enforcement of such Liens is stayed pending such contest, (vi) Liens arising out of judgments or decrees which are being contested in good faith and by appropriate proceedings diligently conducted by it, provided that enforcement of such Liens is stayed pending such contest, (vii) Liens in favor of the Agent and the Lenders under the Loan Documents and the Facility A Agent and the Facility A Lenders under the Facility A Loan Documents, (viii) Liens on Property of the Borrower existing on the Effective Date as set forth on Schedule 8.2 as renewed from time to time, but not any increases in the amounts secured thereby, (ix) Liens on Property of the Borrower acquired after the Effective Date provided that such Liens are limited to the Property so acquired and were not created in contemplation of such acquisition and (x) Liens securing Indebtedness for borrowed money (or Contingent Obligations in connection therewith) of the Borrower provided that the Agent, the Lenders, the Facility A Agent and the Facility A Lenders are ratably secured pursuant to documentation in form and substance satisfactory to the Agent and the Facility A Agent.

 3.   Merger; Consolidation

      (a) Consolidate with, be acquired by, or merge into or with any Person, or permit any of its Restricted Subsidiaries so to do, except that if no Default or Event of Default would exist before and after giving effect thereto, (i) the Borrower or any Restricted Subsidiary may merge with another entity provided that the resulting corporation shall have a net worth not less than the net worth of the Borrower or Restricted Subsidiary involved in such merger, (ii) the entity to be merged with is in the same business as a Restricted Subsidiary of the Borrower or in a related business (including other types of utilities),
(iii) in the case of a merger involving the Borrower, the Borrower is the survivor and (iv) in the case of a merger involving an Operating Subsidiary, the survivor (if not such Operating Subsidiary) shall assume the obligations of such Operating Subsidiary under the Intercompany Note theretofore delivered by such Operating Subsidiary to the Borrower by an instrument in form and substance satisfactory to the Agent.

      (b) Sell, lease or otherwise dispose of all or any part of its Property, or enter into any sale-leaseback transaction except:

           (i) Sales or other dispositions of inventory in the ordinary course of business;

           (ii) Sales or other dispositions of equipment and materials in the ordinary course of business which, in the reasonable opinion of the Borrower, is obsolete or no longer useful in the conduct of its business; and

           (iii) Sales or other dispositions of other Property for consideration not in excess of $25,000,000 per sale or other disposition provided that no Default or Event of Default shall exist immediately before or after giving effect thereto.

 4.   Restricted Payments

      Declare or pay any Restricted Payments payable in cash or otherwise or apply any of its Property thereto or set apart any sum therefor, or permit any of its Restricted Subsidiaries so to do, except that (i) a Restricted Subsidiary may declare and pay Restricted Payments to its parent or to the Borrower, (ii) provided that no Default or Event of Default has occurred and is then continuing or would occur giving effect thereto, (1) the Borrower may (1) declare and pay cash dividends on its common Stock in any fiscal year and (2) repurchase its Stock, and
(2) ACE may declare and pay cash dividends on, and make mandatory and optional sinking fund payments with respect to, the ACE Preferred Stock.

 5.   Investments, Acquisitions, Loans, Etc.

      At any time, purchase or otherwise acquire, hold or invest in the Stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution, time deposit or otherwise, in or with any Person, or make any Acquisition (all of which are sometimes referred to herein as "Investments") except:

           (a) Investments in (i) obligations issued or guaranteed by the United States Government, (ii) obligations of Federal agencies;
(iii) State general obligation or revenue bonds having a rating category not less than Aa or AA by Moody's or S&P, respectively; (iv) State bond anticipation, tax anticipation or revenue anticipation notes having a rating category not less than MIG-2 or AA by Moody's or S&P, respectively; (v) any of the following which, by their terms, mature within twelve months from the date of issuance: (1) commercial paper rated not less than Prime-1 or A-1 by Moody's or S&P, respectively; (2) bankers' acceptance drawn on and accepted by Approved Financial Institutions; (3) certificates of deposit issued by Approved Financial Institutions and (4) money market mutual funds investing in securities rated as "First Tier Eligible Securities" by Moody's or S&P.

           (b) Investments existing on the Effective Date as set forth on Schedule 8.5.

           (c) Investments consisting of Intercompany Loans to Operating Subsidiaries, provided that (i) no Default or Event of Default shall exist before and after giving effect thereto and (ii) such Operating Subsidiary shall have executed and delivered to the Borrower an Intercompany Note, which Intercompany Note shall be in form and substance satisfactory to the Agent, shall have been duly indorsed by the Borrower to the order of the Agent, as collateral agent for itself, the Lenders, the Facility A Agent and the Facility A Lenders and shall have been delivered to the Agent, as such collateral agent.

           (d)  Investments consisting of loans to Permitted
Recipients, provided that (i) no Default or Event of Default shall exist before and after giving effect thereto, and (ii) the aggregate amount of all such Investments shall not exceed $10,000,000.

           (e) Acquisitions provided that (i) no Default or Event of Default shall exist before and after giving effect thereto, (ii) the Person or business to be acquired is in the same or a related business to a Subsidiary of the Borrower (including other types of utilities) or the assets or to be acquired are devoted to or usable in such a business and (iii) no more than $25,000,000 of proceeds of Loans are used therefor.

           (f)  Equity Investments in Operating Subsidiaries, provided
(i) that no Default or Event of Default would exist before or after giving effect thereto and (ii) not more than $20,000,000 of such Investments in the aggregate shall be made with the proceeds of Loans or the forgiveness of Indebtedness or the conversion to equity of any such Indebtedness, in each case to the extent permitted by Section 8.6.

 6.   Amendments, Etc. of Intercompany Notes

      Enter into or agree to any amendment, modification or waiver of any term or condition of any Intercompany Note or forgive all or any portion of any amount due thereunder or convert all or any portion thereof into Stock or other interests or instruments, provided, however, that if no Default or Event of Default exists before and after giving effect thereto, the Borrower may so convert or forgive such Intercompany Note or Intercompany Notes not in excess of $20,000,000 in the aggregate, provided further that any such conversion or forgiveness in excess thereof may only be made if the Agent shall have received 30 days prior written notice thereof and the Operating Subsidiary whose Intercompany Note is to be forgiven or converted shall have executed and delivered to the Agent a guaranty substantially in the form of Exhibit Q hereto, together with such legal opinions, certificates and other documents as the Agent reasonably may request, each in form and substance satisfactory to the Agent.

      7.   Designation of Operating Subsidiaries

      Designate any Subsidiary as an additional Operating Subsidiary to whom proceeds of Loans may be loaned by the Borrower unless (i) no Default or Event of Default shall exist before or after giving effect thereto, (ii) the prospective Operating Subsidiary is a Subsidiary of the Borrower, (iii) the prospective Operating Subsidiary is engaged in the conduct of an active trade or business, (iv) the prospective Operating Subsidiary executes an Intercompany Note, in favor of the Borrower and in form and substance satisfactory to the Agent, evidencing its obligation to repay Intercompany Loans made to it by the Borrower from time to time, which Intercompany Note has been duly indorsed by the Borrower to the order of the Agent, as collateral agent for itself, the Lenders, the Facility A Agent and the Facility A Lenders, and (v) the Agent shall have received a written certificate signed by an Authorized Signatory of the Borrower designating such Operating Subsidiary and certifying as to its status as described in clauses (ii) and (iii) above.

 8.   Certain Business Activities

      Engage in any business other than the holding of Permitted
Investments.


I.    DEFAULT

 1.   Events of Default

      The following shall each constitute an "Event of Default" hereunder:

           (a) The failure of the Borrower to pay any installment of principal on any Note or reimbursement obligations in respect of any Letter of Credit on the date when due and payable; or

           (b) The failure of the Borrower to pay any installment of interest or any other fees or expenses payable under any Loan Document or otherwise to the Agent with respect to the loan facilities established hereunder within three Business Days of the date when due and payable; or

           (c) The use of the proceeds of any Loan in a manner inconsistent with or in violation of Section 2.15; or

           (d) The failure of the Borrower to observe or perform any covenant or agreement contained in Sections 7.3, 7.10, 7.11 or Section 8; or

           (e) The failure of the Borrower to observe or perform any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have obtained knowledge thereof; or

           (f)  Any representation or warranty made in any Loan
Document or in any certificate delivered or to be delivered pursuant thereto shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

           (g) Obligations of the Borrower (other than its obligations under the Notes), ACE or any of any Operating Subsidiary, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or operating leases in excess of $10,000,000 in the aggregate (i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (ii) shall not be paid when due or within any grace period for the payment thereof, or (iii) the holders of any such obligations shall have the right to declare such obligation due and payable prior to the expressed maturity thereof;

           (h) The Borrower, ACE or any Operating Subsidiary shall (i) suspend or discontinue its business, (ii) make an assignment for the benefit of creditors, (iii) generally not be paying its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Borrower or such Subsidiary; or

           (i) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Borrower, ACE or any Operating Subsidiary bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower or any of its Subsidiaries under the United States bankruptcy laws or any other applicable Federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any of its Subsidiaries or of any substantial part of the Property thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any of its Subsidiaries, and any such decree or order continues unstayed and in effect for a period of 60 days; or

           (j) Judgments or decrees against the Borrower or any of its Subsidiaries aggregating in excess of $10,000,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 consecutive days from the entry thereof; or

                (k) Any Loan Document shall cease, for any reason, to be in full force and effect or the Borrower shall so assert in writing or shall disavow any of its obligations thereunder; or

           (l) The occurrence of an Event of Default under and as defined in the Pledge Agreement; or

           (m) The occurrence of an Event of Default under and as defined in any Facility A Loan Document; or

           (n) The Borrower shall own less than 100% of the issued and outstanding common Stock of ACE; or

           (o) (i) any Termination Event shall occur; (ii) any Accumulated Funding Deficiency, whether waived, shall exist with respect to any Pension Plan; (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan; (iv) the Borrower, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan under Title IV of ERISA; or (v) any other event or condition shall occur or exist with respect to an Employee Benefit Plan; and the occurrence of any of such events would have a Material Adverse Effect.

      Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in clause (h) or (i) above, the Aggregate Commitments and the Letter of Credit Commitment shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon, any reimbursement obligations owing or contingently owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Borrower shall forthwith deposit an amount equal to the Letter of Credit Exposure in a cash collateral account with and under the exclusive control of the Agent, and the Agent may, and, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, declare the Aggregate Commitments and the Letter of Credit Commitment to be terminated forthwith, whereupon the Aggregate Commitments and the Letter of Credit Commitment shall immediately terminate, and (ii) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon, any reimbursement obligations owing or contingently owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Borrower shall forthwith deposit an amount equal to the Letter of Credit Exposure in a cash collateral account with and under the exclusive control of the Agent, and the Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to the Loan Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. The Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

      In the event that the Aggregate Commitments and the Letter of Credit Commitment shall have been terminated or the Notes shall have been declared due and payable pursuant to the provisions of this Section, any funds received by the Agent and the Lenders from or on behalf of the Borrower shall be applied by the Agent and the Lenders in liquidation of the Loans and the obligations of the Borrower under the Loan Documents in the following manner and order, in each case pro rata in proportion to the amounts due to each Person entitled to payment: (i) first, to the payment of interest on, and then the principal portion of, any Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrower; (ii) second, to the payment of any fees or expenses due the Agent from the Borrower, (iii) third, to reimburse the Agent and the Lenders for any expenses (to the extent not paid pursuant to clause (ii) above due from the Borrower pursuant to the provisions of Section 11.5;
(iv) fourth, to the payment of accrued Facility Fees, Letter of Credit Fees and all other fees, expenses and amounts due under the Loan Documents (other than principal and interest on the Notes); (v) fifth, to the payment of interest due on the Notes; (vi) sixth, to the payment of principal outstanding on the Revolving Credit Notes and under the Reimbursement Agreements; (vii) seventh, to the payment of principal outstanding on the Competitive Bid Notes; and (viii) eighth, to the payment of any other amounts owing to the Agent and the Lenders under any Loan Document.


J.    THE AGENT

 1.   Appointment

      Each Lender hereby irrevocably designates and appoints BNY as the Agent of such Lender under the Loan Documents and each such Lender hereby irrevocably authorizes BNY, as the Agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in any Loan Document, the Agent shall not have any duties or responsibilities other than those expressly set forth therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

 2.   Delegation of Duties

      The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.

 3.   Exculpatory Provisions

      Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except the Agent for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, perfection, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower or any other Person to perform its obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of the Borrower. The Agent shall not be under any liability or responsibility whatsoever, as Agent, to the Borrower or any other Person as a consequence of any failure or delay in performance, or any breach, by any Lender of any of its obligations under any of the Loan Documents.

 4.   Reliance by Agent

      The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, fax, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may treat each Lender, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of such Lender in its Loans and in its Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Agent, shall have been filed with the Agent. The Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability, perfection or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

 5.   Notice of Default

      The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice thereof from a Lender or the Borrower. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders and the Borrower. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

 6.   Non-Reliance on Agent and Other Lenders

      Each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analyses, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

 7.   Indemnification

      Each Lender agrees to indemnify and reimburse the Agent in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), pro rata according to the outstanding principal balance of the Loans (or at any time when no Loans are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including, without limitation, any amounts paid to the Lenders (through the Agent) by the Borrower pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the finally adjudicated gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its pro rata share of any unpaid fees owing to the Agent, and any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 11.5, to the extent that the Agent has not been paid such fees or has not be reimbursed for such costs and expenses by the Borrower. The failure of any Lender to reimburse the Agent promptly upon demand for its pro rata share of any amount required to be by the Lenders to the Agent as provided in this Section shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its pro rata share of such amount, but no Lender shall be responsible for the failure of other Lender to reimburse the Agent for such other Lender's pro rata share of such amount. The agreements in this Section shall survive the payment of all amounts payable under the Loan Documents.

 8.   Agent in Its Individual Capacity

      BNY and its respective affiliates may make loans to, accept deposits from, issue letters of credit for the account of, and generally engage in any kind of business with, the Borrower as though BNY were not Agent hereunder. With respect to the Commitment made or renewed by BNY and the Notes issued to BNY, BNY shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall in each case include BNY.

 9.   Successor Agent

      If at any time the Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders a written notice of its resignation as Agent under the Loan Documents, such resignation to be effective upon the earlier of (i) the written acceptance of the duties of the Agent under the Loan Documents by a successor Agent and (ii) on the 30th day after the date of such notice. Upon any such resignation, the Required Lenders shall have the right, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent of the Borrower shall not be required upon the occurrence and during the continuance of a Default or an Event of Default), to appoint from among the Lenders a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which successor Agent shall be a commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital, surplus, and undivided profits of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent's rights, powers, privileges and duties as Agent under the Loan Documents shall be terminated. The Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation as Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents. If at any time there shall not be a duly appointed and acting Agent, the Borrower agrees to make each payment due under the Loan Documents directly to the Lenders entitled thereto during such time.


 K.   OTHER PROVISIONS

 1.   Amendments and Waivers

      With the written consent of the Required Lenders, the Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents and, with the consent of the Required Lenders, the Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or a consent to a departure from, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences; provided, however, that:

      (a) no such amendment, supplement, modification, waiver or consent shall, without the written consent of all of the Lenders, (i) increase the Commitment of any Lender or the Aggregate Commitments, (ii) extend the Maturity Date (except as provided in Section 2.22); (iii) decrease the rate, or extend the time of payment, of interest of, or change or forgive the principal amount of, or change the pro rata allocation of payments under, any Note; (iv) release all or any part of the Collateral; (v) change the provisions of Sections 3.4, 11.1 or 11.7(a) or (vi) change the definition of Required Lenders;

      (b) without the written consent of the Issuing Bank, no such amendment, supplement, modification or waiver shall change the Letter of Credit Commitment, change the amount or the time of payment of the Letter of Credit Fees or change any other term or provision which relates to the Letter of Credit Commitment or the Letters of Credit; and

      (c) without the written consent of BNY, no such amendment, supplement, modification or waiver shall amend, modify or waive any provision of Section 10 or otherwise change any of the rights or obligations of the Agent hereunder or under the Loan Documents.

      Any such amendment, supplement, modification or waiver shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the parties to the applicable Loan Document, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and other Loan Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The Loan Documents may not be amended orally or by any course of conduct.

 2.   Notices

      All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first-class postage prepaid, or, in the case of notice by fax, when sent, addressed as follows in the case of the Borrower or the Agent, at the Domestic Lending Office, in the case of each Lender, or to such other addresses as to which the Agent may be hereafter notified by the respective parties thereto or any future holders of the Notes:

      The Borrower:

      Atlantic Energy, Inc.
      6801 Black Horse Pike
      Pleasantville, New Jersey 08232-4130
      Attention:  Louis M. Walters,
                    Treasurer
      Telephone:  (609) 645-4441
      Fax:        (609) 645-4550

      The Agent:

      The Bank of New York
      One Wall Street
      Agency Function Administration
      18th Floor
      New York, New York 10286
      Attention:  Patricia Clancy
      Telephone: (212) 635-4696
      Fax:       (212) 635-6365 or 6366 or 6367

      with a copy to:

      The Bank of New York
      Energy Industries Division
      One Wall Street
      19th Floor
      New York, New York 10286
      Attention:  Mary Lou Bradley,
                    Vice President
      Telephone:  (212) 635-7533
      Fax:        (212) 635-7923

except that any notice, request or demand by the Borrower to or upon the Agent or the Lenders pursuant to Sections 2.3, 2.4 or 2.7 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by fax or other electronic means as fully as if originally signed.

 3.   No Waiver; Cumulative Remedies

      No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      4.   Survival of Representations and Warranties

      All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

 5.   Payment of Expenses and Taxes

      The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether any Loan is made (i) to pay or reimburse the Agent for all its out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation, execution and syndication of, the Loan Documents and any amendment, supplement or modification thereto (whether or not executed), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse the Agent and the Lenders for all of their respective costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred in connection with (1) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of the Borrower under any of the Loan Documents and (2) the enforcement of this Section, (iii) to pay, indemnify, and hold each Lender and the Agent harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and
(iv) to pay, indemnify and hold each Lender and the Agent and each of their respective officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable counsel fees and disbursements) with respect to the enforcement and performance of the Loan Documents and the enforcement and performance of the provisions of any subordination agreement in favor of the Agent and the Lenders (all the foregoing, collectively, the "indemnified liabilities") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted or not prohibited under applicable law; provided, however, that the Borrower shall have no obligation hereunder to pay indemnified liabilities to the Agent or any Lender arising from the finally adjudicated gross negligence or willful misconduct of the Agent or such Lender or claims between one indemnified party and another indemnified party. The agreements in this Section shall survive the termination of the Aggregate Commitments and the payment of all amounts payable under the Loan Documents.

 6.   Lending Offices

      Each Lender shall have the right at any time and from time to time to transfer its Loans to a different office, provided that such Lender shall promptly notify the Agent and the Borrower of any such change of office. Such office shall thereupon become such Lender's Domestic Lending Office or Eurodollar Lending Office, as the case may be, provided, however, that no such Lender shall be entitled to receive any greater amount under Sections 2.10, 2.12, 2.13 and 2.21 as a result of a transfer of any such Loans to a different office of such Lender than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred.

 7.   Assignments and Participations

      (a) The Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign, delegate or transfer any of its rights or obligations under the Loan Documents without the prior written consent of the Agent, the Issuing Bank and each Lender.

      (b) Each Lender shall have the right at any time, upon written notice to the Agent of its intent to do so, to sell, assign, transfer or negotiate all or any part of such Lender's rights under the Loan Documents and the Facility A Loan Documents to one or more of its affiliates, to one or more of the other Lenders (or to affiliates of such other Lenders) or, with the prior written consent of the Borrower, the Agent and the Issuing Bank (which consent shall not be unreasonably withheld or delayed and which consent of the Borrower shall not be required upon the occurrence and during the continuance of an Event of Default), to sell, assign, transfer or negotiate all or any part of such Lender's rights and obligations under the Loan Documents and the Facility A Loan Documents to any other bank, insurance company, pension fund, mutual fund or other financial institution, provided that (i) each such sale, assignment, transfer or negotiation (other than sales, assignments, transfers or negotiations (x) to affiliates of such Lender or (y) of a Lender's entire interest) shall be in a minimum amount of $5,000,000, (ii) each such sale, assignment, transfer or negotiation shall be of an equal percentage of such Lenders interest under the Loan Documents and the Facility A Loan Documents (it being the intention of the parties that at all times during which the Loan Documents and the Facility A Loan Documents are both in effect, each Lender shall also be a Facility A Lender and its Commitment Percentage shall equal its Facility A Commitment Percentage) and (iii) there shall be paid to the Agent by the assigning Lender a fee (the "Assignment Fee") of $3,000 for the assignment of both the Loan Documents and the Facility A Loan Documents. For each assignment, the parties to such assignment shall execute and deliver to the Agent for its acceptance and recording an Assignment and Acceptance Agreement. Upon such execution, delivery, acceptance and recording by the Agent, from and after the effective date specified in such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under the Loan Documents. The Borrower agrees upon written request of the Agent and at the Borrower's expense to execute and deliver (1) to such assignee, a Revolving Credit Note, dated the effective date of such Assignment and Acceptance Agreement, in an aggregate principal amount equal to the Loans assigned to, and Commitments assumed by, such assignee, (2) to such assignee, a Competitive Bid Note, dated the effective date of such Assignment and Acceptance Agreement and (3) to such assignee, a Revolving Credit Note, dated the effective date of such Assignment and Acceptance Agreement, in an aggregate principal amount equal to the balance of such assignor Lender's Revolving Credit Loans and Commitments, if any, and each assignor Lender shall cancel and return to the Borrower its existing Revolving Credit Note. Upon any such sale, assignment or other transfer, the Commitments and the Commitment Percentages set forth in Exhibit A shall be adjusted accordingly by the Agent.

      (c) Each Lender may grant participations in all or any part of its Loans, its Notes and its Commitment to one or more banks, insurance companies, financial institutions, pension funds or mutual funds, provided that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to the Loan Documents for the performance of such obligations, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, (iv) no sub-participations shall be permitted and (v) the voting rights of any holder of any participation shall be limited to decisions that only do any of the following: (1) subject the participant to any additional obligation, (2) reduce the principal of, or interest on the Notes or any fees or other amounts payable hereunder, (3) postpone any date fixed for the payment of principal of, or interest on the Notes or any fees or other amounts payable hereunder, (4) release any security interest or Collateral except to the extent that such release is specifically provided for in any Loan Document or (5) release any guarantor under any guarantee. The Borrower acknowledges and agrees that any such participant shall for purposes of Sections 2.10, 2.12, 2.13, 2.16 and
2.21 be deemed to be a "Lender"; provided, however, the Borrower shall not, at any time, be obligated to pay any participant in any interest of any Lender hereunder any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of such interest had such Lender not sold such participation.

      (d) If any (i) assignment is made pursuant to subsection (b) above or (ii) any participation is granted pursuant to subsection (c) above, shall be made to any Person that is not a U.S. Person, such Person shall furnish such certificates, documents or other evidence to the Borrower and the Agent, in the case of clause (i) and to the Borrower and the Lender which sold such participation in the case of clause (ii), as shall be required by Section 2.10(e).

      (e) No Lender shall, as between and among the Borrower, the Agent and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any sale, assignment, transfer or negotiation of, or granting of participations in, all or any part of its Loans, its Commitment or its Note, except that a Lender shall be relieved of its obligations to the extent of any such sale, assignment, transfer, or negotiation of all or any part of its Loans, its Commitment or its Notes pursuant to subsection (b) above.

      (f) Notwithstanding anything to the contrary contained in this Section, any Lender may at any time or from time to time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, provided that any such assignment shall not release such assignor from its obligations thereunder.

 8.   Counterparts

      Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Loan Document or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Loan Document transmitted by fax shall be deemed to be an originally executed counterpart. A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Borrower and the Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by fax or other electronic means to the same extent as if originally signed.

 9.   Adjustments; Set-off

      (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or any part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1 (h) or (i), or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender in respect of such other Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from each of the other Lenders such portion of each such other Lender's Loans, and shall provide each of such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off, to the extent not prohibited by law) with respect to such portion as fully as if such Lender were the direct holder of such portion.

      (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing in connection with the Loan Documents, or at any time upon the occurrence and during the continuance of an Event of Default, under Section 9.1(a) or (b), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of the Borrower to such Lender, any amount owing from such Lender to the Borrower, at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

      10.  Indemnity

      The Borrower agrees to indemnify and hold harmless the Agent and each Lender and their respective affiliates, directors, officers, employees, attorneys and agents (each an "Indemnified Person") from and against any loss, cost, liability, damage or expense (including the reasonable fees and disbursements of counsel of such Indemnified Person, including all local counsel hired by any such counsel) incurred by such Indemnified Person in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact by the Borrower in any document or schedule executed or filed with any Governmental Authority by or on behalf of the Borrower; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents relating to the use of the proceeds of any or all borrowings made by the Borrower which are alleged to be in violation of Section 2.15, or in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable thereto; or (iv) any acquisition or proposed acquisition by the Borrower of all or a portion of the Stock, or all or a portion of the assets, of any Person whether such Indemnified Person is a party thereto. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Aggregate Commitments and the payment of all indebtedness of the Borrower under the Loan Documents, provided that the Borrower shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court having jurisdiction to have resulted primarily out of the gross negligence or wilful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person.

 11.  Governing Law

      The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws.

 12.  Headings Descriptive

      Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

 13.  Severability

      Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

 14.  Integration

      All exhibits to a Loan Document shall be deemed to be a part thereof. Except for agreements between the Agent and the Borrower with respect to certain fees, the Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders with respect to the subject matter thereof.

 15.  Consent to Jurisdiction

      The Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. The Borrower hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Borrower hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

 16.  Service of Process

      The Borrower hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of the Borrower set forth in Section 11.2. The Borrower hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

 17.  No Limitation on Service or Suit

      Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Agent or any Lender to serve process in any manner permitted by law or limit the right of the Agent or any Lender to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions in which the Borrower may be served.

 18.  WAIVER OF TRIAL BY JURY

      THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, THE BORROWER
HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE
AGENT, OR THE
  LENDERS, OR COUNSEL TO THE AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.


             [Remainder of page intentionally left blank]
      IN WITNESS WHEREOF, the parties hereto have caused this Revolving Credit Agreement (Facility B) to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                      ATLANTIC ENERGY, INC.



                                     By:    /s/ Jerrold L. Jacobs
                                     Name:  Jerrold L. Jacobs
                                     Title: President & Chief
                                            Executive Officer


                                     THE BANK OF NEW YORK,
                                     Individually and as Agent



                                     By:    /s/ Mary Lou Bradley
                                     Name:  Mary Lou Bradley
                                     Title: Vice President



                                     THE FIRST NATIONAL BANK
                                       OF CHICAGO



                                     By     /s/ Kenneth J. Bauer
                                     Name:  Kenneth J. Bauer
                                     Title: Authorized Agent



                                     MELLON BANK, N.A.



                                    By:    /s/ A. Gary Chace
                                    Name:  A. Gary Chace
                                    Title: Senior Vice President

                       ATLANTIC ENERGY EXHIBIT A

                          LIST OF COMMITMENTS

                             (Facility B)
                         Commitment
Lender                   Commitment             Percentage

The Bank of New York    $21,334,000                 53.3350%

The First National Bank $13,333,000                 33.3325%
  of Chicago

Mellon Bank, N.A.       $ 5,333,000                 13.3325%

Total                   $40,000,000                100.0000%

                       ATLANTIC ENERGY EXHIBIT B-1

                      FORM OF REVOLVING CREDIT NOTE

                               (Facility B)

$______________                                          , 1995
                                             New York, New York


FOR VALUE RECEIVED, on the Maturity Date, ATLANTIC ENERGY, INC., a New Jersey corporation (the "Borrower"), hereby promises to pay to the order of ________________ (the "Lender"), at the office of THE BANK OF NEW YORK, as Agent (the "Agent"), located at One Wall Street, New York, New York or at such other place as the Agent may specify from time to time, in lawful money of the United States of America, the principal sum of $_____, or such lesser unpaid principal balance as shall be outstanding hereunder, together with interest from the date hereof, on the unpaid principal balance hereof, payable at the rate or rates and at the time or times provided for in the Revolving Credit Agreement (Facility B), dated as of September 28, 1995, among the Borrower, the Lenders party thereto and the Agent (as the same may be amended, modified or supplemented from time to time, the "Agreement"). Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined. In no event shall interest payable hereon exceed the Highest Lawful Rate.

This Note is one of the Revolving Credit Notes referred to in the Agreement and is entitled to the benefits of, and is subject to the terms set forth in, the Agreement. The principal of this Note is payable in the amounts and under the circumstances, and its ma-turity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise provided in the Agreement, if any payment on this Note becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next Business Day and interest shall be payable at the applicable rate or rates specified in the Agreement during such extension period.

The (i) date and amount of each Revolving Credit Loan made by the Lender, (ii) its character as an ABR Advance or a Eurodollar Advance, (iii) the Eurodollar Rate and Eurodollar Interest Period applicable to any Eurodollar Advances, and (iv) each payment and prepayment of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be indorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or indorsement shall not affect the obligations of the Borrower to make payment when due of any amount owing hereunder.

Presentment for payment, demand, protest, notice of protest and notice of dishonor and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby waived, except as specifically otherwise provided in the Agreement.

This Note is being delivered in, is intended to be performed in, and shall be construed and interpreted in accordance with and be governed by the internal laws of, the State of New York, without regard to principles of conflicts of law.

This Note may only be amended by an instrument in writing executed pursuant to the provisions of Section 11.1 of the Agreement.


                                         ATLANTIC ENERGY, INC.


                                       By:
                                       Name:
                                       Title:

                               SCHEDULE TO
                            REVOLVING CREDIT NOTE



                                                    Interest
                                                    Rate on
                                                    Eurodollar
                                                    Advances
         Type of                       Amount of    (without
         Advance(ABR                   principal     regard to
         or Eurodollar    Amount of    paid or       Applicable
Date     Rate)            Advance      prepaid       Margin

                               SCHEDULE TO
                      REVOLVING CREDIT NOTE - continued








Interest
Period (if
Eurodollar                      Notation
Advance)                        Made By

                       ATLANTIC ENERGY EXHIBIT B-2

                       FORM OF COMPETITIVE BID NOTE

                               (Facility B)

                                              ______ __, 1995
                                              New York, New York


FOR VALUE RECEIVED, ATLANTIC ENERGY, INC., a New Jersey corpora-tion (the "Borrower"), hereby promises to pay to the order of ____________________ (the "Lender"), at the office of THE BANK OF NEW YORK, as Agent (the "Agent"), located at One Wall Street, New York, New York or at such other place as the Agent may specify from time to time, in lawful money of the United States of America, the outstanding principal balance of the Lender's Competitive Bid Loans, together with interest thereon payable at the rate or rates and at the time or times provided for in the Revolving Credit Agreement (Facility B), dated as of
September 28, 1995, among the Borrower, the Lenders party thereto and the Agent (as the same may be amended, modified or supplemented from time to time, the "Agreement"). Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined. In no event shall interest payable hereon exceed the Highest Lawful Rate.

This Note is one of the Competitive Bid Notes referred to in the Agreement and is entitled to the benefits of, and is subject to the terms set forth in, the Agreement. The principal of this
Note is payable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise provided in the Agreement, if any payment on this Note becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next Business Day and interest shall be pay-able at the applicable rate or rates specified in the Agreement during such extension period.

The (i) date and amount of each Competitive Bid Loan made by the Lender, (ii) the interest rate and Interest Period applicable thereto and (iii) each payment and prepayment of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be indorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or indorsement shall not affect the obligations of the Borrower to make payment when due of any amount owing hereunder.

Presentment for payment, demand, protest, notice of protest and notice of dishonor and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby waived, except as specifically otherwise provided in the Agreement.

This Note is being delivered in, is intended to be performed in, and shall be construed and interpreted in accordance with and be governed by the internal laws of, the State of New York, without regard to principles of conflicts of law.

This Note may only be amended by an instrument in writing executed pursuant to the provisions of Section 11.1 of the Agreement.


                                    ATLANTIC ENERGY, INC.


                                   By:
                                   Name:
                                   Title:

                               SCHEDULE TO
                           COMPETITIVE BID NOTE


                                  Amount of
 Amount of                                     Principal
 Competitive          Interest     Bid         Payment or        Notation
Date   Loan           Period       Rate        Prepayment        Made by

                           ATLANTIC ENERGY EXHIBIT C

                           FORM OF BORROWING REQUEST

                                  (Facility B)

                                                     _______ __, 99_


The Bank of New York, as Agent
Agency Function Administration
One Wall Street
18th Floor
New York, New York 10286
Attention:  Patricia Clancy

The Bank of New York, as Agent
Energy Industries Division
One Wall Street
19th Floor
New York, New York 10286
Attention:  Mary Lou Bradley,
            Vice President

       Re: Revolving Credit Agreement (Facility B),
                  dated as of September 28, 1995, by and among ATLANTIC ENERGY, INC. (the "Borrower"), the
                  Lenders party thereto, and THE BANK OF NEW
                  YORK, as Agent (the "Agreement")



           Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined.

      (a) Pursuant to Section 2.3 of the Agreement, the Bor-rower hereby gives notice of its intention to borrow Revolving Credit Loans in an aggregate principal amount of $_______ on ______ __, 19__, which borrowing(s) shall consist of the following Advances:
                                          Initial Interest
  Type of Advance                         Period for Eurodollar
  (Eurodollar or ABR)       Amount        Advances

  (a)
  (b)

      (b) The Borrower hereby certifies that on the date hereof and, after giving effect to the Loans requested hereby on the Borrowing Date set forth above:

           (a) The Borrower is and shall be in compliance with all of the terms, covenants and conditions of the Agreement relating to such Loan.

           (b) There exists and there shall exist no Event of Default under the Agreement.

           (c) Each of the representations and warranties con-tained in the Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date.

           (d)  After giving effect to the Revolving Credit
  Loans requested to be made hereby, the Aggregate Credit
  Exposure will not exceed the Aggregate Commitments.


      IN WITNESS WHEREOF, the Borrower has caused this request and certificate to be executed by its Authorized Signatory as of the date and year first written above.

                                   ATLANTIC ENERGY, INC.



                                  By:
                                  Name:
                                  Title:

                       ATLANTIC ENERGY EXHIBIT D

                    FORM OF COMPETITIVE BID REQUEST

                             (Facility B)

                                         [Date]

  The Bank of New York, as Agent
  Agency Function Administration
  One Wall Street
  18th Floor
  New York, New York 10286
  Attention:  Patricia Clancy

  The Bank of New York, as Agent
  Energy Industries Division
  One Wall Street
  19th Floor
  New York, New York 10286
  Attention:  Mary Lou Bradley
              Vice President

  Re: Revolving Credit Agreement (Facility B),
             dated as of September 28, 1995, by and
             among ATLANTIC ENERGY, INC. (the "Bor-
             rower"), the Lenders party thereto, and THE
             BANK OF NEW YORK, as Agent (the "Agree-
             ment")

                Capitalized terms used herein which defined in the Agreement shall have the meanings therein defined.

           Pursuant to Section 2.4 of the Agreement, the Bor-rower hereby gives notice of its request to borrow
  Competitive Bid Loans in the aggregate sum of $____________ on ____________, which borrowing shall consist of the following Competitive Interest Periods and amounts corresponding thereto:

  Competitive
  Interest Period                      Amount
  (1)
  (2)
  (3)

      The Borrower hereby certifies that on the date hereof and, after giving effect to the Competitive Bid Loans requested hereby, on the Borrowing Date set forth above:

      The Borrower is and shall be in compliance with all of the terms, covenants and conditions of the Agreement relating to such Loans.

      There exists and there shall exist no Event of Default under the Agreement.

      (c) Each of the representations and warranties contained in the Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date.

           (d) After giving effect to the Competitive Bid Loans requested to be made hereby, the Aggregate Credit Exposure will not exceed the Aggregate Commitments.


      IN WITNESS WHEREOF, the Borrower has caused this request and certificate to be executed by its Authorized Signatory as of the date and year first written above.


                             ATLANTIC ENERGY, INC.



                                By:
                                Name:
                                Title:

                       ATLANTIC ENERGY EXHIBIT E

                       FORM OF INVITATION TO BID

                             (Facility B)


                                          _____ __, 199_

  To the Lenders under the Credit
  Agreement referred to below

  Re: Revolving Credit Agreement (Facility B),
             dated as of September 28, 1995, by and
             among ATLANTIC ENERGY, INC. (the "Bor-
             rower"), the Lenders party thereto, and THE
             BANK OF NEW YORK, as Agent (the "Agree-
             ment")


                Capitalized terms used herein which
       are defined in the Agreement shall have the meanings therein defined.

                Pursuant to a Competitive Bid Request,
       a copy of which is appended hereto or enclosed herewith, the Borrower has given notice of its request to borrow Competitive Bid Loans in the aggregate sum of $____________ on ____________

                The Lenders are hereby invited to bid
       to make such Competitive Bid Loans by 10:00 a.m.
       on the proposed Borrowing Date, pursuant to the terms and conditions of the Agreement.

                                Very truly yours,

                                 THE BANK OF NEW YORK,
                                 as Agent


                                 By:
                                 Name:
                                 Title:

                ATLANTIC ENERGY EXHIBIT F

                 FORM OF COMPETITIVE BID

                       (Facility B)

                                         _____ __, 199_


       The Bank of New York, as Agent
       Agency Function Administration
       One Wall Street
       18th Floor
       New York, New York 10286
       Attention:  Patricia Clancy

       The Bank of New York, as Agent
       Energy Industries Division
       One Wall Street
       19th Floor
       New York, New York 10286
       Attention:  Mary Lou Bradley,
                   Vice President

       Re: Revolving Credit Agreement (Facility B),
                  dated as of September 28, 1995, by and
                  among ATLANTIC ENERGY, INC. (the "Bor-
                  rower"), the Lenders party thereto, and THE
                  BANK OF NEW YORK, as Agent (the "Agree-
                  ment")


           Capitalized terms used herein that are
       defined in the Agreement shall have the meanings therein defined.

           In response to a Competitive Bid Request, the undersigned Lender hereby offers to lend
       Competitive Bid Loans in the aggregate sum of $____________ on ____________, which borrowing shall consist of the following Competitive
       Interest Periods and the amounts and Bid Rates corresponding thereto:


       Competitive
       Interest Period      Amount            Bid Rate
       (1)
       (2)
       (3)

                                   Very truly yours,

                                   [LENDER]
                                   By:
                                   Name:
                                   Title:

                ATLANTIC ENERGY EXHIBIT G

       FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

                       (Facility B)

                                        _______ __, 199_


       The Bank of New York, as Agent
       Agency Function Administration
       One Wall Street
       18th Floor
       New York, New York 10286
       Attention:  Patricia Clancy

       The Bank of New York, as Agent
       Energy Industries Division
       One Wall Street
       19th Floor
       New York, New York 10286
       Attention:  Mary Lou Bradley,
                   Vice President

       Re: Revolving Credit Agreement (Facility B),
                  dated as of September 28, 1995, by and
                  among ATLANTIC ENERGY, INC. (the "Bor-
                  rower"), the Lenders party thereto, and THE
                  BANK OF NEW YORK, as Agent (the "Agree-
                  ment")



           Capitalized terms used herein that are
       defined in the Agreement shall have the meanings therein defined.

           Pursuant to Section 2.4(c) of the
       Agreement, the Borrower hereby gives notice of its [rejection/acceptance] of [Lender's]
       Competitive Bid, dated _____ __, 199_, in the aggregate sum of $_________ on ________, which borrowing shall consist of the following
       Competitive Interest Periods and the amounts and Bid Rates corresponding thereto:

       Competitive
       Interest Period      Amount             Bid Rate
       (1)
       (2)
       (3)
                             Very truly yours,

                             ATLANTIC ENERGY, INC.


                             By:
                             Name:
                             Title:

                ATLANTIC ENERGY EXHIBIT H

        FORM OF COMPETITIVE BID LOAN CONFIRMATION

                       (Facility B)

                                      _____ __, 199_
       To [Lender]

       Re: Revolving Credit Agreement (Facility B),
                  dated as of September 28, 1995, by and
                  among ATLANTIC ENERGY, INC. (the "Bor-
                  rower"), the Lenders party thereto, and THE
                  BANK OF NEW YORK, as Agent (the "Agree-
                  ment")

           Capitalized terms used herein that are
       defined in the Agreement shall have the meanings therein defined.

           In accordance with Section 2.4(c) of the Agreement we hereby notify you that pursuant to a Competitive Bid Accept Letter, the Borrower gave notice of its acceptance of [Lender's]
       Competitive Bid, dated _____________, in the aggregate sum of $____________ on ____________, which borrowing shall consist of the following
       Competitive Interest Periods and the following amounts and Bid Rates corresponding thereto:

       Competitive
       Interest Period      Amount         Bid Rate
       (1)
       (2)
       (3)

           Pursuant to Section 2.4(e) of the
       Agreement, [Lender] is required to make avail-able to the Agent at its office the proceeds of Lender's Competitive Bid Loan(s) set forth in
       Section 11.2 of the Agreement, in immediately available funds, not later than 2:00 p.m. on the Borrowing Date specified above.

                        Very truly yours,

                         THE BANK OF NEW YORK, as Agent
                         By:
                         Name:
                         Title:
                ATLANTIC ENERGY EXHIBIT I

        FORM OF NOTICE OF CONVERSION/CONTINUATION

                       (Facility B)

                                      _______ __, 199_


       The Bank of New York, as Agent
       Agency Function Administration
       One Wall Street
       18th Floor
       New York, New York 10286
       Attention:  Patricia Clancy

       The Bank of New York, as Agent
       Energy Industries Division
       One Wall Street
       19th Floor
       New York, New York 10286
       Attention:Mary Lou Bradley,
                 Vice President

       Re: Revolving Credit Agreement (Facility B),
                  dated as of September 28, 1995, by and
                  among ATLANTIC ENERGY, INC. (the "Bor-
                  rower"), the Lenders party thereto, and THE
                  BANK OF NEW YORK, as Agent (the "Agree-
                  ment")


           Capitalized terms used herein that are
       defined in the Agreement shall have the meanings therein defined.

           Pursuant to Section 2.7 of the Agreement, the Borrower requests to convert or continue
       Advances as set forth below:

            on ____ __, 199_, to convert $_______ in
       principal amount of presently outstanding
       Eurodollar Advances having an Interest Period that expires on ____ __, 199_ to ABR Advances.

            on ____ __, 199_, to continue as
       Eurodollar Advances, $_______ in principal amount of presently outstanding Eurodollar
       Advances having an Interest Period that expires on ____ __, 199_ for an additional Interest
       Period of __ months;

            on ____ __, 199_, to convert $_______ in
       principal amount of presently outstanding ABR
       Advances to Eurodollar Advances that have an initial Interest Period of __ months.

           (c)  The Borrower hereby certifies that on
       the date hereof and on the requested
       Conversion/Continuation Date set forth above, there exists and there shall exist no Default or Event of Default under the Agreement.

           IN WITNESS WHEREOF, the Borrower has caused this request and certificate to be executed by its Authorized Signatory as of the date and year first written above.


                              ATLANTIC ENERGY, INC.



                              By:
                              Name:
                              Title:

                ATLANTIC ENERGY EXHIBIT J

             FORM OF LETTER OF CREDIT REQUEST

                       (Facility B)

                                        _______ __,
       199_


       The Bank of New York, as Agent
       Agency Function Administration
       One Wall Street
       18th Floor
       New York, New York 10286
       Attention:  Patricia Clancy

       The Bank of New York, as Agent
       Energy Industries Division
       One Wall Street
       19th Floor
       New York, New York 10286
       Attention:Mary Lou Bradley,
                 Vice President

       Re: Revolving Credit Agreement (Facility B),
                  dated as of September 28, 1995, by and
                  among ATLANTIC ENERGY, INC. (the "Bor-
                  rower"), the Lenders party thereto, and THE
                  BANK OF NEW YORK, as Agent (the "Agree-
                  ment")

           Capitalized terms used herein that are
       defined in the Agreement shall have the meanings therein defined.

           (d)  Pursuant to Sections 2.18 of the
       Agreement, the Borrower hereby requests that the Issuing Bank issue the Letter(s) of Credit in accordance with the information annexed hereto
       (attach additional sheets if necessary).

           (e)  The Borrower hereby certifies that on
       the date hereof and on the Borrowing Date set forth above, and after giving effect to the Letter(s) of Credit requested hereby:
           (a)The Borrower is and shall be in
       compliance with all of the terms, covenants and conditions of the Agreement relating to such Letter of Credit.

           (b)There exists and there shall exist no Event of Default under the Agreement.

           (c)  Each of the representations and
       warranties contained in the Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date.

           (d)  After giving effect to the Letters of
       Credit requested to be made hereby, the
       Aggregate Credit Exposure does not exceed the Aggregate Commitments.

           IN WITNESS WHEREOF, the Borrower has caused this request and certificate to be executed by its Authorized Signatory as of the date and year first written above.

                            ATLANTIC ENERGY, INC.



                            By:
                            Name:
                            Title:

       LETTER OF CREDIT INFORMATION


       1.  Name of
       Beneficiary:__________________________________.

       2.  Address of Beneficiary to which Letter of
       Credit will be sent:
       _________________________________________
       ________________________________________________
       ______________.

       3.  Conditions under which a drawing may be made
          (specify any required documentation):
       _____________________________________
       ________________________________________________
       ______________
       ________________________________________________
       ______________.

       4. Maximum amount to be available under such Letter of Credit: $___________.

       5.  Requested date of issuance: _____ __, 199_.

       6.Requested date of expiration: _____ __, 199_.

                ATLANTIC ENERGY EXHIBIT K

              FORM OF COMPLIANCE CERTIFICATE

                       (Facility B)

           I, ______________, do hereby certify that I am the ___________ of ATLANTIC ENERGY, INC., a New Jersey corporation (the "Borrower"), and that, as such, I am duly authorized to execute and deliver this Compliance Certificate on the Borrower's behalf pursuant to Section 7.1(c) of each of (i) the Revolving Credit Agreement
       (Facility A), dated as of September 28, 1995, among the Borrower, the Lenders party thereto and The Bank of New York, as Agent (as the same may be amended, supplemented or otherwise modi-fied from time to time, the "Facility A
       Agreement") and (ii) the Revolving Credit
       Agreement (Facility B), dated as of
       September 28, 1995, among the Borrower, the
       Lenders party thereto and The Bank of New York, as Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Facility B Agreement" and, together with the Facility A Agreement, the "Agreements"). Capitalized terms used herein that are defined in the Agreements shall have the meanings therein defined.

           I hereby certify that:

       1.  The Indebtedness Capitalization Ratio as of
       ______ __, 199_ , is _.__:1.00, calculated as
       set forth on Schedule 1.

       2. The Ratio of Indebtedness of the Borrower to Annualized ACE Dividends as of ______ __,
       199_, is _.__:1.00, calculated as set forth on
       Schedule 2.

       3. There exists no Event of Default under the Agreement.

           IN WITNESS WHEREOF, I have executed this
       Compliance Certificate on this ___ day of ______________, 19__.


       Schedule 1 to Compliance Certificate
       dated __/__/__

       COMPUTATION OF INDEBTEDNESS CAPITALIZATION RATIO

       1.  Total Indebtedness of the Borrower
       and its Subsidiaries determined
       on a Consolidated basis
       in accordance with GAAP               $_________

       2.  Preferred Stock and any premium
       thereon of the Borrower and its
       Subsidiaries determined on a
       Consolidated basis in accordance
       with GAAP                             $_________

       3.  Common Stock and any premium
       thereon of the Borrower and its
       Subsidiaries determined on a
       Consolidated basis in accordance
       with GAAP                             $_________

       4.  Retained earnings of the Borrower
       and its Subsidiaries determined on a
       Consolidated basis in accordance
       with GAAP                             $_________

       5.  All Indebtedness (net of unamortized
       premium and discount) of the Borrower
       and its Subsidiaries determined on a
       Consolidated basis in accordance
       with GAAP                             $_________

       6.  Sum of Items 2 through 5          $_________

       7.  Unamortized capital Stock expense
       of the Borrower and its Subsidiaries
       determined on a Consolidated basis
       in accordance with GAAP               $_________

       8.  Items 6 minus Item 7              $_________

       9.  Indebtedness Capitalization Ratio
       Item 1:Item 8                          _.__:1.00

       10.  Maximum permitted ratio
       pursuant to Section 7.10 of
       each of the Agreements                 0.65:1.00

Schedule 2 to Compliance Certificate
       dated __/__/__





       CALCULATION OF RATIO OF TOTAL INDEBTEDNESS OF THE BORROWER

               TO ANNUALIZED ACE DIVIDENDS


       1.  Indebtedness of the Borrower     $_________

       2.  The amount of dividends paid
       to the Borrower by ACE during
       the fiscal quarter ending on
       the date of determination or,
       if such date of determination
       is not a fiscal quarter ending
       date, the immediately preceding
       fiscal quarter                        $_________

       3.  Annualized ACE Dividends
       (Item 2 multiplied by 4)              $_________

       4.  Ratio of Indebtedness to
         Annualized ACE Dividends
        (Item 1:Item 3)                       _.__:1.00

       Maximum permitted ratio
       pursuant to Section 7.11 of
       each of the Agreements                2.50:1.00.

                ATLANTIC ENERGY EXHIBIT L

                 FORM OF PLEDGE AGREEMENT

                       (Facility B)


       PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of ______ __, 1995, made by ATLANTIC ENERGY, INC., a New Jersey corporation (the "Borrower"), to THE BANK OF NEW
       YORK, in its capacity as collateral agent (in such capacity, the "Secured Party") for itself in its capacity as Agent and for the Lenders under and as defined in each of the Facility A
       Credit Agreement as defined below (in such capacity, the "Facility A Agent") and the Facility B Credit Agreement as defined below (in such capacity, the "Facility B Agent" and, together with the Facility A Agent, the "Agents").

                         RECITALS

           1.   The Borrower has entered into (i) the
       Revolving Credit Agreement (Facility A), dated as of the date hereof, among the Borrower, the Lenders party thereto (each, a "Facility A
       Lender", and collectively, the "Facility A
       Lenders") and the Facility A Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Facility A
       Credit Agreement") and (ii) the Revolving Credit
       Agreement (Facility B), dated as of the date hereof among the Borrower, the Lenders party thereto (each, a "Facility B Lender", collectively, the "Facility B Lenders" and together with the Facility A Lenders, the "Lenders") and the Facility B Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Facility B
       Credit Agreement" and, together with the Facility B Credit Agreement, the "Credit
       Agreements"). Capitalized terms used herein that are not defined herein and are defined in the Credit Agreements shall have the meanings defined therein.

           2.   The Lenders have agreed (i) to make
       loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Facility A Credit Agreement and (ii) to make loans to the Borrower and to participate in Letters of Credit issued by Issuing Bank (as defined in the Facility B Credit Agreement) pursuant to, and upon the terms and subject to the conditions specified in, the Facility B
       Credit Agreement. The Borrower desires to secure the prompt and complete payment, observance and performance of all of its obligations of every kind and nature now or hereafter incurred, existing or created under or in respect of the Loan Documents (as defined in the Facility A Credit Agreement which Loan
       Documents are herein referred to as the
       "Facility A Loan Documents") and the Loan
       Documents (as defined in the Facility B Credit
       Agreement which Loan Documents are herein referred to as the "Facility B Loan Documents" and, together with the "Facility A Loan
       Documents", the "Loan Documents"), as such obligations may be amended, increased, modified, renewed, refinanced, refunded or extended from time to time, (collectively, the "Obligations").

           3.   The obligations of the Lenders to make
       loans under the Credit Agreements and the Issuing Bank to issue Letters of Credit under the Facility B Credit Agreement and the Facility
       B Lenders to participate therein are conditioned upon, among other things, the execution and delivery by the Borrower of this Agreement.

           In consideration of the premises and in
       order to induce the Secured Party and the Lenders to enter into the Credit Agreements and make the loans under the Credit Agreements and the Issuing Bank to issue the Letters of Credit under the Facility B Credit Agreement and the Facility B Lenders to participate therein, the Borrower hereby agrees with the Secured Party for its benefit and for the ratable benefit of the Lenders as follows:

      3.1. Grant of Security

                To secure the prompt and complete
       payment, observance and performance of all of the Obligations, the Borrower hereby assigns and pledges to the Secured Party, for its benefit, for the benefit of the Agents, for the benefit of the Issuing Bank and for the ratable benefit of the Lenders, and hereby grants to the Secured
       Party, for its benefit, for the benefit of the Agents, for the benefit of the Issuing Bank and for the ratable benefit of the Lenders, a continuing first priority security interest in all of the Borrower's right, title and interest in and to all promissory notes and other debt instruments evidencing Indebtedness owed by any of the Borrower's Operating Subsidiaries to the Borrower (each, an "Intercompany Note"), in each case whether now owned or hereafter acquired, including, without limitation, the Intercompany
       Notes owned on the date hereof as set forth on
       Schedule 1, and all interest and other payments thereunder and instruments and other Property from time to time delivered in respect thereof or in exchange therefor, and all additions thereto, substitutions and replacements therefor, and the products and Proceeds thereof
       (the "Collateral").

                As used herein, the term "Proceeds"
       shall have the meaning as set forth in Article 9 of the New York Uniform Commercial Code (as the same is amended from time to time, the "UCC") and, to the extent not otherwise included, shall include, but not be limited to, (i) distributions payable in Property; (ii) any and all proceeds of causes and rights of action or settlements thereof, escrowed amounts or
       Property, judicial and arbitration judgments and awards, payable to the Borrower from or in respect of any Person from time to time; (iii) all claims of the Borrower for losses or damages arising out of or relating to or for any breach of any agreements, covenants, representations or warranties or any default whether or not with respect to or under any of the foregoing
       Collateral (without limiting any direct or independent rights of the Secured Party or any Lender with respect to the Collateral); and (iv) any and all other amounts from time to time paid or payable under or in connection with the Collateral.

           3.2. Delivery of Collateral

                All notes and other instruments
       representing or evidencing the Collateral at any time owned or acquired by the Borrower shall be delivered to and held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, and shall bear appropriate indorsements or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Secured Party.
       Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right, at any time in its discretion and without notice to the Borrower, to transfer to or to register in the name of the Secured
       Party or any of its nominees any or all of the Collateral. In addition, upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing
       Collateral for certificates or instruments of smaller or larger denominations.

        3.3.    Representations and Warranties

       The Borrower represents and warrants as follows:

       (a) The Borrower is the legal and beneficial owner of the Collateral, free and clear of all Liens other than the Lien created by this Agreement.

       (b) This Agreement creates a valid security interest in the Collateral, securing the payment of the Obligations. The delivery and pledge of the Collateral pursuant to this Agreement create a valid and perfected first priority security interest in the Collateral securing the payment of the Obligations.

       (c)  The Intercompany Notes listed on Schedule
       1 constitute all of the Intercompany Notes held by the Borrower on the date of this Agreement.
       To the best of the Borrower's knowledge, each of such Intercompany Notes has been duly authorized, issued and delivered, and constitutes the legal, valid, binding and enforceable obligations of the respective makers thereof.

       3.4.     Further Assurances

       (a) The Borrower agrees that from time to time, at its expense, the Borrower shall promptly execute and deliver all further instruments and documents, and take all further action, that the Secured Party may reasonably request, in order to perfect and protect any security interests granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.
       Without limiting the generality of the
       foregoing, the Borrower shall promptly execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, and promptly take such other action as the Secured Party may reasonably request, in order to perfect and preserve the security interests granted hereby.

       (b) The Borrower hereby authorizes the Secured
       Party to file one or more financing or
       continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower where permitted by law. The Secured Party shall provide the Borrower with a copy of any such statement or amendment, provided that no failure to do so shall affect the rights of the Secured
       Party hereunder, result in any liability of the Secured Party or the Lenders to the Borrower or in any way affect the validity of such filing.
       A photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

       (c) The Borrower shall furnish to the Secured
       Party from time to time statements and schedules further identifying and describing the
       Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

       3.5.     Certain Rights as to the Collateral

       (a) So long as no Event of Default shall have occurred and be continuing:

        The Borrower shall be entitled to exercise any and all consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the Credit Agreements, provided, however, that the Borrower shall not exercise or refrain from exercising any such right without the consent of the Secured Party if such action or inaction would have a material adverse effect on the fair market value of any part of the Collateral or the validity, priority or perfection of the security interests granted hereby or the remedies of the Secured Party hereunder.

       (i) The Borrower shall be entitled to receive and retain any and all principal, interest and other distributions paid in respect of the Collateral to the extent not prohibited by this Agreement, provided, however, that any and all principal, interest and other distributions paid or payable other than in cash in respect of, and instruments and other Property received, receivable or otherwise distributed in respect of, or in exchange for, Collateral, shall forthwith be delivered to the Secured Party to be held as Collateral and shall, if received by the Borrower, be received in trust for the benefit of the Secured Party, be segregated from the other Property of the Borrower, and be forthwith delivered to the Secured Party, as Collateral in the same form as so received (with any necessary indorsement).

       (ii)     The Secured Party shall execute and deliver
       (or cause to be executed and delivered) to the Borrower all instruments as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the rights which it is entitled to exercise pursuant to clause (i) above and to receive the principal or interest payments, or other distributions which it is authorized to receive and retain pursuant to clause (ii) above.

           (b)  Upon the occurrence and during the
       continuance of an Event of Default and at the Secured Party's option and following written notice by the Secured Party to the relevant
       Borrower:

       (i) All rights of the Borrower to exercise the consensual rights which it would otherwise be entitled to exercise pursuant to Section 5(a)(i) and to receive the principal, and interest payments and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 5(a)(ii) shall cease, and all such rights shall thereupon become vested in the Secured Party, who shall thereupon have the sole right to exercise such consensual rights and to receive and hold as Collateral such principal or interest payments and distributions.

       (ii)     All principal and interest payments and
       other distributions which are received by the Borrower contrary to the provisions of Section
       5(b)(i) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Secured
       Party as Collateral in the same form as so received (with any necessary indorsement).

       (c) In the event that all or any part of the instruments constituting the Collateral are lost, destroyed or wrongfully taken while such instruments are in the possession of the Secured
       Party, the Borrower agrees that it will cause the delivery of new instruments in place of the lost, destroyed or wrongfully taken securities or instruments upon request therefor by the Secured Party without the necessity of any indemnity bond or other security other than the Secured Party's agreement or indemnity therefor customary for security agreements similar to this Agreement.

       3.6.     Other Covenants and Agreements of the
       Borrower

           The Borrower covenants and agrees that on and after the date hereof until the indefeasible cash payment in full of the Obligations, unless the Secured Party shall otherwise consent in writing:

       (a) Defense of Collateral. It will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the interests of the Secured Party.

       (b) Security Interest. The security interest granted hereby constitutes and will at all times constitute a continuing (and so long as the Secured Party has possession of the Collateral) perfected first priority security interests in the Collateral.

       (c) Encumbrances; Filings. It will not (i) further hypothecate, pledge, encumber, transfer, sell or otherwise suffer to exist a security interest in, or a Lien on, the Collateral or any portion thereof in favor of any Person other than the Secured Party as provided herein, except for transfers or sales to the extent permitted under the Credit Agreements or (ii) sign or file or authorize the signing or filing of any document or instrument perfecting any Lien on the Collateral. The inclusion of "Proceeds" of the Collateral under the security interest granted herein shall not be deemed a consent by the Secured Party to any sale or other disposition of any Collateral.

       3.7.     Secured Party Appointed Attorney-in-Fact

           Effective upon the occurrence and during the continuance of an Event of Default, the Borrower hereby irrevocably appoints the Secured
       Party the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

       (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

       (b) to file any claims or take any action or institute any proceedings which the Secured
       Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral, and

       (c) to receive, indorse and collect all
       instruments made payable to the Borrower representing any principal payment, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. The powers granted to the Secured Party under this Section constitute a power coupled with an interest which shall survive until all of the Obligations have been indefeasibly paid in full in cash.

       3.8.     The Secured Party May Perform

           If the Borrower fails to perform any
       agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Secured Party incurred in connection therewith shall be payable by the Borrower under
       Section 12.

           3.9. The Secured Party's Duties

           The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured
       Party shall have no duty as to any Collateral.
       The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured
       Party accords its own property, it being understood that the Secured Party shall not be under any obligation to (i) ascertain or take action with respect to exchanges, maturities, tenders or other matters relative to any Collateral, whether the Secured Party or any Lender has or is deemed to have knowledge of such matters, or (ii) take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of the Borrower and shall be added to the Obligations.

       3.10.Events of Default

       The following shall each constitute an "Event of Default" hereunder:

       (a) If any representation or warranty made herein or in any certificate furnished by the Borrower in connection with this Agreement shall prove to have been incorrect or misleading
       (whether because of misstatement or omission) in any material respect when made; or

       (b) If the Borrower shall fail to observe or perform any term, covenant or agreement contained in Section 6(c) of this Agreement; or

       (c) If the Borrower shall fail to perform or observe any other covenant or agreement on its part to be performed or observed pursuant to this Agreement and such failure shall have continued unremedied for a period of thirty days after the Borrower shall become aware of such failure; or

       (d) The occurrence of an Event of Default under and as defined in either of the Credit
       Agreements; or
       (e) If the Borrower shall contest or disavow its obligations under this Agreement or this Agreement shall not remain in full force and effect.

       3.11.Remedies

           Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, the Secured Party may, and upon direction of the Required Lenders shall, exercise any and all remedies and other rights provided under this Agreement, including, without limitation, the following:

       (a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC
       (whether or not the UCC applies to the
       Collateral) and also may without notice, except as specified below, sell, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as may be commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least five Business Days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

           Any cash held by the Secured Party as
       Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as Collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Secured Party pursuant to Section 12) in whole or in part by the Secured Party, for the ratable benefit of the Lenders, against all or any part of the Obligations in accordance with Section 9.1 of each Credit Agreement. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Obligations shall be promptly paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

       (b) The Borrower hereby expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement.

       3.12.  No Segregation of Moneys; No Interest

           No moneys or any other Property received by the Secured Party hereunder need be segregated in any manner except to the extent required by law, and any such moneys or other Property may be deposited under such general conditions as may be prescribed by law applicable to the Secured Party, and neither the Secured Party nor any Lender shall be liable for any interest thereon.

       3.13.Notices

           All notices and other communications
       provided for hereunder shall be given in the manner and to the addresses set forth in Section
       11.2 of the Facility A Credit Agreement. Any notice given to the Secured Party as Secured
       Party thereunder shall be deemed to have been given to The Bank of New York as Agent under the Facility B Credit Agreement.

3.14. Continuing Security Interest;
             Transfer of Notes

           This Agreement shall create a continuing security interest in the Collateral and shall
       (i) remain in full force and effect until the indefeasible cash payment in full of the Obligations and the termination of the Credit
       Agreement, (ii) be binding upon the Borrower, its successors and assigns and (iii) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party, any successor to Secured Party as agent and the ratable benefit of the Lenders.
       Except to the extent not permitted by Section
       11.7 of the Credit Agreements, any Lender may assign or otherwise transfer the notes held by it under the Credit Agreements to any other
       Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, any other Loan Document, or any Collateral. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor.

       3.15.  Other Provisions

       (a) This Agreement is the "Pledge Agreement" referred to in each of the Credit Agreements.
       Each of the Secured Party and the Borrower acknowledges that certain provisions of each of the Credit Agreements, including, without limitation, Sections 1.2 (Other Definitional
       Provisions), 11.1 (Amendments and Waivers), 11.3
       (No Waiver; Cumulative Remedies), 11.4 (Survival of Representations and Warranties), 11.7
       (Assignments and Participations), 11.8
       (Counterparts), 11.12 (Headings Descriptive),
       11.13 (Severability), 11.14 (Integration), 11.15
       (Consent to Jurisdiction), 11.16 (Service of
       Process), 11.17 (No Limitation on Service or
       Suit) and 11.18 (WAIVER OF TRIAL BY JURY) thereof, are made applicable to this Agreement and all such provisions are incorporated by reference herein as if fully set forth herein.

           (b)  All Schedules hereto shall be deemed
       to be a part hereof.

           (c)  Each and every right, remedy and power
       granted to the Secured Party hereunder or allowed at law or by any other agreement shall be cumulative and not exclusive, and may be exercised by the Secured Party from time to time.

           (d)  This Agreement shall be governed by
       and construed in accordance with the laws of the State of New York without regard to conflict of laws rules, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein, terms used in Articles 8 and 9 of the UCC are used herein as therein defined.

           The parties hereto have caused this Pledge
       Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                           ATLANTIC ENERGY, INC.


                           By:
                           Name:
                           Title:


                           THE BANK OF NEW YORK,
                           as Collateral Agent for the
                           Facility A Lenders under the
                           Facility A Credit Agreement
                           and the Facility B Lenders
                           under the Facility B Credit
                           Agreement

                           By:
                           Name:
                           Title:

                        Schedule 1
                 to the Pledge Agreement,
                Dated as of _____ __, 1995



                        LIST OF INTERCOMPANY NOTES


Maker                                           Date

Atlantic Generation, Inc.                           ,1995

ATE Investment, Inc.                       ____ __, 1995

Atlantic Thermal Systems, Inc.             ____ __, 1995

Atlantic Jersey Thermal Systems, Inc.     _____ __, 1995

Atlantic Energy Technologies, Inc.        _____ __, 1995

                         ATLANTIC ENERGY EXHIBIT M

                         FORM OF INTERCOMPANY NOTE

                               (Facility B)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY SECURITIES OR BLUE SKY LAWS. IT MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION COMPLYING WITH OR EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE.


                                          ____________ __, 199_


      FOR VALUE RECEIVED, the undersigned, _________________, a __________ corporation (the "Borrower"), hereby promises to pay to the order of ATLANTIC ENERGY, INC. (the "Company"), at the office of the Company, upon demand by the Company, the aggregate unpaid principal amount of all loans made by the Company to the Borrower from time to time as reflected on the attached Schedule hereto, pursuant to an intercompany account or otherwise, in lawful money of the United States of America in same day funds, and to pay interest from the date set forth on the attached Schedule on which principal is advanced hereunder on the unpaid principal amount from time to time outstanding, in like funds, at said office, with each repayment of principal hereunder, at a rate per annum equal to 1/4% above the borrowing rate of the Company for amounts advanced hereunder and provided to the Borrower by the Company on the date of any such advance. All interest hereunder shall be calculated on the basis of the actual number of days that principal is outstanding over a year of 365 or 366 days, as appropriate.

      The unpaid principal amount hereof may be declared due and payable by the Company, whereupon the same shall immediately become due and payable, upon the occurrence or at any time during the continuance of an Event of Default under, and as defined in, either of the Revolving Credit Agreements (Facility A or Facility
B) among the Company, the Lenders parties thereto, and The Bank of New York, as Agent.

      The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      All borrowings evidenced by this Intercompany Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Intercompany Note.

      NEITHER THE BORROWER NOR ANY OTHER PERSONS LIABLE FOR THE INDEBTEDNESS TO THE COMPANY, NOR ANY ASSIGNEE, SURVIVOR, HEIR OR PERSONAL REPRESENTATIVE OF THE BORROWER OR ANY SUCH OTHER PERSON OR ENTITY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS INTERCOMPANY NOTE, ANY RELATED INSTRUMENT OR AGREEMENT, ANY COLLATERAL FOR THE PAYMENT HEREOF OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE COMPANY AND SUCH PERSONS OR ENTITIES, OR ANY OF THEM. NEITHER THE BORROWER NOR ANY SUCH PERSON OR ENTITY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BORROWER AND THE COMPANY AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. THE BORROWER HAS NOT IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

      THIS INTERCOMPANY NOTE SHALL BE CONSTRUED IN ACCORDANCE
WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY AND ANY
APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                                            [BORROWER]



                                            By:
                                            Name:
                                            Title:

                       SCHEDULE TO INTERCOMPANY NOTE

                                [BORROWER]

                         LOANS BALANCE OUTSTANDING
                           INTERCOMPANY ACCOUNT

                                               Loan Balance
Date           Advance      Repayment          Outstanding

                                ENDORSEMENT


      The undersigned, ATLANTIC ENERGY, INC. a New Jersey corporation (the "Company"), hereby assigns, transfers and endorses to and makes payable to the order of The Bank of New York, as collateral agent for itself in its capacity as Agent and the Lenders under and as defined in each of the (i) Revolving Credit Agreement (Facility A), dated as of September 28, 1995, among the Borrower, the Lenders party thereto and the Agent (as the same may be amended, supplemented or otherwise modified from time to time) and (ii) Revolving Credit Agreement (Facility B), dated as of September 28, 1995, among the Borrower, the Lenders party thereto and the Agent (as the same may be amended, supplemented or otherwise modified from time to time), that certain Intercompany Note, dated ___________ __, ____, made by ___________________ to the order of the Company. This endorse-ment is made with recourse to the undersigned for payment or collection.

DATED:  __________ __, 199_


                               ATLANTIC ENERGY, INC.



                               By:
                               Name:
                               Title:

                         ATLANTIC ENERGY EXHIBIT N

                    MEMORANDUM OF OPINIONS TO BE GIVEN
                        BY COUNSEL TO THE BORROWER



      In connection with the (i) Revolving Credit Agreement (Facility A) (the "Facility A Agreement"), dated as of
September 28, 1995, by and among Atlantic Energy, Inc. (the "Borrower"), the Lenders party thereto (the "Facility A Lenders") and The Bank of New York, as Agent (the "Facility A Agent") and
(ii) Revolving Credit Agreement (Facility B) (the "Facility B Agreement" and, together with the Facility A Agreement, the "Agreements"), dated as of September 28, 1995, by and among the Borrower, the Lenders party thereto (the "Facility B Lenders"), The Bank of New York, as Issuing Bank and The Bank of New York, as Agent (the "Facility B Agent"), set forth below is the substance of the opinions to be included in the opinion letters referred to in Section 5.8 of the Facility B Agreement and the corresponding provision of the Facility A Agreement (collectively, the "Opinions").

           The opinion letters should be addressed to "The Bank of New York, as Agent and as Issuing Bank and the Lenders under the Credit Agreements referred to below". It should specifically authorize Special Counsel's reliance thereon.

           Capitalized terms used in the Opinions and which are not otherwise defined therein shall have the respective meanings ascribed thereto in the Agreements. For purposes of the opinions set forth below, the term "Transaction Documents" means, collectively, the "Loan Documents" under and as defined in each of the Agreements and the term "Notes" means, collectively, the "Notes" under and as defined in each of the Agreements.

Opinions:

      (e) The Borrower has only the Subsidiaries set forth on Schedule 4.1 to each Agreement. The shares of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned free and clear of any Liens.

      (f) Each of the Borrower and its Subsidiaries is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or for-mation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business as a foreign corporation in each jurisdiction in which the nature of the business con-ducted therein or the Property owned therein makes such qualification necessary, except where such failure to qualify, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

           (g) The Borrower has full legal power and authority and has taken all necessary actions, including, without limitation, any necessary stockholder action, to enter into, execute, deliver and perform the terms of the Transaction Documents and to make the borrowings contemplated thereby and by the Notes, to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary corporate or other applicable action and are in full compliance with its charter and by-laws or its other organization documents.


      (h) Each of the Transaction Documents (other than the Notes) constitutes, and the Notes, when issued and delivered pursuant to the applicable Agreement for value received, will constitute, the valid and legally binding obligations of the Borrower, enforceable in accordance with its respective terms.

      (i) To the best of counsel's knowledge after due inquiry, except as set forth in the Financial Statements, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) pending or threatened against the Borrower or any of its Subsidiaries or any of their respective Properties or rights, which (i) reasonably may be expected to have a Material Adverse Effect, or (ii) call into question the validity or enforceability of any of the Transaction Documents.

      (j) Except for information filings required to be made in the ordinary course of business which are not a condition to the Borrower's performance under the Transaction Documents, no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person is required to authorize, or is required in con-nection with the execution, delivery and performance of the Transaction Documents or is required as a condition to the validity or enforceability of the Transaction Documents.

      (k) To the best of counsel's knowledge after due inquiry, neither the Borrower nor any of its Subsidiaries is in default (x) under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound or (y) with respect to any judgment, order, writ, injunc-tion, decree or decision of any Governmental Authority, the effect of which default could reasonably be expected to have a Material Adverse Effect.

      (l) The execution, delivery or carrying out of the terms of the Transaction Documents will not constitute a default under, or require the mandatory repayment of, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower or any of its Subsidiaries pursuant to the terms of, any such mortgage, indenture, contract or agreement.

      (m) To the best of counsel's knowledge after due inquiry, each of the Borrower and ACE possesses or has the right to use all franchises, licenses, privileges and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which could reasonably be ex-pected to have a Material Adverse Effect.

      (n) The Borrower is not an "investment company" or a company "controlled" by an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company
Act of 1940, as amended.

           (o) The Borrower and each of its Subsidiaries are exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended, except Section 9(a)(2) thereof, pursuant to Rule 2 of the General Rules and Regulations of the SEC under said Act.

      (p) To the best of counsel's knowledge after due inquiry, neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. If used in accordance with Section
2.15 of each Agreement, no part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including without limitation the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended. If used in accordance with Section 2.15 of each Agreement, no part of the proceeds of the Loans will be used, directly or indi-rectly, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock.

      (q) The Pledge Agreement is effective to create in favor of The Bank of New York, as collateral agent for each of The Bank of New York, as Agent under the Facility A Agreement, The Bank of New York, as Agent under the Facility B Agreement, The Bank of New York, Issuing Bank under the Facility B Agreement and each of the Lenders under the Agreements in all of the Borrower's right, title and interest in and to all Intercompany Notes (as defined in the Pledge Agreement) when issued and delivered, provided that such Intercompany Notes remain in the continued possession of such collateral agent.

 (r) To the best of counsel's knowledge after due inquiry, no indenture, certificate of designation for preferred Stock, agreement or instrument to which the Borrower or ACE is a party, prohibits or restrains, directly or indirectly, the payment of dividends or other payments by ACE to the Borrower except for the terms of the ACE Preferred Stock as in existence on the Effective Date.

                         ATLANTIC ENERGY EXHIBIT O

                    FORM OF OPINION OF SPECIAL COUNSEL


                                      _____ __, 1995


The Bank of New York,
as Agent and the other
Lenders under the Credit
Agreements referred to below


Ladies and Gentlemen:


 We have acted as Special Counsel to (A) The Bank of New
York, as Agent (in such capacity, the "Facility A Agent") in connection with the Revolving Credit Agreement (Facility A), dated as of September 28, 1995, by and among Atlantic Energy, Inc. (the "Borrower"), the Lenders party thereto and the Facility A Agent (the "Facility A Agreement") and (B) The Bank of New York, as Agent (in such capacity, the "Facility B Agent") in connection with the Revolving Credit Agreement (Facility B), dated as of September 28, 1995, by and among the Borrower, the Lenders party thereto and the Facility B Agent (the "Facility B Agreement" and, together with the Facility A Agreement, the "Agreements"). Capitalized terms used herein which are defined in the Facility A Agreement shall have the meanings therein defined, unless the context hereof otherwise requires.

 We have examined originals or copies certified to our satisfaction of the documents required to be delivered pursuant to the provisions of Sections 5 and 6 of each of the Agreements. In conducting such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies.

 Based upon the foregoing examination, and relying with your permission upon the opinions of Ballard Spahr Andrews & Ingersoll, special counsel to the Borrower, and James E. Franklin II, Esq., General Counsel of the Borrower, we are of the opinion that all legal preconditions to the making of the first Loans under and as defined in each of the Agreements and the issuance of the first Letter of Credit under and as defined in the Facility B Agreement have been satisfactorily met.

 This opinion is rendered solely for your benefit in connection with the transactions referred to herein and may not be relied upon by any other Person.

 In rendering the foregoing opinion, we express no opinion as to laws other than the laws of the State of New York and the federal laws of the United States of America.


                                  Very truly yours,


                                  EMMET, MARVIN & MARTIN, LLP

                         ATLANTIC ENERGY EXHIBIT P

                FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


 This Assignment and Acceptance Agreement is made and en-tered into as of _____ __, 19__, by and between ____________ (the
"Assignor") and ____________ (the "Assignee").

R E C I T A L S

 4. All capitalized terms not otherwise defined herein which are used herein shall have the meanings set forth in the Facility A Credit Agreement (as defined below).

 5. The Assignor, certain other lenders (together with any prior assignees, the "Facility A Lenders") and The Bank of New York, as agent (in such capacity the "Facility A Agent"), are parties to that certain Revolving Credit Agreement (Facility A), dated as of September 28, 1995 (the "Facility A Credit Agreement") with ATLANTIC ENERGY, INC., a New Jersey corporation (the "Borrower"). Pursuant to the Facility A Credit Agreement, the Facility A Lenders (i) agreed to make Revolving Credit Loans (the "Facility A Revolving Credit Loans") under the Aggregate Commitments (as defined in the Facility A Credit Agreement, which Aggregate Commitments are hereinafter referred to as the "Aggregate Facility A Commitments") in the aggregate amount of $35,000,000 and (ii) may, in their sole discretion and upon the Borrower's request, make Competitive Bid Loans to the Borrower from time to time (the "Facility A Competitive Bid Loans" and, together with the Facility A Revolving Credit Loans, the "Facility A Loans").

 6.   The amount of the Assignor's Facility A Commitment
(without giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective) is specified in Item 1 of Schedule 1 hereto. The outstanding principal amount of the Assignor's Facility A Loans (without giv-ing effect to the assignment effected hereby or to other as-signments thereof which have not yet become effective) is specified in Item 2 of Schedule 1 hereto.

 7. The Assignor, certain other lenders (together with any prior assignees, the "Facility B Lenders") and The Bank of New York, as agent (in such capacity the "Facility B Agent" and, together with it in its capacity as Facility A Agent, the "Agent"), are parties to that certain Revolving Credit Agreement (Facility B), dated as of September 28, 1995 (the "Facility B Credit Agreement") with the Borrower. Pursuant to the Facility B Credit Agreement, the Facility B Lenders (i) agreed to make Revolving Credit Loans (the "Facility B Revolving Credit Loans") under the Aggregate Commitments (as defined in the Facility B Credit Agreement, which Commitments are hereinafter referred to as the "Aggregate Facility B Commitments" and, together with the Aggregate Facility A Commitments, the "Aggregate Commitments") in the aggregate amount of $40,000,000 and to participate in Letters of Credit issued by the Issuing Bank (under and as defined in the Facility B Credit Agreement) and (ii) may, in their sole discretion and upon the Borrowers' request make Competitive Bid Loans to the Borrower from time to time (the "Facility B Competi-tive Bid Loans" and, together with the Facility B Revolving Credit Loans, the "Facility B Loans").

      8. The amount of the Assignor's Facility B Commitment, including its Letter of Credit Commitment (as defined in the Facility B Credit Agreement and without giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective), is specified in Item 1 of
Schedule 1 hereto. The outstanding principal amount of the Assignor's Facility B Loans, including its Letter of Credit Exposure (as defined in the Facility B Credit Agreement and with-out giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective), is specified in Item 2 of Schedule 1 hereto.

 9. The Assignor wishes to sell and assign to the As-signee, and the Assignee wishes to purchase and assume from the Assignor, (i) the portion of the Assignor's Facility A Commitment and Facility B Commitment specified in Item 3 of Schedule 1 hereto (the "Assigned Commitment") and (ii) the portion of the Assignor's Facility A Revolving Credit Loans, Facility B Revolving Credit Loans and/or the portion of the Assignor's Facility A Competitive Bid Loans or Facility B Competitive Bid Loans specified in Item 5 of Schedule 1 hereto (the "Assigned Loans").

 The parties agree as follows:

 9.1. Assignment

      Subject to the terms and conditions set forth herein and in the Credit Agreements, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse, on the date set forth above (the "Assignment Date") (i) all right, title and interest of the Assignor to the Assigned Loans and (ii) all obligations of the Assignor under the Credit Agreements with respect to the Assigned Commitment. As full consideration for the sale of the Assigned Loans and the Assigned Commitment, the Assignee shall pay to the Assignor on the Assignment Date the principal amount of the Assigned Loans (the "Purchase Price") [and the Assignor shall pay to the Assignee on the Assignment Date the fee specified in Item 6 of Schedule 1 hereto]. It is understood by the parties hereto that each sale, assignment, transfer or negotiation of rights under the Credit Agreements shall be of an equal percentage of such Lenders interest under in each of the Credit Agreements, it being the intention that at all times during which the Facility A Credit Agreement and Facility B Credit Agreement are both in effect, each Facility A Lender shall be a Facility B Lender and its Commitment Percentage in each thereof shall be identical.

 9.2. Representation and Warranties

      Each of the Assignor and the Assignee represents and warrants to the other that (i) it has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement; (ii) the execution, delivery and performance of this Agreement have been authorized by all action, corporate or otherwise, and do not violate any provisions of its charter or by-laws or any contractual obligations or requirement of law binding on it; and (iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. The Assignor further represents that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor.

 9.3. Condition Precedent

      The obligations of the Assignor and the Assignee hereunder shall be subject to the fulfillment of the conditions that the Assignor shall have (i) received payment in full of the Purchase Price and (ii) complied with the other applicable provisions of Section 11.7 of each Credit Agreement.

 9.4. Notice of Assignment

      The Assignor agrees to give notice of the assignment and assumption of the Assigned Loans and the Assigned Commitment to the Agent and the Borrower and hereby instructs the Agent and the Borrower to make all payments with respect to the Assigned Loans and the Assigned Commitment directly to the Assignee at the applicable Lending Offices specified on Schedule 2 hereto; provided, however, that the Borrower and the Agent shall be entitled to continue to deal solely and directly with the Assignor in connection with the interests so assigned until the Agent, the Issuing Bank and the Borrower, to the extent required by Section 11.7 of each Credit Agreements, shall have received notice of the assignment and shall have consented in writing thereto by signing this Agreement and the Agent shall have recorded and accepted this Agreement and received the Assignment Fee required to be paid pursuant to Section 11.7 of each Credit Agreement. From and after the date (the "Assignment Effective Date") on which the Agent shall notify the Borrower and the Assignor that the requirements set forth in the foregoing sentence shall have occurred and all consents (if any) required shall have been given, (i) the Assignee shall be deemed to be a party to the Credit Agreements and, to the extent that rights and obligations thereunder shall have been assigned to the Assignee as provided in such notice of assignment to the Agent, shall have the rights and obligations of a Lender under the Credit Agreements, and (ii) the Assignee shall be deemed to have appointed the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. After the Assignment Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee.
The Assignor and Assignee shall make all appropriate adjustment in payments under the Assigned Loans and the Assigned Commitment for periods prior to the Assignment Effective Date hereof directly between themselves. If the Assignee is not a United States Person as defined in Section 7701(a)(30) of the Code, the Assignee shall deliver herewith the forms required by Section 2.10(c) of the Credit Agreements to evidence the Assignee's complete exemption from United States withholding taxes with respect to payments under the Loan Documents.

 9.5. Independent Investigation

      The Assignee acknowledges that it is purchasing the Assigned Loans and the Assigned Commitments from the Assignor totally without recourse and, except as provided in Section 2 hereof, without representation or warranty. The Assignee further acknowledges that it has made its own independent investigation and credit evaluation of the Borrower in connection with its purchase of the Assigned Loans and the Assigned Commitments. Except for the representations or warranties set forth in Section 2, the Assignee acknowledges that it is not relying on any representation or warranty of the Assignor, expressed or implied, including, without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectibility, interest rate, repayment schedule or accrual status of the Assigned Loans or the Assigned Commitment, the legality, validity, genuineness or enforceability of any Loan Document, or financial condition or creditworthiness of the Borrower or any other Person. The Assignor has not and will not be acting as either the representative, agent or trustee of the Assignee with respect to matters arising out of or relating to the Credit Agreements or this Agreement. From and after the Assignment Effective Date, except as set forth in Section 4 above, the Assignor shall have no rights or obligations with respect to the Assigned Loans or the Assigned Commitments.

 9.6. Consent of the Borrower; Issuance of Notes.

      (a) Pursuant to the provisions of Section 11.7 of each Credit Agreement, and to the extent required thereby, the Borrower, by signing below, consents to this Agreement and to the assignment contemplated herein. The Borrower further agrees to execute and deliver:

           (i)  to the Assignee, (1) a
Facility A Revolving Credit Note, in an aggregate principal amount of $____, (2) a Facility B Revolving Credit Note, in an aggregate principal amount of $____, (3) a Facility A Competitive
Bid Note and (4) a Facility B Competitive Bid Note; and

           (ii) to the Assignor, (1) a
Facility A Revolving Credit Note, in an aggregate principal amount of $____, and (2) a Facility B Revolving Credit Note, in an aggregate principal amount of $____.

      (b) Upon receipt of its new Notes as set forth in subsection (a)(ii) above, the Assignor shall deliver its replaced
Facility A Revolving Credit Note and Facility B Revolving Credit
Note to the Borrower.

 9.7. Method of Payment

      All payments to be made by either party hereunder shall be in funds available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.

 9.8. Integration

      This Agreement shall supersede any prior agreement or understanding between the parties (other than the Credit
Agreements) as to the subject matter hereof.

 9.9. Counterparts

      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon both parties, their successors and assigns.

      9.10.     Headings

      Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

 9.11.     Amendments; Waivers

      This Agreement may not be amended, changed, waived or modified except by a writing executed by the parties hereto, and may not be amended, changed, waived or modified in any manner inconsistent with Section 11.7 of each Credit Agreement without the prior written consent of the Agent.

 9.12.     Governing Law.

      This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws.

 IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                             , as Assignor

                                  By:
                                  Name:
                                  Title:

                                            , as Assignee


                                   By:
                                   Name:
                                   Title:


Consented to:

ATLANTIC ENERGY, INC.


By:
Name:
Title:


Accepted:

THE BANK OF NEW YORK, as Agent


By:
Name:
Title:


THE BANK OF NEW YORK, as Issuing Bank


By:
Name:
Title:

                                SCHEDULE 1

                                    TO

                    ASSIGNMENT AND ACCEPTANCE AGREEMENT

                                  between
                    _____________________, as Assignor
                                    and
                    _____________________, as Assignee

                                relating to

                Revolving Credit Agreement (Facility A) and
                 Revolving Credit Agreement (Facility B),
                    each dated as of September 28, 1995
                                   among
                          ATLANTIC ENERGY, INC.,
                   the respective Lenders party thereto,
                                    and
                      The Bank of New York, as Agent,


Item 9.13. Assignor's Commitments

 (a)  Facility A Commitment            $
 (b)  Facility B Commitment            $


Item 9.14. Assignor's Loans:

 (a)  Facility A Revolving
Credit Loans* consisting
of:
ABR Advances                                   $
Eurodollar Advances                            $
Letter of Credit Exposure                      $

(b)   Facility A Competitive
 Bid Loans* consisting of Loans
 at the interest rates and
 for the Interest Periods
 set forth below:

 Rate: __% Interest Period: ___       $___________
 Rate: __% Interest Period: ___       $___________
 Rate: __% Interest Period: ___       $___________

(c)   Facility B Revolving
 Credit Loans* consisting
 of:
      ABR Advances                    $___________
      Eurodollar Advances             $___________

(d)   Facility B Competitive
 Bid Loans* consisting of Loans
 at the interest rates and
 for the Interest Periods
 set forth below:

 Rate: __% Interest Period: ___       $___________
 Rate: __% Interest Period: ___       $___________
 Rate: __% Interest Period: ___       $___________


Item 9.15. Amount of Assigned Commitments:

 (a)  Assigned Facility A Revolving
      Credit Commitment                $___________

 (b)  Assigned Facility B Revolving
      Credit Commitment                $___________

Item 9.16. Percentage of Assigned Commitments
      in Facility A as a percentage of
      the Aggregate Commitments
      of Facility A of all Facility
      A Lenders                             ___%

      Percentage of Assigned Commitments
      in Facility B as a percentage of
      the Aggregate Commitments
      of Facility B of all Facility
      A Lenders                             ___%

 Item 9.17.     Amount of Assigned Loans:

 (a)  Assignor's Facility A Revolving
      Credit Loans consisting
      of:
      ABR Advances                         $___________
      Eurodollar Advances                  $___________
      Letter of Credit Exposure            $___________

 (b)  Assignor's Facility A Competitive
      Bid Loans consisting of Loans
      at the interest rates and
      for the Interest Periods
      set forth below:

      Rate: __%  Interest Period: ___       $___________
      Rate: __%  Interest Period: ___       $___________
      Rate: __%  Interest Period: ___       $___________

 (c)  Assignor's Facility B Revolving
      Credit Loans consisting
      of:
      ABR Advances                         $___________
      Eurodollar Advances                  $___________

 (d)  Assignor's Facility B Competitive
      Bid Loans consisting of Loans
      at the interest rates and
      for the Interest Periods
      set forth below:

      Rate: __%  Interest Period: ___      $___________
      Rate: __%  Interest Period: ___      $___________
      Rate: __%  Interest Period: ___      $___________


Item 6.    Amount of Fee
      payable to Assignee                 $___________

                                SCHEDULE 2

                                    TO

                    ASSIGNMENT AND ACCEPTANCE AGREEMENT

                                  between
                    _____________________, as Assignor
                                    and
                    _____________________, as Assignee

                                relating to

                Revolving Credit Agreement (Facility A) and
                 Revolving Credit Agreement (Facility B),
                    each dated as of September 28, 1995
                                   among
                          ATLANTIC ENERGY, INC.,
                   the respective Lenders party thereto,
                                    and
                      The Bank of New York, as Agent,


DOMESTIC LENDING OFFICE             EURODOLLAR LENDING OFFICE

____________________                ____________________
____________________                ____________________
____________________                ____________________
Attention: ______________           Attention: ______________
Telephone: (___) ___-____           Telephone: (___) ___-____
Telecopy:  (___) ___-____           Telecopy:  (___) ___-____


ADDRESS FOR NOTICES

____________________
____________________
____________________
Attention: ______________
Telephone: (___) ___-____
Telecopy:  (___) ___-____

                             ATLANTIC ENERGY EXHIBIT Q

                   FORM OF GUARANTY AND SUBORDINATION AGREEMENT

         Guaranty and Subordination Agreement (as the same may be amended, supplemented or otherwise modified from time to time, this "Guaranty"), dated as of _____ __, 199_, made by _________, a ______ corporation ("
     ") and each Person which becomes a party hereto pursuant to Section 10 hereof (together with _________, the "Guarantors", each, a "Guarantor") and ATLANTIC ENERGY, INC., a New Jersey corporation (the "Borrower") to THE BANK OF NEW YORK, as Agent (in such capacity, the "Agent") [(i)] for itself and for the ratable benefit of the Lenders.

         9.18. The Borrower has entered into two Revolving Credit Agreements (Facility A and Facility B), dated as of September 28, 1995, among the Borrower, the signatory Lenders thereto and the Agent (as the same may be amended, extended, increased, modified, refunded or refinanced from time to time, the "Credit Agreements"). Section 8.7 of the Credit Agreements provides that the Guarantors and the Borrower shall execute and deliver this Guaranty in the event that the Borrower shall convert or forgive Intercompany Notes of the Guarantors.

         9.19. The Guarantors have derived and expect to continue to derive substantial benefit from the Credit Agreements and the making of the Loans and the issuance of the Letters of Credit thereunder, including, without limitation, the lending, directly or indirectly, by the Borrower of a portion of the proceeds of the Loans to the Guarantors. The Guarantors acknowledge that the Agent and the Lenders are relying on this Guaranty in agreeing to continue to make the Loans subsequent to the conversion or forgiveness of an Intercompany Note, and that the Agent and the Lenders would not do so without the execution and delivery of this Guaranty.

         9.20. Each of the Guarantors wishes to (i) guarantee the obligations of the Borrower under the Loan Documents and (ii) subordinate, subject to the terms and conditions contained herein, any obligations due it from the Borrower to the prior indefeasible cash payment in full of the Borrower Obligations (as hereinafter defined).

         In consideration of the premises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Agent and the Lenders to make the Loans and to induce BNY to issue the Letters of Credit and the Lenders to participate therein, the Borrower and each of the Guarantors covenant and agree as follows:

         (a)  Definitions

              Except as otherwise provided herein, capitalized terms that are defined in the Credit Agreements and are not defined herein shall have the meanings assigned to such terms therein. For purposes hereof, the following terms shall have the following meanings:

              "Additional Guarantor": each Guarantor which becomes a party hereto pursuant to Section 10 hereof.

              "Borrower Obligations": all obligations and liabilities, whether now existing or hereafter arising, of the Borrower under the Loan Documents, whether direct, indirect or contingent, incurred as primary obligor or otherwise, secured or unsecured, and whether or not on open account, including all principal and interest thereon (whether arising or accruing before or after the occurrence of any Event of Default set forth in Section 9.1(i) or (j) of the Credit Agreements and whether allowed as a claim), and all reasonable costs and expenses of the Agent and the Lenders in enforcing, preserving and protecting any thereof, whether or not suit is instituted (as the same may be amended, increased, modified, renewed, refinanced, refunded or extended from time to time).

              "Consideration": as of any date of determination and with respect to each Guarantor, an amount equal to the lesser of (a) the total "value" (within the meaning of Section 548 of the Bankruptcy Code as in effect on the date hereof) given, directly or indirectly, to such Guarantor during the period commencing on the date such Guarantor became a party to this Guaranty and ending on such date of determination, in exchange for its execution and delivery of this Guaranty, and (b) the amount of "fair consideration" (within the meaning of Article 10 of the New York Debtor Creditor Law as in effect on the date hereof) given, directly or indirectly, to such Guarantor during the period commencing on the date such Guarantor became a party to this Guaranty and ending on such date of determination in exchange for its execution and delivery of this Guaranty.

              "Guarantor Obligations": with respect to each Guarantor, all of the obligations and liabilities of such Guarantor hereunder, whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired.

              "Net Worth": as of any date and with respect to each Guarantor, the lesser of the following:

                   (a)(i) all of such Guarantor's "property, at a fair valuation" (within the meaning of Section 101(32) of the Bankruptcy Code as in effect on the date hereof) on such date, minus (ii) the sum of such Guarantor's "debts" (within the meaning of Section 101(12) of the Bankruptcy Code as in effect on the date hereof) on such date, or

                   (b)(i) the "fair salable value of the assets" (within the meaning of Article 10 of the New York Debtor Creditor Law as in effect on the date hereof) of such Guarantor on such date, minus (ii) "the amount that will be required to pay such Guarantor's probable liability on its existing debts as they become absolute and matured" (as such phrase would be construed under Article 10 of the New York Debtor
Creditor Law as in effect on the date hereof) on such date.

              "Subordinated Debt": all indebtedness for borrowed money and any other obligations, contingent or otherwise, of the Borrower to any Guarantor, including, without limitation, all amounts, fees and expenses payable by the Borrower to any Guarantor in respect thereof, in each case whether outstanding on the date of execution of this Guaranty or hereafter arising or created.

              "Supplement": a Supplement to this Guaranty, duly completed, in the form of Annex 1 hereto.

         (b)  Guaranty

              (1) Subject to Section 2(b) hereof, each Guarantor hereby absolutely, irrevocably and unconditionally guarantees the full and prompt payment when due (whether at stated maturity, by acceleration or
otherwise) of the Borrower Obligations.   This Guaranty constitutes a
guaranty of payment, and neither the Agent nor any Lender shall have any obligation to enforce any Loan Document or exercise any right or remedy with respect to any collateral security thereunder by any action, including, without limitation, making or perfecting any claim against any Person or any collateral security for any of the Borrower Obligations prior to being entitled to the benefits of this Guaranty. The Agent may, at its option, proceed against the Guarantors, or any one or more of them, in the first instance to enforce the Guarantor Obligations without first proceeding against the Borrower or any other Person, and without first resorting to any other rights or remedies, as the Agent may deem advisable. In furtherance hereof, if the Agent or any Lender is prevented by law from collecting or otherwise hindered from collecting or otherwise enforcing any Borrower Obligation in accordance with its terms, the Agent or such Lender, as the case may be, shall be entitled to receive hereunder from the Guarantors after demand therefor, the sums which would have been otherwise due had such collection or enforcement not been prevented or hindered.

              (2) Notwithstanding anything to the contrary contained in this Guaranty, the maximum liability of each Guarantor hereunder shall not, as of any date of determination, exceed the lesser of (i) the highest amount that is valid and enforceable against such Guarantor under principles of New York State contract law, and (ii) the sum of (1) all Consideration received by such Guarantor as of such date of determination, plus (2) the lesser of (A) 95% of the Net Worth of such Guarantor on the date such Guarantor became a party to this Guaranty after giving effect to (1) this Guaranty and (2) the receipt by such Guarantor of any Consideration on the date such Guarantor became a party to this Guaranty, and (B) 95% of the Net Worth of such Guarantor on such date of determination.

              (3) Each Guarantor agrees that its Guarantor Obligations may at any time and from time to time exceed the maximum liability of such Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of the Agent or any Lenders hereunder.

              (4) Subject to the limitations contained in Section 2(b), the obligations hereunder of each Guarantor shall be joint and several with the obligations hereunder of the other Guarantors from time to time party hereto.

         (c)  Absolute Obligation

              Subject to Section 9, no Guarantor shall be released from liability hereunder unless and until the Maturity Date shall have occurred and either (a) the Borrower Obligations shall have been indefeasibly paid in full, in cash, or (b) the Guarantor Obligations of such Guarantor shall have been paid in full, in cash. Each Guarantor acknowledges and agrees that (1) neither the Agent nor any Lender has made any representation or warranty to such Guarantor with respect to the Borrower, its Subsidiaries, any Loan Document or any agreement, instrument or document executed or delivered in connection therewith or any other matter whatsoever, and (2) such Guarantor shall be liable hereunder, and such liability shall not be affected or impaired, irrespective of (A) the validity or enforceability of any Loan Document or any agreement, instrument or document executed or delivered in connection therewith, or the collectability of any of the Borrower Obligations, (B) the preference or priority ranking with respect to any of the Borrower Obligations, (C) the existence, validity, enforceability or perfection of any security interest or collateral security under any Loan Document or the release, exchange, substitution or loss or impairment of any such security interest or collateral security, (D) any failure, delay, neglect or omission by the Agent or any Lender to realize upon any direct or indirect collateral security, indebtedness, liability or obligation, any Loan Document or any agreement, instrument or document executed or delivered in connection therewith, or any of the Borrower Obligations, (E) the existence or exercise of any right of set-off by the Agent or any Lender, (F) the existence, validity or enforceability of any other guaranty with respect to any of the Borrower Obligations, the liability of any other Person in respect of any of the Borrower Obligations, or the release of any such Person or any other guarantor of any of the Borrower Obligations, (G) any act or omission of the Agent or any Lender in connection with the administration of any Loan Document or any of the Borrower Obligations, (H) the bankruptcy, insolvency, reorganization or receivership of, or any other proceeding for the relief of debtors commenced by or against, any Person, (I) the disaffirmance or rejection, or the purported disaffirmance or purported rejection, of any of the Borrower Obligations, any Loan Document or any agreement, instrument or document executed or delivered in connection therewith, in any bankruptcy, insolvency, reorganization or receivership, or any other proceeding for the relief of debtors, relating to any Person, (J) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of any Loan Document or any agreement, instrument or document executed or delivered in connection therewith or any of the Borrower Obligations, or which might cause or permit to be invoked any alteration in the time, amount, manner or payment or performance of any of the Borrower's obligations and liabilities (including, without limitation, the Borrower Obligations), (K) the merger or consolidation of the Borrower into or with any Person, (L) the sale by the Borrower of all or any part of its assets, (M) the fact that at any time and from time to time none of the Borrower Obligations may be outstanding or owing to the Agent or any Lender, (N) any amendment or modification of, or supplement to, any Loan Document or (O) any other reason or circumstance which might otherwise constitute a defense available to or a discharge of the Borrower in respect of its obligations or liabilities (including, without limitation, the Borrower Obligations) or of such Guarantor in respect of any of the Guarantor Obligations (other than by the performance in full thereof).

         (d)  Representations and Warranties

              Each of the Guarantors hereby makes the following representations and warranties to the Agent:

                   (1) Existence and Power. It is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted therein or the Property owned therein makes such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

                   (2) Authority. It has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party and the transactions contemplated thereby, all of which have been duly authorized by all proper and necessary corporate or other applicable action and are in full compliance with its Certificate of Incorporation or By-Laws or its other organization documents.

                   (3) Binding Agreement. The Loan Documents to which its is a party constitute its valid and legally binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

                   (4) Litigation. Except as disclosed in a schedule to the Credit Agreements, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on its behalf) pending or, to its knowledge, threatened against it or any of its Property or rights, which (i) if adversely determined, could reasonably be expected to have a Material Adverse
Effect, (ii) call into question the validity or enforceability of any of the Loan Documents, (iii) could reasonably be expected to result in the rescission, termination or cancellation of any material franchise, right, license, permit or similar authorization held by it or (iv) might materially and adversely affect any of the Transactions.

                   (5) Required Consents. No consent, authorization or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of the Loan Documents to which it is a party and the transactions contemplated thereby, or is required as a condition to the validity or enforceability of such Loan Documents.

                   (6) No Conflicting Agreements. It is not in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, the effect of which default could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents to which it is a party and the transactions contemplated thereby, will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any of its Property or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement.

                   (7) Compliance with Applicable Laws. It is not in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect. It is complying in all material respects with all statutes, regulations, rules and orders applicable to it of all Governmental Authorities a violation of which could reasonably be expected to have a Material Adverse Effect.

                   (8) Property. It has good and marketable title to all of its Property, title to which is material to such Guarantor, subject to no Liens, except for Liens described in Section 8.2(i), (ii), (iii),
(iv), (v), (vi) or (vii) of the Credit Agreements.

                   (9) Franchises, Intellectual Property, Etc. It possesses or has the right to use all franchises, Intellectual Property, licenses and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse Effect. No event has occurred which permits or, to the best of its knowledge, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any such franchise, Intellectual Property, license or other right which revocation or termination could reasonably be expected to have a Material Adverse
Effect.

                   (10) No Misrepresentation. No representation or warranty contained in any Loan Document to which it is a party and no certificate or report furnished or to be furnished by it in connection with the transactions contemplated thereby, contains or will contain a misstatement of material fact, or, to the best of its knowledge, omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made.

         (e)  Events of Default

              Each of the following shall constitute an "Event of Default" hereunder:

                   (1) Any of the Guarantors shall fail to observe or perform any term, covenant or agreement contained in Section 2 of this Guaranty; or

                   (2) Any of the Guarantors shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed pursuant to this Guaranty and such failure shall have continued unremedied for a period of 30 days after such Guarantor shall become aware of such failure; or

                   (3) Any representation of any Guarantor contained herein or in any certificate, report or notice delivered or to be delivered by such Guarantor pursuant hereto shall prove to have been incorrect or misleading in any material respect when made; or

                   (4) This Guaranty shall cease to be in full force and effect or any of the Guarantors shall so assert or shall disavow any of its obligations hereunder; or

                   (5) The occurrence of an "Event of Default" under and as defined in the Credit Agreements.

         (f)  Subordination

              (1) No payment of any nature whatsoever due in respect of the Subordinated Debt payable to any of the Guarantors shall be made unless and until the Borrower Obligations have been first indefeasibly paid in full in cash.

              (2) Upon any bankruptcy, insolvency, liquidation or reorganization of the Borrower, or upon the filing of a petition in bankruptcy or commencement of any proceeding in bankruptcy against the Borrower or upon any distribution of the assets of the Borrower or upon any dissolution, winding up, liquidation or reorganization of the Borrower, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings, or upon any assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Borrower, or in the event any of the Subordinated Debt shall for any reason become or be declared due and payable or otherwise:

                   (i) the Agent shall first be entitled to receive indefeasible payment in full in cash of the Borrower Obligations
(whenever arising) before any Guarantor shall be entitled to receive any payment on account of the Subordinated Debt;

                   (ii) any payment by, or distribution of the assets of, the Borrower of any kind or character, whether in cash, property or securities, to which any Guarantor would be entitled except for the provisions of this Guaranty, in connection with the Subordinated Debt, shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent to the extent necessary to make payment in full in cash of the Borrower Obligations remaining unpaid, after giving effect to any concurrent payment or distribution (or provision therefor) in cash to the Agent; and

                   (iii) None of the Guarantors shall ask, demand by legal proceedings or otherwise, or take or receive from the Borrower, by set-off, counterclaim or in any other manner, any payment or distribution on account of the Subordinated Debt other than as expressly permitted hereunder;

                   (iv) Each of the Guarantors agrees to declare the Subordinated Debt to be due and payable and, at least 30 days before the time required by applicable law or rule, to file proof of claim therefor, in default of which the Agent is hereby irrevocably authorized so to declare and file in order to effectuate the provisions hereof; and

                   (v) The Agent shall have the right, and is hereby authorized, to vote the interest of each Guarantor with respect to the Subordinated Debt, including, without limitation, the right to make all acceptances, rejections, consents or approvals on its behalf (including the right to accept, approve or disapprove of any plan of reorganization) in connection with any insolvency or other proceeding, and to execute and deliver for and on behalf of the Guarantor any instrument, agreement or other document in connection therewith, and if for any reason this clause shall not be enforceable, each Guarantor agrees to vote and give or make such acceptances, rejections, consents or approvals in the manner directed by the Agent. Each of the Guarantors hereby irrevocably appoints the Agent its attorney-in-fact for purposes of exercising the rights and authority granted to it under this clause.

              Notwithstanding the foregoing, in the event that any payment by, or distribution of the assets of, the Borrower of any kind or character prohibited hereby, whether in cash, property or securities, shall for any reason be received by any of the Guarantors in respect of the Subordinated Debt, such payment or distribution shall be held in trust for the benefit of the Agent, and shall be immediately paid over to the Agent, to the extent necessary to make payment in full in cash of the Borrower Obligations remaining unpaid, after giving effect to any concurrent payment or distribution (or provision therefor) in cash to the Agent.

              (3) Without the prior written consent of the Agent, the Borrower will not give, and none of the Guarantors will receive or accept, any collateral of any nature whatsoever for the Subordinated Debt on any Property or assets, whether now existing or hereafter acquired, of the Borrower.

              (4) Nothing contained in this Guaranty is intended to or shall impair, as between and among the Borrower, its creditors (other than the holders of the Borrower Obligations) and the Guarantors, the obligation of the Borrower to pay to the Guarantors any amount due in respect of the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, or affect the relative rights of the Guarantors and the creditors of the Borrower (other than the holders of the Borrower Obligations), in each case subject to the rights of the holders of the Borrower Obligations under this Guaranty.

              (5) Unless and until the Borrower Obligations have been indefeasibly paid in full in cash and the Credit Agreements have been terminated, each of the Guarantors agrees not to declare any part of the Subordinated Debt to be due and payable or exercise any of the rights or remedies which it may have, or bring (in its capacity as holder of the Subordinated Debt) or join with any other creditor in instituting, any proceedings against the Borrower under any bankruptcy, insolvency, reorganization, arrangement, receivership or other similar law, unless the Borrower Obligations shall have been declared immediately due and payable or, in the case of the institution of any such proceedings, the Agent shall have joined in the institution thereof or expressly consented thereto in writing. In the event that the Agent shall have so declared the Borrower Obligations immediately due and payable, each of the Guarantors agrees to declare the Subordinated Debt then due to be due and payable, provided, however, if the Agent shall rescind any such declaration, each of the Guarantors shall automatically be deemed to have rescinded its declaration.

              (6) No right of the Agent to enforce this Guaranty shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of any of the Guarantors, or by any noncompliance by the Guarantors with the terms, provisions and covenants herein, and the Agent are hereby expressly authorized to extend, waive, renew, increase, decrease, modify or amend the terms of the Borrower Obligations or any collateral security therefor, and to waive any default, modify, amend, rescind or waive any provision of any document executed and delivered in connection with the Borrower Obligations and to release, sell or exchange any such collateral security and otherwise deal freely with the Borrower, all without notice to or consent of the Guarantors and without affecting the liabilities and obligations of the parties hereto.

              (7) The Borrower and the Guarantors each waives notice of acceptance of this Guaranty by the Agent and the Lenders, and each of the Guarantors waives notice of and consents to the making, amount and terms of the Borrower Obligations which may exist from time to time and any renewal, extension, increase, amendment or modification thereof and any other action which the Agent or the Lenders in its sole and absolute discretion, may take or omit to take with respect thereto. This Section
(g) shall constitute a continuing offer to the Agent and the Lenders, its provisions are made for the benefit of the Agent and the Lenders, and the Agent and the Lenders are made obligees hereunder and may enforce such provisions.

              (8) Each of the Guarantors agrees that no payment or distribution to the Agent pursuant to the provisions of this Guaranty shall entitle any of the Guarantors to exercise any rights of subrogation in respect thereof until the Borrower Obligations shall have been indefeasibly paid in full in cash. Each of the Guarantors agrees that the subordination provisions contained herein shall not be affected by any action or failure to act by the holders of the Borrower Obligations which results, or may result, in affecting, impairing or extinguishing any right of reimbursement or subrogation or other right or remedy of such Guarantor.

              (9) None of the Guarantors shall sell, assign, transfer or otherwise dispose of all or any part of the Subordinated Debt without having first obtained the prior written consent of the Agent which consent may be withheld for any reason or for no reason.

              (10) The Borrower agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions of this Guaranty.

              (11) Each of the Guarantors agrees that the provisions of this Guaranty shall be applicable to the Borrower Obligations whenever the same may arise and notwithstanding the fact that no Borrower Obligations may be outstanding from time to time and may have paid down to zero at any time or from time to time, it being understood that the Credit Agreements permit the Borrower to borrow, repay and reborrow from time to time subject to the terms and conditions thereof, all or any of which terms and conditions may be waived.

              (12) All rights and interests of the Agent hereunder, and all agreements and obligations of the Borrower and the Guarantors under this Guaranty, shall remain in full force and effect irrespective of:

                   (i) any lack of validity or enforceability of any of the Loan Documents;

                   (ii) any change in the time, manner or place of payment of, or any other term of, all or any of the Borrower Obligations, or any other amendment or waiver of or any consent to departure from any of the Borrower Obligations;

                   (iii) any exchange, release or non-perfection of the Collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Borrower Obligations; or

                   (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Borrower Obligations or this Guaranty. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Borrower Obligations is rescinded or must otherwise be returned by the Agent upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

              (13) Each of the Guarantors authorizes the Agent, without notice or demand and without affecting or impairing the obligations of any of the Guarantors, from time to time to (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Borrower Obligations, or any part thereof, including, without limitation, to increase or decrease the rate of interest thereon or the principal amount thereof; (ii) take or hold security for the payment of the Borrower Obligations and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as the Agent, in its sole discretion, may determine; (iv) release and substitute one or more indorsers, warrantors, borrowers or other obligors; and (v) exercise or refrain from exercising any rights against the Borrower or any other Person.

         (g)  Notices

              Except as otherwise specifically provided herein, all notices, requests, consents, demands, waivers and other communications hereunder shall be given in the manner provided in Section 11.2 of the Credit Agreements and, if to the Agent or the Borrower, at their respective addresses set forth therein or, if to the Guarantor, the address set forth below (or if to an Additional Guarantor, to the address set forth in the Supplement executed and delivered by such Additional Guarantor) or to such other addresses as to which the Agent may be hereafter notified by the respective parties hereto:




         Attention:     ,

         Telephone: (___) ___-____
         Fax:       (___) ___-____.

(h)      Expenses

              The Guarantors will upon demand pay to the Agent any and all reasonable sums, costs and expenses which the Agent may pay or incur pursuant to the provisions of this Guaranty or in negotiating, executing or enforcing this Guaranty or in enforcing payment of its Guarantor Obligations, including, but not limited to court costs, reasonable collection charges, reasonable travel expenses, and reasonable attorneys' fees and disbursements. All sums, costs and expenses which are due and payable pursuant to this Section shall bear interest, payable on demand, at the highest rate then payable on the Borrower Obligations.

         (i)  Repayment in Bankruptcy, etc.

              If, at any time or times subsequent to the payment of all or any part of the Borrower Obligations or the Guarantor Obligations, the Agent or any Lender shall be required to repay any amounts previously paid by or on behalf of the Borrower or any Guarantor in reduction thereof by virtue of an order of any court having jurisdiction in the premises, including, without limitation, as a result of an adjudication that such amounts constituted preferential payments or fraudulent conveyances, the Guarantors unconditionally agree to pay to the Agent within 10 days after demand a sum in cash equal to the amount of such repayment, together with interest on such amount from the date of such repayment by the Agent or such Lender, as the case may be, to the date of payment to the Agent at the applicable after-maturity rates set forth in the Credit Agreements.

         (j)  Additional Guarantors

              Upon the execution and delivery to the Agent of a Supplement by any Person, such Person shall be a Guarantor.

         (k)  Other Provisions

              (1) This Guaranty is the "Guaranty" referred to in the Credit Agreements. Each of the Agent and the Guarantors acknowledges that certain provisions of the Credit Agreements, including, without limitation, Sections 11.1 (Amendments and Waivers), 11.3 (No Waiver; Cumulative Remedies), 11.7 (Assignments and Participations), 11.8
(Counterparts), 11.12 (Governing Law), 11.14 (Severability), 11.15. (Integration), 11.16 (Consent to Jurisdiction), 11.17 (Service of
Process), 11.18 (No Limitation on Service or Suit) and 11.19 (WAIVER OF TRIAL BY JURY) thereof, are made applicable to this Guaranty and all such provisions are incorporated by reference herein as if fully set forth herein.

              (2) All Schedules and Annexes hereto shall be deemed to be a part hereof. With respect to an Additional Guarantor, all references in this Agreement to (i) a Schedule hereof shall refer to the corresponding Schedule to the Supplement executed and delivered by such Additional Guarantor and (ii) the date hereof, shall refer to the date on which the Additional Guarantor became a Grantor hereunder by executing and delivering a Supplement.

              (3) No failure by the Agent to exercise, and no delay by the Agent in exercising, any right or remedy hereunder shall operate as a waiver thereof.

              (4) Each and every right, remedy and power granted to the Agent hereunder or allowed at law, in equity or by other agreement shall be cumulative and not exclusive, and may be exercised by the Agent from time to time.

              (5) Each Guarantor hereby waives presentment, demand for payment, notice of default, nonperformance and dishonor, protest and notice of protest of or in respect of this Guaranty, the Loan Documents and the Borrower Obligations, notice of acceptance of this Guaranty and reliance hereupon by the Agent and each Lender, and the incurrence of any of the Borrower Obligations, notice of any sale of collateral security or any default of any sort and notice of any amendment, modification, increase or waiver of any Loan Document.

              (6) No Guarantor is relying upon the Agent or any Lender to provide to such Guarantor any information concerning the Borrower or any Subsidiary of the Borrower, and each Guarantor has made arrangements satisfactory to such Guarantor to obtain from the Borrower on a continuing basis such information concerning the Borrower and its Subsidiaries as such Guarantor may desire.

              (7) Each Guarantor agrees that any statement of account with respect to the Borrower Obligations from the Agent or any Lender to the Borrower which binds the Borrower shall also be binding upon such Guarantor, and that copies of said statements of account maintained in the regular course of the Agent's or such Lender's business, as the case may be, may be used in evidence against such Guarantor in order to establish its Guarantor Obligations.

              (8) Each Guarantor acknowledges that it has received a copy of the Loan Documents. In addition, such Guarantor acknowledges having read each Loan Document and having had the advice of counsel in connection with all matters concerning its execution and delivery of this Guaranty, and, accordingly, waives any right it may have to have the provisions of this Guaranty strictly construed against the Agent and the Lenders.

         The Guarantors and the Borrower have each caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.





                                    By:
                                    Name:
                                    Title:






                                    By:
                                    Name:
                                    Title:


Accepted and Agreed to:


THE BANK OF NEW YORK, as Agent



By:
Name:
Title:

Annex 1 to the Guaranty and
Subordination Agreement


FORM OF SUPPLEMENT TO GUARANTY AND SUBORDINATION AGREEMENT


SUPPLEMENT, dated as of _____ __, 199_, made by ___________, a ______
corporation (the "New Guarantor") to the Guaranty (the "Guaranty"), dated as of ____ __, 1994, made by each Guarantor party thereto and ATLANTIC ENERGY, INC., a New Jersey corporation (the "Borrower") to THE BANK OF NEW YORK, as Agent (in such capacity, the "Agent").

Reference is made to the Credit Agreements (Facility A and Facility B), dated as of September 28, 1995, by and among the Borrower, the Lenders party thereto (the "Lenders") and the Agent (as the same may be amended, extended, increased, modified, refunded or refinanced from time to time, the "Credit Agreements").

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty or the Credit Agreements, as the case may be.

Accordingly, the Agent and the New Guarantor agree as follows:

In accordance with Section 10 of the Guaranty, by signing this Supplement, the New Guarantor (a) shall be, and shall be deemed to be, a "Guarantor" under, and as such term is defined in, the Guaranty with the same force and effect as if originally named therein as a Guarantor,
(b) shall have made, and shall be deemed to have made, the representations and warranties contained in Section 4 of the Guaranty on and as of the date hereof, and (c) shall have made, and shall be deemed to have made, all of the covenants and agreements of a Guarantor set forth in the Guaranty.

Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

This Supplement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws rules.

Every provision of this Supplement is intended to be severable, and if any term or provision hereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

         For purposes of Section 7 of the Guaranty, the address of the New Grantor is as follows:




             Attention:


             Telephone:  (___) ___-____
             Fax:        (___) ___-____.

         This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective when the Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Agent.

              The New Grantor and the Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

                               [NAME OF NEW GUARANTOR]



                               By:
                               Name:
                               Title:


                              THE BANK OF NEW YORK, AS AGENT



                              By:
                              Name:
                              Title: